-------------------------------------------------
                          CONVERSION APPRAISAL REPORT

                           HUDSON RIVER BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                       THE HUDSON CITY SAVINGS INSTITUTION
                                Hudson, New York


                                  Dated As Of:
                                February 27, 1998
               -------------------------------------------------






                                  Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                   Suite 2210
                           Arlington, Virginia 22209

RP FINANCIAL, LC
---------------------------------------
Financial Services Industry Consultants


                                       February 27, 1998


Board of Trustees
The Hudson City Savings Institution
One Hudson City Centre
Hudson, New York  12534

Members of the Board of Trustees:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued in connection with the mutual-to-stock conversion transaction described below.

     This Appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable interpretations thereof. Such Valuation Guidelines are relied upon by the New York State Department of Banking (the "Department") and the Federal Deposit Insurance Corporation ("FDIC") in evaluating conversion appraisals in the absence of separate written valuation guidelines by the respective agencies.


Description of Reorganization
-----------------------------

     The Board of Trustees of The Hudson City Savings Institution ("HCSI" or the "Bank") has adopted a Plan of Conversion (the "Plan") pursuant to which the Bank will convert from a New York chartered mutual savings bank to a New York stock savings bank and issue all of its outstanding shares to Hudson River Bancorp, Inc. (the "Holding Company"). The Holding Company is a Delaware corporation organized in February 1998 by the Bank for the purpose of becoming a unitary savings and loan holding company of the Bank. Pursuant to the Plan, the Holding Company will offer shares of Common Stock in the Subscription Offering. Upon completion of the Subscription Offering, any shares of Common Stock not subscribed for in Subscription Offering will be offered in the Community Offering and, if necessary, in a Syndicated Community Offering. The Common Stock is first being offered in the Subscription Offering with nontransferable subscription rights being granted to Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Depositors. In addition, the Holding Company intends to donate to a charitable foundation, immediately following the Conversion, authorized but unissued shares of Holding Company Common Stock in an amount equal to 3.0 percent of the number of shares of Common Stock sold in the Offerings. All capitalized terms not otherwise defined in this letter have the meanings given such terms in the Plan.

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

RP Financial, LC.
Board of Directors
February 27, 1998
Page 2


RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank and the Holding Company in the preparation of the post-conversion business plan, we are independent of the Bank and the Holding Company and the other parties engaged by the Bank or the Holding Company to assist in the stock conversion process.


Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the Bank's and the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the Department and the FDIC, the Holding Company application as filed with the OTS, and the Holding Company's Form S-1 registration statement as filed with the Securities Exchange Commission. We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended 1993 through 1997, a review of various unaudited information and internal financial reports through December 31, 1997, and due diligence related discussions with the Bank's management; KPMG Peat Marwick LLP, the Bank's independent auditor; Silver, Freedman & Taff, L.L.P., the Bank's conversion counsel; and Sandler O'Neill & Partners, L.P., the Bank's financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the overall conditions in the Bank's primary market area as set forth in demographic, economic and competitive information prepared by CACI, SNL Securities and other third party private and governmental sources. We have compared the Bank's financial performance and condition with selected publicly-traded thrifts and thrift holding companies in accordance with the Valuation Guidelines, as well as all publicly-traded thrifts and thrift holding companies. We have reviewed the current conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts and thrift holding companies. We have excluded from such analyses publicly-traded mutual holding companies and thrifts subject to announced or rumored acquisition and/or other unusual characteristics.

RP Financial, LC.
Board of Directors
February 27, 1998
Page 3


     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and the Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions, the stock market, interest rates, and other external forces (such as natural disasters or significant world events) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's and the Holding Company's values alone. It is our understanding that there are no current plans for selling control of the Holding Company or the Bank following Conversion. To the extent that such factors can be foreseen, they have been factored into our analysis.

     The estimated pro forma market value is defined as the price at which the Holding Company's Common Stock, immediately upon completion of the conversion offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion
--------------------

     It is our opinion that, as of February 27, 1998, the aggregate pro forma market value of the shares to be issued was $135.0 million. Based on this valuation, the Boards of the Holding Company and the Bank have established the Purchase Price and the number of shares of Common Stock to be offered, including the range of value. Accordingly, the Boards have established a range of value of 15 percent above and below the appraised value of $135.0 million (or "midpoint"), indicating a minimum value of $114.8 million and a maximum value of $155.3 million. Based on the $10.00 per share offering price determined by the Boards, this valuation range equates to an offering of 11,475,000 shares at the minimum to 15,525,000 shares at the maximum, and 13,500,000 shares at the midpoint. In the event that the appraised value is subject to an increase, up to 17,853,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $178.5 million, without a resolicitation.

     Based on this valuation range, incorporating the 3.0 percent shares issued to the Foundation following consummation of the offering, the offering range is as follows: $111,407,770 at the minimum, $131,067,960 at the midpoint, $150,728,150 at the maximum and $173,337,380 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows:
11,140,777 at the minimum, 13,106,796 at the midpoint, 15,072,815 at the maximum and 17,333,738 at the supermaximum.

RP Financial, LC.
Board of Directors
February 27, 1998
Page 4


Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Conversion will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the estimated pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of December 31, 1997, the date of the financial data included in the Holding Company's prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits RP Financial, its principals or employees from purchasing stock of its client institutions.

     This valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment for financial institutions, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                       Respectfully submitted,

                                       RP FINANCIAL, LC.


                                       /s/ Ronald S. Riggins

                                       Ronald S. Riggins
                                       President


                                       /s/ Gregory E. Dunn

                                       Gregory E. Dunn
                                       Senior Vice President

RP Financial, LC.

                               TABLE OF CONTENTS
                       THE HUDSON CITY SAVINGS INSTITUTION
                                Hudson, New York

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER ONE     OVERVIEW AND FINANCIAL ANALYSIS
-----------

   Introduction                                                            1.1
   Plan of Conversion and Holding Company Reorganization                   1.1
   Establishment of a Charitable Foundation                                1.2
   Strategic Overview                                                      1.2
   Balance Sheet Trends                                                    1.6
   Income and Expense Trends                                               1.9
   Interest Rate Risk Management                                           1.13
   Lending Activities and Strategy                                         1.14
   Asset Quality                                                           1.18
   Funding Composition and Strategy                                        1.19
   Subsidiaries                                                            1.20
   Trust Activities                                                        1.21
   Legal Proceedings                                                       1.21


CHAPTER TWO     MARKET AREA
-----------

   Introduction                                                            2.1
   Market Area Demographics                                                2.1
   National Economic Factors                                               2.4
   Local Economy                                                           2.8
   Market Area Deposit Characteristics and Competition                     2.9


CHAPTER THREE   PEER GROUP ANALYSIS
-------------

   Selection of Peer Group                                                 3.1
   Financial Condition                                                     3.5
   Income and Expense Trends                                               3.9
   Loan Composition                                                        3.12
   Interest Rate Risk                                                      3.14
   Credit Risk                                                             3.16
   Summary                                                                 3.16

RP Financial, LC.

                               TABLE OF CONTENTS
                       THE HUDSON CITY SAVINGS INSTITUTION
                                Hudson, New York
                                  (continued)

                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------

CHAPTER FOUR    VALUATION ANALYSIS
------------

   Introduction                                                            4.1
   Appraisal Guidelines                                                    4.1
   RP Financial Approach to the Valuation                                  4.1
   Valuation Analysis                                                      4.2
     1. Financial Condition                                                4.2
     2. Profitability, Growth and Viability of Earnings                    4.4
     3. Asset Growth                                                       4.6
     4. Primary Market Area                                                4.6
     5. Dividends                                                          4.8
     6. Liquidity of the Shares                                            4.8
     7. Marketing of the Issue                                             4.9
          A. The Public Market                                             4.9
          B. The New Issue Market                                          4.15
          C. The Acquisition Market                                        4.16
     8. Management                                                         4.19
     9. Effect of Government Regulation and Regulatory Reform              4.19
   Summary of Adjustments                                                  4.20
   Valuation Approaches                                                    4.20
     1. Price-to-Earnings ("P/E")                                          4.21
     2. Price-to-Book ("P/B")                                              4.22
     3. Price-to-Assets ("P/A")                                            4.23
   Comparison to Recent Conversions                                        4.23
   Valuation Conclusion                                                    4.24

RP Financial, LC.

                                 LIST OF TABLES
                       THE HUDSON CITY SAVINGS INSTITUTION
                                Hudson, New York

TABLE
NUMBER   DESCRIPTION                                                        PAGE
------   -----------                                                        ----

 1.1     Summary Balance Sheet Data                                         1.7
 1.2     Historical Income Statement                                        1.10


 2.1     Summary Demographic Data                                           2.3
 2.2     Unemployment Trends                                                2.9
 2.3     Deposit Summary                                                    2.11


 3.1     Peer Group of Publicly-Traded Thrifts                              3.3
 3.2     Balance Sheet Composition and Growth Rates                         3.6
 3.3     Income as a Percent of Average Assets and Yields, Costs, Spreads   3.10
 3.4     Loan Portfolio Composition Comparative Analysis                    3.13
 3.5     Interest Rate Risk Comparative Analysis                            3.15
 3.6     Credit Risk Comparative Analysis                                   3.17


 4.1     Market Area Unemployment Rates                                     4.7
 4.2     Conversion Pricing Characteristics                                 4.17
 4.3     Market Pricing Comparatives                                        4.18
 4.4     Public Market Pricing                                              4.25

RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

Introduction
------------

     The Hudson City Savings Institution ("HCSI" or the "Bank"), organized in 1850, is a state-chartered mutual savings bank headquartered in Hudson, New York. In addition to its main office facility, which includes a full service branch office, the Bank conducts banking operations out of 11 full service branch offices in east-central New York. The Bank's branches are located in the east-central New York counties of Albany, Columbia, Dutchess, Rensselaer and Schenectady, with Columbia County, where the Bank is headquartered, accounting for HCSI's largest market presence. A map of the Bank's office locations is presented in Exhibit I-1. The Bank's primary regulator is the New York State Banking Department. HCSI is a member of the Federal Home Loan Bank ("FHLB") system and its deposits are insured up to the maximum allowable amount by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of December 31, 1997, HCSI had $665.1 million in assets, $586.2 million in deposits and total equity of $67.4 million, or 10.13 percent, of total assets. The Bank held approximately $610,000 of intangible assets at December 31, 1997. HCSI's audited financial statements are included by reference as Exhibit I-2.


Plan of Conversion and Holding Company Reorganization
-----------------------------------------------------

     On November 20, 1997, the Board of Trustees of the Bank adopted a Plan of Conversion, incorporated herein by reference, in which the Bank will convert from mutual to stock form. Hudson River Bancorp, Inc. ("Bancorp" or the "Holding Company"), a Delaware corporation, was recently organized to facilitate the conversion of HCSI. In the course of the conversion, the Holding Company will acquire all of the capital stock that the Bank will issue upon its conversion from the mutual to stock form of ownership. Going forward, Bancorp will own 100 percent of the Bank's stock, and the Bank will be Bancorp's sole subsidiary. A portion of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Bank, with the balance of the proceeds being retained by the Holding Company.

     At this time, no other activities are contemplated for the Holding Company other than the ownership of the Bank, a loan to the newly-formed employee stock ownership plan ("ESOP") and reinvestment of the proceeds retained by the Holding Company. In the future,

RP Financial, LC.
Page 1.2

Bancorp may acquire or organize other operating subsidiaries, diversify into other banking-related activities or repurchase its stock, although there are no specific plans to undertake such activities at the present time.


Establishment of a Charitable Foundation
----------------------------------------

     In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the Plan of Conversion provides for the establishment of The Hudson River Bank and Trust Company Foundation (the "Foundation"), a private charitable foundation in connection with the conversion. The Plan provides that the Bank and the Holding Company will create the Foundation and fund it with shares of common stock contributed by the Holding Company from authorized but unissued shares in an amount equal to 3.0 percent of the number of shares of common stock sold in the offering. The Bank believes that the conversion transaction provides a unique opportunity to put its well-regarded name on an entity that has significant value -- an opportunity for corporate activities outside of core banking. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable purposes and community development activities within the communities served by the Bank. Funding the Foundation with shares of common stock of Bancorp will enable the local community served to share in the growth and the profitability of Bancorp over the long term through dividends and price appreciation. As such, the Bank believes the Foundation will generate a high level of community goodwill toward Bancorp, increase the Bank's local visibility and further enhance the Bank's strong reputation for community service, thereby strengthening HCSI's community banking franchise.

     The formation and issuance of shares to the Foundation will result in dilution of pro forma book value and earnings per share as the Holding Company will not receive proceeds from the shares issued to the Foundation.


Strategic Overview
------------------

     HCSI is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Historically, HCSI's operating strategy has been fairly reflective of a traditional thrift operating strategy in which 1-4 family residential mortgage loans and retail deposits have constituted the principal components of the

RP Financial, LC.
Page 1.3

Bank's assets and liabilities, respectively. While the origination of 1-4 family residential mortgage loans remains an area of lending emphasis for the Bank, diversification into higher yielding and higher risk types of loans has become a more significant part of the HCSI's lending strategy in recent years. Lending diversification by the Bank has been most notable in the area of consumer lending, with manufactured home loans and loans to finance insurance premiums representing the two major components of the consumer loan portfolio. The Bank's loan portfolio composition also reflects fairly notable diversification into commercial real estate loans and, to a lesser degree, commercial business loans and construction loans.

     HCSI's lending diversification has served to enhance the yield and interest rate sensitivity of the loan portfolio, but at the same time has increased the credit risk exposure associated with the loan portfolio. The higher degree of credit risk associated with the loan portfolio has translated into increased delinquencies, particularly with respect to manufactured home loans and loans to finance insurance premiums. To address the recent deterioration in credit quality, the Bank has established additional loss provisions and has curtailed growth of the manufactured home loan portfolio. Notwithstanding the establishment of additional loss reserves in recent years, the build-up of the loss reserve balance has been somewhat offset by loan charge-offs. Accordingly, it is expected the Bank will continue to establish additional loss provisions in order to increase the level of loss reserves maintained as a percent of loans and non-performing assets, reflective of the higher risk characteristics of the Bank's loan portfolio.

     Investments serve as a supplement to the Bank's lending activities, with HCSI's investment portfolio being indicative of a low risk investment philosophy. Investments securities held by the Bank consist of U.S. Government and agency securities, highly rated corporate bonds, mortgage-backed securities which are guaranteed or insured by federal agencies and FHLB stock. To limit the interest rate risk associated with the investment portfolio, the Bank has emphasized investing in short- and intermediate-term securities generally with maturities of less than five and one-half years.

     Retail deposits have consistently served as the primary interest-bearing funding source for the Bank. The Bank has sustained positive deposit growth over the past five and three- quarter fiscal years, which has been facilitated by increasing the size of the branch network from 7 branches to 12 branches since fiscal year end 1993. While CDs account for the largest portion of the Bank's deposit composition, HCSI has been effective in maintaining a relatively high concentration of its deposits in lower costing savings and transaction accounts. As of

RP Financial, LC.
Page 1.4

December 31, 1997, transaction and savings accounts comprised 46.2 percent of the Bank's total deposits. On a limited basis, the Bank has utilized borrowings as an alternative funding source, with such borrowings consisting of short-term FHLB advances. Following the conversion, borrowings may be utilized to a greater degree to facilitate leveraging of the balance sheet and to improve return on equity ("ROE"). Implementation of a wholesale leveraging strategy would likely be done on a limited basis, with FHLB advances being the funding source utilized for the leveraging.

     HCSI's earnings base is largely dependent upon net interest income and operating expense levels. Overall, HCSI's operating strategy has provided for a relatively strong net interest margin during the past five and three-quarter fiscal years, which has been supported by diversification into higher yielding types of lending. Lending diversification has also contributed to an increase in the Bank's level of operating expenses, particularly with respect to the loans to finance insurance premiums. The loans to finance insurance premiums are relatively high costing loans to service, in light of the low balance and high delinquency rates associated with such loans. The expansion of the branch network and the formation of a mortgage brokerage subsidiary in 1996 have also contributed to the increase exhibited in the Bank's level of operating expenses.

     Over the past five and three-quarter fiscal years, HCSI's operating strategy has resulted in positive asset growth, an increasing capital position and positive earnings. Earnings for the most recent period were depressed by credit quality related losses, as additional loan provisions were established to address deterioration in the Bank's credit quality and growth of higher risk types of loans. Comparatively, the Bank's strategies have been fairly effective in limiting interest rate exposure, reflecting HCSI's lending emphasis on originating short-term and adjustable rate loans for portfolio and investing in short- and intermediate-term securities. Maintenance of a strong capital position and a relatively high concentration of lower costing transaction and savings accounts have also served to limit the Bank's exposure to interest rate fluctuations.

     The Bank's business plan is to continue to operate as a community-oriented bank, serving local customer needs with an array of loan and depository products, and other financial services. The Bank has sought to assemble a well-qualified management team and staff to facilitate the ability to fully realize the business plan objectives.

RP Financial, LC.
Page 1.5

     The Trustees of the Bank have elected to convert to the stock form of ownership to support the continued expansion of the Bank's strategic focus of providing competitive community banking services in its local market area. The additional capital realized from conversion proceeds is expected to increase liquidity to support loan growth, increase the capital cushion to absorb unanticipated loss and enhance overall profitability. The additional funds realized from the conversion stock offering will also serve as an alternative funding source to facilitate the Bank's ability to offer competitive deposit rates. The stock form of organization will also facilitate the ability to fund the Foundation with shares of stock.

     HCSI's higher equity-to-assets ratio will also better position the Bank to take advantage of expansion opportunities as they arise. In light of the Bank's strong market presence in Columbia County, such expansion would most likely occur through acquiring branches or other financial institutions in markets that would provide HCSI with a greater degree of geographic diversification in other east-central New York markets or in the bordering states of Connecticut and Massachusetts. At this time, the Bank has no specific plans for physical expansion of office facilities. The projected use of conversion proceeds are highlighted below.

     Bancorp. Bancorp is expected to retain up to 50 percent of the net conversion proceeds. At present, the Holding Company funds, net of the loan to the ESOP, are expected to be primarily invested initially into deposits at the Bank. Over time, the Holding Company funds are anticipated to be utilized for various corporate purposes, possibly including acquisitions, infusing additional equity into the Bank, repurchases of common stock, and the payment of regular and/or special cash dividends.

     HCSI. Approximately 50 percent of the net conversion proceeds will be infused into the Bank in exchange for all of the Bank's newly issued stock. The increase in capital will be less, as the amount to be borrowed by the ESOP to fund an 8 percent stock purchase will be deducted from capital. Cash proceeds (i.e., net proceeds less deposits withdrawn to fund stock purchases) infused into the Bank are anticipated to become part of general operating funds, and are expected to initially be invested in short-term investments, pending reinvestment into whole loans and the Bank's regular investment activities.

     HCSI anticipates its post-conversion capital ratio will exceed industry averages in the near term, leading to a below market ROE until such time as the new capital can be leveraged or deployed in a prudent manner.

RP Financial, LC.
Page 1.6

Balance Sheet Trends
--------------------

     From March 31, 1993 through December 31, 1997, HCSI exhibited annual asset growth of positive 5.5 percent (see Table 1.1). During this period, the Bank's interest-earning asset composition between loans and investments remained fairly consistent, with loans being maintained at approximately 75 percent of assets. Investment securities were generally maintained between 17 and 20 percent of assets. Asset growth has been primarily funded by deposits, and, to a lesser degree, borrowings and retained earnings. A summary of HCSI's key operating ratios for the past five and three-quarter fiscal years are presented in Exhibit I-3.

     HCSI's net loans receivable balance increased from $387.8 million at March 31, 1993 to $505.1 million at December 31, 1997, providing for an annual growth rate of 5.7 percent during that period. Positive loans growth was sustained through the period; however, the most notable loan growth occurred during fiscal 1997, with net loan growth approximating $40.0 million. Consistent with the Bank's primary areas of lending emphasis, residential mortgage loans and consumer loans accounted for most of HCSI's loan growth during fiscal 1997, as well as over the entire period reviewed in Table 1.1. Loan growth was realized in all lending areas, except for construction loans, since fiscal year end 1993, with the overall composition of the loan portfolio shifting towards higher concentrations of residential mortgages and consumer loans. Residential mortgages and consumer loans accounted for 49.1 percent and 26.2 percent of total loans outstanding at December 31, 1997, respectively, versus comparative measures of 47.5 percent and 23.8 percent at March 31, 1993. The consumer loan portfolio growth was supported by increases in manufactured home loans and loans to finance insurance premiums, which accounted for 73.5 percent and 17.5 percent of the consumer loan portfolio, respectively, at December 31, 1997. The balance of the loan portfolio consists primarily of commercial real estate and home equity loans, which have declined slightly as a percent of total loans outstanding. Commercial real estate and home equity loans equaled 14.5 percent and 5.4 percent of total loans outstanding, respectively, at December 31, 1997, versus comparative measures of 15.1 percent and 6.5 percent at fiscal year end 1993. The balance of the loan portfolio consists of commercial business loans and construction loans, equaling 4.1 percent and 0.8 percent of total loans outstanding, respectively, at December 31, 1997. Since fiscal year end 1993, commercial business loans and construction loans have declined as a percent of total loans outstanding.

     The intent of the Bank's investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting HCSI's overall credit and interest

RP Financial, LC.
Page 1.7

                                    Table 1.1
                       The Hudson City Savings Institution
                            Historical Balance Sheets
                         (Amount and Percent of Assets)

                                                     At Fiscal Year End March 31,                                            Annual
                            ------------------------------------------------------------------------------         At        Growth
                                 1993            1994            1995            1996            1997      December 31, 1997  Rate
                            --------------  --------------  --------------  --------------  -------------- ----------------- ------
                             Amount   Pct    Amount   Pct    Amount   Pct    Amount   Pct    Amount   Pct    Amount    Pct    Pct
                             ------   ---    ------   ---    ------   ---    ------   ---    ------   ---    ------    ---    ---
                             ($000)   (%)    ($000)   (%)    ($000)   (%)    ($000)   (%)    ($000)   (%)    ($000)    (%)    (%)
Total Amount of:
Assets                      $515,184 100.0% $553,818 100.0% $576,111 100.0% $623,220 100.0% $651,034 100.0% $665,051  100.0%  5.52%
Investment securities - HTM   89,525  17.4%   78,677  14.2%   89,586  15.6%   83,003  13.3%   79,068  12.1%   71,244   10.7% -4.69%
Investment securities - AFS        0   0.0%   14,337   2.6%    9,863   1.7%   51,428   8.3%   45,623   7.0%   43,282    6.5%    NM
FHLB stock                         0   0.0%        0   0.0%    2,569   0.4%    2,596   0.4%    2,812   0.4%    2,812    0.4%    NM
Loans receivable, net        387,806  75.3%  406,072  73.3%  435,688  75.6%  447,125  71.7%  487,147  74.8%  505,142   76.0%  5.72%
Deposits                     465,353  90.3%  498,677  90.0%  514,451  89.3%  555,188  89.1%  564,599  86.7%  586,231   88.1%  4.98%
Borrowings                         0   0.0%        0   0.0%        0   0.0%        0   0.0%   12,585   1.9%    2,000    0.3%    NM
Total equity                  40,177   7.8%   46,350   8.4%   52,138   9.0%   59,606   9.6%   65,129  10.0%   67,395   10.1% 11.51%

Full service branches              7               7               9              11              11              12

----------
(1)  Ratios are as a percent of ending assets.

Source: HCSI's prospectus and audited financial statements.

RP Financial, LC.
Page 1.8

rate risk objectives. HCSI anticipates investing the net proceeds from the stock offering into investments with short-term maturities, pending deployment into loans and investments that are consistent with the Bank's current lending and investment strategies. Over the past five and three-quarter fiscal years, the Bank's balance of investment securities and FHLB stock has fluctuated from a low of 16.8 percent of assets at fiscal year end 1994 to a high of 22.0 percent of assets at fiscal year end 1996. As of December 31, 1997, the investment securities portfolio, including FHLB stock, totaled $117.3 million, or 17.6 percent, of total assets. U.S. Government and agency securities represent the primary component of the investment securities portfolio, equaling $56.9 million at December 31, 1997. Other investments held by the Bank at December 31, 1997 consisted of corporate bonds ($53.1 million), municipal bonds ($10,000), mortgage-backed securities ($4.5 million) and FHLB stock ($2.8 million). The Bank maintains investments both as held to maturity and available for sale, with such balances totaling $71.2 million and $43.3 million, respectively, at December 31, 1997. In recent years, most new investments have been classified as available for sale, so as provide the Bank with additional flexibility in managing the investment portfolio. Exhibit I-4 provides historical detail of the Bank's investment portfolio. The Bank maintained a net unrealized gain of approximately $53,000 on the available for sale portfolio, as of December 31, 1997. HCSI has sought to limit the interest rate risk associated with the investment securities portfolio, through emphasizing investing in short- and intermediate-term securities which have maturities of generally less than five and one-half years. In addition to investment securities, HCSI maintained cash and cash equivalent funds totaling $15.6 million, or 2.3 percent, of assets at December 31, 1997. As of December 31, 1997, total cash and investments maintained by the Bank equaled $132.9 million, or 20.0 percent, of total assets, which is consistent with recent historic levels of cash and investments maintained by the Bank.

     Over the past five and three-quarter fiscal years, HCSI's funding needs have been substantially met through retail deposits, internal cash flows, borrowings and retained earnings. From fiscal year end 1993 through December 31, 1997, the Bank's deposits increased at an annual rate of 5.0 percent. Positive deposit growth was sustained throughout the period covered in Table 1.1. In recent years, CDs have accounted for most of the Bank's deposit growth, resulting in the concentration of CDs increasing from 51.3 percent of total deposits at fiscal year end 1995 to 53.8 percent of total deposits at December 31, 1997. While savings and transaction accounts have declined as percent of total deposits, the Bank has recorded positive growth in those accounts as well over the past two and three-quarter fiscal years. Most of the transaction and savings account growth has been realized in non-interest

RP Financial, LC.
Page 1.9

bearing checking accounts, which increased from $19.5 million at fiscal year end 1995 to $36.4 million at December 31, 1997. Savings accounts represent the largest component of the Bank's transaction and savings account balance, equaling $140.5 million, or 24.0 percent, of total deposits at December 31, 1997, versus comparative measures of $138.6 million, or 26.9 percent, of total deposits at fiscal year end 1995.

     Borrowings for the Bank totaled $2.0 million, or 0.3 percent of assets at December 31, 1997, versus a comparative balance of $12.6 million at fiscal year end 1997. From fiscal year end 1993 through fiscal year end 1996, the Bank maintained a zero balance of borrowings at each of those fiscal year ends. Borrowings utilized by the Bank consist of short-term FHLB advances to support control of funding costs. To the extent the Bank implements a wholesale leveraging strategy following the conversion, borrowings would become a more significant funding source for HCSI. Such borrowings would likely consist of FHLB advances.

     Positive earnings over the past four and three-quarter fiscal years translated into an annual capital growth rate of 11.5 percent. Capital growth outpaced the Bank's asset growth rate, as HCSI's equity-to-assets ratio increased from 7.8 percent at the end of fiscal 1993 to 10.1 percent at December 31, 1997. The Bank held intangible assets of $610,000 at December 31, 1997, which reduced the Bank's tangible equity-to assets ratio to 10.0 percent. The Bank was classified as well capitalized with respect to each of the regulatory capital requirements, as of December 31, 1997. The addition of conversion proceeds will serve to further strengthen HCSI's capital position and competitive posture within its primary market, as well as support expansion into other nearby markets if favorable growth opportunities are presented. At the same time, as the result of the Bank's relatively high pro forma capital position , which will likely approach 25 percent of assets, HCSI's ROE can be expected to be below industry averages following its conversion.


Income and Expense Trends
-------------------------

     The Bank has reported positive earnings over the past five and three-quarter fiscal years, ranging from a low of 0.41 percent of average assets for the twelve months ended December 31, 1997 to a high of 1.18 percent of average assets in fiscal 1996 (see Table 1.2). Net interest income and operating expenses represent the major components of the Bank's core earnings, which is supplemented by non-interest operating income derived from HCSI's retail banking activities. Loan loss provisions have had a varied negative impact on HCSI's earnings, most recently negatively impacting the Bank's earnings to a greater degree than what

RP Financial, LC.
Page 1.10

                                    Table 1.2
                       The Hudson City Savings Institution
                          Historical Income Statements
                     (Amount and Percent of Avg. Assets)(1)

                                                         For the Fiscal Year Ended March 31,
                                   ------------------------------------------------------------------------------  For the 12 Months
                                        1993            1994            1995            1996            1997        Ended 12/31/97
                                   --------------  --------------  --------------  --------------  --------------  -----------------
                                    Amount   Pct    Amount   Pct    Amount   Pct    Amount   Pct    Amount   Pct      Amount   Pct
                                    ------   ---    ------   ---    ------   ---    ------   ---    ------   ---      ------   ---
                                    ($000)   (%)    ($000)   (%)    ($000)   (%)    ($000)   (%)    ($000)   (%)      ($000)   (%)
Interest Income                    $41,152   8.14% $40,649   7.55% $43,059   7.57% $49,082   8.22% $52,881   8.22%   $54,961   8.38%
Interest Expense                   (20,814) -4.12% (18,157) -3.37% (19,309) -3.39% (24,086) -4.03% (25,426) -3.95%   (25,875) -3.95%
                                   -------  -----  -------  -----  -------  -----  -------  -----  -------  -----    -------  -----
Net Interest Income                $20,338   4.02% $22,492   4.18% $23,750   4.18% $24,996   4.19% $27,455   4.27%   $29,086   4.44%
Provision for Loan Losses           (2,543) -0.50%  (1,201) -0.22%  (1,169) -0.21%  (1,090) -0.18%  (3,826) -0.59%    (8,376) -1.28%
                                   -------  -----  -------  -----   ------- ------  ------- ------  ------- ------    ------- ------
  Net Interest Income after
    Provisions                     $17,795   3.52% $21,291   3.95% $22,581   3.97% $23,906   4.00% $23,629   3.67%   $20,710   3.16%

Other Income                         1,667   0.33%   2,598   0.48%   1,534   0.27%   1,515   0.25%   1,780   0.28%     2,281   0.35%
Operating Expense                  (12,346) -2.44% (14,011) -2.60% (14,372) -2.53% (13,851) -2.32% (15,895) -2.47%   (18,241) -2.78%
                                   -------  -----  -------  -----  -------  -----  -------  -----  -------  -----    -------  -----
  Net Operating Income             $ 7,116   1.41% $ 9,878   1.83% $ 9,743   1.71% $11,570   1.94% $ 9,514   1.48%   $ 4,750   0.72%

Non-Operating Income
--------------------
Net gain(loss) on sale of
  loans/sec.                       $ 1,413   0.28%    $923   0.17% $    (2)  0.00%    $120   0.02% $    45   0.01%   $    73   0.01%
OREO and repossessed prop. exp.       (365) -0.07%    (441) -0.08%    (851) -0.15%    (348) -0.06%    (292) -0.05%      (376) -0.06%
Other non-operating income(loss)         0   0.00%       0   0.00%       0   0.00%       0   0.00%       0   0.00%         0   0.00%
                                   -------  -----  -------  -----  -------  -----  -------  -----  -------  -----    -------  -----
  Net Non-Operating Income           1,048   0.21%     482   0.09%    (853) -0.15%    (228) -0.04%    (247) -0.04%      (303) -0.05%

Net Income Before Tax              $ 8,164   1.62% $10,360   1.92% $ 8,890   1.56% $11,342   1.90% $ 9,267   1.44%   $ 4,447   0.68%
Income Taxes                        (3,571) -0.71%  (4,169) -0.77%  (2,917) -0.51%  (4,298) -0.72%  (3,607) -0.56%    (1,786) -0.27%
Change in Acctg. Principle             815   0.16%      --   0.00%      --   0.00%       0   0.00%      --     --         --     --
                                   -------  -----  -------  -----  -------  -----  -------  -----  -------  -----    -------  -----
  Net Income (Loss)                $ 5,408   1.07%  $6,191   1.15% $ 5,973   1.05% $ 7,044   1.18% $ 5,660   0.88%   $ 2,661   0.41%

Adjusted Earnings
-----------------
Net Income Before Ext. Items       $ 4,593   0.91%  $6,191   1.15% $ 5,973   1.05% $ 7,044   1.18% $ 5,660   0.88%   $ 2,661   0.41%
Addback: Non-Operating Losses            0   0.00%       0   0.00%       2   0.00%       0   0.00%       0   0.00%         0   0.00%
Deduct: Non-Operating Gains         (1,413) -0.28%    (923) -0.17%       0   0.00%    (120) -0.02%     (45) -0.01%       (73) -0.01%
Tax Effect Non-Op. Items(2)            565   0.11%     369   0.07%      (1)  0.00%      48   0.01%      18   0.00%        29   0.00%
                                   -------  -----  -------  -----  -------  -----  -------  -----  -------  -----    -------  -----
  Adjusted Net Income              $ 3,745   0.74%  $5,637   1.05% $ 5,974   1.05% $ 6,972   1.17% $ 5,633   0.88%   $ 2,618   0.40%

----------
(1)  Ratios are as a percent of average assets.
(2)  Assumes tax rate of 40.0 percent.

Sources: HCSI's prospectus and audited financial statements.

RP Financial, LC.
Page 1.11

has historically been experienced by HCSI. Gains and losses resulting from the sale of loans and investment securities typically have not been a prominent factor in the Bank's earnings, while expenses associated with maintaining and disposing of other real estate owned ("OREO") and other repossessed assets have generally had a minor negative impact on HCSI's earnings over the past five and three-quarter fiscal years.

     HCSI has maintained a healthy net interest margin throughout the period shown in Table 1.2, which has been supported by the Bank's diversification into higher yielding types of lending. Over the past five and three-quarter fiscal years, the Bank's net interest income to average assets ratio has increased steadily to equal 4.44 percent for the twelve months ended December 31, 1997, versus a comparative ratio of 4.02 percent during fiscal 1993. The increase in the Bank's net interest margin has been attributable to both an increasing interest income to average assets ratio, which increased from 8.14 percent during fiscal 1993 to 8.38 percent during the twelve months ended December 31, 1997, and a declining interest expense ratio, which declined from 4.12 percent during fiscal 1993 to 3.95 percent during the twelve months ended December 31, 1997. Growth of higher yielding types of loans, most notably the consumer loan portfolio, supported the positive trend exhibited in HCSI's interest income ratio. The decline in the interest expense ratio was largely supported by the Bank's increasing capital position and resulting lower level of interest-bearing liabilities funding assets, which was somewhat offset by an increase in HCSI's funding costs during the past two and three-quarter fiscal years. Overall, the Bank's net interest rate spread has exhibited relatively limited fluctuation, ranging from a low of 3.89 percent during fiscal year 1996 to a high of 4.05 percent during fiscal year 1995 and for the nine months ended December 31, 1997. The Bank's historical net interest rate spreads and yields and costs set are set forth in Exhibits I-3 and I-5.

     Non-interest operating income has been a fairly stable and somewhat modest contributor to HCSI's earnings, reflecting the Bank's limited diversification into fee oriented activities. Throughout the period shown in Table 1.2, non-interest operating income ranged from a low of 0.25 percent of average assets in fiscal 1996 to a high of 0.48 percent of average assets in fiscal 1994. For the twelve months ended December 31, 1997, the Bank's non-interest operating income to average assets ratio equaled 0.35 percent. Service charges on deposit accounts, loan servicing income and miscellaneous other sources of income represent the primary components of the Bank's non-interest operating income. Non-interest operating income may be enhanced by commissioned income earned on the sale of mutual funds and annuities, which the Bank will be offering in its branches beginning the second calendar

RP Financial, LC.
Page 1.12

quarter of 1998. However, such income is not expected to be significant and, thus, HCSI's earnings can be expected to remain dependent upon the net interest margin.

     Operating expenses represent the other major component of the Bank's earnings, ranging from a low of 2.32 percent of average assets in fiscal 1996 to a high of 2.78 percent of average assets during the twelve months ended December 31, 1997. Factors contributing to the increase in the Bank's operating expense ratio since fiscal 1996 include growth in types of lending that are more service intensive, most notably with respect to the increase in staff necessitated by the Bank's acquisition of the customer list of an unaffiliated premium finance company, and additional expenses resulting from establishing a new branch in May 1997. Higher operating expenses were also attributable to increases in equipment expenses due to updating of the Bank's data processing system and increases in legal and other professional fees. Higher professional and legal fees were the result of acquisition opportunities considered by the Bank and the hiring of various consulting firms to assist management in addressing certain strategic and organization issues as well as operational issues of the Bank. The service intensive nature of some of the Bank's diversified lending activities, particularly loans to finance insurance premiums, is indicated by the HCSI's relatively low assets per employee ratio. Assets per full time equivalent employee equaled $2.3 million for the Bank, versus a comparative average of $4.3 million for all publicly-traded thrifts. Upward pressure will be placed on the Bank's operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Bank's capacity to leverage operating expenses through pursuing a more aggressive growth strategy. Overall, the general trends in the Bank's net interest margin and operating expense ratio since fiscal 1993 has resulted in a slight decline in the Bank's core earnings, as indicated by a decline in the Bank's expense coverage ratio (net interest income divided by operating expenses). HCSI's expense coverage ratio equaled
1.65 times during fiscal 1993, versus a comparative ratio of 1.60 times during the twelve months ended December 31, 1997. Similarly, HCSI's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of net interest income, other operating income and real estate operations) of
58.4 percent for the twelve months ended December 31, 1997 was slightly less favorable than the 57.0 percent efficiency ratio maintained during fiscal 1993.

     Loan loss provisions have impacted the Bank's earnings to various degrees over the past five and three-quarter fiscal years, ranging from a low of 0.18 percent of average assets

RP Financial, LC.
Page 1.13

during fiscal 1996 to a high of 1.28 percent of average assets during the twelve months ended December 31, 1997. HCSI established higher loan loss provisions during the most recent twelve month period to address recent deterioration in credit quality, the growth of the loan portfolio, including growth of higher risk types of loans. Partially offsetting the relatively high level of loss provisions established by the Bank were net charge-offs of $4.8 million recorded during the twelve month period. As of December 31, 1997, the Bank maintained allowance for loan losses of $6.8 million, equal to 38.7 percent of non-performing assets and 1.34 percent of net loans receivable. Exhibit I-6 sets forth the Bank's allowance for loan loss activity during the past five and three-quarter fiscal years.

     Gains and losses resulting from the sale of investment securities typically have not been a significant factor in the Bank's earnings, ranging from a nominal loss in fiscal 1995 to a high of 0.28 percent of average assets in fiscal 1993. Gains realized on the sale of loans supported the higher gains recorded by the Bank during fiscal years 1993 and 1994. Expenses associated with maintaining and disposing of OREO and other repossessed assets have been a fairly consistent factor in the Bank's earnings, ranging from a low of 0.05 percent of average assets during fiscal 1997 to a high of 0.15 percent of average assets during fiscal 1995. For the twelve months ended December 31, 1997, the Bank's OREO and repossessed property expenses equaled 0.06 percent of average assets. As of December, 31, 1997, the Bank maintained total foreclosed assets of $1.1 million, which was at the low end of the range of foreclosed assets held by HCSI over the past five and three-quarter fiscal years.

     In fiscal 1993, a change in accounting principle had a positive one-time earnings impact on the Bank's earnings. The change in accounting principle reflects the Bank's adoption of SFAS 109 "Accounting for Income Taxes" and increased the Bank's after-tax earnings by $815,000 or 0.16 percent of average assets.

     HCSI's effective tax rate ranged from a low of 32.8 percent in fiscal 1995 to a high of 43.74 percent in fiscal 1993. For the twelve months ended December 31, 1997, the Bank's effective tax rate equaled 40.16 percent. Going forward, the Bank's effective tax is expected to approximate the rate recorded during the most recent twelve month period.


Interest Rate Risk Management
-----------------------------

     The Bank pursues a number of strategies to manage interest rate risk, which have been fairly effective in limiting the repricing mismatch between interest rate sensitive assets and

RP Financial, LC.
Page 1.14

liabilities. As of December 31, 1997, an analysis of the Bank's interest rate risk as measured by the estimated changes in the net market value ("NMV") of its portfolio assets and liabilities indicated that a 2.0 percent instantaneous and sustained increase in interest rates would result in a 2.5 percent decline in the Bank's NMV (see Exhibit I-7).

     The Bank primarily manages interest rate risk from the asset side of the balance sheet by emphasizing investment in short- and intermediate-term investments with maturities of generally less than five and one-half years, placing an emphasis on originating 1-4 family adjustable rate and shorter-term fixed rate loans, selling longer term fixed rate 1-4 family loans to the secondary market, and diversifying into other types of interest rate sensitive types of lending. As of December 31, 1997, of the total loans due after December 31, 1998, ARM loans comprised 65.6 percent of those loans (see Exhibit I-8). A portion of the investment portfolio and most new investments are classified as available for sale, and, thus, could be readily sold if interest rate conditions warrant such action. On the liability side of the balance sheet, management of interest rate risk is pursued through offering attractive rates on certain longer term CDs from time-to-time and maintaining a deposit composition which includes a relatively high concentration of lower costing and less interest rate sensitive transaction and savings accounts.

     The infusion of stock proceeds will serve to further limit the Bank's interest rate risk exposure, as most of the net proceeds will be redeployed into interest-earning assets and the increase to capital will lessen the proportion of interest rate sensitive liabilities funding assets.


Lending Activities and Strategy
-------------------------------

     HCSI's lending activities have traditionally emphasized 1-4 family residential mortgage loans and 1-4 family residential mortgage loans continue to comprise the largest concentration of the loan portfolio (see Exhibits I-9 and I-10, which reflect loan portfolio composition and lending activity, respectively). However, in recent years, the Bank has implemented a more diversified lending strategy, with such diversification primarily emphasizing consumer and commercial real estate loans. To a lesser extent, lending diversification by the Bank includes construction and commercial business loans.
Exhibit I-11 provides the contractual maturity of the Bank's loan portfolio by loan type, as of December 31, 1997.

     The  majority  of the  dollar  volume of 1-4  family  loans are  originated
through  the  Bank's  mortgage  brokerage  subsidiary,   Hudson  River  Mortgage
Corporation ("HRMC"), while the

RP Financial, LC.
Page 1.15

Bank also originates 1-4 family loans through its branch network. HRMC is based in Albany, with most of the lending volume for HRMC being generated in Albany and nearby surrounding markets. The Bank and HRMC offer a variety of 1-4 family loan products, including 15-, 20- and 30-year fixed rate loans, ARM loans which reprice every 1 or 3 years, and 1-year ARM loans that can be converted to a fixed rate loan during a certain window period. Currently, fixed rate loans with terms of 15 years or less, as well as bi-weekly fixed rate mortgages with 20-year terms, are typically retained for portfolio by the Bank. Longer term fixed rate loans are sold to the secondary market. Loans sold to FNMA or FHLMC are sold with servicing retained, while loans sold to private investors are sold on a servicing released basis. The substantial portion of 1-4 family loan originations are underwritten to conform to FNMA/FHLMC requirements. As of December 31, 1997, the Bank's residential mortgage loan portfolio totaled $250.6 million, or 49.1 percent of total loans outstanding.

     In the current interest rate environment, fixed rate loans have accounted for most of the Bank's 1-4 family loan volume. To enhance the attractiveness of ARM loans, the Bank offers one and three year ARM loan products and initial rates are discounted from the fully-indexed rate. ARM loans are indexed to the comparable term U.S. Treasury note rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with longer repricing terms). Most loans are originated with loan-to-value ("LTV") ratios of 80.0 percent or less, while loans with LTV ratios above 80.0 percent generally require private mortgage insurance ("PMI"). ARM loans are currently subject to an annual repricing cap of 2.0 percent and a life time repricing cap of 6.0 percent.

     Home equity loans serve as a complement to the Bank's 1-4 family lending activities, consisting of both fixed rate loans and floating rate lines of credit. Home equity loans are amortized for terms of up to 20 years and a maximum LTV ratio of 80.0 percent of the combined balance of the home equity loan and the first lien. Lines of credit may be accessed during the first five years of the loan. As of December 31, 1997, HCSI's outstanding balance of home equity loans totaled $27.4 million, or 5.4 percent of the total loan portfolio.

     Construction loans originated by the Bank consist substantially of loans to finance the construction of 1-4 family residences. As of December 31, 1997, the Bank's construction loan portfolio totaled $4.0 million, or 0.8 percent, of total loans outstanding. Most of the Bank's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. To a lesser extent, HCSI originates speculative construction loans. To control the risk associated with speculative construction

RP Financial, LC.
Page 1.16

lending, the Bank typically limits the builder to one spec loan at a time and generally confines originations to builders who have maintained a favorable credit quality history with HCSI. Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Bank will lend up to a maximum LTV ratio of 80.0 percent. Land loans serve as a complement to the Bank's 1-4 family lending activities, as such loans are secured by single-family lot loans or land that will be used for residential development. Terms of land loans offered by the Bank generally require a LTV ratio of 60.0 percent or less and are typically amortized over 5 years. Most land loans are extended as 2- or 3-year balloon loans.

     The balance of the mortgage loan portfolio consists of commercial real estate loans, which are substantially collateralized by properties in the Bank's normal lending territory. Such loans are typically extended up to a LTV ratio of
75.0 percent, with loan terms providing for up to 25-year amortizations. In light of the higher credit risk associated with commercial real estate loans, loan rates offered on those loans are at a premium to the Bank's 1-4 family loan rates. HCSI's current lending guidelines generally require that the property generate net cash flows of at least 125 percent of debt service after the payment of all operating expenses, excluding depreciation. The commercial real estate loan portfolio includes fixed rate and adjustable rate loans, with most fixed rate loans having a balloon provision of 5 years. Properties securing the commercial real estate loan portfolio consist primarily of office buildings, shopping centers, motels, manufactured home parks, mixed-use properties, apartments, and nursing homes. As of December 31, 1997, the commercial real estate loan portfolio totaled $73.9 million, or 14.5 percent of total loans outstanding. As of December 31, 1997, the Bank's largest commercial real estate lending relationship consisted of five loans aggregating $4.0 million primarily secured by a nursing home. The loans were performing in accordance with their terms, as of December 31, 1997.

     Diversification into non-mortgage lending consists primarily of consumer loans and, to a lesser extent, commercial business loans. Manufactured home loans, which totaled $98.3 million at December 31, 1997, comprise the largest component of the consumer loan portfolio. The manufactured home loan portfolio consists of indirect loans originated primarily through Tammac Corporation of Wilkes-Barre, Pennsylvania. Manufactured home loans are originated up to a LTV ratio of 90.0 percent and are generally offered as fixed rate loans with up to 20 year terms. Most of the Bank's manufactured home lending activities are conducted in the states of New York, New Jersey, Massachusetts and Pennsylvania, with all loans being underwritten by the Bank.

RP Financial, LC.
Page 1.17

     Loans to finance insurance premiums constitute the second largest component of the consumer loan portfolio, with such loans totaling $23.4 million at December 31, 1997. The Bank conducts such financing through a general partnership  known  as  Premium  Payment  Plan  ("PPP")  in  which  Hudson  City
Associates, Inc., a wholly-owned subsidiary of the Bank, holds a 65 percent interest. The remaining 35 percent interest is held by F.G.O. Corporation, which is responsible for the marketing of PPP's business. The Bank finances insurance premiums for both individuals and businesses, with approximately 75 percent of the current portfolio consisting of premiums financed for non-standard and substandard personal automobile insurance and the remaining 25 percent consisting of various commercial lines of insurance. Relatively high rates are earned on the insurance premium loans to account for the high degree of credit risk associated with such lending. Most of the insurance premium loans are extended to residents of New York, New Jersey and Pennsylvania, although PPP is licensed to provide insurance premium financing in nine states. Further growth of insurance premium financing is planned, which will serve to leverage personnel costs associated with servicing the portfolio. To the extent possible, the Bank plans to change the mix of the insurance premium financing portfolio towards a higher concentration of commercial lines of insurance, which tend to be lower risk loans compared to the loans to finance auto insurance premiums. The balance of the consumer loan portfolio includes a mixture of loans secured by deposits, direct automobile loans, home improvement loans and miscellaneous other personal loans. As of December 31, 1997, the consumer loan portfolio totaled $133.8 million, or 26.2 percent of total loans outstanding.

     The balance of the loan portfolio consists of commercial business loans, which totaled $21.0 million, or 4.1 percent, of total loans outstanding at December 31, 1997. Commercial business loans held by the Bank include secured and unsecured loans which are extended to local businesses. Commercial business loans are extended as both fixed rate loans and floating rate loans tied to the prime rate. Lines of credit are reviewed on an annual basis and must be paid in full for at least 30 days every year. Fixed rate loans generally have terms of five years or less. Included in the commercial business loan balance was the Bank's largest lending relationship at December 31, 1997, consisting of a commitment to lend up to $10 million pursuant to a warehouse line of credit extended to a mortgage broker for residential mortgages. As of December 31, 1997, the outstanding balance of the warehouse line of credit totaled $7.1 million. The line of credit is secured by assignments of the underlying mortgages.

     Exhibit I-10, which shows the Bank's loan originations and repayments over the past two and three-quarter fiscal years, indicates HCSI's emphasis on residential and consumer

RP Financial, LC.
Page 1.18

lending. Consumer loans represented the most active lending area for the Bank, which was supported by originations of loans to finance insurance premiums. Financed insurance premiums are short-terms loans (typical term is eight months for financing of an automobile insurance premium) and, thus, the high volume of loans originated to finance insurance premiums has not translated into significant growth of that portfolio. During the past two and three-quarter fiscal years originations of financed insurance premiums totaled $152.6 million, which served to increase the outstanding balance of financed insurance premiums from $8.7 million at March 31, 1995 to $23.4 million at December 31, 1997. Since fiscal year end 1995, growth of the consumer loan portfolio has been primarily realized through an increase in the balance of manufactured home loans outstanding. From March 31, 1995 to December 31, 1997, the manufactured home loan balance increased from $72.2 million to $98.3 million. Residential real estate loans, which includes construction and home equity loans, was the only other area of notable lending growth for the Bank since fiscal year end 1995, with the balance of residential real estate loans increasing from $259.8 million at March 31, 1995 to $282.1 million at December 31, 1997. Total originations have shown an upward trend since fiscal 1995, increasing from $127.0 million in fiscal 1996 to $196.8 million in fiscal 1997 and $155.8 million for the nine months ended December 31, 1997. Growth in originations has translated into positive loan growth over the past two and three-quarter fiscal years, as originations have exceeded repayments throughout the period. Going forward, the Bank's lending strategy is expected to be consistent with recent historical trends, with consumer and residential loans accounting for the major portion of HCSI's lending activities. Commercial business lending is viewed as a desired growth area for the Bank, although such growth is expected to be gradual.


Asset Quality
-------------

     The Bank's historical emphasis on originating 1-4 family residential mortgage loans in local markets has generally served to limit credit risk exposure; however, in recent years, greater lending diversification into higher risk types of lending has increased the degree of credit risk associated with the loan portfolio. Since fiscal 1993, the Bank has experienced an increase in non-performing assets, most notably in areas of lending diversification that are viewed as higher risk types of lending. Over the past five and three-quarter fiscal years, HCSI's non-performing assets-to-assets ratio ranged from a low of
1.50 percent at fiscal year end 1995 to a high of 3.60 percent at fiscal year end 1997. As of December 31, 1997, the Bank's non- performing assets-to-assets ratio equaled 2.62 percent. As shown in Exhibit I-12,

RP Financial, LC.
Page 1.19

deterioration in the Bank's credit quality was largely attributable to increased delinquencies of commercial real estate, commercial business, manufactured home and finance insurance premium loans. The decline in the non-performing assets ratio from fiscal year end 1997 to December 31, 1997 was supported by the charge-off of non-performing commercial business loans, which declined from $2.6 million at March 31, 1997 to a zero balance at December 31, 1997, and the sale of an OREO property, which reduced the foreclosed assets balance from $3.4 million at March 31, 1997 to $1.1 million at December 31, 1997. Non-performing assets held by the Bank at December 31, 1997 consisted of $15.1 million of non-accruing loans, $1.3 million of accruing loans that are 90 days or more past due, and $1.1 million of foreclosed assets.

     The Bank reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. To address the increase experienced in non-performing assets, as well as growth of higher risk types of lending, the Bank established loss reserves above recent historic levels during the most recent twelve month period. For the near term, the Bank anticipates that the provision for loan losses will continue at current levels. The Bank maintained valuation allowances of $6.8 million at December 31, 1997, equal to 1.34 percent of net loans receivable and 38.7 percent of non-performing assets.


Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds and at December 31, 1997 deposits accounted for 99.7 percent of HCSI's interest-bearing funding composition. Exhibit I-13 sets forth the Bank's historical deposit composition and Exhibit I-14 provides the interest rate and maturity composition of the CD portfolio at December 31, 1997. CDs represent the largest component of the Bank's deposit composition, with HCSI's current CD composition reflecting a higher concentration of short-term CDs (maturities of one year or less). As of December 31, 1997, the CD portfolio totaled $315.3 million, or 53.8 percent, of total deposits, with 56.6 percent of those CDs having maturities of one year or less. As of December 31, 1997, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $42.4 million, or 13.5 percent, of total CDs. The Bank does not hold any brokered CDs. Deposit rates offered by the Bank are generally in the middle-to-upper end of the range of rates offered by local competitors.

RP Financial, LC.
Page 1.20

     Lower costing savings and transaction accounts have typically comprised a fairly notable portion of the Bank's deposit composition, with such deposits amounting to $271.0 million, or 46.2 percent, of total deposits at December 31, 1997. Over the past three and three-quarter fiscal years, the Bank's concentration of transaction and savings accounts comprising total deposits has declined slightly, with such deposits amounting to 48.7 percent of total deposits at fiscal year end 1995. The decline in the concentration of transaction and savings accounts comprising total deposits was the result of a stronger growth rate realized in CDs, as opposed to shrinkage in the balance of transaction and savings account deposits.

     Borrowings have been utilized to a limited degree by the Bank in recent years, primarily consisting of FHLB advances to support control of funding costs. The Bank's borrowings totaled $2.0 million at December 31, 1997, consisting entirely of short- term FHLB advances. To the extent the Bank implements a leveraging strategy following the conversion transaction, borrowings would be the primary funding source of the leveraging. Such borrowings would likely consist of FHLB advances.


Subsidiaries
------------

     HCSI maintains four wholly-owned subsidiaries, Hudson City Associates Inc. ("HCAI"), Hudson River Mortgage Corporation ("HRMC"), Hudson City Centre Inc. ("HCCI"), and Hudson River Funding Corp. ("HRFC").

     HCAI was incorporated in 1984 but remained inactive until 1990. In 1990 HCAI formed a partnership with F.G.O. Corp. to establish Premium Payment Plan ("PPP"), an insurance premium finance company. HCAI is 65 percent owner and the managing general partner of PPP. PPP provides premium financing for non-standard and sub-standard personal automobile insurance and certain lines of commercial insurance. During the fiscal year ended March 31, 1997 and the nine months ended December 31, 1997, HCAI recorded net income of $918,000 and a net loss of $15,000, respectively.

     HRMC is the Bank's mortgage brokerage subsidiary and was formed in 1996 to increase the Bank's presence in 1-4 family lending. The substantial portion of HRMC's lending activities are conducted in the Albany metropolitan area. Applications are either passed through to the Bank for origination or are delivered to other financial institutions for origination. During the fiscal year end March 31, 1997 and the nine months ended December 31, 1997, HRMC recorded net losses of $75,000 and $8,000, respectively.

RP Financial, LC.
Page 1.21

     HCCI was formed in October 1985 to construct and manage HCSI's main office. During the fiscal year end March 31, 1997 and the nine months ended December 31, 1997, HCCI recorded a net loss of $18,000 and net income of $12,000, respectively.

     HRFC is a real estate investment trust ("REIT") formed in 1997 to enhance liquidity, portfolio yields and capital growth. HCSI funded HRFC with approximately $185 million of interest- earning assets, consisting of 1-4 family residential mortgage loans, commercial real estate loans, home equity loans, home improvement loans and debt securities. Interest income earned on the assets held by HRFC is passed through to HCSI in the form of dividends. HRFC recorded net income of $3.9 million for the nine months ended December 31, 1997.


Trust Activities
----------------

     To enhance the Bank's retail services, HCSI established a Trust Department in 1995. The Trust Department provides trust- related services for a variety of trust accounts, including personal trusts and estates and employee benefit trusts. Currently, income generated from the Trust Department is an immaterial portion of the Bank's total operating income.


Legal Proceedings
-----------------

     The Bank is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition of the Bank.

RP Financial, LC.
Page 2.1

                                II. MARKET AREA

Introduction
------------

     HCSI conducts operations through 12 full service branch offices in the east-central New York cities of Hudson (3 branches), Chatham, Copake, Valatie, Nassau, Millerton, Albany, East Greenbush, Rotterdam and Hillsdale. The Bank's branches serve Albany, Columbia, Dutchess, Rensselaer and Schenectady Counties, with HCSI's largest market presence being in Columbia County. In addition to its headquarters office, which includes a full service branch, the Bank maintain six other full service branches in Columbia County. The bulk of HCSI's activities are conducted within the five-county market area and surrounding contiguous markets, although the Bank's lending activities include out-of-market lending mostly with respect to manufactured home loans and loans to finance insurance premiums. Exhibit II-1 provides information on the Bank's office facilities.


     The Bank's primary market area includes a mixture of rural, suburban and urban markets, with Columbia County being somewhat rural in nature and the smallest of the five county market area in terms of population size. HCSI's market area has a fairly diversified economy, with services, wholesale/retail trade, government and manufacturing constituting the basis of Columbia County's economy. The economies of the other four primary market area counties are similarly diversified, with Albany County serving as the hub of economic activity in east-central New York. The Bank's competitive environment includes a large number of thrifts, commercial banks, and other financial services companies, some of which have a regional or national presence.

     Future growth opportunities for HCSI depend in part on national economic factors, the future growth in the Bank's market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential and opportunities that exist for the Bank.


Market Area Demographics
------------------------

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the

RP Financial, LC.
Page 2.2

health of the Bank's market area (see Table 2.1). In the 1990s, the Bank's market area exhibited mixed growth characteristics as measured by population and household growth. Albany and Dutchess Counties, which have the largest populations among the Bank's primary market area counties, posted slightly positive population growth from 1990 to 1997. Comparatively, Rensselaer and Schenectady Counties recorded flat and negative population growth rates during the 1990s, respectively. The nominally positive population growth rate posted for Columbia County was the result of population growth in the outlying suburbs, which was largely offset by a loss of population in the City of Hudson. Among the five primary market area counties, Columbia County's population of 64,000 was the lowest. Projected population growth for the primary market area counties is not expected to vary materially from recent historical trends, with the strongest population growth being projected for Albany and Dutchess Counties. Columbia County's population is projected to increase slightly over the next five years. Population growth rates for all five of the primary market area counties, as well as for New York, were notably lower than the comparative growth rates for the U.S. Growth in households generally paralleled the population growth rates, with Albany and Dutchess Counties posting the highest household growth rates among the five primary market area counties.

     Opportunities for growth appear to be most favorable in the faster growing and more populous Dutchess and Albany Counties, although the Bank faces a notably higher degree of competition in those markets as well. Comparatively, while the Bank maintains a significant market presence in Columbia County, the lack of population growth occurring in Columbia County, as well as the smaller size of the population base, somewhat limits opportunities for loan and deposit growth.

     Median household and per capita income measures for Columbia County were at the low end of the comparative measures of the other primary market area counties, which is indicative of Columbia County's somewhat rural nature that provides for a lower cost of living than the more heavily populated market areas. Income levels are highest in Dutchess County, with its closer proximity to New York City and markets in western Connecticut serving to attract white collar professionals who work in those markets. As can be expected, household and per capita income growth have generally been the highest in the markets that have experienced stronger growth in population and households. In contrast to the projected decline in household income growth for the U.S. and New York, the household income growth rate for three out of the five primary market area counties, including Columbia County, is

RP Financial, LC.
Page 2.3

                                    Table 2.1
                       The Hudson City Savings Institution
                            Summary Demographic Data

                                             Year
                              ---------------------------------    Growth Rate  Growth Rate
Population (000)                1990         1997         2002       1990-97     1997-2002
----------------                ----         ----         ----       -------     ---------
United States                 248,710      267,805      281,209        1.1%         1.0%
New York                       17,990       18,191       18,332        0.2%         0.2%
Albany County                     293          297          299        0.2%         0.2%
Columbia County                    63           64           64        0.1%         0.1%
Dutchess County                   259          263          265        0.2%         0.2%
Rensselaer County                 154          155          155        0.0%         0.0%
Schenectady County                149          147          145       -0.2%        -0.2%

Households (000)
----------------
United States                  91,947       99,020      104,001        1.1%         1.0%
New York                        6,693        6,700        6,744        0.0%         0.1%
Albany County                     116          118          119        0.3%         0.2%
Columbia County                    24           24           24        0.1%         0.1%
Dutchess County                    90           91           92        0.2%         0.2%
Rensselaer County                  58           58           58        0.1%         0.1%
Schenectady County                 59           58           58       -0.2%        -0.2%

Household Income (000)
----------------------
United States                 $29,199      $36,961      $42,042        3.4%         2.6%
New York                       31,044       36,341       38,815        2.3%         1.3%
Albany County                  31,438       36,326       37,499        2.1%         0.6%
Columbia County                30,528       32,689       36,339        1.0%         2.1%
Dutchess County                40,702       44,993       50,061        1.4%         2.2%
Rensselaer County              32,534       34,896       37,051        1.0%         1.2%
Schenectady County             30,576       34,149       35,051        1.6%         0.5%

Per Capita Income - ($)
-----------------------
United States                 $13,179      $18,100           --        4.6%         N/A
New York                       14,413       18,504           --        3.6%         N/A
Albany County                  15,050       18,262           --        2.8%         N/A
Columbia County                13,608       15,811           --        2.2%         N/A
Dutchess County                13,608       18,909           --        4.8%         N/A
Rensselaer County              13,608       15,409           --        1.8%         N/A
Schenectady County             13,608       16,937           --        3.2%         N/A

1997 Age Distribution(%)     0-14 Years  15-24 Years  25-44 Years  45-64 Years   65+ Years  Median Age
------------------------     ----------  -----------  -----------  -----------   ---------  ----------
United States                   21.7         13.6         31.4         20.5         12.7       34.8
New York                        20.6         13.0         32.3         20.9         13.2       35.3
Albany County                   18.6         14.8         31.9         19.9         14.7       35.5
Columbia County                 21.1         11.6         28.4         23.1         15.7       37.8
Dutchess County                 21.0         13.1         32.7         21.4         11.8       35.3
Rensselaer County               20.7         15.1         31.2         19.8         13.4       34.4
Schenectady County              20.6         12.5         29.7         20.6         16.7       37.0

                              Less Than   $15,000 to   $25,000 to   $50,000 to  $100,000 to
1997 HH Income Dist.(%)        $15,000      $25,000      $50,000     $100,000     $150,000   $150,000+
-----------------------        -------      -------      -------     --------     --------   ---------
United States                   17.7         14.4         33.5         26.5          5.4        2.6
New York                        20.2         13.9         31.3         25.9          5.5        3.2
Albany County                   17.6         15.0         35.0         26.1          4.4        1.8
Columbia County                 20.1         16.4         36.5         21.7          3.5        1.8
Dutchess County                 12.3         11.1         32.3         36.6          5.9        1.8
Rensselaer County               18.4         16.1         36.5         25.2          3.2        0.7
Schenectady County              18.3         16.6         35.9         24.3          3.4        1.4

Source: CACI.

RP Financial, LC.
Page 2.4

projected to increase over the next five years. Age and household income distribution measures further imply growth opportunities for the Bank are less conducive in Columbia County, as Columbia County's measures reflect an older and lower earning population compared to the other primary market area counties.


National Economic Factors
-------------------------

     Over  the  past  year,   national   economic  growth  has  been  mixed.  In
congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, as many of the first quarter economic indicators showed signs of a strengthening economy. Most notably, during February, industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at
5.9 percent, far exceeding analysts' projections.

     Second quarter economic data generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

     Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade

RP Financial, LC.
Page 2.5

deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early- September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

     At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to 4.6 percent, and the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, as the increase in November retail sales was well below economists expectations and producer prices declined in November.

     Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998. However, December 1997 employment data indicated robust economic growth, despite a 0.1 percent increase in the December unemployment rate to 4.7 percent, as a stronger than expected 370,000 jobs were added to the U.S. economy in December. The growing demand for labor translated into a higher than expected increase in labor costs during the fourth quarter of 1997. A 0.5 percent increase in industrial production for December 1997 and a 4.3 percent increase in the GDP for the fourth quarter of 1997

RP Financial, LC.
Page 2.6

further suggested that the financial troubles in Asia had not diminished demand for U.S. exports by the end of 1997. At the end of January 1998, inflation concerns were diminished by the December durable goods orders report, which showed only a slight increase after excluding the volatile transportation sector. The January unemployment rate was unchanged at 4.7 percent, while the number of jobs added to the economy was higher than expected. Other economic data released in February 1998 generally signaled a stable economic environment. Retail sales were up 0.1 percent in January 1998 versus 0.3 percent in December 1997, while the consumer price index for January was unchanged from December. At the end of February fourth quarter GDP was revised downward to 3.9 percent, signaling a possible slowdown in growth in the early part of 1998.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred a downward trend in interest rates during the first half of February 1997. However, interest rates edged higher in late- February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent in late-March.

     Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent again in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in

RP Financial, LC.
Page 2.7

bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end of August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

     In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30- year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December.

     Comments by the Federal Reserve Chairman of possible deflationary pressures served to strengthen the bond market rally at the beginning of 1998. December 1997 economic data

RP Financial, LC.
Page 2.8

which generally showed a strong pace of economic growth caused bond prices to retreat slightly in late-January 1998. Bonds rallied briefly at the end of January, as the Federal Reserve indicated that they would hold rates steady. In early-February, gains in the stock market translated into a sell-off in bonds. However, despite the stronger than expected employment report for January, bond prices edged higher following the release of the employment on the first Friday in February. The positive trend in bond prices was sustained through mid-February, which was supported by economic data which showed a slower pace of growth. Indications by the Federal Reserve Chairman that the Federal Reserve would not cut rates soon pushed interest rates slightly higher in late-February. However, the downward revision to fourth quarter GDP boosted bond prices modestly at the end of February. As of February 27, 1998, one- and thirty-year U.S. Government bonds were yielding 5.40 percent and 5.92 percent, respectively, versus comparative year ago rates of 5.53 percent and 6.76 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through February 27, 1998.


Local Economy
-------------

     The Bank's primary market area has a fairly diversified local economy, with employment in the services, manufacturing, wholesale/retail trade and government serving as the basis of the local economy. Service jobs represent the largest employer in all five of the primary market counties, with jobs in wholesale/retail trade generally accounting for the second largest employment sector. Government is the second largest employer sector in Albany County, which is supported by the presence of the State's capitol. Manufacturing employment, which tend to be relatively high paying jobs, was most significant in Dutchess County. However, the number of manufacturing jobs in Dutchess County has declined significantly in recent years.

     Similar to national trends, most of the job growth in the Bank's primary market area has been realized in service related industries. Job shrinkage has generally been most notable in the manufacturing sector, although the number of manufacturing jobs in Columbia County has increased during recent years. Job growth and shrinkage has been fairly limited in the other employment sectors throughout the primary market area, which is indicative of the market area's relatively stable economic environment.

RP Financial, LC.
Page 2.9

     Comparative unemployment rates for the primary market area, as well as for the U.S. and New York, are shown in Table 2.2. The unemployment data for the market area serves to highlight the general stability of the primary market area's economy, as December 1997 unemployment rates for all five of the primary market area counties were lower than the U.S. unemployment rate of 4.4 percent and were well below the New York unemployment rate of 5.7 percent. The December 1997 unemployment rates for the five primary market area counties reflected little change from the comparative year ago rates, providing further indication of a stable local economy. Among the five primary market area counties, unemployment was lowest in Albany County (3.2 percent) and was highest in the counties of Rensselaer and Schenectady (4.1 percent).


                                    Table 2.2
                             Unemployment Trends(1)

                                       Dec. 1996            Dec. 1997
          Region                     Unemployment         Unemployment
          ------                     ------------         ------------
          United States                   5.0%                 4.4%
          New York                        5.9                  5.7
          Albany County                   3.2                  3.2
          Columbia County                 2.9                  3.4
          Dutchess County                 3.5                  3.4
          Rensselaer County               4.1                  4.1
          Schenectady County              3.7                  4.1

          (1)  Unemployment rates have not been seasonally adjusted.

          Source: U.S. Bureau of Labor Statistics.


Market Area Deposit Characteristics and Competition
---------------------------------------------------

     Competition among financial institutions in the Bank's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Among the Bank's competitors are much larger and more diversified institutions, which have greater resources than maintained by HCSI. Financial institution competitors in the Bank's primary market area include other locally based thrifts

RP Financial, LC.
Page 2.10

and banks, as well as the money center banks based in New York City and other regional and super regional banks.

     The Bank's retail deposit base is closely tied to the economic fortunes of the east-central New York region and, in particular, the areas of the region that are nearby to one of HCSI's 12 branches. Table 2.3 displays deposit market trends from June 30, 1994 through June 30, 1996 for the five counties where the Bank maintained branches during that period. Additional data is also presented for the State of New York. The data indicates that deposit growth in the Bank's primary market area was mixed, as indicated by the positive deposit growth recorded in Dutchess and Rensselaer Counties and the negative deposit growth recorded in Albany and Schenectady Counties. Total bank and thrift deposits in Columbia County remained approximately flat during the two year period covered in Table 2.3. Commercial banks maintained the bulk of deposits in every county except for Columbia County, where the Bank's dominant market presence provided savings institutions with a larger market share of deposits. Positive deposit growth was recorded by commercial banks in every county except for Albany County, while comparatively, Rensselaer County was the county where positive deposit growth was recorded by thrifts. The drop in thrift deposits was attributable to a number of factors, including disintermediation caused by the low interest rate environment and market share expansion by commercial banks through acquisition, as reflected by the general decline in the number of thrift branches maintained in the Bank's primary market area.

     HCSI's largest concentration and largest market share of deposits is maintained in Columbia County, where the Bank is headquartered and currently maintains 7 of its 12 branch offices. The Bank's $447.2 million of deposits at the Columbia County branches represented a 59.5 percent market share of thrift and bank deposits at June 30, 1996, which was down slightly from a 59.8 percent market share at June 30, 1994. Comparatively, from June 30, 1994 to June 30, 1996, the Bank's deposit market share increased in the other four counties where branches were maintained, although HCSI's deposit market share was significantly lower in each of those counties. Beyond Columbia County, the Bank's most notable market presence for deposits was in Rensselaer County, where the Bank maintained a 2.7 percent market share of commercial bank and thrift deposits at June 30, 1996.

     Future deposit growth may be enhanced by the infusion of the conversion proceeds, as the additional capital will improve HCSI's competitive position and leverage capacity. The Bank should also continue to benefit from its favorable image as a locally-owned and

RP Financial, LC.
Page 2.11

                                    Table 2.3
                       The Hudson City Savings Institution
                                 Deposit Summary

                                                       As of June 30,
                              ----------------------------------------------------------------
                                            1994                             1996
                              -------------------------------  -------------------------------    Deposit
                                            Market  Number of                Market  Number of  Growth Rate
                                Deposits     Share   Branches    Deposits     Share   Branches   1994-1996
                                --------     -----   --------    --------     -----   --------   ---------
                                                   (Dollars In Thousands)                           (%)
State of New York             $350,825,532  100.0%    4,816    $358,397,019  100.0%    4,707        1.1%
-----------------
  Commercial Banks             250,024,848   71.3%    3,615     268,779,750   75.0%    3,622        3.7%
  Savings Institutions         100,800,684   28.7%    1,201      89,617,269   25.0%    1,085       -5.7%

Albany County                 $  6,931,364  100.0%      125    $  6,535,493  100.0%      119       -2.9%
-------------
  Commercial Banks               5,331,174   76.9%       91       5,011,508   76.7%       91       -3.0%
  Savings Institutions           1,600,190   23.1%       34       1,523,985   23.3%       28       -2.4%
  Hudson City Svgs Inst. (1)        30,564    1.9%        1          44,762    2.9%        1       21.0%
  Hudson City Svgs Inst. (2)                  0.4%                             0.7%

Columbia County               $    749,928  100.0%       20    $    752,038  100.0%       19        0.1%
---------------
  Commercial Banks                 297,068   39.6%       13         304,856   40.5%       13        1.3%
  Savings Institutions             452,860   60.4%        7         447,182   59.5%        6       -0.6%
  Hudson City Svgs Inst. (1)       448,276   99.0%        6         447,182  100.0%        6       -0.1%
  Hudson City Svgs Inst. (2)                 59.8%                            59.5%

Dutchess County               $  2,784,381  100.0%       87    $  2,850,752  100.0%       88        1.2%
---------------
  Commercial Banks               1,427,707   51.3%       53       1,601,444   56.2%       60        5.9%
  Savings Institutions           1,356,674   48.7%       34       1,249,308   43.8%       28       -4.0%
  Hudson City Svgs Inst. (1)             0    0.0%        0          19,657    1.6%        1         NA
  Hudson City Svgs Inst. (2)                  0.0%                             0.7%

Rensselaer County             $  1,522,968  100.0%       45    $  1,543,987  100.0%       45        0.7%
-----------------
  Commercial Banks                 885,481   58.1%       35         891,982   57.8%       35        0.4%
  Savings Institutions             637,487   41.9%       10         652,005   42.2%       10        1.1%
  Hudson City Svgs Inst. (1)        29,253    4.6%        1          41,728    6.4%        2       19.4%
  Hudson City Svgs Inst. (2)                  1.9%                             2.7%

Schenectady County            $  2,235,739  100.0%       48    $  2,119,352  100.0%       46       -2.6%
------------------
  Commercial Banks               1,172,289   52.4%       35       1,780,873   84.0%       36       23.3%
  Savings Institutions           1,063,450   47.6%       13         338,479   16.0%       10      -43.6%
  Hudson City Svgs Inst. (1)             0    0.0%        0          10,623    3.1%        1         NA
  Hudson City Svgs Inst. (2)                  0.0%                             0.5%

(1)  Percent of thrift deposits.
(2)  Percent of total deposits.

Source: FDIC; OTS.

RP Financial, LC.
Page 2.12

community-oriented institution, as the trend of consolidation among financial institutions is expected to provide HCSI with additional opportunities to acquire customers, facilities and key personnel that become available as the result of community banks being acquired. However, given the competition faced by HCSI, it will be difficult for the Bank to realize notable gains in deposit market share without paying above market rates for deposits or further expanding HCSI's branch network. At this time, the Bank has no definite plans to acquire additional branches or other financial institutions.

RP Financial, LC.
Page 3.1

                            III. PEER GROUP ANALYSIS

     This chapter presents an analysis of HCSI's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions in a manner consistent with the regulatory valuation guidelines. The basis of the pro forma market valuation of HCSI is derived from the pricing ratios of the Peer Group institutions, incorporating valuation adjustments for key differences in relation to the Peer Group. Since no Peer Group can be exactly comparable to HCSI, key areas examined for differences are: financial condition; profitability, growth and viability of earnings; asset growth; primary market area; dividends; liquidity of the shares; marketing of the issue; management; and effect of government regulations and regulatory reform.


Selection of Peer Group
-----------------------

     The Peer Group selection process is governed by the general parameters set forth in the regulatory valuation guidelines. Accordingly, the Peer Group is comprised of only those publicly- traded savings institutions whose common stock is either listed on a national exchange (NYSE or AMEX), or is NASDAQ listed, since the stock trading activity is regularly reported and generally more frequent than non-publicly traded and closely-held institutions. Non-listed institutions are inappropriate since the trading activity for thinly-traded or closely-held stocks is typically highly irregular in terms of frequency and price and thus may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition or subject to rumored acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to unusual distortion and/or have limited trading history. A recent listing of the universe of all publicly-traded savings institutions is included as Exhibit III-1.

     Ideally, the Peer Group, which must have at least 10 members to comply with the regulatory valuation guidelines, should be comprised of locally or regionally-based institutions with comparable resources, strategies and financial characteristics. There are approximately 400 publicly-traded institutions nationally and, thus, it is typically the case that the Peer Group will be comprised of institutions with relatively comparable characteristics. To the extent that differences exist between the converting institution and the Peer Group, valuation adjustments will be applied to account for the differences.

RP Financial, LC.
Page 3.2

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of HCSI. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o    Screen #1. New York  institutions,  which operate  outside of New York
          City, with assets between $150 million and $5.0 billion, and equity-to-assets ratios of at least 8.0 percent. New York City institutions were not considered to be appropriate candidates for the Bank's Peer Group, in light of notable differences in operating environment for New York City financial institutions compared to the more rural and suburban primary market area served by HCSI. Seven companies met the criteria for Screen #1 and five were included for the Peer Group: AFSALA Bancorp, Inc., ALBANK Financial Corp., Catskill Financial Corp., Peekskill Financial Corp., and SFS Bancorp. Warwick Community Bancorp was the one of the companies excluded from the Peer Group, due to the recency of its conversion. Warwick Community Bancorp completed its conversion in December 1997. Ambanc Holding Co., Inc. was the other company excluded from the Peer Group, as the result of operating at a net loss on a core earning basis for the twelve month period being analyzed. Due to the negative core earnings, as well as negative reported earnings, Ambanc's price/earnings multiples are not meaningful. Exhibit III-2 provides financial and pricing details of all publicly-traded New York thrifts.

     o Screen #2. Institutions based in the central and western portions of Massachusetts and Connecticut, with assets between $150 million and $5.0 billion, and equity-to-assets ratios of at least 8.0 percent. No Massachusetts and five Connecticut institutions met the selection criteria for Screen #2 and all were included as part of HCSI's Peer
          Group: American Bank, Bancorp Connecticut, Dime Financial Corp., MECH Financial Inc., and Newmil Bancorp, Inc. Exhibit III-3 provides financial and pricing details of all publicly-traded Massachusetts and Connecticut thrifts.

     Table 3.1 shows the general characteristics of each of the 10 Peer Group companies and Exhibit III-4 provides summary demographic and deposit market share data for the primary market areas served by each of the Peer Group companies. While there are expectedly some differences between the Peer Group companies and HCSI, we believe that the Peer Group companies, on average, provide a good basis for valuation subject to valuation adjustments. The following sections present a comparison of HCSI's financial condition, income and expense trends, loan composition, interest rate and credit risk versus the Peer Group as of the most recent publicly available date.

     A summary  description of the key characteristics of each of the Peer Group
companies,   which  we  believe   warranted  their  inclusion  as  a  comparable
institution to HCSI, is detailed below.

RP Financial, LC.
Page 3.3

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                 Primary           Operating  Total            Fiscal  Conv.  Stock   Market
Ticker  Financial Institution            Exchg.  Market            Strat.(2)  Assets  Offices   Year   Date   Price   Value
------  -------------------------------  ------  ----------------  ---------  ------  -------  ------  -----  ------  ------
                                                                                                                ($)   ($Mil)
ALBK    ALBANK Fin. Corp. of Albany NY    OTC    Upstate NY,MA,VT   Thrift    4,083 D   108     12-31  04/92   48.63   628
DIBK    Dime Financial Corp. of CT (3)    OTC    Central CT         Thrift      958 D    11     12-31  07/86   31.25   161
MECH    MECH Financial Inc of CT (3)      OTC    Hartford CT        Thrift      831 S    14     12-31  06/96   26.63   141
BKC     American Bank of Waterbury CT (3) AMEX   Western CT         Thrift      639 D    14     12-31  12/81   50.25   117
BKCT    Bancorp Connecticut of CT (3)     OTC    Central CT         Thrift      443 D     3     12-31  07/86   18.50    94
NMSB    Newmil Bancorp, Inc. of CT (3)    OTC    Western CT         Thrift      356 D    15     06-30  02/86   13.38    52
CATB    Catskill Fin. Corp. of NY (3)     OTC    Albany NY          Thrift      295 D     4     09-30  04/96   18.38    85
PEEK    Peekskill Fin. Corp. of NY        OTC    Southeast NY       Thrift      184 D     3     06-30  12/95   17.00    53
SFED    SFS Bancorp of Schenectady NY     OTC    Eastern NY         Thrift      174 D     4     12-31  06/95   21.50    26
AFED    AFSALA Bancorp, Inc. of NY        OTC    Central NY         Thrift      160 S     5     09-30  10/96   19.63    27

NOTES:  (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)

        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

        (3) FDIC savings bank institution.

Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

Date of Last Update: 03/02/98

RP Financial, LC.
Page 3.4

o AFSALA Bancorp, Inc. of NY. Selected due to east-central New York market area, similar earnings contribution from sources of non-interest operating income, higher than average level of operating expenses, and relatively high degree of lending diversification into higher risk types of lending.

o ALBANK Fin. Corp. of Albany NY. Selected due to east-central New York market area, similar concentration of loans comprising interest-earning assets, comparable funding composition, strong net interest margin, and similar earnings contribution from sources of non-interest operating income

o    American  Bank of  Waterbury  CT.  Selected due to  comparable  asset size, similar size of branch network, relatively high degree of lending diversification into higher risk types of lending, and higher than average level of non-performing assets.

o Bancorp Connecticut of CT. Selected due to strong net interest margin, relatively high degree of lending diversification into higher risk types of lending, and higher than average level of non-performing assets.

o Catskill Fin. Corp. of NY. Selected due to east-central New York market area, similar funding composition, high level of capital, and strong net interest margin.

o Dime Financial Corp. of CT. Selected due to comparable size of branch network, similar funding composition, and similar earnings contribution from sources of non-interest operating income.

o MECH Financial Inc. of CT. Selected due to comparable asset size, similar size of branch network, strong net interest margin, higher than average level of operating expenses, and earnings significantly impacted by credit quality related losses.

o Newmil Bancorp, Inc. of CT. Selected due to strong net interest margin, higher than average level of operating expenses, and relatively high degree of lending diversification into higher risk types of lending.

o Peekskill Fin. Corp. of NY. Selected due to comparable funding composition, high level of capital, strong net interest margin, and relatively high level of non-performing loans.

o SFS Bancorp of Schenectady NY. Selected due to east-central New York market area, similar concentration of loans comprising interest-earning assets, comparable funding composition, higher than average level of operating expenses, and similar earnings contribution from sources of non-interest operating income.

RP Financial, LC.
Page 3.5

     In aggregate, the Peer Group companies are similarly capitalized as the industry average (13.19 percent of assets versus 13.30 percent for all public companies), generate higher earnings as a percent of average assets (1.20 percent core ROAA versus 0.94 percent for all public companies), and generate a higher ROE (10.82 percent core ROE versus 8.34 percent for all public companies). Overall, the Peer Group's average P/B ratio and core P/E multiple were below the respective comparable all public averages.

                                                  As of February 27, 1998
                                                  -----------------------
                                                      Peer         All
                                                     Group       Public
                                                     -----       ------
       Equity-to-Assets                              14.14%       13.00%

       Equity-to-Assets                              13.19%       13.30%
       Core Return on Assets ("ROA")                  1.20         0.94
       Core Return on Equity ("ROE")                 10.82         8.34

       Price-to-Book ratio ("P/B")                  160.19%      169.42%
       Core Price-to-Earnings multiple ("P/E")       18.47x       20.76x
       Price-to-Assets ratio ("P/A")                 19.47%       20.70%

       Source:  Table 4.4 - Chapter IV Valuation Analysis.

     Ideally, the Peer Group companies would be comparable to HCSI in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to HCSI, as will be highlighted in the following comparative analysis.


Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for HCSI and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Bank's and the Peer Group's ratios reflect balances as of December 31, 1997, unless indicated otherwise for the Peer Group companies. HCSI's net worth base of 10.1 percent was below the Peer Group's average net worth ratio of 13.1 percent. However, with the consummation of the conversion and infusion of the net conversion proceeds, the Bank will maintain a notably higher equity-to-assets ratio than the Peer Group. Intangibles were a slightly larger factor on the Peer Group's balance sheet, as the Bank and the Peer Group posted tangible equity-to-assets ratios of 10.0 percent and 12.9 percent, respectively. HCSI's higher pro forma capital position will be favorable from a risk perspective and in

RP Financial, LC.
Page 3.6

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                             As of December 31, 1997

                                                               Balance Sheet as a Percent of Assets
                                     ----------------------------------------------------------------------------------------
                                      Cash and                          Borrowed  Subd.   Net   Goodwill  Tng Net     MEMO:
                                     Investments  Loans  MBS  Deposits    Funds   Debt   Worth  & Intang   Worth   Pref.Stock
                                     -----------  -----  ---  --------  --------  -----  -----  --------  -------  ----------
Hudson City Savings Inst.
-------------------------
  December 31, 1997                      19.3     76.0   0.7    88.1       0.3     0.0    10.1     0.1      10.0       0.0

SAIF-Insured Thrifts                     17.6     67.9  10.8    69.6      15.2     0.2    13.1     0.2      12.9       0.0
All Public Companies                     18.1     67.0  11.1    70.1      15.1     0.2    12.7     0.3      12.5       0.0
State of NY                              19.7     56.0  18.8    72.9      13.2     0.0    12.1     0.9      11.2       0.0
Comparable Group Average                 27.7     52.6  16.8    78.5       7.0     0.0    13.1     0.2      12.9       0.0
  Mid-Atlantic Companies                 22.9     52.3  22.2    79.5       1.7     0.0    16.7     0.4      16.3       0.0
  New England Companies                  32.4     52.9  11.4    77.4      12.3     0.0     9.5     0.1       9.4       0.0

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)      43.7     47.3   7.0    84.4       0.9     0.0    12.9     0.0      12.9       0.0
ALBK  ALBANK Fin. Corp. of Albany NY     14.1     69.2  11.8    85.3       2.2     0.0     8.8     2.0       6.8       0.0
CATB  Catskill Fin. Corp. of NY          24.5     42.5  31.3    68.6       5.6     0.0    24.3     0.0      24.3       0.0
PEEK  Peekskill Fin. Corp. of NY         21.2     26.0  51.4    73.2       0.0     0.0    25.2     0.0      25.2       0.0
SFED  SFS Bancorp of Schenectady NY      11.2     76.7   9.7    86.3       0.0     0.0    12.3     0.0      12.3       0.0

New England Companies
---------------------
BKC   American Bank of Waterbury CT      30.1     56.7  10.7    71.9      18.2     0.0     9.0     0.3       8.7       0.0
BKCT  Bancorp Connecticut of CT          25.5     57.7  14.8    71.2      17.2     0.0    10.6     0.0      10.6       0.0
DIBK  Dime Financial Corp. of CT         55.1     37.7   5.1    85.2       6.1     0.0     8.3     0.2       8.1       0.0
MECH  MECH Financial Inc of CT(1)        10.6     66.0  17.1    78.4      10.3     0.0    10.4     0.0      10.4       0.0
NMSB  Newmil Bancorp, Inc. of CT         40.7     46.6   9.2    80.3       9.6     0.0     9.3     0.0       9.3       0.0

RP Financial, LC.
Page 3.6 (continued)

                             Table 3.2 (Continued)

                                                   Balance Sheet Annual Growth Rates                    Regulatory Capital
                                     --------------------------------------------------------------  ------------------------
                                              Cash and    Loans            Borrows.   Net   Tng Net
                                     Assets  Investments  & MBS  Deposits  &Subdebt  Worth   Worth   Tangible  Core  Reg.Cap.
                                     ------  -----------  -----  --------  --------  -----  -------  --------  ----  --------
Hudson City Savings Inst.
-------------------------
  December 31, 1997                    2.87     -6.39      5.27     5.11        NM    4.64    4.11     10.04  14.12    15.38

SAIF-Insured Thrifts                  11.34      5.70     13.15     8.05     12.40    3.95    3.17     11.28  11.39    23.12
All Public Companies                  12.28      7.50     13.58     8.38     13.35    4.99    4.18     11.19  11.14    22.49
State of NY                           16.28      4.50     18.81     8.51     12.86    4.39    2.88     10.05   9.76    22.22
Comparable Group Average              11.04     11.12      9.08     9.78      5.77    8.12    7.33     15.14  11.41    26.91
  Mid-Atlantic Companies               6.35     -2.34      8.13     7.39      0.31    0.01   -2.20     15.14  15.14    38.16
  New England Companies               15.73     24.58     10.03    12.17      9.41   16.23   16.87        NM   9.17    18.48

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)    4.38      4.00      5.01     7.00    -22.03    0.14    0.43     12.48  12.48    29.70
ALBK  ALBANK Fin. Corp. of Albany NY  16.46     -2.19     19.57    15.62     22.65   12.69    1.34        NM     NM       NM
CATB  Catskill Fin. Corp. of NY        6.90     -1.19      9.79     4.06        NM   -6.71   -6.71     20.65  20.65    61.01
PEEK  Peekskill Fin. Corp. of NY      -1.77     -2.02     -2.26     3.24        NM   -4.97   -4.97        NM     NM       NM
SFED  SFS Bancorp of Schenectady NY    5.79    -10.31      8.54     7.01        NM   -1.11   -1.11     12.28  12.28    23.78

New England Companies
---------------------
BKC   American Bank of Waterbury CT   14.43     43.04      5.53    14.47      7.38   22.13   23.68        NM   7.58    14.40
BKCT  Bancorp Connecticut of CT        5.63     -5.08     10.40     1.85     20.86    9.87    9.87        NM  10.02    17.33
DIBK  Dime Financial Corp. of CT      27.58     64.89     -0.21    31.63      0.00   26.63   28.28        NM   8.17    21.90
MECH  MECH Financial Inc of CT(1)     17.00     11.67     14.55     4.71        NM   21.27   21.27        NM   9.74       NM
NMSB  Newmil Bancorp, Inc. of CT      14.00      8.38     19.85     8.21        NM    1.23    1.23        NM  10.35    20.27

(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7

terms of future earnings potential that could be realized through leverage and lower funding costs. However, at the same time, HCSI's high pro forma capitalization will likely result in a relatively low return on equity for an extended period of time. Both the Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios generally indicating slightly greater capital surpluses.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for HCSI and the Peer Group. HCSI's combined level of loans and mortgage-backed securities was higher than the Peer Group's ratio (76.7 percent versus 69.4 percent for the Peer Group), with the Bank maintaining a higher concentration of loans and a lower concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Peer Group's cash and investments-to-assets ratio was higher than the comparable ratio for the Bank (27.7 percent versus 19.3 percent for the Bank). Overall, HCSI's interest-earning assets amounted to 96.0 percent of assets, which was lower than the Peer Group ratio of 97.1 percent. HCSI's disadvantage partially reflects a greater investment in fixed assets.

     HCSI's funding liabilities reflected a funding strategy similar to that of the Peer Group's funding composition. The Bank's deposits equaled 88.1 percent of assets, which was above the Peer Group average of 78.5 percent. Borrowings accounted for a very minor portion of the Bank's interest-bearing funding composition, while the Peer Group's use of borrowings was slightly more notable as reflected by a borrowings-to-assets ratio of 7.0 percent. Accordingly, the Bank was considered to have greater borrowing capacity than the Peer Group, although both HCSI and the Peer Group were considered to have ample borrowing capacities. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 88.4 percent and 85.5 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance  sheet  strength for a thrift  institution  is its interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio. Presently, the Peer Group's IEA/IBL ratio is higher than the Bank's ratio, based on respective ratios of 113.6 percent and 108.6 percent. The additional capital realized from stock proceeds should serve to provide HCSI with a higher IEA/IBL ratio than currently maintained by the Peer Group, as the interest free capital realized in HCSI's stock offering is expected to be deployed into interest-earning assets.

RP Financial, LC.
Page 3.8

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. HCSI's growth rates are based on annualized growth for the nine months ended December 31, 1997, while the Peer Group's growth rates are based on annual growth for the twelve months ended September 30, 1997. Asset growth rates of positive 2.9 percent and positive 11.0 percent were posted by the Bank and the Peer Group, respectively. HCSI's relatively limited asset growth resulted from growth in loans, which was in part funded by cash and investments. Growth in loans and mortgage-backed securities accounted for most of the Peer Group's asset growth, which was supplemented with a slightly higher growth rate in the Peer Group's lower balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Bank's measures. However, on a pro forma basis, the Bank will have greater leverage capacity than the Peer Group.

     Deposit growth and retained earnings funded the Bank's asset growth, as well as the paydown of HCSI's balance of borrowings. The not meaningful ("NM") borrowings growth rate shown for the Bank was the result of a more than 100 percent decline in the Bank's annualized borrowings growth rate. Asset growth for the Peer Group was funded by deposits and borrowings, with the borrowings growth rate shown for the Peer Group average being understated by the Peer Group companies which recorded borrowing growth rates in excess of 100 percent. For the period shown in Table 3.2, three out of the five "NM" borrowing growth rates shown for the Peer Group companies in Table 3.2 were attributable to companies recording borrowing growth rates in excess of 100 percent. The other two Peer Group companies with "NM" indicated as borrowings growth rates recorded no change in their balance of balance of borrowings for the twelve month period.

     Capital growth rates posted by the Bank and the Peer Group equaled positive
4.6 percent and positive 8.1 percent, respectively. The Peer Group's higher capital growth rate was supported by a higher return on average assets ratio, which was somewhat negated by dividend payments and stock repurchases. The Peer Group's higher capital position also served to narrow the difference between the Bank's and the Peer Group's capital growth rates. Following the increase in capital realized from conversion proceeds, the Bank's capital growth rate can be expected to fall below the Peer Group's growth rate.

RP Financial, LC.
Page 3.9

Income and Expense Trends
-------------------------

     HCSI and the Peer Group  reported  net income to average  assets  ratios of
0.41 percent and 1.24 percent, respectively (see Table 3.3), based on earnings for the twelve months ended December 31, 1997, unless indicated otherwise for the Peer Group companies. Lower operating expenses and lower loss provisions were the primary factors that accounted for the Peer Group's higher profitability, which was partially offset by the Bank's higher net interest margin. Sources of non-interest operating income had a comparable impact on the Bank's and the Peer Group's earnings, while gains were not a significant factor in either the Bank's or the Peer Group's earnings. A lower effective tax rate further contributed to the higher return posted by the Peer Group.

     The Bank's stronger net interest margin resulted from a higher interest income ratio, which was partially offset by the Peer Group's lower interest expense ratio. As indicated in the yield-cost section of Table 3.3, the Bank's higher interest income ratio was realized through earning a higher yield on interest-earning assets (8.78 percent versus 7.39 percent for the Peer Group), which was partially offset by the higher level of interest-earning assets maintained by the Peer Group (97.1 of assets versus 96.0 percent for the Bank). A higher concentration of interest-earning assets maintained in loans and greater lending diversification into higher yielding types of lending were the key factors contributing to the Bank's higher yield earned on interest-earning assets. Likewise, the Peer Group's lower interest expense ratio was supported by maintaining a lower cost of funds (4.24 percent versus 4.70 percent for HCSI), even though borrowings were utilized to a greater degree by the Peer Group. The Peer Group's lower interest expense ratio was also supported by maintenance of a lower level of interest-bearing liabilities (85.5 percent of assets versus 88.4 percent for the Bank), which will become a comparative advantage for the Bank following the increase in capital to be realized from the infusion of conversion proceeds. Overall, HCSI and the Peer Group reported net interest income to average assets ratios of 4.44 percent and 3.58 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.78 percent and 2.18 percent, respectively. HCSI's higher operating expense ratio can in part be explained by its maintenance of a higher number of employees for its asset size, as compared to the Peer Group companies on average. Assets per full time equivalent employee equaled $2.3 million for the

RP Financial, LC.
Page 3.10

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1997

                                                   Net Interest Income                    Other Income               G&A/Other Exp.
                                              -----------------------------           -------------------          -----------------
                                                                     Loss      NII                          Total
                                        Net                         Provis.   After   Loan  R.E.    Other   Other    G&A    Goodwill
                                      Income  Income  Expense  NII  on IEA   Provis.  Fees  Oper.  Income  Income  Expense   Amort.
                                      ------  ------  -------  ---  -------  -------  ----  -----  ------  ------  -------  --------
Hudson City Savings Inst.
-------------------------
  December 31, 1997                    0.41    8.38     3.95  4.44    1.28     3.16   0.07  -0.06   0.28    0.29     2.76     0.02

SAIF-Insured Thrifts                   0.94    7.41     4.14  3.28    0.12     3.15   0.11   0.02   0.34    0.46     2.20     0.02
All Public Companies                   0.98    7.41     4.08  3.33    0.13     3.19   0.11   0.01   0.34    0.46     2.22     0.02
State of NY                            0.84    7.09     3.67  3.42    0.18     3.24   0.06  -0.02   0.27    0.32     2.18     0.04
Comparable Group Average               1.24    7.20     3.62  3.58    0.23     3.35   0.03   0.00   0.33    0.36     2.16     0.02
  Mid-Atlantic Companies               1.01    7.14     3.50  3.64    0.10     3.54   0.03   0.00   0.19    0.22     2.16     0.02
  New England Companies                1.46    7.26     3.74  3.52    0.36     3.17   0.03   0.00   0.47    0.50     2.16     0.02

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)(3) 0.84    7.25     3.76  3.49    0.10     3.39   0.00   0.00   0.24    0.24     2.37     0.00
ALBK  ALBANK Fin. Corp. of Albany NY   1.18    7.31     3.60  3.71    0.20     3.52   0.05  -0.03   0.31    0.33     2.15     0.11
CATB  Catskill Fin. Corp. of NY        1.34    7.23     3.20  4.02    0.10     3.93   0.00   0.03   0.14    0.17     1.92     0.00
PEEK  Peekskill Fin. Corp. of NY       1.09    6.69     3.07  3.62    0.03     3.58   0.02   0.00   0.10    0.12     1.80     0.00
SFED  SFS Bancorp of Schenectady NY    0.62    7.23     3.87  3.36    0.07     3.29   0.10   0.01   0.15    0.26     2.55     0.00

New England Companies
---------------------
BKC   American Bank of Waterbury CT    1.32    7.21     4.02  3.19    0.30     2.89   0.00  -0.08   0.57    0.50     1.69     0.04
BKCT  Bancorp Connecticut of CT        1.39    7.50     3.81  3.69    0.14     3.55   0.00  -0.01   0.31    0.30     2.03     0.00
DIBK  Dime Financial Corp. of CT       1.94    7.29     4.03  3.27    0.02     3.24   0.00  -0.01   0.23    0.23     1.51     0.04
MECH  MECH Financial Inc of CT(1)      1.79    7.10     3.38  3.73    1.21     2.52   0.10  -0.02   0.82    0.91     2.83     0.00
NMSB  Newmil Bancorp, Inc. of CT       0.85    7.21     3.46  3.75    0.11     3.64   0.03   0.12   0.41    0.56     2.73     0.00

RP Financial, LC.
Page 3.10 (continued)

                             Table 3.3 (Continued)

                                        Non-Op. Items    Yields, Costs, and Spreads
                                       --------------  -----------------------------
                                                                                        MEMO:     MEMO:
                                        Net   Extrao.    Yield      Cost    Yld-Cost   Assets/  Effective
                                       Gains   Items   On Assets  Of Funds   Spread   FTE Emp.   Tax Rate
                                       -----  -------  ---------  --------  --------  --------  ---------
Hudson City Savings Inst.
-------------------------
  December 31, 1997                     0.01    0.00      8.78      4.70      4.08      2,309     40.16

SAIF-Insured Thrifts                    0.07    0.00      7.60      4.81      2.79      4,382     37.17
All Public Companies                    0.07    0.00      7.58      4.71      2.87      4,326     37.10
State of NY                             0.04    0.00      7.25      4.20      3.05      4,670     40.32
Comparable Group Average                0.06    0.00      7.39      4.24      3.15      4,251     31.78
  Mid-Atlantic Companies                0.01    0.00      7.28      4.31      2.96      4,178     37.08
  New England Companies                 0.10    0.00      7.50      4.16      3.34      4,324     26.48

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
AFED  AFSALA Bancorp, Inc. of NY(1)(3)  0.00    0.00      7.19      4.26      2.92      3,565        NM
ALBK  ALBANK Fin. Corp. of Albany NY    0.01    0.00      7.65      4.12      3.53      2,839     26.92
CATB  Catskill Fin. Corp. of NY         0.01    0.00      7.36      4.41      2.96      4,209     39.18
PEEK  Peekskill Fin. Corp. of NY        0.00    0.00      6.77      4.26      2.50      7,369     42.89
SFED  SFS Bancorp of Schenectady NY     0.03    0.00      7.42      4.52      2.90      2,907     39.32

New England Companies
---------------------
BKC   American Bank of Waterbury CT     0.27    0.00      7.40      4.42      2.98      4,805     31.30
BKCT  Bancorp Connecticut of CT         0.23    0.00      7.67      4.30      3.37      4,028     32.21
DIBK  Dime Financial Corp. of CT        0.02    0.00      7.47      4.42      3.05      6,520      0.42
MECH  MECH Financial Inc of CT(1)       0.00    0.00      7.46      3.79      3.67      3,612        NM
NMSB  Newmil Bancorp, Inc. of CT       -0.01    0.00      7.51      3.88      3.63      2,653     42.01

(1)  Financial information is for the quarter ending September 30, 1997.
(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.11

Bank, versus a comparative measure of $4.3 million for the Peer Group. The Bank's higher staffing requirements can in part be attributed to maintaining a higher proportion of interest-earning assets in loans, which require a higher degree of servicing than investments. Staffing needs are particularly high for loans extended to finance insurance premiums, as the portfolio consists of a high number of low balance loans which tend to have high delinquency rates. On a post-offering basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank's earnings strength was slightly less favorable than the Peer Group's. Expense coverage ratios posted by HCSI and the Peer Group equaled 1.60x and 1.64x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non- interest sources of income.

     Sources of non-interest operating income were a slightly larger contributor to the Peer Group's earnings, with such income amounting to 0.36 percent and
0.29 percent of the Peer Group's and HCSI's average assets, respectively. HCSI's lower level of non-interest operating income was largely attributable to the more notable impact losses on real estate operations had on the Bank's earnings, with such losses amounting to 0.06 percent of HCSI's average assets. Comparatively, on average, real estate operations did not impact the earnings of the Peer Group companies. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, HCSI's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 58.4 percent was less favorable than the Peer Group's efficiency ratio of 54.8 percent.

     Loss provisions established by the Bank amounted to 1.28 percent of average assets, which was well above the comparative Peer Group ratio of 0.23 percent. The Bank established additional loss provisions to address a general upward trend in non-performing assets, as well overall growth of the loan portfolio including higher risk types of loans. Going forward, the Bank's annual loan loss will likely remain above the ratio of loss provisions

RP Financial, LC.
Page 3.12

established by the Peer Group in light of the Bank's greater diversification into higher risk types of lending and lower level of loss reserves maintained as a percent of non- performing assets (see Table 3.6). Net gains realized from the sale of investments and loans were slightly positive for both the Bank and the Peer Group, with such gains amounting to 0.01 percent and 0.06 percent of average assets for HCSI and the Peer Group, respectively. Given the generally non-recurring nature of gains and losses resulting from the sale of loans and investments, the net gains reflected in Bank's and the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings.

     A lower effective tax rate further contributed to the Peer Group's earnings advantage, as the Peer Group and the Bank posted effective tax rates of 31.8 percent and 40.2 percent, respectively. Six of the Peer Group companies recorded lower effective tax rates than the Bank, with the Peer Group's average effective tax rate being substantially reduced by the nominal amount of taxes paid by Dime Financial. The not meaningful ("NM) effective tax exhibited MECH Financial was the result of a significant tax benefit realized during the twelve month period analyzed. The Peer Group's earnings advantage resulting from Dime Financial's nominal tax rate and the tax benefit recorded by MECH Financial will be substantially discounted in our comparative evaluation of core earnings strength, given that both of those companies' earnings are currently subject to more "normalized" effective tax rates.


Loan Composition
----------------

     Perhaps one of the greatest differences between the Bank and the Peer Group is loan composition, as the result of the Bank having a more diversified loan portfolio than the Peer Group (Table 3.4). In comparison to the Bank, the Peer Group's loan portfolio composition reflected a higher concentration of 1-4 family residential mortgage loans and mortgage-backed securities (79.5 percent versus 49.5 percent for the Bank). The Peer Group's higher ratio was the result of maintaining higher concentrations of both 1-4 family residential mortgage loans and mortgage-backed securities. HCSI's lower concentration of 1-4 family residential mortgage loans was in a small part attributable to being more active in selling 1-4 family loan originations to the secondary market, as indicated by the Bank's higher ratio of loans serviced for others as a percent of assets. The Bank's portfolio of loans serviced for others represented 7.7 percent of assets compared to 4.4 percent on average for the Peer Group. Loan servicing intangibles were not a material balance sheet item for either the Bank or the Peer Group.

RP Financial, LC.
Page 3.13

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                             As of December 31, 1997

                                      Portfolio Composition as a Percent of MBS and Loans
                                      ---------------------------------------------------
                                               1-4   Constr.   5+Unit  Commerc.             RWA/    Serviced   Servicing
Institution                            MBS   Family  & Land   Comm RE  Business  Consumer  Assets  For Others    Assets
-----------                            ---   ------  -------  -------  --------  --------  ------  ----------  ---------
                                       (%)     (%)     (%)      (%)       (%)       (%)      (%)     ($000)      ($000)
Hudson City Savings Inst.              0.88   48.64    0.77    14.34      4.07    31.30     71.07     51,207         0

SAIF-Insured Thrifts                  14.78   62.97    5.42    11.13      6.18     1.66     52.97    390,440     3,531
All Public Companies                  15.02   61.37    4.94    12.75      5.87     1.93     53.39    492,395     4,787
State of NY                           27.03   48.49    1.18    16.21      5.66     1.81     46.81    962,388    12,878
Comparable Group Average              19.46   60.01    1.03    10.70      5.97     2.99     47.55     35,944        56

Comparable Group
----------------

AFED  AFSALA Bancorp, Inc. of NY(1)   14.67   51.43    1.31     3.63     27.48     1.87     42.21          0         0
ALBK  ALBANK Fin. Corp. of Albany NY   8.63   68.05    0.83     5.86      8.53     8.42     54.48    260,827       526
BKC   American Bank of Waterbury CT    9.17   59.19    4.95    22.54      0.40     3.73     57.45      2,003         0
BKCT  Bancorp Connecticut of CT       14.49   56.44    1.20    15.38      3.73     9.09     63.30      6,178        23
CATB  Catskill Fin. Corp. of NY       22.04   62.93    0.27     3.19     11.93     0.02     34.00          0         0
DIBK  Dime Financial Corp. of CT      10.41   78.28    0.18     8.04      2.49     0.60     38.76      7,411         0
MECH  MECH Financial Inc of CT(1)     19.22   54.82    0.81    18.23      2.70     4.28     55.65     50,271         6
NMSB  Newmil Bancorp, Inc. of CT       9.97   60.51    0.00    26.07      1.56     1.85     50.71     29,227         0
PEEK  Peekskill Fin. Corp. of NY      70.63   28.19    0.49     0.45      0.47     0.00     25.47          0         0
SFED  SFS Bancorp of Schenectady NY   15.34   80.21    0.25     3.65      0.42     0.00     53.52      3,525         0

(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14

     As indicated by the higher percentage of 1-4 family loans maintained by the Peer Group, HCSI exhibited a greater degree of lending diversification into higher risk types of loans. Consumer loans accounted for the most notable area of the Bank's lending diversification, with manufactured home loans representing the largest component of the consumer loan portfolio. Consumer loans accounted for 31.3 percent and 3.0 percent of HCSI's and the Peer Group's loan and MBS portfolios, respectively. Commercial real estate/multi-family loans represented the most notable area of lending diversification for the Peer Group, although the Bank maintained a higher concentration of such loans than the Peer Group (14.3 percent of loans and MBS versus 10.7 percent for the Peer Group). Other areas of lending diversification for the Bank and the Peer Group consisted of commercial business and construction/land loans, with the Peer Group maintaining higher concentrations of both loan types. HCSI's greater diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio than maintained by the Peer Group companies on average, based on comparative ratios of 71.1 percent and 47.6 percent, respectively. Overall, the Bank's and the Peer Group's risk weighted assets-to-assets ratios were above and below the comparative ratio of 53.4 percent for all publicly-traded thrifts, indicating a potentially higher degree of credit risk exposure associated with HCSI's asset composition.


Interest Rate Risk
------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, HCSI's interest rate risk characteristics were considered to be less favorable than the Peer Group's. In particular, HCSI's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, HCSI's higher level of non-interest earning assets is a negative consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to provide the Bank with a comparative advantage over the Peer Group's balance sheet interest rate risk characteristics, particularly with respect to the Bank's equity-to-assets and IEA/IBL ratios.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for HCSI and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on

RP Financial, LC.
Page 3.15

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.5
         Interest Rate Risk Measures and Net Interest Income Volatility
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available

                                       Balance Sheet Measures
                                      ------------------------
                                                     Non-Earn.             Quarterly Change in Net Interest Income
                                      Equity/  IEA/   Assets/    ----------------------------------------------------------
Institution                           Assets   IBL    Assets     12/31/97  09/30/97  06/30/97  03/31/97  12/31/96  09/30/96
-----------                           ------  -----  ---------   --------  --------  --------  --------  --------  --------
                                        (%)    (%)      (%)     (change in net interest income is annualized in basis points)
Hudson City Savings Inst.              10.0   108.6     4.0        -23        -1         5         5        24        NA

SAIF-Insured Thrifts                   12.9   114.0     3.6         -3        -4         2         1         0         3
All Public Companies                   12.5   113.2     3.8         -3        -4         1         1         1         3
State of NY                            11.2   110.4     5.5         -3        -4        -5        -1         4         2
Comparable Group Average               12.9   114.3     2.9         -8        -4        -4        -2         2         2

Market Interest Rates
---------------------
1 Year Treasury Bill                     --      --      --          4       -22       -34        51        20         1
30 Year Treasury Bond                    --      --      --        -48       -38       -32        46       -28         5

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY(1)    12.9   114.9     2.0         NA         1        -6        NA         0        NA
ALBK  ALBANK Fin. Corp. of Albany NY    6.8   108.7     4.9        -11         0        -0        11        -1        -9
BKC   American Bank of Waterbury CT     8.7   108.2     2.5         -4        -7        -8       -10         9         4
BKCT  Bancorp Connecticut of CT        10.6   110.8     2.1         -2        -2        16        -9        -2        13
CATB  Catskill Fin. Corp. of NY        24.3   132.3     1.8        -11        -8        -8        10        15        35
DIBK  Dime Financial Corp. of CT        8.1   107.3     2.1        -10       -17        -5        -7       -16       -36
MECH  MECH Financial Inc of CT(1)      10.4   105.5     6.4         NA       -13       -13        -9        12        37
NMSB  Newmil Bancorp, Inc. of CT        9.3   107.3     3.5        -14        12       -18         6        -0        -4
PEEK  Peekskill Fin. Corp. of NY       25.2   134.8     1.3         -6        -5         4       -17        14       -24
SFED  SFS Bancorp of Schenectady NY    12.3   113.2     2.3         -9        -1        -3         3        -9         1

(1)  Financial information is for the quarter ending September 30, 1997.

NA = Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.16

the interest rate environment that prevailed during the period covered in Table 3.5, neither HCSI or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of HCSI's assets.


Credit Risk
-----------

     The Bank's credit risk exposure appears to be somewhat higher than the Peer Group's, on average, as indicated by lower reserve coverage ratios and higher non-performing loans and assets ratios. As shown in Table 3.6, the Bank's ratio of non- performing loans/loans and non-performing assets/assets ratios of 2.99 and 2.62 percent, respectively, were well above the Peer Group's respective ratios of 1.29 and 0.81 percent. Loss reserve ratios were also stronger for the Peer Group, as the Peer Group maintained a significantly higher level of loss reserves as a percent of non-performing assets (164.3 percent versus 38.7 percent for the Bank) and, to a lesser degree, as a percent of loans (1.84 percent versus 1.34 percent for the Bank). HCSI's less favorable credit quality was further indicated by significantly higher loan charge-offs, with net loan charge-offs recorded by the Bank and the Peer Group equaling 0.95 percent and
0.07 percent of net loans receivable, respectively.


Summary
-------

     Based on the above analysis and the criteria employed in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of HCSI. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures, loan composition, credit quality and exposure to interest rate risk all tend to support the reasonability of the Peer Group from a financial standpoint. Those areas where differences exist will be addressed in the form of valuation adjustments to the extent necessary.

RP Financial, LC.
Page 3.17

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
              As of December 31, 1997 or Most Recent Date Available

                                              NPAs &                            Rsrves/
                                       REO/   90+Del/  NPLs/  Rsrves/  Rsrves/  NPAs &    Net Loan  NLCs/
Institution                           Assets  Assets   Loans   Loans    NPLs    90+Del   Chargoffs  Loans
-----------                           ------  -------  -----  -------  -------  -------  ---------  -----
                                        (%)     (%)     (%)     (%)      (%)      (%)      ($000)    (%)
Hudson City Savings Inst.              0.16     2.62    2.99    1.34     44.80    38.73    4,798     0.95

SAIF-Insured Thrifts                   0.25     0.74    0.83    0.78    183.11   130.60      326     0.10
All Public Companies                   0.24     0.74    0.87    0.88    184.39   136.03      346     0.10
State of NY                            0.15     0.84    1.24    1.03    121.95   104.29      421     0.02
Comparable Group Average               0.27     0.81    1.29    1.84    205.64   164.25      225     0.07

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY(1)    0.02     0.30    0.58    1.46    250.44   234.30       16     0.08
ALBK  ALBANK Fin. Corp. of Albany NY   0.10     0.88    0.86    1.02    118.60    81.33    1,141     0.16
BKC   American Bank of Waterbury CT    0.34     2.11    3.07    1.54     49.97    41.86      189     0.21
BKCT  Bancorp Connecticut of CT        0.27     0.91    1.10    2.04    185.46   131.37       47     0.07
CATB  Catskill Fin. Corp. of NY        0.08     0.35    0.62    1.49    241.07   184.75       53     0.17
DIBK  Dime Financial Corp. of CT       0.05     0.30    0.61    3.30    539.86   433.25      194    -0.12
MECH  MECH Financial Inc of CT(1)      1.76     0.58    0.68    2.39    351.65   270.14      556     0.00
NMSB  Newmil Bancorp, Inc. of CT       0.06     0.90    1.51    3.24    214.55   172.67       49     0.11
PEEK  Peekskill Fin. Corp. of NY       0.00     0.90    2.90    1.34     46.24    39.49        0     0.00
SFED  SFS Bancorp of Schenectady NY    0.06     0.84    0.99    0.58     58.58    53.36        4     0.01

(1) Financial information is for the quarter ending September 30, 1997.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the regulatory valuation guidelines, and valuation adjustments and assumptions used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the Bank's conversion transaction.


Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, adopted in practice by the FDIC and the Department, and most recently amended in written form in October 1994, specify the methodology for estimating the pro forma market value of an institution pursuant to a mutual-to-stock conversion. The valuation methodology provides for: (1) the selection of a peer group of comparable publicly-traded institutions, excluding those converted for less than a year, subject to acquisition or in MHC form; (2) a financial and operational comparison of the subject company to the selected peer group, identifying key differences and similarities; and (3) a valuation analysis in which the pro forma market value of the subject company is determined based on the market pricing of the peer group as of the date of valuation, incorporating valuation adjustments for key differences. In addition, the pricing characteristics of recent conversions, both at conversion and in the aftermarket, must be considered.


RP Financial Approach to the Valuation
--------------------------------------

     RP Financial's valuation analysis complies with the above-referenced appraisal guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating
"fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, including closing pricing and aftermarket trading of such conversions. It should be noted that such analyses cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a particular stock on a given day.

     The pro forma market value determined herein is a preliminary value for the to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial

RP Financial, LC.
Page 4.2

condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including the Bank, or the Bank's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.


Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of the Bank coming to market at this time.


1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The

RP Financial, LC.
Page 4.3

similarities and differences in the financial condition of the Bank and the Peer Group are noted as follows:

     o Overall A/L Composition. Loans funded by retail deposits were the primary components of both HCSI's and the Peer Group's balance sheets. HCSI's interest- earning asset composition exhibited a higher concentration of loans, as well as a greater degree of diversification into higher risk and higher yielding types of loans. HCSI's greater degree of lending diversification also translated into a higher risk weighted assets-to-asset ratio than maintained by the Peer Group. HCSI's funding composition reflected a higher concentration of deposits and a lower concentration of borrowings than the comparative Peer Group ratios, indicating slightly greater future borrowing capacity for the Bank. Overall, as a percent of assets, the Bank maintained a lower level of interest-earning assets and a higher level of interest- bearing liabilities, which resulted in a lower IEA/IBL ratio for the Bank. However, the infusion of stock proceeds should serve to address the Bank's lower IEA/IBL ratio. Credit quality measures indicated a greater degree of credit risk exposure for the Bank, while HCSI and the Peer Group exhibited fairly comparable interest rate risk exposure measures. For valuation purposes, primarily on the basis of the Bank's higher credit risk exposure, RP Financial concluded a slight downward adjustment was warranted for the Bank's overall asset/liability composition.

     o Credit Quality. In general, the Bank's credit quality measures were less favorable than the Peer Group's. The Peer Group maintained a lower non-performing assets-to-assets ratio than the Bank and higher loss reserves as a percent of non-performing assets, non- performing loans and total loans than the comparative ratios for HCSI. The Bank's greater diversification into higher risk types of lending translated into a notably higher risk weighted assets-to-assets ratio than maintained by the Peer Group. Overall, the Peer Group's measures tended to reflect more limited credit exposure than maintained by the Bank. Therefore, RP Financial concluded that a moderate downward adjustment was warranted for the Bank's credit quality.

     o Balance Sheet Liquidity. The Bank operated with a lower balance of cash and investment securities relative to the Peer Group (19.3 percent of assets versus 27.7 percent for the Peer Group). However, following the infusion of stock proceeds, the Bank's cash and investments ratio will increase as the proceeds are anticipated to be initially deployed into short-term investments. HCSI's future borrowing capacity was considered to be slightly greater than the Peer Group's, in light of the higher level of borrowings maintained by the Peer Group; however, both the Bank and the Peer Group were considered to have ample borrowing capacities. Overall, balance sheet liquidity for the Bank and the Peer Group were not viewed as being materially different and, thus, RP Financial concluded that no adjustment was warranted for the Bank's balance sheet liquidity.

     o Funding Liabilities. Retail deposits served as the primary interest-bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a greater degree by the Peer Group. Notwithstanding, the Peer Group's greater utilization of borrowings, HCSI's overall cost of funds was higher than the Peer Group's. The Bank currently maintains a higher level of interest-bearing liabilities than the Peer Group (88.4 percent of assets versus

RP Financial, LC.
Page 4.4

          85.5 percent for the Peer Group), which was attributable to HCSI's lower capital position. Following the stock offering, the increase in HCSI's capital position should serve to provide the Bank with a lower level of interest-bearing liabilities than maintained by the Peer Group. For purposes of this valuation, RP Financial concluded that in light of the HCSI's higher funding costs, the Bank's funding composition warranted a slight downward adjustment.

     o Capital. The Bank operates with a lower pre-conversion capital ratio than the Peer Group, 10.1 percent and 13.1 percent of assets, respectively. However, following the mutual-to-stock conversion, HCSI's pro forma capital position will be above the Peer Group's equity-to-assets ratio. The Bank's higher pro forma capital position will result in greater leverage potential and reduce the level of interest-bearing liabilities utilized to fund assets. At the same time, the Bank's more significant capital surplus will likely result in a depressed ROE. Overall, RP Financial concluded that a slight upward adjustment was warranted for the Bank's capital position.

     On balance, HCSI's high funding costs and greater degree of credit risk exposure were viewed as negative valuation considerations, while the Bank's higher pro forma capital position was viewed as being a slightly positive valuation consideration. Overall, we concluded a slight downward adjustment was warranted for the Bank's financial strength.


2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o Reported Earnings. The Bank recorded lower earnings on a ROAA basis (0.41 percent of average assets versus 1.24 percent for the Peer Group). Lower operating expenses and lower loss provisions largely accounted for the Peer Group's more favorable reported earnings. To a lesser degree, the Peer Group's higher earning were attributable to larger earnings contributions realized from non-interest operating income and gains on the sale of loans and investments, as well as a lower effective tax rate. A higher net interest margin represented an earnings advantage for the Bank. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a stock institution and the implementation of the stock benefit plans. Loss provisions established by the Bank are expected to remain more significant going forward, as HCSI's less favorable credit quality measures and greater degree of lending diversification into higher risk types of lending indicate that the potential for credit quality related losses remain greater for the Bank than for the Peer Group. Overall, the differences between the Bank's and the Peer Group's reported earnings were considered to be representative of the Peer Group's superior earnings strength

RP Financial, LC.
Page 4.5

          and, thus, HCSI's lower reported earnings warranted a moderate downward adjustment for valuation purposes.

     o Core Earnings. Both the Bank's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Bank operated with a higher net interest margin, a higher operating expense ratio and a lower level of non-interest operating income. The Bank's higher net interest margin and higher level of operating expenses translated into a slightly lower expense coverage ratio (1.60x versus 1.64x for the Peer Group). Likewise, the Peer Group's higher level of non-interest operating income and lower level of operating expenses more than offset the Bank's higher net interest margin, with respect to providing the Peer Group with a slightly more favorable efficiency ratio (54.8 percent versus 58.4 percent for the Bank). Loss provisions had a notably larger impact on the Bank's earnings, which was warranted by HCSI's less favorable credit quality measures and greater degree of lending diversification involving higher risk types of lending. Overall, these measures, as well as the expected earnings benefits the Bank should realize from the redeployment of stock proceeds into interest-earning assets, which will somewhat be negated by expenses associated with stock benefit plans and operating as a stock institution, indicate that HCSI's core earnings were not as strong as the Peer Group's and a moderate downward adjustment was warranted for valuation purposes.

     o Interest Rate Risk. Quarterly changes in the Bank's and the Peer Group's net interest income to average assets ratios generally indicated that the interest rate risk exposure associated with the Bank's and the Peer Group's net interest margins was fairly limited during the period analyzed. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were more favorable for the Peer Group. On a pro forma basis, the infusion of stock proceeds can be expected to address the Bank's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Bank's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Bank's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

     o Credit Risk. Loan loss provisions were a much more significant factor in HCSI's earnings. In terms of future exposure to credit quality related losses, the Bank's and the Peer Group's comparative operating strategies and credit quality measures indicated a higher degree of credit risk associated with the Bank's earnings. Lending diversification into higher risk types of loans was more notable for the Bank, which translated into a higher risk weighted assets-to-assets ratio for HCSI. The Peer Group's credit quality measures were more favorable than HCSI's, based on the Peer Group's lower non-performing assets/assets ratio and higher reserve coverage ratios with respect to loans and non-performing assets. Overall, RP Financial concluded that the credit risk exposure associated with the Peer Group's earnings was less than HCSI's and a moderate downward adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Bank's recent historical growth has been less than the Peer Group's. Second, the infusion of stock proceeds will increase

RP Financial, LC.
Page 4.6

          the Bank's earnings growth potential with respect to leverage capacity and providing the Bank with additional liquidity for purposes of funding loan growth. Third, the higher degree of credit risk exposure associated with the Bank's earnings implies that loss provisions may limit the Bank's earnings growth potential relative to the Peer Group's. Lastly, the markets served by the Bank and the Peer Group do not appear to be materially different in terms of providing opportunities for loan growth. Overall, the Bank's earnings growth potential appears to be less favorable than that of the Peer Group's, and, thus, we concluded that a slight downward adjustment was warranted for this factor.

     o Return on Equity. The Bank's return on equity will be below the Peer Group and industry averages, owing to HCSI's notably higher pro forma capitalization. In view of the lower capital growth rate that will be imposed by HCSI's higher capital position, RP Financial concluded that a slight downward adjustment was warranted for the Bank's ROE.

     Overall, in light of the Bank's less favorable reported and core earnings strength, less favorable earnings growth potential, higher degree of credit risk associated with the Bank's earnings and expected lower return on equity, a moderate downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.


3.   Asset Growth
     ------------

     HCSI's asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (positive 2.9 percent versus positive 11.0 percent for the Peer Group). This characteristic would normally be considered as a negative, but was somewhat offset by the potential asset growth the Bank will be able to realize following the infusion of stock proceeds. On a pro forma basis, the Bank's equity-to-assets ratio will be higher than the Peer Group's, resulting in greater leverage capacity for HCSI. On balance, we believe no adjustment was warranted for this factor, as the Bank's less favorable historical growth is viewed as being offset by its greater capacity to leverage the balance sheet on a pro forma basis.


4.   Primary Market Area
     -------------------

     The general condition of an institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market served. HCSI's primary market area in east-central New York includes a mixture of rural, suburban, and urban markets, which in general have stable population bases and fairly diversified economies. The stability of the regional economy is highlighted by the low level of unemployment maintained throughout the primary market area. Competition faced by the

RP Financial, LC.
Page 4.7

Bank for deposits and loans is significant, which includes other locally based thrifts, as well as the money center banks in New York City and other regional and super regional banks.

     In general, the Peer Group companies operate in similar markets as the Bank, with several companies serving markets that overlap with the Bank's primary market area. Accordingly, the degree of competition faced by the Peer Group companies and the growth potential of the markets served by the Peer Group companies were viewed as being comparable to the comparative characteristics of the Bank's primary market area. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Exhibit III-4. As shown in Table 4.1, December 1997 unemployment rates for the markets served by the Peer Group companies generally did not vary significantly from the December 1997 unemployment rate reflected for Columbia County. On balance, we concluded that no adjustment was appropriate for the Bank's market area.


                                    Table 4.1
                         Market Area Unemployment Rates
        Hudson City Savings Institution and the Peer Group Companies (1)

                                                              December 1997
                                              County           Unemployment
                                              ------           ------------
     Hudson City Savings Institution - NY     Columbia             3.4%

     The Peer Group
     --------------
     AFSALA Bancorp, Inc. - NY                Montgomery           6.4%
     ALBANK Fin. Corp. - NY                   Albany               3.2
     American of Waterbury - CT               New Haven            4.4
     Bancorp Connecticut - CT                 Hartford             4.7
     Catskill Fin. Corp. - NY                 Greene               6.6
     Dime Financial Corp. - CT                New Haven            4.4
     MECH Financial Inc. - CT                 Hartford             4.7
     Newmil Bancorp, Inc. - CT                Litchfield           3.5
     Peekskill Fin. Corp. - NY                Westchester          3.2
     SFS Bancorp of Schenectady - NY          Schenectady          4.1

     (1)  Unemployment rates are not seasonally adjusted.

     Source: U.S. Bureau of Labor Statistics.

RP Financial, LC.
Page 4.8

5.   Dividends
     ---------

     While the Bank has not indicated its intention to commence payment of a cash dividend following the conversion, HCSI's pro forma capitalization and profitability clearly position the Bank to have the capacity to pay cash dividends. Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.43 percent to 3.02 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.80 percent as of February 27, 1998, representing an average earnings payout ratio of 34.70 percent. As of February 27, 1998, approximately 84 percent of all publicly-traded thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.54 percent and an average payout ratio of 30.01 percent (see Table 4.4).

     Given the Bank's capacity to pay a dividend comparable to the Peer Group, based on pro forma capitalization and profitability, and since no apparent regulatory hurdle exists, we have applied no adjustment for this factor.


6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, in which nine of the companies trade on the NASDAQ system and one company trades on the AMEX. Typically, the number of shares outstanding and market capitalization

RP Financial, LC.
Page 4.9

provide an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $26 million to $628 million as of February 27, 1998, with an average market value of $138 million. The shares outstanding of the Peer Group members ranged from 1.2 million to 12.9 million, with average shares outstanding of approximately 4.5 million. The Bank's pro forma market value is expected to be in the upper end of the comparative market capitalizations of the Peer Group companies, while HCSI's pro forma shares outstanding should exceed the upper end of shares outstanding exhibited by the Peer Group companies. Consistent with all but one of the Peer Group companies, it is anticipated that the Holding Company's stock will be quoted on the NASDAQ National Market System. Overall, similar to the Peer Group companies, we anticipate that there will be an active and liquid trading market for the Holding Company's stock and, therefore, concluded no adjustment was considered necessary for this factor.


7.   Marketing of the Issue
     ----------------------

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends;
(2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.


     A.   The Public Market
          -----------------

     The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

     In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February 1997. Following the downturn in late-February, the market recovered in early-

RP Financial, LC.
Page 4.10

March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the DJIA closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell- off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

     Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

     A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21,

RP Financial, LC.
Page 4.11

1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of
3.6 percent compared to an original estimate of 2.2 percent.

     Volatility returned to the stock market in early- September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

     Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17. Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating

RP Financial, LC.
Page 4.12

320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

     Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased.

     Led by a rally in the bond market, stocks continued to move higher at the beginning of 1998. However, turmoil in the Asian markets and the uncertain outlook for

RP Financial, LC.
Page 4.13

fourth quarter earnings provided for an uneven stock market through most of January and into early-February. For example, the Dow Jones Industrial Average ("DJIA") plunged 222 points on January 9, 1998, due to fourth quarter profit worries and economic turmoil in Southeast Asia. Comparatively, a rally in the Asian markets propelled the DJIA 201 points higher on February 2, 1998. In general, a rebound in the Asian markets and favorable fourth quarter earnings served to the push the stock market higher during the second half of January and into early-February. In contrast, bond prices edged lower over the same time period, as the labor market remained tight as indicated by a sharp increase in labor costs during the fourth quarter of 1997 and a larger than expected increase in the number of jobs added during December 1997.

     Strength primarily in technology stocks pushed the DJIA to a new record for the first time in six months on February 10, 1998. The rally was sustained through mid-February, as the DJIA established six consecutive new highs through February 18, 1998. Strong earnings and expectations that profitability was not as badly hurt by the Asian crisis as feared served as the basis for the rally in technology stocks. Stable interest rates and few signs of inflation preserved the positive market environment through the end of February, with blue-chip stocks leading the advance. On February 27, 1998, the DJIA closed at a record high of 8545.72, an increase of 24.3 percent from one year ago.

     Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Stable interest rates and acquisition activity supported higher thrift prices in early-March 1997;
however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early- May, as interest rate sensitive issues were bolstered by declining interest rates.

RP Financial, LC.
Page 4.14

     Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued  to move  higher  following  the one day  rally  in the  DJIA.  Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late- September and early-October, interest rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

     The upward trend in thrift prices stalled in mid- October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of

RP Financial, LC.
Page 4.15

bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid- December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline.

     The positive trend in thrift prices was not sustained at the beginning of 1998, as thrift prices moved sharply lower during early-January trading. From January 2, 1998 to January 9, 1998, the SNL index for all publicly-traded thrifts declined from 810.5 to 720.2, or 11.1 percent. The sell-off in thrift stocks was prompted by concerns that the flattening yield curve would put pressure on earnings, particularly among institutions which maintained high concentrations of mortgage loans. Thrift prices recovered somewhat during the second half of January, with the upward trend becoming more pronounced in early-February. Fourth quarter earnings, which generally met expectations, and acquisition news led the recovery in thrift prices. The ongoing trend of consolidation was highlighted by the proposed merger between First Nationwide Holdings, San Francisco, California ($30.9 billion in assets) and Golden State Bancorp, Glendale, California ($16.0 billion in assets), which was announced in early-February. Stable interest rates and acquisitions provided for a mildly positive increase in thrift stocks during the balance of February. On February 27, 1998, the SNL Index for all publicly-traded thrifts closed at 818.7, an increase of 45.4 percent from one year ago.


     B.   The New Issue Market
          --------------------

     In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. The new issue market is separate and distinct from the market for seasoned stock thrifts in that the pricing ratios for converting issues are computed on a pro forma basis, specifically: (1) the numerator and denominator are both impacted by the conversion offering amount, unlike existing stock issues in which price change affects only the numerator; and (2) the pro forma pricing ratio incorporates assumptions regarding source and use of proceeds, effective tax rates, stock plan purchases, etc. which impact pro forma financials, whereas pricing for existing issues are based on reported financials. The distinction between pricing of converting and existing issues is perhaps no clearer than in the case of the price/tangible book ("P/TB") ratio in that the P/TB ratio of a converting thrift will typically always result in a discount to tangible book value whereas in the current market for existing thrifts the P/TB reflects a premium to tangible book value. Therefore, it is appropriate to also consider the market for new issues, both at the time of the conversion and in the aftermarket.

RP Financial, LC.
Page 4.16

     In general, the market environment for converting thrift issues was highly receptive throughout 1997, with most converting issues being oversubscribed and trading higher in initial trading activity. To date, the positive market environment for converting thrift issues has been sustained during 1998. Since the beginning of December 1997, standard conversion offerings completed and began trading have exhibited an average price increase of 46.7 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for standard conversion offerings completed during the latest three month period ending February 27, 1998 equaled positive 48.2 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions, excluding second step conversions, was 77.3 percent and 19.8 times, respectively. The standard conversions that have began trading since the beginning of December 1997 were all closed at the top of the superrange.

     In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 130.25 percent reflects a discount of 23.12 percent from the average P/B ratio of all publicly-traded thrifts (equal to 169.42 percent), and the average core P/E ratio of 26.78 times reflects a premium of 29.0 percent from the all public average core P/E ratio of 20.76 times. The pricing ratios of the higher capitalized but lower earning recently converted thrifts (with resulting lower return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.


     C.   The Acquisition Market
          ----------------------

     Also considered in the valuation was the potential impact on the Bank's stock price of recently completed and pending acquisitions of other thrifts operating in the Bank's market area. As shown in Exhibit IV-4, there were 10 publicly- traded New York thrifts acquired since the beginning of 1996, and 4 acquisitions are currently pending of publicly-traded New York thrifts. The Bank's relatively high pro forma capital position may tend to lessen acquisition speculation in the Bank's stock, based on expectations that an acquiror would be reluctant to pay an acquisition premium for the Bank's "excess" capital. At the same time, the fairly active acquisition market for New York thrifts may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may

RP Financial, LC.
Page 4.17

                                    Table 4.2
                 Pricing Characteristics and After-Market Trends
                Recent Conversions Completed (Last Three Months)

                                                                Pre-Conversion Data
                                                          ------------------------------        Offering      Contribution to
                Institutional Information                 Financial Info.  Asset Quality      Information     Charitable Found
--------------------------------------------------------  ---------------  -------------  ------------------  ----------------
                                    Conversion                    Equity/   NPAs/  Res.   Gross  % of  Exp./            % of
Institution                  State     Date     Ticker    Assets  Assets   Assets  Cov.   Proc.  Mid.  Proc.  Form    Offering
-----------                  -----  ----------  ------    ------  -------  ------  ----   -----  ----  -----  ----    --------
                                                          ($Mil)    (%)    (%)(2)   (%)  ($Mil)   (%)   (%)              (%)
Standard Conversions
--------------------
Richmond County Fin. Corp     NY     02/19/98   RCBK      $1,006   10.22%   0.64%  102%  $244.7  132%   2.7%  Stock     8.00%
Hopfed Bancorp                KY     02/09/98   HFBC         202    9.27%   0.12%   94%    40.3  132%   1.9%   N.A.     N.A.
Timberland Bancorp            WA*    01/13/98   TSBK         212   11.65%   3.83%   21%    66.1  132%   1.5%   N.A.     N.A.
Mystic Financial, Inc.        MA*    01/09/98   MYST         158    7.78%   0.22%  302%    27.1  132%   3.4%   N.A.     N.A.
Wyman Park Bancorp            MD     01/07/98   P. Sheet      63    7.50%   0.24%  183%    10.1  132%   4.6%   N.A.     N.A.
Delaware First Fin. Corp.     DE     01/05/98   P. Sheet     107    5.63%   0.81%   53%    11.6  132%   4.8%   N.A.     N.A.
United Tennessee Bancshares   TN*    01/05/98   UTBI          65   10.41%   0.09%  903%    14.5  132%   4.9%   N.A.     N.A.
Great Pee Dee Bancorp         SC     12/31/97   PEDE          60   18.79%   0.18%  312%    21.8  132%   3.5%  Stock     0.91%
Coddle Creek Financial        NC     12/31/97   P. Sheet     114   12.90%   0.88%   63%    33.7  132%   3.2%   N.A.     N.A.
Union Community Bancorp       IN*    12/29/97   UCBC          86   17.23%   0.16%  165%    30.4  132%   2.6%   N.A.     N.A.
Warwick Community Bncrp       NY     12/23/97   WSBI         291   10.04%   0.56%   93%    64.1  132%   3.4%  Stock     3.00%
Staten Island Bancorp, Inc.   NY*    12/22/97   SIB        2,145    9.11%   1.15%   58%   515.8  132%   1.7%  Stock     5.00%
North Arkansas Bancshares     AR     12/19/97   P. Sheet      34    6.77%   0.21%  203%     3.7  132%  10.8%   N.A.     N.A.
High Country Bancorp          CO     12/10/97   HCBC          76    7.81%   0.23%  286%    12.6  132%   4.4%   N.A.     N.A.
Landmark Financial Corp.      NY     12/01/97   P. Sheet      14    6.66%   1.38%   55%     1.5  132%   9.9%   N.A.     N.A.

                       Averages -- Standard Conversions:  $  309   10.12%   0.71%  193%  $ 73.2  132%   4.2%   N.A.     N.A.
                        Medians -- Standard Conversions:  $  107    9.27%   0.24%  102%  $ 27.1  132%   3.4%   N.A.     N.A.

Second-Step Conversions
-----------------------
Heritage Financial Corp.      WA*    01/09/98   HFWA      $  249   11.39%   0.20%  537%  $ 66.1  132%   2.1%   N.A.     N.A.
Guaranty Fed. Bancshares      MO*    12/31/97   GFED         212   13.82%   0.64%  244%    43.4  132%   2.1%   N.A.     N.A.
Community Natl. Corp.(8)      TN     12/12/97   CNLK          27   14.83%   0.69%  103%     4.5  132%   7.2%   N.A.     N.A.
Equality Bancorp, Inc.        MO*    12/02/97   EBI          239    5.82%   0.29%   41%    13.2  115%   3.9%   N.A.     N.A.

                       Averages -- 2nd Step Conversions:  $  182   11.47    0.46%  231%  $ 31.8  128%   3.8%   N.A.     N.A.
                        Medians -- 2nd Step Conversions:  $  226   12.61%   0.47%  174%  $ 28.3  132%   3.0%   N.A.     N.A.

                            Averages -- All Conversions:  $  282   10.40%   0.66%  201%  $ 64.5  131%   4.1%   N.A.     N.A.
                             Medians -- All Conversions:  $  114   10.04%   0.29%  103%  $ 27.1  132%   3.4%   N.A.     N.A.

RP Financial, LC.
Page 4.17 (continued)

                             Table 4.2 (Continued)

                                                            Insider Purchases                           Pro Forma Data
                                                          ---------------------            ----------------------------------------
                Institutional Information                 Benefit Plans                      Pricing Ratios(4)    Financial Charac.
--------------------------------------------------------  -------------           Initial  ---------------------  -----------------
                                    Conversion                  Recog.   Mgmt.   Dividend           Core
Institution                  State     Date     Ticker    ESOP   Plans  & Dirs.    Yield    P/TB   P/E(5)   P/A   ROA   TE/A   ROE
-----------                  -----  ----------  ------    ----  ------  -------  --------   ----   ------   ---   ---   ----   ---
                                                           (%)    (%)    (%)(3)     (%)      (%)     (x)    (%)   (%)    (%)   (%)
Standard Conversions
--------------------
Richmond County Fin. Corp     NY     02/19/98   RCBK      8.0%   4.0%     1.2%     0.00%    84.8%   17.8x  21.8%  1.2%  25.6%  4.8%
Hopfed Bancorp                KY     02/09/98   HFBC      8.0%   4.0%    16.7%     0.00%    75.4%   17.4   17.0%  1.0%  22.6%  4.4%
Timberland Bancorp            WA*    01/13/98   TSBK      8.0%   4.0%     3.8%     0.00%    80.8%   13.3   24.6%  2.0%  30.5%  6.4%
Mystic Financial, Inc.        MA*    01/09/98   MYST      8.0%   4.0%     4.6%     0.00%    77.0%   19.2   15.0%  0.8%  19.5%  4.0%
Wyman Park Bancorp            MD     01/07/98   P. Sheet  8.0%   4.0%     5.9%     0.00%    76.7%   22.1   14.1%  0.6%  18.4%  3.5%
Delaware First Fin. Corp.     DE     01/05/98   P. Sheet  8.0%   4.0%     2.5%     0.00%    73.9%   26.1    9.9%  0.4%  13.4%  2.8%
United Tennessee Bancshares   TN*    01/05/98   UTBI      8.0%   4.0%     9.6%     3.00%    77.2%   15.1   18.9%  1.2%  24.5%  4.8%
Great Pee Dee Bancorp         SC     12/31/97   PEDE      8.0%   4.0%     8.5%     3.00%    74.0%   18.0   28.0%  1.6%  37.8%  4.1%
Coddle Creek Financial        NC     12/31/97   P. Sheet  8.0%   4.0%     8.9%     2.00%    77.8%   28.2   23.6%  0.8%  30.3%  2.8%
Union Community Bancorp       IN*    12/29/97   UCBC      8.0%   4.0%     5.8%     3.00%    74.6%   17.2   27.2%  1.6%  36.5%  4.3%
Warwick Community Bncrp       NY     12/23/97   WSBI      8.0%   4.0%     3.6%     0.00%    79.4%   18.1   18.9%  1.0%  23.8%  4.4%
Staten Island Bancorp, Inc.   NY*    12/22/97   SIB       8.0%   4.0%     1.5%     0.00%    87.2%   18.4   20.9%  1.1%  24.0%  4.7%
North Arkansas Bancshares     AR     12/19/97   P. Sheet  8.0%   4.0%    18.6%     0.00%    72.0%   N.M.   10.1% -0.2%  14.1% -1.2%
High Country Bancorp          CO     12/10/97   HCBC      8.0%   4.0%    11.0%     3.00%    77.8%   26.1   15.1%  0.6%  19.5%  3.0%
Landmark Financial Corp.      NY     12/01/97   P. Sheet  8.0%   4.0%     8.2%     0.00%    70.9%   N.M.    9.8%  0.7%  13.8%  6.8%

                       Averages -- Standard Conversions:  8.0%   4.0%     7.4%     0.93%    77.3%   19.8x  18.3%  1.0%  23.6%  4.0%
                        Medians -- Standard Conversions:  8.0%   4.0%     5.9%     0.00%    77.0%   18.1x  18.9%  1.0%  23.8%  4.3%

Second-Step Conversions
-----------------------
Heritage Financial Corp.      WA*    01/09/98   HFWA      2.0%   1.0%     1.3%     0.00%   107.1%   20.3x  31.3%  1.5%  29.2%  5.3%
Guaranty Fed. Bancshares      MO*    12/31/97   GFED      8.0%   4.0%     5.1%     3.00%    93.5%   20.2   25.0%  1.2%  26.7%  4.6%
Community Natl. Corp.(8)      TN     12/12/97   CNLK      0.0%   4.0%    17.6%     0.00%    85.9%   17.1   22.9%  1.3%  26.7%  5.0%
Equality Bancorp, Inc.        MO*    12/02/97   EBI       9.1%   5.0%    10.6%     1.70%   100.5%   18.8   10.0%  0.5%   9.9%  5.4%

                       Averages -- 2nd Step Conversions:  4.8%   3.5%     8.7%     1.18%    96.7%   19.1x  22.3%  1.1%  23.1%  5.1%
                        Medians -- 2nd Step Conversions:  5.0%   4.0%     7.9%     0.85%    97.0%   19.5x  24.0%  1.3%  26.7%  5.1%

                            Averages -- All Conversions:  7.3%   3.9%     7.6%     0.98%    81.4%   19.6x  19.2%  1.0%  23.5%  4.2%
                             Medians -- All Conversions:  8.0%   4.0%     5.9%     0.00%    77.8%   18.4x  18.9%  1.0%  24.0%  4.4%

RP Financial, LC.
Page 4.17 (continued)

                             Table 4.2 (Continued)

                                                                               Post-IPO Pricing Trends
                                                                  --------------------------------------------------
                                                                                    Closing Price:
                Institutional Information                         --------------------------------------------------
--------------------------------------------------------           First            After            After
                                    Conversion              IPO   Trading     %     First      %     First       %
Institution                  State     Date     Ticker     Price    Day    Change  Week(6)  Change  Month(7)  Change
-----------                  -----  ----------  ------     -----  -------  ------  -------  ------  --------  ------
                                                            ($)     ($)      (%)     ($)      (%)      ($)      (%)
Standard Conversions
--------------------
Richmond County Fin. Corp     NY     02/19/98   RCBK      $10.00   $16.31   63.1%  $16.56    65.6%   $16.66    66.6%
Hopfed Bancorp                KY     02/09/98   HFBC       10.00    16.81   68.1%   16.00    60.0%    17.31    73.1%
Timberland Bancorp            WA*    01/13/98   TSBK       10.00    14.50   45.0%   16.00    60.0%    16.00    60.0%
Mystic Financial, Inc.        MA*    01/09/98   MYST       10.00    14.44   44.4%   15.63    56.3%    15.00    50.0%
Wyman Park Bancorp            MD     01/07/98   P. Sheet   10.00    13.75   37.5%   13.75    37.5%    14.38    43.8%
Delaware First Fin. Corp.     DE     01/05/98   P. Sheet   10.00    12.88   28.8%   12.13    21.3%    12.75    27.5%
United Tennessee Bancshares   TN*    01/05/98   UTBI       10.00    14.75   47.5%   13.75    37.5%    14.25    42.5%
Great Pee Dee Bancorp         SC     12/31/97   PEDE       10.00    16.13   61.3%   15.50    55.0%    15.00    50.0%
Coddle Creek Financial        NC     12/31/97   P. Sheet   50.00    77.00   54.0%   77.63    55.3%    79.25    58.5%
Union Community Bancorp       IN*    12/29/97   UCBC       10.00    14.69   46.9%   14.25    42.5%    14.25    42.5%
Warwick Community Bncrp       NY     12/23/97   WSBI       10.00    15.63   56.3%   17.00    70.0%    15.63    56.3%
Staten Island Bancorp, Inc.   NY*    12/22/97   SIB        12.00    19.06   58.8%   19.44    62.0%    19.19    59.9%
North Arkansas Bancshares     AR     12/19/97   P. Sheet   10.00    12.50   25.0%   12.75    27.5%    13.13    31.3%
High Country Bancorp          CO     12/10/97   HCBC       10.00    14.44   44.4%   15.25    52.5%    14.44    44.4%
Landmark Financial Corp.      NY     12/01/97   P. Sheet   10.00    11.88   18.8%   12.00    20.0%    11.96    19.6%

                       Averages -- Standard Conversions:  $12.80   $18.98   46.7%  $19.18    48.2%   $19.28    48.4%
                        Medians -- Standard Conversions:  $10.00   $14.69   46.9%  $15.50    55.0%   $15.00    50.0%

Second-Step Conversions
-----------------------
Heritage Financial Corp.      WA*    01/09/98   HFWA      $10.00   $13.25   32.5%  $13.25    32.5%   $13.25    42.5%
Guaranty Fed. Bancshares      MO*    12/31/97   GFED       10.00    12.88   28.8%   12.50    25.0%    12.38    23.8%
Community Natl. Corp.(8)      TN     12/12/97   CNLK       10.00    11.56   15.6%   11.50    15.0%    11.13    11.3%
Equality Bancorp, Inc.        MO*    12/02/97   EBI        10.00    13.44   34.4%   14.94    49.4%    13.69    36.9%

                       Averages -- 2nd Step Conversions:  $10.00   $12.78   27.8%  $13.05    30.5%   $12.86    28.6%
                        Medians -- 2nd Step Conversions:  $10.00   $13.07   30.7%  $12.88    28.8%   $13.03    30.3%

                            Averages -- All Conversions:  $12.21   $17.68   42.7%  $17.89    44.5%   $17.93    44.2%
                             Medians -- All Conversions:  $10.00   $14.44   44.4%  $14.94    49.4%   $14.38    30.3%

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
      "NA" - Not Applicable, Not Available.

(1)  Non-OTS regulated thrifts.
(2)  As reported in summary pages of prospectus.
(3)  As reported in prospectus.
(4)  Does not take into account the adoption of SOP 93-6.
(5)  Excludes impact of special SAIF assessment on earnings.
(6)  Latest price if offering less than one week old.
(7)  Latest price if offering more than one week but less than one month old.
(8)  Simultaneously converted to commercial bank charter.

February 27, 1998

RP Financial, LC.
Page 4.18

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.3
                           Market Pricing Comparatives
                         Prices As of February 27, 1998

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
Financial Institution               Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
---------------------               --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
All Public Companies                  24.32   249.64   1.12   14.62   19.71  169.42  20.70  172.60   20.76    0.38    1.54    30.01
Converted Last 3 Mths (no MHC)        15.99   154.22   0.52   12.37   26.89  130.25  33.19  130.59   26.78    0.04    0.26     5.99

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp, Inc. of MO    15.94    39.63   0.10   10.31      NM  154.61  17.28  154.61      NM    0.24    1.51       NM
PEDE  Great Pee Dee Bancorp of SC     15.88    34.65   0.56   13.51   28.36  117.54  44.51  117.54   28.36    0.00    0.00     0.00
GFED  Guaranty Fed Bancshares of MO   12.56    78.15   0.32   11.18      NM  112.34  33.89  112.34      NM    0.23    1.83    71.88
HFWA  Heritage Financial Corp of WA   14.75   143.80   0.49    9.34      NM  157.92  46.17  157.92      NM    0.00    0.00     0.00
HCBC  High Country Bancorp of CO      14.75    19.51   0.38   12.86      NM  114.70  22.32  114.70      NM    0.00    0.00     0.00
HFBC  HopFed Bancorp of KY            17.31    69.83   0.58   13.26   29.84  130.54  29.49  130.54   29.84    0.00    0.00     0.00
MYST  Mystic Financial of MA          17.00    46.09   0.52   13.00      NM  130.77  25.46  130.77      NM    0.00    0.00     0.00
RCBK  Richmond County Fin Corp of NY  16.66   407.60   0.56   11.79   29.75  141.31  36.24  141.31   29.75    0.00    0.00     0.00
SIB   Staten Island Bancorp of NY     20.50   881.11   0.65   14.19   27.70  144.47  35.73  148.87      NM    0.00    0.00     0.00
TSBK  Timberland Bancorp of WA        17.63   116.59   0.75   12.38   23.51  142.41  43.37  142.41   23.51    0.00    0.00     0.00
UCBC  Union Community Bancorp of IN   14.63    44.50   0.58   13.40   25.22  109.18  39.83  109.18   25.22    0.00    0.00     0.00
UTBI  United Tenn. Bancshares of TN   14.31    20.82   0.66   12.95   21.68  110.50  27.06  110.50   21.68    0.00    0.00     0.00
WSBI  Warwick Community Bncrp of NY   16.00   102.62   0.55   12.60   29.09  126.98  30.18  126.98   29.09    0.00    0.00     0.00

RP Financial, LC.
Page 4.18 (continued)

                             Table 4.3 (Continued)

                                               Financial Characteristics(6)
                                      ----------------------------------------------
                                                               Reported      Core
                                       Total  Equity/  NPAs/  ----------  ----------
Financial Institution                 Assets  Assets  Assets   ROA   ROE   ROA   ROE
---------------------                 ------  ------- ------  ----  ----  ----  ----
                                      ($Mil)    (%)     (%)    (%)   (%)   (%)   (%)
All Public Companies                   1,493   13.30   0.74   0.99  8.87  0.94  8.34
Converted Last 3 Mths (no MHC)           442   25.81   0.49   1.17  4.89  1.12  4.39

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp, Inc. of MO       229   11.18     NA   0.53  7.30  0.12  1.59
PEDE  Great Pee Dee Bancorp of SC         78   37.86   0.45   1.57  4.15  1.57  4.15
GFED  Guaranty Fed Bancshares of MO      231   30.17   0.61   1.00  5.76  0.97  5.58
HFWA  Heritage Financial Corp of WA      311   29.23   0.10   1.53  5.25  1.53  5.25
HCBC  High Country Bancorp of CO          87   19.46   0.23   0.58  2.95  0.58  2.95
HFBC  HopFed Bancorp of KY               237   22.59   0.12   0.99  4.37  0.99  4.37
MYST  Mystic Financial of MA             181   19.47   0.18   0.78  4.00  0.78  4.00
RCBK  Richmond County Fin Corp of NY   1,125   25.65     NA   1.22  4.75  1.22  4.75
SIB   Staten Island Bancorp of NY      2,466   24.73   1.15   1.29  5.21  1.13  4.58
TSBK  Timberland Bancorp of WA           269   30.46     NA   1.85  6.06  1.85  6.06
UCBC  Union Community Bancorp of IN      112   36.48   0.59   1.58  4.33  1.58  4.33
UTBI  United Tenn. Bancshares of TN       77   24.48   0.75   1.25  5.10  1.25  5.10
WSBI  Warwick Community Bncrp of NY      340   23.76   0.69   1.04  4.37  1.04  4.37

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.19

impact the Bank's offering, we have largely taken this into account in selecting companies which operate in the same regional market area as the Bank and, thus, are subject to the same type of acquisition speculation that may influence HCSI's trading price.

     Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall and recent trends in the acquisition market, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management
     ----------

     The Bank's management team appears to have experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of the Bank's Board of Trustees and executive management. The financial characteristics of the Bank suggest that the Bank is being effectively managed and there appears to be a well-defined organizational structure. The Bank has no apparent executive/senior management vacancies.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which also have generally seasoned Boards and management teams.

     On balance, we concluded that no valuation adjustment relative to the Peer Group was appropriate for this factor.


9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The Peer Group is comprised of six BIF-insured and four SAIF-insured institutions. Accordingly, some of the Peer Group companies' deposits were impacted by the recently enacted SAIF rescue legislation, leading to a special assessment during 1996 and a reduced deposit insurance premium structure beginning in 1997. However, currently there are no significant differences between the Bank and the Peer Group from a regulatory perspective, as a fully-converted BIF-insured savings institution HCSI will operate in substantially the same regulatory environment as the Peer Group companies -- all of whom are adequately capitalized and are operating with no apparent restriction. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, no adjustment to the Bank's value was warranted for this factor.

RP Financial, LC.
Page 4.20

Summary of Adjustments
----------------------

     Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows.

     Key Valuation Parameters                               Valuation Adjustment
     ------------------------                               --------------------
     Financial Condition                                      Slight Downward
     Profitability, Growth and Viability of Earnings          Moderate Downward
     Asset Growth                                             No Adjustment
     Primary Market Area                                      No Adjustment
     Dividends                                                No Adjustment
     Liquidity of the Shares                                  No Adjustment
     Marketing of the Issue                                   No Adjustment
     Management                                               No Adjustment
     Effect of Government Regulations and Regulatory Reform   No Adjustment


Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the regulatory agencies, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank's prospectus for offering expenses, the effective tax rate, stock benefit plans and contribution to the charitable foundation (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.74 percent was utilized, equal to the arithmetic average of the Bank's average yield on interest-earning assets and cost of deposits for the nine months ended December 31, 1997 (the reinvestment rate calculation specified by the OTS conversion guidelines). The 6.74 percent reinvestment rate is believed to be representative of the blended rate reflecting the Bank's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion.

     RP Financial's valuation considered each of the valuation approaches promulgated in the regulatory valuation guidelines, as described more fully below.

     o P/E Approach. The P/E approach is generally regarded as the best indicator of long-term value for a stock. Given the operating strategies employed by the Bank and the Peer Group, which provided a certain degree of financial comparability between the Bank and the Peer Group, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings

RP Financial, LC.
Page 4.21

          for both the Bank and the Peer Group included certain unusual items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions which often exhibit P/E multiples that are well above industry averages and since the P/E multiples do not reflect the actual impact of reinvestment, leveraging and capital management strategies. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"), in that the investment community frequently makes this adjustment in its evaluation of the stock price level.

     o P/A Approach. P/A ratios are generally a less reliable indicator of market value. Investors do not place significant weight on simply the size of total assets as a determinant of market value without making risk adjustments. Investors generally place significantly greater weight on book value and earnings, which are more meaningful indicators of value than total assets. Furthermore, this approach as set forth in the regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted.
However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the price/earnings and price/book approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock was $135.0 million at the midpoint at this time.

     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple, derived from the Peer Group's P/E multiple, times the pro forma earnings base. In applying this technique, we considered both reported earnings and a recurring earnings base, that is,

RP Financial, LC.
Page 4.22

earnings adjusted to exclude items which are viewed as be non-recurring and extraordinary items, plus the estimated after-tax earnings benefit from reinvestment of net conversion proceeds. The Bank's reported earnings were $2.661 million for the twelve months ended December 31, 1997. In deriving the Bank's core earnings, adjustments made to reported earnings consisted of eliminating gains realized from the sale of loans and investments and reducing the amount of loan loss provisions. For the twelve months ended December 31, 1997, the Bank recorded pre-tax net gains of $73,000. In adjusting loan loss provisions, we assumed a lower amount of provisions in light of the higher amount of loss provisions established by the Bank during the most recent twelve month period. For purposes of our core earnings analysis, we assumed loan loss provisions of $6.50 million, which was based on our review of the Bank's business plan and discussions with the Bank's management. Accordingly, the adjustment to loan provisions resulted in a $1.9 million pre-tax increase to core earnings. As shown below, after tax effecting the adjustments at an assumed effective marginal tax rate of 40.0 percent, HCSI's core earnings were determined to equal $3.743 million. See Exhibit I-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings.

                                                   Amount
                                                   ------
                                                   ($000)

     Net income                                    $2,661
     Elimination of gains(1)                          (44)
     Adjustment for loss provisions(1)              1,126
                                                   ------
       Core earnings estimate                      $3,743

     (1)  Tax effected at 40.0 percent.

     Based on the Bank's reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma reported and core P/E multiples at the $135.0 million midpoint value were
22.06 times and 18.75 times, respectively, which provided for premiums of 22.83 percent and 1.52 percent relative to the Peer Group's average reported and core earnings multiples of 17.96 and 18.47 times, respectively.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Bank's pro forma market value by applying a valuation P/B ratio, derived from the Peer Group's P/B ratio, to the Bank's pro forma book value. In applying the P/B approach, we considered both reported book value and tangible book value. Based on the

RP Financial, LC.
Page 4.23

$135.0 million midpoint valuation, the Bank's pro forma P/B and P/TB ratios were
74.47 and 74.72 percent, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 160.19 percent and 166.53 percent, respectively, the Bank's ratios were discounted by 53.51 percent and 55.13 percent. RP Financial considered such discounts to be reasonable in light of the previously referenced valuation adjustments, the nature of the calculation of the pro forma P/B and P/TB ratios which mathematically results in a discounted ratio to book value and tangible book value, comparatively lower pro forma core ROE and the resulting pricing ratios under the earnings and assets approaches.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, the Bank's value equaled 17.33 percent of pro forma assets, compared to the Peer Group average P/A ratio of 19.47 percent, which implies a 10.99 percent discount being applied to the Bank's pro forma P/A ratio. The Bank's pro forma P/A ratio exceeded the Peer Group's average P/A ratio at the supermaximum of the range. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was considered in the valuation conclusion.


Comparison to Recent Conversions
--------------------------------

     As indicated at the beginning of this chapter, RP Financial's analysis of recent conversion pricing characteristics at conversion (excluding second step conversions) and in the aftermarket has been limited to a "technical" analysis and, thus, the pricing characteristics of recent conversions is not the primary determinate of value herein. Particular focus was placed on the P/B approach in this analysis since the P/E multiples do not reflect the actual impact of reinvestment and the source of the conversion funds (i.e., external funds vs. deposit withdrawals). The recent conversions on average closed their offerings at their supermaximum levels given the oversubscribed nature of their offerings and prevailing market conditions at closing, indicating an average price/tangible book ratio of 77.3 percent (see Table 4.2). On average, the prices of recent conversions appreciated by 46.7 percent during the first week of trading. In comparison, the Bank's P/TB ratio at the appraised midpoint reflects a discount of 3.3 percent relative to the closing ratios, but a discount of 42.8 percent to the current

RP Financial, LC.
Page 4.24

aftermarket P/TB ratio of 130.59 percent (see Table 4.3). The closing and aftermarket P/TB ratios are not directly comparable in that the closing ratio reflects the pro forma impact of conversion on equity whereas the aftermarket ratio reflects only price (with no further impact on equity capital).


Valuation Conclusion
--------------------

     It is our opinion that, as of February 27, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion was $135.0 million, equal to 13,500,000 shares offered at $10.00 per share. Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $114,750,000 and a maximum of $155,250,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 11,475,000 shares at the minimum to 15,525,000 shares at the maximum. In the event that the appraised value is subject to an increase, up to 17,853,750 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $178,537,500, without a resolicitation.

     Based on this valuation range, incorporating the 3.0 percent shares issued to Foundation following consummation of the offering, the offering range is as follows: $111,407,770 at the minimum, $131,067,960 at the midpoint, $150,728,150 at the maximum and $173,337,380 at the supermaximum. Based on a $10.00 per share offering price, the number of offering shares is as follows: 11,140,777 at the minimum, 13,106,796 at the midpoint, 15,072,815 at the maximum and 17,333,738 at the supermaximum.

     The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

RP Financial, LC.
Page 4.25

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                  Hudson City Savings Inst. and the Comparables
                             As of February 27, 1998

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
                                    Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
                                    --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
Hudson City Savings Inst.
-------------------------
   Superrange                         10.00   178.54   0.41   12.23   24.63   81.76  21.88   81.98   21.43    0.00    0.00     0.00
   Range Maximum                      10.00   155.25   0.43   12.79   23.37   78.19  19.50   78.44   20.09    0.00    0.00     0.00
   Range Midpoint                     10.00   135.00   0.45   13.43   22.06   74.47  17.33   74.72   18.75    0.00    0.00     0.00
   Range Minimum                      10.00   114.75   0.49   14.30   20.51   69.95  15.07   70.21   17.19    0.00    0.00     0.00

All Public Companies                  24.32   249.64   1.12   14.62   19.71  169.42  20.70  172.60   20.76    0.38    1.54    30.01

All Non-MHC State of NY(7)
--------------------------
   Averages                           28.67   549.23   1.18   17.08   22.96  165.78  21.02  174.35   23.14    0.42    1.30    29.56
   Medians                               --       --     --      --   23.09  147.72  17.62  151.76   23.44      --      --       --

Comparable Group Averages
-------------------------
   Averages                           26.52   138.41   1.69   16.40   17.96  160.19  19.47  166.53   18.47    0.48    1.80    34.70
   Medians                               --       --     --      --   17.40  159.87  17.57  159.87   18.27      --      --       --

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY      19.63    27.15   0.85   14.32   23.09  137.08  17.62  137.08   23.09    0.28    1.43    32.94
ALBK  ALBANK Fin. Corp. of Albany NY  48.63   627.67   3.34   27.86   14.47  174.55  15.37  224.72   14.56    0.72    1.48    21.56
ALBC  Albion Banc Corp. of Albion NY  10.75     8.06   0.43    8.09   24.43  132.88  11.39  132.88   25.00    0.11    1.02    25.58
AHCI  Ambanc Holding Co., Inc. of NY  18.25    78.58  -0.69   13.98      NM  130.54  14.85  130.54      NM    0.20    1.10       NM
ASFC  Astoria Financial Corp. of NY   55.88  1463.94   2.38   32.42   21.83  172.36  13.90  247.70   23.48    0.80    1.43    33.61
CNY   Carver Bancorp, Inc. of NY      15.25    35.29   0.03   15.24      NM  100.07   8.49  104.02      NM    0.00    0.00     0.00
CATB  Catskill Fin. Corp. of NY       18.38    85.10   0.82   15.48   22.41  118.73  28.88  118.73   22.41    0.32    1.74    39.02
DME   Dime Bancorp, Inc. of NY        30.50  3548.92   1.05   11.30   29.05  269.91  16.24  329.02   29.05    0.16    0.52    15.24
DIME  Dime Community Bancorp of NY    25.13   312.57   0.91   14.97   26.45  167.87  21.00  194.20   27.62    0.32    1.27    35.16
ESBK  Elmira Svgs Bank (The) of NY    28.88    21.43   1.03   19.55   22.74  147.72   9.39  151.76   28.04    0.64    2.22    62.14
FIBC  Financial Bancorp, Inc. of NY   26.00    44.46   1.63   16.10   16.99  161.49  14.42  162.20   15.95    0.50    1.92    30.67
FFIC  Flushing Fin. Corp. of NY       25.50   200.56   1.09   17.35   23.61  146.97  18.43  152.97   23.39    0.32    1.25    29.36
GOSB  GSB Financial Corp. of NY       16.50    37.09   0.28   14.52      NM  113.64  31.69  113.64      NM    0.00    0.00     0.00
GPT   GreenPoint Fin. Corp. of NY     74.25  3142.26   3.34   29.98   21.71  247.67  24.00      NM   22.23    1.28    1.72    38.32
HAVN  Haven Bancorp of Woodhaven NY   24.50   215.23   1.27   12.85   19.44  190.66  10.90  191.26   19.29    0.30    1.22    23.62
JSB   JSB Financial, Inc. of NY       53.81   532.61   2.64   35.91   18.12  149.85  34.79  149.85   20.38    1.60    2.97    60.61
LISB  Long Island Bancorp, Inc of NY  60.19  1446.31   1.74   23.19   28.53  259.55  23.82  261.92      NM    0.60    1.00    34.48
MBB   MSB Bancorp of Middletown NY(7) 34.88    99.20   0.52   22.40      NM  155.71  12.82  336.03      NM    0.60    1.72       NM
NYB   New York Bancorp, Inc. of NY(7) 40.50   865.04   2.53    8.34   16.33      NM  26.50      NM   16.01    0.60    1.48    23.72
PEEK  Peekskill Fin. Corp. of NY      17.00    53.16   0.67   15.13   25.37  112.36  29.33  112.36   25.37    0.36    2.12    53.73
PKPS  Poughkeepsie Fin. Corp. of NY(7)10.63   134.04   0.24    5.76      NM  184.55  15.31  184.55      NM    0.24    2.26       NM
PSBK  Progressive Bank, Inc. of NY(7) 37.81   144.89   2.20   20.48   16.80  184.62  16.40  203.61   17.19    0.80    2.12    36.36
QCSB  Queens County Bancorp of NY     39.75   600.54   1.45   11.44   27.60  347.47  38.97  347.47   27.41    0.80    2.01    55.17
RELY  Reliance Bancorp, Inc. of NY    35.50   342.01   1.97   19.92   18.88  178.21  15.25  261.80   18.02    0.64    1.80    32.49

RP Financial, LC.
Page 4.25 (continued)

                             Table 4.4 (Continued)

                                                 Financial Characteristics(6)
                                      -------------------------------------------------
                                                                Reported        Core
                                       Total  Equity/  NPAs/  -----------   -----------
                                      Assets  Assets  Assets   ROA    ROE    ROA    ROE
                                      ------  ------- ------  ----   ----   ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)    (%)    (%)
Hudson City Savings Inst.
-------------------------
   Superrange                           816    26.76   3.15   0.89   3.32   1.02   3.81
   Range Maximum                        796    24.94   3.23   0.83   3.35   0.97   3.89
   Range Midpoint                       779    23.27   3.30   0.79   3.38   0.92   3.97
   Range Minimum                        762    21.54   3.38   0.73   3.41   0.88   4.07

All Public Companies                  1,493    13.30   0.74   0.99   8.87   0.94   8.34

All Non-MHC State of NY(7)
--------------------------
   Averages                           2,756    13.74   0.86   0.86   7.04   0.85   6.89
   Medians                               --       --     --     --     --     --     --

Comparable Group Averages
-------------------------
   Averages                             808    13.19   0.81   1.24  11.20   1.20  10.82
   Medians                               --       --     --     --     --     --     --

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY        154    12.86   0.30   0.79   5.85   0.79   5.85
ALBK  ALBANK Fin. Corp. of Albany NY  4,083     8.81   0.88   1.18  12.94   1.17  12.87
ALBC  Albion Banc Corp. of Albion NY     71     8.57   0.12   0.50   5.58   0.49   5.45
AHCI  Ambanc Holding Co., Inc. of NY    529    11.37   0.73  -0.53  -4.16  -0.60  -4.71
ASFC  Astoria Financial Corp. of NY  10,528     8.07   0.56   0.82  10.37   0.76   9.64
CNY   Carver Bancorp, Inc. of NY        416     8.48   1.67  -0.11  -1.33   0.02   0.20
CATB  Catskill Fin. Corp. of NY         295    24.32   0.35   1.34   5.20   1.34   5.20
DME   Dime Bancorp, Inc. of NY       21,849     6.02   1.06   0.62  11.10   0.62  11.10
DIME  Dime Community Bancorp of NY    1,488    12.51   0.53   0.89   6.05   0.85   5.80
ESBK  Elmira Svgs Bank (The) of NY      228     6.35   0.64   0.42   6.63   0.34   5.38
FIBC  Financial Bancorp, Inc. of NY     308     8.93   1.94   0.92   9.85   0.98  10.50
FFIC  Flushing Fin. Corp. of NY       1,088    12.54   0.27   0.94   6.35   0.95   6.40
GOSB  GSB Financial Corp. of NY         117    27.89   0.10   0.45   2.69   0.46   2.79
GPT   GreenPoint Fin. Corp. of NY    13,094     9.69   2.90   1.09  10.41   1.06  10.17
HAVN  Haven Bancorp of Woodhaven NY   1,975     5.72   0.66   0.62  10.47   0.63  10.56
JSB   JSB Financial, Inc. of NY       1,531    23.22   1.07   1.93   8.61   1.71   7.65
LISB  Long Island Bancorp, Inc of NY  6,073     9.18   0.89   0.86   9.44   0.71   7.79
MBB   MSB Bancorp of Middletown NY(7)   774     8.23     NA   0.17   2.28   0.18   2.42
NYB   New York Bancorp, Inc. of NY(7) 3,265     5.46   0.86   1.65  31.75   1.68  32.39
PEEK  Peekskill Fin. Corp. of NY        181    26.10   0.90   1.14   4.28   1.14   4.28
PKPS  Poughkeepsie Fin. Corp. of NY(7)  876     8.30   4.03   0.27   3.28   0.35   4.15
PSBK  Progressive Bank, Inc. of NY(7)   884     8.88   0.74   0.98  11.44   0.96  11.19
QCSB  Queens County Bancorp of NY     1,541    11.22   0.69   1.54  11.21   1.55  11.28
RELY  Reliance Bancorp, Inc. of NY    2,243     8.56   0.56   0.90  10.87   0.94  11.39

RP Financial, LC.
Page 4.26

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                              Table 4.4 (Continued)
                              Public Market Pricing
                  Hudson City Savings Inst. and the Comparables
                             As of February 27, 1998

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
                                    Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
                                    --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
State of NY (Continued)
-----------------------
RCBK  Richmond County Fin Corp of NY  16.66   407.60   0.56   11.79   29.75  141.31  36.24  141.31   29.75    0.00    0.00     0.00
RSLN  Roslyn Bancorp, Inc. of NY      22.81   995.47   0.93   14.04      NM  162.46  28.65  163.28   24.53    0.32    1.40    34.41
SFED  SFS Bancorp of Schenectady NY   21.50    25.97   0.85   17.74   24.43  121.20  14.89  121.20   25.29    0.32    1.49    37.65
SKAN  Skaneateles Bancorp Inc of NY   19.13    27.49   1.12   12.30   16.49  155.53  10.73  159.82   17.08    0.28    1.46    25.00
SIB   Staten Island Bancorp of NY     20.50   881.11   0.65   14.19   27.70  144.47  35.73  148.87      NM    0.00    0.00     0.00
ROSE  T R Financial Corp. of NY       32.97   580.21   1.76   13.69   16.74  240.83  15.10  240.83   18.73    0.68    2.06    38.64
TPNZ  Tappan Zee Fin., Inc. of NY     18.75    27.71   0.69   14.46   26.79  129.67  22.24  129.67   27.17    0.28    1.49    40.58
WSBI  Warwick Community Bncrp of NY   16.00   102.62   0.55   12.60   29.09  126.98  30.18  126.98   29.09    0.00    0.00     0.00
YFCB  Yonkers Fin. Corp. of NY        18.69    56.46   1.01   14.87   18.32  125.69  17.02  125.69   18.50    0.28    1.50    27.72

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY      19.63    27.15   0.85   14.32   23.09  137.08  17.62  137.08   23.09    0.28    1.43    32.94
ALBK  ALBANK Fin. Corp. of Albany NY  48.63   627.67   3.34   27.86   14.47  174.55  15.37  224.72   14.56    0.72    1.48    21.56
BKC   American Bank of Waterbury CT   50.25   116.63   2.96   24.82   14.69  202.46  18.25  209.29   16.98    1.52    3.02    51.35
BKCT  Bancorp Connecticut of CT       18.50    94.20   1.03    9.22   15.95  200.65  21.26  200.65   17.96    0.52    2.81    50.49
CATB  Catskill Fin. Corp. of NY       18.38    85.10   0.82   15.48   22.41  118.73  28.88  118.73   22.41    0.32    1.74    39.02
DIBK  Dime Financial Corp. of CT      31.25   161.38   3.04   14.53   10.28  215.07  17.51  221.47   10.28    0.48    1.54    15.79
MECH  MECH Financial Inc. of CT       26.63   140.95   2.63   16.33   10.09  163.07  16.97  163.07   10.13    0.00    0.00     0.00
NMSB  Newmil Bancorp, Inc. of CT      13.38    51.90   0.72    8.54   18.85  156.67  14.60  156.67   18.58    0.32    2.39    44.44
PEEK  Peekskill Fin. Corp. of NY      17.00    53.16   0.67   15.13   25.37  112.36  29.33  112.36   25.37    0.36    2.12    53.73
SFED  SFS Bancorp of Schenectady NY   21.50    25.97   0.85   17.74   24.43  121.20  14.89  121.20   25.29    0.32    1.49    37.65

RP Financial, LC.
Page 4.26 (continued)

                             Table 4.4 (Continued)

                                                 Financial Characteristics(6)
                                      -------------------------------------------------
                                                                Reported        Core
                                       Total  Equity/  NPAs/  -----------   -----------
                                      Assets  Assets  Assets   ROA    ROE    ROA    ROE
                                      ------  ------- ------  ----   ----   ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)    (%)    (%)
State of NY (Continued)
-----------------------
RCBK  Richmond County Fin Corp of NY  1,125    25.65     NA   1.22   4.75   1.22   4.75
RSLN  Roslyn Bancorp, Inc. of NY      3,474    17.64   0.18   0.96   5.10   1.22   6.50
SFED  SFS Bancorp of Schenectady NY     174    12.29   0.84   0.62   4.91   0.60   4.74
SKAN  Skaneateles Bancorp Inc of NY     256     6.90   1.89   0.67   9.83   0.65   9.49
SIB   Staten Island Bancorp of NY     2,466    24.73   1.15   1.29   5.21   1.13   4.58
ROSE  T R Financial Corp. of NY       3,843     6.27   0.52   0.98  15.68   0.87  14.01
TPNZ  Tappan Zee Fin., Inc. of NY       125    17.16   1.39   0.85   4.86   0.84   4.79
WSBI  Warwick Community Bncrp of NY     340    23.76   0.69   1.04   4.37   1.04   4.37
YFCB  Yonkers Fin. Corp. of NY          332    13.54   0.49   1.04   7.04   1.03   6.97

Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY        154    12.86   0.30   0.79   5.85   0.79   5.85
ALBK  ALBANK Fin. Corp. of Albany NY  4,083     8.81   0.88   1.18  12.94   1.17  12.87
BKC   American Bank of Waterbury CT     639     9.01   2.11   1.32  15.52   1.14  13.44
BKCT  Bancorp Connecticut of CT         443    10.60   0.91   1.39  13.29   1.23  11.80
CATB  Catskill Fin. Corp. of NY         295    24.32   0.35   1.34   5.20   1.34   5.20
DIBK  Dime Financial Corp. of CT        922     8.14   0.30   1.94  23.75   1.94  23.75
MECH  MECH Financial Inc. of CT         831    10.40   0.58   1.79  17.75   1.78  17.69
HRBF  Harbor Federal Bancorp of MD      356     9.32   0.90   0.85   8.52   0.86   8.64
NMSB  Newmil Bancorp, Inc. of CT        181    26.10   0.90   1.14   4.28   1.14   4.28
SFED  SFS Bancorp of Schenectady NY     174    12.29   0.84   0.62   4.91   0.60   4.74

(1)  Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number         Description
-------        -----------
  I-1          Map of Office Locations

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          NMV Analysis

  I-8          Fixed Rate and Adjustable Rate Loans

  I-9          Loan Portfolio Composition

  I-10         Loan Origination and Repayment Activities

  I-11         Contractual Maturity By Loan Type

  I-12         Non-Performing Assets

  I-13         Deposit Composition

  I-14         Time Deposit Rate/Maturity

 II-1          Description of Office Facilities

 II-2          Historical Interest Rates

III-1          General Characteristics of Publicly-Traded Institutions

III-2          Financial Analysis of New York Institutions

RP Financial, LC.

Exhibit
Number         Description
-------        -----------
III-3          Financial Analysis of Connecticut and Massachusetts Institutions

III-4          Peer Group Market Area Comparative Analysis

 IV-1          Stock Prices: As of February 27, 1998

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Trustee and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis

  V-1          Firm Qualifications Statement

                                   EXHIBIT I-1
                       The Hudson City Savings Institution
                             Map of Office Locations



                               [GRAPHIC OMITTED]

                                   EXHIBIT I-2
                       The Hudson City Savings Institution
                          Audited Financial Statements

                           [Incorporated by Reference]

                                   EXHIBIT I-3
                       The Hudson City Savings Institution
                              Key Operating Ratios


                                                         At or For the
                                                        Nine Months Ended           At or For the Year Ended
                                                          December 31,                      March 31,
                                                        -----------------  ------------------------------------------
                                                        1997(1)   1996(1)   1997     1996     1995     1994     1993
                                                        -------   -------   ----     ----     ----     ----     ----
Performance Ratios:
Return on average assets ............................     0.38%     1.01%    0.88%    1.18%    1.05%    1.15%    1.07%
Return on average equity ............................     3.71     10.36     8.94    12.52    12.06    14.17    14.45
Net interest rate spread(2) .........................     4.05      3.90     3.97     3.89     4.05     4.04     3.95
Net interest margin(3) ..............................     4.62      4.41     4.48     4.38     4.40     4.38     4.24
Yield on average earning assets .....................     8.75      8.56     8.64     8.59     7.98     7.92     8.59
Rate on average interest-bearing
  liabilities .......................................     4.70      4.66     4.67     4.70     3.93     3.88     4.64
Average earning assets to average
  interest-bearing liabilities ......................   113.97    112.33   112.56   111.48   109.72   109.55   106.91
Efficiency ratio(4) .................................    58.48     53.52    54.34    52.07    56.81    55.13    53.75
Expense ratio(5) ....................................     2.80      2.40     2.48     2.32     2.54     2.60     2.44

Asset Quality Ratios:
Non-performing loans to total loans .................     3.20      3.10     4.06     2.42     1.67     2.25     2.41
Allowance for loan losses to non-performing loans ...    41.24     28.19    29.37    32.57    43.36    31.67    21.28
Allowance for loan losses to total loans ............     1.32      0.87     1.19     0.79     0.73     0.71     0.51
Non-performing assets to total assets ...............     2.62      2.85     3.60     2.02     1.50     2.12     2.07

Capital Ratios:
Equity to total assets ..............................    10.13     10.00    10.00     9.56     9.05     8.37     7.80
Average equity to average total assets ..............    10.21      9.78     9.88     9.42     8.74     8.11     7.41

----------
(1) Ratios for the nine month periods are stated on an annualized basis. Such ratios and results are not necessarily indicative of results that may be expected for the full year.

(2)  Net interest rate spread  represents  the  difference  between the yield on
     average   earning   assets  and  the  rate  on   average   interest-bearing
     liabilities.

(3) Net interest margin represents net interest income as a percentage of average earning assets.

(4) Total other operating expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total other operating income, excluding net securities transactions.

(5) Total other operating expense, excluding other real estate owned and repossessed property expense, as a percentage of average total assets.

Source: HCSI's prospectus

                                   EXHIBIT I-4
                       The Hudson City Savings Institution
                        Investment Portfolio Composition

                                                                                                  March 31,
                                                                       -------------------------------------------------------------
                                                  December 31, 1997           1997                  1996                  1995
                                                 ------------------    -----------------     ------------------   ------------------
                                                 Carrying     % of     Carrying    % of      Carrying     % of     Carrying   % of
                                                  Value       Total     Value      Total      Value       Total     Value     Total
                                                  -----       -----     -----      -----      -----       -----     -----     -----
                                                                             (Dollars in Thousands)
Securities available for sale, at fair value:
  U.S. Government and Agency securities.........   $36,943    85.35%    $37,329    81.82%    $33,452      65.05%   $ 2,937    29.78%
  Corporate debt securities.....................     6,339    14.65       8,294    18.18      17,977      34.95      6,926    70.22
                                                   -------   ------     -------   ------     -------     ------    -------   ------
    Total securities available for sale.........   $43,282   100.00%    $45,623   100.00%    $51,429     100.00%   $ 9,863   100.00%
                                                   =======   ======     =======   ======     =======     ======    =======   ======
Investment securities, at amortized cost:
  U.S. Government and Agency securities.........   $19,974    28.04%    $17,960    22.71%    $13,957      16.81%   $14,937    16.67%
  Mortgage-backed securities....................     4,517     6.34       3,050     3.86       4,221       5.09      2,591     2.89
  Corporate debt securities.....................    46,743    65.61      57,648    72.91      63,557      76.57     69,238    77.29
 State, county and municipal....................        10      .01         410      .52       1,268       1.53      2,820     3.15
                                                   -------   ------     -------   ------     -------     ------    -------   ------
    Total investment securities.................   $71,244   100.00%    $79,068   100.00%    $83,003     100.00%   $89,586   100.00%
                                                   =======   ======     =======   ======     =======     ======    =======   ======

Investment securities, at fair value............   $71,608   100.51%    $78,753    99.60%    $83,122     100.14%   $87,608    97.79%
                                                   =======   ======     =======   ======     =======     ======    =======   ======

Source: HCSI's prospectus

                                   EXHIBIT I-5
                       The Hudson City Savings Institution
                                Yields and Costs

                                                    Nine Months Ended December 31,
                                  ------------------------------------------------------------------
                                                 1997                              1996
                                  --------------------------------  --------------------------------
                                    Average     Interest              Average     Interest
                                  Outstanding    Earned/   Yield/   Outstanding    Earned/   Yield/
                                    Balance       Paid     Rate(1)    Balance       Paid     Rate(1)
                                    -------       ----     -------    -------       ----     -------
                                                        (Dollars in Thousands)
Earning Assets:
 Federal funds sold .............   $  4,710     $   202    5.69%     $  2,121     $    87    5.44%
 Securities available for sale ..     39,703       1,960    6.55        55,729       2,879    6.86
 Investment securities ..........     72,208       3,565    6.55        84,428       4,063    6.39
 Federal Home Loan Bank of
   NY stock .....................      2,812         151    7.13         2,565         124    6.42
 Loans receivable ...............    509,634      35,575    9.27       465,883      32,220    9.18
                                    --------     -------    ----      --------     -------    ----
    Total earning assets ........    629,067      41,453    8.75       610,726      39,373    8.56
                                                 -------    ----                   -------    ----
 Cash and due from banks ........     11,048                             7,602
 Allowance for loan losses ......     (6,953)                           (3,656)
 Other non-earning assets .......     26,945                            25,342
                                    --------                          --------
      Total assets ..............    660,107                           640,014
                                    ========                          ========
Interest-Bearing Liabilities:
 Savings accounts ...............    137,841       3,584    3.45       132,886       3,388    3.38
 N.O.W. and money market accounts     94,247       2,178    3.07        95,046       2,144    2.99
 Time deposit accounts ..........    310,499      13,513    5.78       307,259      13,342    5.76
 Escrow accounts ................      5,088          89    2.32         5,198          87    2.22
 Other borrowings ...............      4,266         176    5.48         3,303         130    5.22
                                    --------     -------    ----      --------     -------    ----
   Total interest-bearing
    liabilities .................    551,941      19,540    4.70       543,692      19,091    4.66
                                                 -------    ----                   -------    ----
Non-interest-bearing deposits ...     35,638                            28,270
Other non-interest
  bearing liabilities ...........      5,106                             5,440
Equity ..........................     67,422                            62,612
                                    --------                          --------
   Total liabilities and equity .   $660,107                          $640,014
                                    ========                          ========
Net interest income .............                $21,913                           $20,282
                                                 =======                           =======
Net interest rate spread.........                           4.05%                             3.90%
                                                            ====                              ====
Net interest margin..............                           4.62%                             4.41%
                                                            ====                              ====

                                                                         Year Ended March 31,
                                 ---------------------------------------------------------------------------------------------------
                                               1997                              1996                              1995
                                 -------------------------------   -------------------------------   -------------------------------
                                   Average     Interest              Average     Interest              Average     Interest
                                 Outstanding    Earned/   Yield/   Outstanding    Earned/   Yield/   Outstanding    Earned/   Yield/
                                   Balance       Paid      Rate      Balance       Paid      Rate      Balance       Paid      Rate
                                   -------       ----      ----      -------       ----      ----      -------       ----      ----
                                                                        (Dollars in Thousands)
Earning Assets:
 Federal funds sold .............  $  1,638     $    89    5.43%     $  4,908     $   271    5.52%     $  7,206     $   344    4.77%
 Securities available for sale...    53,445       3,658    6.84        26,889       1,782    6.63        12,307         917    7.45
 Investment securities ..........    83,343       5,385    6.46        92,243       6,062    6.57        94,001       6,503    6.92
 Federal Home Loan Bank of
   NY stock .....................     2,575         164    6.37         2,578         187    7.25         2,064         160    7.75
 Loans receivable ...............   471,295      43,585    9.25       444,645      40,780    9.17       424,187      35,135    8.28
                                   --------     -------    ----      --------     -------    ----      --------     -------    ----
    Total earning assets ........   612,296      52,881    8.64       571,263      49,082    8.59       539,765      43,059    7.98
                                                -------    ----                   -------    ----                   -------    ----
 Cash and due from banks ........     6,860                             6,386                             6,740
 Allowance for loan losses ......    (3,886)                           (3,304)                           (2,931)
 Other non-earning assets .......    25,597                            23,090                            22,869
                                   --------                          --------                          --------
      Total assets ..............   640,867                           597,435                           566,443
                                   ========                          ========                          ========
Interest-Bearing Liabilities:
 Savings accounts ...............   133,209       4,523    3.40       129,281       4,275    3.31       167,284       5,501    3.29
 N.O.W. and money market accounts    93,972       2,831    3.01        93,813       2,932    3.13        97,131       2,769    2.85
 Time deposit accounts ..........   307,757      17,727    5.76       283,149      16,713    5.90       219,008      10,796    4.93
 Escrow accounts ................     4,579         106    2.31         5,460         124    2.27         6,360         142    2.23
 Other borrowings ...............     4,459         239    5.36           745          42    5.64         2,145         101    4.71
                                   --------     -------    ----      --------     -------    ----      --------     -------    ----
   Total interest-bearing
    liabilities .................   543,976      25,426    4.67       512,448      24,086    4.70       491,928      19,309    3.93
                                                -------    ----                   -------    ----                   -------    ----
Non-interest-bearing deposits ...    27,984                            24,096                            21,021
Other non-interest
  bearing liabilities ...........     5,585                             4,630                             3,983
Equity ..........................    63,322                            56,261                            49,511
                                   --------                          --------                          --------
   Total liabilities and equity .  $640,867                          $597,435                          $566,443
                                   ========                          ========                          ========
Net interest income .............               $27,455                           $24,996                           $23,750
                                                =======                           =======                           =======
Net interest rate spread.........                          3.97%                             3.89%                             4.05%
                                                           ====                              ====                              ====
Net interest margin..............                          4.48%                             4.38%                             4.40%
                                                           ====                              ====                              ====

----------
(1)  Annualized

Source: HCSI's prospectus

                                   EXHIBIT I-6
                       The Hudson City Savings Institution
                          Loan Loss Allowance Activity

                                                            Nine Months
                                                               Ended                       Year Ended March 31,
                                                            December 31,   ----------------------------------------------------
                                                                1997         1997       1996       1995       1994       1993
                                                            ------------     ----       ----       ----       ----       ----
                                                                                   (Dollars in Thousands)
Total loans outstanding (end of period) ...................   $511,898     $493,019   $450,671   $438,875   $408,989   $389,805
                                                              ========     ========   ========   ========   ========   ========
Average total loans outstanding (period to date) ..........    509,634      471,295    444,645    424,187    422,752    376,218
                                                              ========     ========   ========   ========   ========   ========
Allowance for loan losses at beginning of period ..........      5,872        3,546      3,187      2,917      1,999      1,994

Loan charge-offs:
  Residential real estate(1) ..............................       (391)        (162)      (111)       (88)        (9)      (360)
  Commercial real estate ..................................     (1,233)        (454)       (95)       (36)       (41)      (943)
  Commercial business(2) ..................................     (2,309)        (127)        --        (86)      (113)      (118)
  Manufactured home loans .................................       (331)        (216)      (372)      (288)       (95)       (10)
  Financed insurance premiums .............................     (1,608)      (1,070)      (573)      (711)       (97)      (939)
  Other consumer loans ....................................        (81)         (41)       (46)       (54)       (31)      (323)
                                                              --------     --------   --------   --------   --------   --------
    Total charge-offs .....................................     (5,953)      (2,070)    (1,197)    (1,263)      (386)    (2,693)
                                                              --------     --------   --------   --------   --------   --------
Loan recoveries:
  Residential real estate(1) ..............................          8            3         21         93         --          8
  Commercial real estate ..................................         17           11         16          7         --         45
  Commercial business(2) ..................................          7           74          6          4          1          1
  Manufactured home loans .................................         82           45         70         33         18         15
  Financed insurance premiums .............................        284          386        261        161         --         --
  Other consumer loans ....................................         31           51         49         66         84         86
                                                              --------     --------   --------   --------   --------   --------
    Total recoveries ......................................        429          570        423        364        103        155
                                                              --------     --------   --------   --------   --------   --------
Loan charge-offs, net of recoveries .......................     (5,524)      (1,500)      (774)      (899)      (283)    (2,538)
Provision charged to operations ...........................      6,408        3,826      1,090      1,169      1,201      2,543
Allowance acquired from acquisition .......................         --           --         43         --         --         --
                                                              --------     --------   --------   --------   --------   --------
Allowance for loan losses at end of period ................      6,756        5,872      3,546      3,187      2,917      1,999
                                                              ========     ========   ========   ========   ========   ========
Ratio of net charge-offs during the period to average
  loans outstanding during the period .....................       1.08%        0.32%      0.17%      0.21%      0.07%      0.67%
                                                              ========     ========   ========   ========   ========   ========
Provision as a percentage of average loans ................       1.26%        0.81%      0.25%      0.28%      0.28%      0.68%
                                                              ========     ========   ========   ========   ========   ========
Allowance as a percentage of non-performing loans .........      41.24%       29.37%     32.57%     43.36%     31.67%     21.28%
                                                              ========     ========   ========   ========   ========   ========
Allowance as a percentage of total loans (end of period) ..       1.32%        1.19%      0.79%      0.73%      0.71%      0.51%
                                                              ========     ========   ========   ========   ========   ========

----------
(1)  Includes home equity and construction loans.
(2)  Includes warehouse lines of credit.

Source: HCSI's prospectus

                                   EXHIBIT I-7
                       The Hudson City Savings Institution
                                  NMV Analysis


                   Net Market Value of Assets and Liabilities
        ----------------------------------------------------------------
           Change in
         Interest Rates           Net
        in Basis Points         Market
         (Rate Shock)            Value          $ Change        % Change
        ---------------         ------          --------        --------
                             (Dollars in thousands)
              200               89,641           (2,322)         (2.52)%
              150               90,468           (1,495)         (1.63)%
              100               91,142             (821)         (0.89)%
               50               91,636             (327)         (0.36)%
                0               91,963                0             --
              (50)              91,551             (412)         (0.45)%
             (100)              90,698           (1,265)         (1.38)%
             (150)              89,938           (2,025)         (2.20)%
             (200)              89,100           (2,863)         (3.11)%


                               Net Interest Income
        ----------------------------------------------------------------
           Change in
         Interest Rates           Net
        in Basis Points        Interest
         (Rate Shock)           Income          $ Change        % Change
        ---------------        --------         --------        --------
                             (Dollars in thousands)
              200               26,651            1,111           4.35%
              150               26,406              866           3.39%
              100               26,136              596           2.33%
               50               25,855              315           1.23%
                0               25,540                0             --
              (50)              25,032             (508)         (1.99)%
             (100)              24,569             (971)         (3.80)%
             (150)              24,105           (1,435)         (5.62)%
             (200)              23,635           (1,905)         (7.46)%


Source: HCSI's prospectus

                                   EXHIBIT I-8
                       The Hudson City Savings Institution
                      Fixed Rate and Adjustable Rate Loans


     The following table sets forth the dollar amounts in each loan category at December 31, 1997 that are contractually due after December 31, 1998, and whether such loans have fixed interest rates or adjustable interest rates.


                                                 Due after December 31, 1998
                                            ------------------------------------
                                              Fixed      Adjustable       Total
                                              -----      ----------       -----
                                                       (In Thousands)
Residential real estate(1) ...........      $ 74,222      $202,142      $276,364
Commercial real estate ...............        23,671        38,388        62,059
Commercial business loans(2) .........         1,884         6,099         7,983
Manufactured home loans ..............        47,135        50,950        98,085
Other consumer loans .................         8,966            --         8,966
                                            --------      --------      --------
  Total ..............................      $155,878      $297,579      $453,457
                                            ========      ========      ========
----------
(1) Includes home equity loans.
(2) Includes warehouse lines of credit.


Source: HCSI's prospectus

                                   EXHIBIT I-9
                       The Hudson City Savings Institution
                           Loan Portfolio Composition

                                                                                   March 31,
                            December 31,   -----------------------------------------------------------------------------------------
                                1997              1997              1996              1995              1994              1993
                         ----------------- ----------------- ----------------- ----------------- ----------------- -----------------
                          Amount   Percent  Amount   Percent  Amount   Percent  Amount   Percent  Amount   Percent  Amount   Percent
                          ------   -------  ------   -------  ------   -------  ------   -------  ------   -------  ------   -------
                                                                   (Dollars in Thousands)
Real Estate Loans:
Residential mortgage.... $250,649   48.96% $246,462   49.99% $214,226   47.53% $225,437   51.37% $203,819   49.83% $186,874   47.94%
Home equity.............   27,441    5.36    27,630    5.60    26,936    5.98    27,938    6.37    26,620    6.51    25,540    6.55
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
 Total residential
  real estate...........  278,090   54.32   274,092   55.59   241,162   53.51   253,375   57.74   230,439   56.34   212,414   54.49
Commercial..............   73,902   14.44    67,697   13.73    70,854   15.72    70,328   16.02    65,571   16.03    59,268   15.20
Construction............    3,980    0.78     2,725    0.55     4,317    0.96     6,446    1.47     9,899    2.42    11,159    2.86
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
 Total real estate loans  355,972   69.54   344,514   69.87   316,333   70.19   330,149   75.23   305,909   74.79   282,841   72.55
Consumer loans:
Manufactured home loans.   98,307   19.20    92,651   18.79    80,399   17.84    72,184   16.45    65,285   15.96    78,858   20.23
Financed insurance
 premiums(1)............   23,395    4.57    23,535    4.78    13,503    3.00     8,674    1.98     7,098    1.74     5,248    1.35
Other consumer loans....   12,140    2.37    11,577    2.35    10,155    2.25     8,448    1.93     7,789    1.90     9,727    2.50
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
 Total consumer loans...  133,842   26.14   127,763   25.92   104,057   23.09    89,306   20.36    80,172   19.60    93,833   24.08
Commercial business
 loans..................   13,907    2.72    16,146    3.27    17,393    3.86    13,821    3.15    12,827    3.14     8,086    2.07
Warehouse lines of
 credit.................    7,062    1.38     3,567    0.72    11,797    2.62     4,599    1.05     9,520    2.33     8,901    2.28
Net deferred loan costs
 and unearned discount..    1,115    0.22     1,029    0.22     1,091    0.24     1,000    0.21       561    0.14    (3,856)   (.98)
                         --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Total loans.............  511,898  100.00%  493,019  100.00%  450,671  100.00%  438,875  100.00%  408,989  100.00%  389,805  100.00%
                                   ======            ======            ======            ======            ======            ======
Less:
Allowance for loan
 losses.................   (6,756)           (5,872)           (3,546)           (3,187)           (2,917)           (1,999)
                         --------          --------          --------          --------          --------          --------
 Total loans
  receivable, net....... $505,142          $487,147          $447,125          $435,688          $406,072          $387,806
                         ========          ========          ========          ========          ========          ========

----------
(1) Includes personal as well as commercial insurance premiums.

Source: HCSI's prospectus

                                  EXHIBIT I-10
                       The Hudson City Savings Institution
                   Loan Originations and Repayment Activities

                                                                                                                     Net
                                                                                                                   Deferred
                                        Commercial                                                                   Loan
                            Residential    Real    Commercial Warehouse               Financed   Other            Costs and
                            Real Estate   Estate    Business   Lines of Manufactured Insurance Consumer            Unearned  Total
                              Loans(1)     Loans      Loans   Credit(2)  Home Loans   Premiums   Loans  Subtotals  Discount  Loans
                            ----------- ---------- ---------- --------- ------------ --------- -------- --------- ---------  -----
                                                                         (In Thousands)
Balance as of
 March 31, 1995 ............  $259,821    $70,328    $13,821    $4,599     $72,184    $ 8,674   $ 8,448  $437,875   $1,000  $438,875
                                                                                                                    ======  ========
Add: loan originations,
 other advances and
  transfers ................    27,246      9,145     16,997     7,198      23,402     34,417     8,601   127,006
Less: principal repayments
 and other reductions ......   (41,477)    (8,524)   (13,425)       --     (14,815)   (29,015)   (6,848) (114,104)
Less: charge-offs ..........      (111)       (95)        --        --        (372)      (573)      (46)   (1,197)
                              --------    -------    -------    ------     -------    -------   -------  --------
Balance as of
 March 31, 1996 ............   245,479     70,854     17,393    11,797      80,399     13,503    10,155   449,580   $1,091  $450,671
                                                                                                                    ======  ========
Add: loan originations,
 other advances and
  transfers ................    68,086     14,030     13,201        --      26,773     63,932    10,749   196,771
Less: principal repayments
 and other reductions ......   (36,586)   (16,733)   (14,321)   (8,230)    (14,305)   (52,830)   (9,286) (152,291)
Less: charge-offs ..........      (162)      (454)      (127)       --        (216)    (1,070)      (41)   (2,070)
                              --------    -------    -------    ------     -------    -------   -------  --------
Balance as of
 March 31, 1997 ............   276,817     67,697     16,146     3,567      92,651     23,535    11,577   491,990   $1,029  $493,019
                                                                                                                    ======  ========
Add: loan originations,
 other advances and
 transfers .................    49,879     12,160     11,601     3,495      17,222     54,233     7,189   155,779
Less: principal repayments
 and other reductions ......   (44,235)    (4,722)   (11,531)       --     (11,235)   (52,765)   (6,545) (131,033)
Less: charge-offs ..........      (391)    (1,233)    (2,309)       --        (331)    (1,608)      (81)   (5,953)
                              --------    -------    -------    ------     -------    -------   -------  ---------
Balance as of
 December 31, 1997 .........  $282,070    $73,902    $13,907    $7,062     $98,307    $23,395   $12,140  $510,783   $1,115  $511,898
                              ========    =======    =======    ======     =======    =======   =======  ========   ======  ========

----------
(1) Includes home equity and construction loans.
(2) Activity represents the net drawdowns and repayments.

Source: HCSI's prospectus

                                  EXHIBIT I-11
                       The Hudson City Savings Institution
                       Contractual Maturity By Loan Type

                                     Real Estate Loans                                  Consumer Loans
                                ---------------------------              -------------------------------------------
                                                             Commercial                 Financed    Other
                                 Residential     Commercial   Business   Manufactured  Insurance  Consumer
                                Real Estate(1)  Real Estate   Loans(2)    Home Loans    Premiums    Loans     Total
                                --------------  -----------  ----------  ------------  ---------  --------    -----
                                                               (Dollars in Thousands)
Amounts  Due:
0 months to 1 year.............    $  5,706       $11,843      $12,986      $   222     $23,395    $ 3,174  $ 57,326

After 1 year:
  1 to 2 years.................       1,165         6,217          707          304          --      1,227     9,620
  2 to 3 years.................         998         7,213        2,524          608          --      2,425    13,768
  3 to 5 years.................       6,649        24,280        2,707        2,096          --      4,287    40,019
  5 to 10 years ...............      17,895        13,219        2,045       15,477          --        811    49,447
  10 to 15 years...............      59,037         4,245           --       42,422          --        213   105,917
  Over 15 years................     190,620         6,885           --       37,178          --          3   234,686
                                   --------       -------      -------      -------     -------    -------  --------
Total due after one year.......     276,364        62,059        7,983       98,085          --      8,966   453,457
                                   --------       -------      -------      -------     -------    -------  --------
Total amount due...............    $282,070       $73,902      $20,969      $98,307     $23,395    $12,140   510,783
                                   ========       =======      =======      =======     =======    =======
Net deferred loan costs
  and unearned discount........                                                                                1,115
                                                                                                            --------
     Total loans...............                                                                              511,898
Less:
Allowance for loan losses......                                                                               (6,756)
                                                                                                            --------
  Total loans receivable, net..                                                                             $505,142
                                                                                                            ========

----------
(1) Includes home equity and construction loans.
(2) Includes warehouse lines of credit.

Source: HCSI's prospectus

                                  EXHIBIT I-12
                       The Hudson City Savings Institution
                             Non-Performing Assets

                                                                     March 31,
                                      December 31,  ------------------------------------------
                                          1997       1997     1996     1995     1994     1993
                                          ----       ----     ----     ----     ----     ----
                                                       (Dollars in Thousands)
Non-accruing loans:
  Residential real estate(1).........    $4,485     $4,553   $3,496   $1,900   $2,418   $2,198
  Commercial real estate.............     4,279      3,239    1,587    1,884    1,805    2,651
  Commercial business................        --      2,318       75       27      125      112
  Manufactured home loans............     3,241      2,260    1,597    1,581    1,363    1,125
  Financed insurance premiums........     3,013      2,867    1,527      819    1,114    1,172
  Other consumer loans...............        63         45        4       10       39       96
                                         ------     ------   ------   ------   ------   ------
    Total............................    15,081     15,282    8,286    6,221    6,864    7,354
                                         ------     ------   ------   ------   ------   ------
Accruing loans contractually
 past due 90 days or more:
  Residential real estate(1).........       435        570    1,262      400      125      617
  Commercial real estate.............       867      3,874    1,316      591    1,686    1,131
  Commercial business................        --        244       --       --       --       --
  Manufactured home loans............        --         --       22       16       63       54
  Financed insurance premiums........        --         --       --       --       --       --
  Other consumer loans...............        --         23       --      122      473      237
                                         ------     ------   ------   ------   ------   ------
    Total............................     1,302      4,711    2,600    1,129    2,347    2,039
                                         ------     ------   ------   ------   ------   ------
Total non-performing loans...........    16,383     19,993   10,886    7,350    9,211    9,393
                                         ======     ======   ======   ======   ======   ======
Foreclosed assets:
  Residential real estate............        59         48      160       49       10      250
  Commercial real estate.............       300      2,860      921      726    1,969      569
  Repossessed property...............       700        539      635      503      577      468
                                         ------     ------   ------   ------   ------   ------
    Total............................     1,059      3,447    1,716    1,278    2,556    1,287
                                         ======     ======    =====   ======   ======   ======
Total non-performing assets..........    17,442     23,440   12,602    8,628   11,767   10,680
                                         ======     ======   ======   ======   ======   ======
Allowance for loan losses............     6,756      5,872    3,546    3,187    2,917    1,999
                                         ======     ======   ======   ======   ======   ======
Allowance for loan losses as a
 percentage of non-performing loans..     41.24%     29.37%   32.57%   43.36%   31.67%   21.28%
                                         ======     ======   ======   ======   ======   ======
Non-performing loans as a
 percentage of total loans...........      3.20%      4.06%    2.42%    1.67%    2.25%    2.41%
                                           ====       ====     ====     ====     ====     ====
Non-performing assets as a
 percentage of total assets..........      2.62%      3.60%    2.02%    1.50%    2.12%    2.07%
                                           ====       ====     ====     ====     ====     ====

----------
(1) Includes home equity loans.

Source: HCSI's prospectus

                                  EXHIBIT I-13
                       The Hudson City Savings Institution
                              Deposit Composition

                                         Balance as of                           Balance as of March 31,
                                          December 31,       ---------------------------------------------------------------
                                              1997                  1997                  1996                  1995
                                       -------------------   -------------------   -------------------   -------------------
                                                   Percent               Percent               Percent               Percent
                                        Amount    of Total    Amount    of Total    Amount    of Total    Amount    of Total
                                        ------    --------    ------    --------    ------    --------    ------    --------
                                                                      (Dollars in Thousands)
Savings accounts (3.00% to 3.92%) ...  $140,483     23.97%   $136,109     24.11%   $130,032     23.42%   $138,621     26.94%
N.O.W. and money market accounts
  (2.00% to 4.88%) ..................    94,046     16.04      92,347     16.36      93,919     16.92      92,511     17.98

Time deposits:

2.00 - 2.99% ........................       470      0.08          --        --          --        --          --        --
3.00 - 3.99% ........................       419      0.07         824      0.15         958      0.17       6,625      1.29
4.00 - 4.99% ........................     3,497      0.60      15,319      2.71      32,165      5.79      44,052      8.56
5.00 - 5.99% ........................   259,419     44.25     228,732     40.51     149,852     26.99      93,839     18.24
6.00 - 6.99% ........................    15,659      2.67      27,070      4.79      84,703     15.26      86,972     16.91
7.00 - 7.99% ........................    35,817      6.11      35,441      6.28      34,516      6.22      31,024      6.03
8.00 - 8.99% ........................        --        --          --        --         560      0.10       1,328      0.26
                                       --------    ------    --------    ------    --------    ------    --------    ------
  Total time deposit accounts .......   315,281     53.78     307,386     54.44     302,754     54.53     263,840     51.29
                                       --------    ------    --------    ------    --------    ------    --------    ------
Non-interest bearing accounts .......    36,421      6.21      28,757      5.09      28,483      5.13      19,479      3.79

Total deposits ......................  $586,231    100.00%   $564,599    100.00%   $555,188    100.00%   $514,451    100.00%
                                       ========    ======    ========    ======    ========    ======    ========    ======

Source: HCSI's prospectus

                                  EXHIBIT I-14
                       The Hudson City Savings Institution
                           Time Deposit Rate/Maturity

                                                               Amount Due
                     ----------------------------------------------------------------------------------------------
                       12 month       12 month       12 month       12 month       12 month
                     period ended   period ended   period ended   period ended   period ended
                     December 31,   December 31,   December 31,   December 31,   December 31,
                         1998           1999           2000           2001           2002      Thereafter    Total
                         ----           ----           ----           ----           ----      ----------    -----
                                                             (In Thousands)
Interest Rate
2.00 - 2.99% .......   $    470       $     --        $    --        $    --        $   --        $ --     $    470
3.00 - 3.99% .......        419             --             --             --            --          --          419
4.00 - 4.99% .......      3,377            120             --             --            --          --        3,497
5.00 - 5.99% .......    164,824         69,240         14,155          8,364         2,037         799      259,419
6.00 - 6.99% .......      7,737          5,609          1,203            902           208          --       15,659
7.00 - 7.99% .......      1,533         26,050          2,824          5,410            --          --       35,817
8.00 - 8.99% .......         --             --             --             --            --          --           --
                       --------       --------        -------        -------        ------        ----     --------
   Total ...........   $178,360       $101,019        $18,182        $14,676        $2,245        $799     $315,281
                       ========       ========        =======        =======        ======        ====     ========

Source: HCSI's prospectus

                                  EXHIBIT II-1
                       The Hudson City Savings Institution
                        Description of Office Facilities

                                                                          Total
                                              Owned         Lease      Approximate
                                     Date       or        Expiration      Square      Net Book
Location                           Acquired   Leased         Date        Footage        Value
--------                           --------   ------      ----------   -----------    --------
Main Office:
One Hudson City Centre(1)            1990     Owned           --          64,433     $8,611,213
Corner of State and Green Streets
Hudson, New York 12534

Branch Offices:

Coleman Street                       1970     Owned           --           6,330        402,466
Chatham, New York 12037

Route 9 (3)                          1994     Owned           --           4,873      1,508,599
Valatie, New York 12184

Church Street                        1974     Owned           --           1,798        270,073
Copake, New York 12516

Route 20 and McClellen               1975     Owned           --           3,260        269,316
Nassau, New York 12123

23 Fairview Plaza                    1983     Leased     April 1998(5)     4,500         48,368
160 Fairview Avene
Hudson, New York 12534

41 State Street                      1989     Leased   September 1999(5)   3,200          1,038
Albany, New York 12201

Greenport Town Center(2)             1994     Leased      June 1999(5)       362         32,148
Fairview Avenue
Hudson, New York 12534

Route 44 East                        1994     Owned           --           2,560        269,508
Millerton, New York 12546

622 Columbia Turnpike (4)            1996     Owned/      July 2000(5)     2,996        643,478
East Greenbush, New York 12061                Leased

3-93 Carman Road                     1996     Leased    December 2000(5)   2,300        137,638
Schenectady, New York 12303

2628 Route 23(2)                     1997     Leased       May 2002(5)       374         34,807
Hillsdale, New York 12529

----------
(1) On January 5, 1998, the Bank's Warren Street branch was relocated to the Bank's main office.
(2)  Banking operations are located inside of supermarkets at these locations.
(3)  Branch relocated to this address in 1994 from previous location.
(4)  Bank owns the building and leases the land.
(5)  Does not include renewable terms.

Source: HCSI's prospectus

                                  EXHIBIT II-2
                            Historical Interest Rates

                                  Exhibit II-2
                          Historical Interest Rates(1)

                         Prime         90 Day          One Year          30 Year
Year/Qtr. Ended          Rate          T-Bill           T-Bill            T-Bond
---------------          -----         ------          --------          -------
1991: Quarter 1          8.75%          5.92%            6.24%            8.26%
      Quarter 2          8.50%          5.72%            6.35%            8.43%
      Quarter 3          8.00%          5.22%            5.38%            7.80%
      Quarter 4          6.50%          3.95%            4.10%            7.47%

1992: Quarter 1          6.50%          4.15%            4.53%            7.97%
      Quarter 2          6.50%          3.65%            4.06%            7.79%
      Quarter 3          6.00%          2.75%            3.06%            7.38%
      Quarter 4          6.00%          3.15%            3.59%            7.40%

1993: Quarter 1          6.00%          2.95%            3.18%            6.93%
      Quarter 2          6.00%          3.09%            3.45%            6.67%
      Quarter 3          6.00%          2.97%            3.36%            6.03%
      Quarter 4          6.00%          3.06%            3.59%            6.34%

1994: Quarter 1          6.25%          3.56%            4.44%            7.09%
      Quarter 2          7.25%          4.22%            5.49%            7.61%
      Quarter 3          7.75%          4.79%            5.94%            7.82%
      Quarter 4          8.50%          5.71%            7.21%            7.88%

1995: Quarter 1          9.00%          5.86%            6.47%            7.43%
      Quarter 2          9.00%          5.57%            5.63%            6.63%
      Quarter 3          8.75%          5.42%            5.68%            6.51%
      Quarter 4          8.50%          5.09%            5.14%            5.96%

1996: Quarter 1          8.25%          5.14%            5.38%            6.67%
      Quarter 2          8.25%          5.16%            5.68%            6.87%
      Quarter 3          8.25%          5.03%            5.69%            6.92%
      Quarter 4          8.25%          5.18%            5.49%            6.64%

1997: Quarter 1          8.50%          5.32%            6.00%            7.10%
      Quarter 2          8.50%          5.17%            5.66%            6.78%
      Quarter 3          8.50%          5.10%            5.44%            6.40%
      Quarter 4          8.50%          5.34%            5.48%            5.92%

February 27, 1998        8.50%          5.31%            5.40%            5.92%

(1)  End of period data.

Source: SNL Securities.

                                  EXHIBIT III-1
             General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE    Nationwide         M.B.     46,679 D   371     12-31   10/72   62.44   5,817
GDW    Golden West Fin. Corp. of CA        NYSE    Nationwide         M.B.     39,590 D   249     12-31   05/59   89.25   5,093
GSB    Golden State Bancorp of CA          NYSE    California         Div.     16,029 D   178     06-30   10/83   35.63   1,818
DSL    Downey Financial Corp. of CA        NYSE    Southern CA        Thrift    5,854 S    85     12-31   01/71   29.25     783
BPLS   Bank Plus Corp. of CA               OTC     Los Angeles CA     R.E.      4,168 D    37     12-31     /     14.75     286
FED    FirstFed Fin. Corp. of CA           NYSE    Los Angeles CA     R.E.      4,160 D    24     12-31   12/83   40.38     428
WES    Westcorp Inc. of Orange CA          NYSE    California         Div.      3,757 S    26     12-31   05/86   17.06     448
BVCC   Bay View Capital Corp. of CA        OTC     San Francisco CA   M.B.      3,246 D    37     12-31   05/86   34.75     419
PFFB   PFF Bancorp of Pomona CA            OTC     Southern CA        Thrift    2,766 D    23     03-31   03/96   19.38     348
CENF   CENFED Financial Corp. of CA        OTC     Los Angeles CA     Thrift    2,305 S    18     12-31   10/91   42.50     253
HEMT   HF Bancorp of Hemet CA              OTC     Southern CA        Thrift    1,063 D    19     06-30   06/95   17.88     113
REDF   RedFed Bancorp of Redlands CA       OTC     Southern CA        Thrift    1,010 D    14     12-31   04/94   19.81     143
ITLA   ITLA Capital Corp of CA (3)         OTC     Los Angeles CA     R.E.        902 S     6     12-31   10/95   20.19     159
HTHR   Hawthorne Fin. Corp. of CA          OTC     Southern CA        Thrift      891 S     6     12-31     /     19.75      61
QCBC   Quaker City Bancorp of CA           OTC     Los Angeles CA     R.E.        852 D     8     06-30   12/93   20.00      93
PROV   Provident Fin. Holdings of CA       OTC     Southern CA        M.B.        724 D    10     06-30   06/96   22.75     107
HBNK   Highland Bancorp of CA              OTC     Los Angeles CA     R.E.        550 D     7     12-31     /     35.75      83
MBBC   Monterey Bay Bancorp of CA          OTC     West Central CA    Thrift      408 D     7     12-31   02/95   19.75      64
SGVB   SGV Bancorp of W. Covina CA         OTC     Los Angeles CA     Thrift      408 D     8     06-30   06/95   18.00      42
LFCO   Life Financial Corp of CA           OTC     Southern CA        Thrift      294 S     5     12-31     /     16.00     105
BYFC   Broadway Fin. Corp. of CA           OTC     Los Angeles CA     Thrift      125 S     3     12-31   01/96   12.75      11


Florida Companies
-----------------

BKUNA  BankUnited Fin. Corp. of FL         OTC     Miami FL           Thrift    3,029 D    16     09-30   12/85   14.69     209
OCN    Ocwen Financial Corp. of FL         NYSE    Southeast FL       Div.      2,956 S     1     12-31     /     30.00   1,817
BANC   BankAtlantic Bancorp of FL          OTC     Southeastern FL    M.B.      2,845 S    60     12-31   11/83   13.50     348
FFPB   First Palm Beach Bancorp of FL      OTC     Southeast FL       Thrift    1,808 S    47     09-30   09/93   37.88     191
HARB   Harbor FL Bncp MHC of FL (46.1)     OTC     Eastern FL         Thrift    1,129 D    23     09-30   01/94   70.50     351
FFFL   Fidelity Bcsh MHC of FL (47.7)      OTC     Southeast FL       Thrift    1,046 S    20     12-31   01/94   32.75     222

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Florida Companies (continued)
-----------------------------
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC     Southeast FL       Thrift      709 S    20     12-31   10/94   36.50     186
FFLC   FFLC Bancorp of Leesburg FL         OTC     Central FL         Thrift      400 D     9     12-31   01/94   19.38      73


Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE    NY,NJ,FL           M.B.     21,849 D    91     12-31   08/86   30.50   3,549
SVRN   Sovereign Bancorp, Inc. of PA       OTC     PA,NJ,DE           M.B.     14,336 D   150     12-31   08/86   19.38   1,811
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE    New York City NY   Thrift   13,084 D    74     12-31   01/94   74.25   3,142
ASFC   Astoria Financial Corp. of NY       OTC     New York City NY   Thrift   10,528 D    61     12-31   11/93   55.88   1,464
LISB   Long Island Bancorp, Inc of NY      OTC     Long Island NY     M.B.      6,073 D    35     09-30   04/94   60.19   1,446
ALBK   ALBANK Fin. Corp. of Albany NY      OTC     Upstate NY,MA,VT   Thrift    4,083 D   108     12-31   04/92   48.63     628
ROSE   T R Financial Corp. of NY (3)       OTC     New York City NY   Thrift    3,843 D    15     12-31   06/93   32.97     580
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC     Long Island NY     M.B.      3,474 S     8     12-31   01/97   22.81     995
NYB    New York Bancorp, Inc. of NY        NYSE    Southeastern NY    Thrift    3,265 D    31     09-30   01/88   40.50     865
SIB    Staten Island Bancorp of NY (3)     NYSE    New York City NY   Thrift    2,466 P    16     12-31   12/97   20.50     881
MLBC   ML Bancorp of Villanova PA          OTC     Philadelphia PA    M.B.      2,316 S    29     03-31   08/94   31.25     374
CMSB   Commonwealth Bancorp Inc of PA      OTC     Philadelphia PA    M.B.      2,269 D    56     12-31   06/96   20.38     331
NWSB   Northwest SB, MHC of PA (30.7)      OTC     Pennsylvania       Thrift    2,249 D    58     06-30   11/94   15.88     743
RELY   Reliance Bancorp, Inc. of NY        OTC     New York City NY   Thrift    2,243 D    30     06-30   03/94   35.50     342
HARS   Harris Fin. MHC of PA (24.3)        OTC     Harrisburg PA      M.B.      2,201 D    33     12-31   01/94   20.50     693
HAVN   Haven Bancorp of Woodhaven NY       OTC     New York City NY   Thrift    1,975 D    33     12-31   09/93   24.50     215
QCSB   Queens County Bancorp of NY (3)     OTC     New York City NY   Thrift    1,541 S    11     12-31   11/93   39.75     601
JSB    JSB Financial, Inc. of NY (3)       NYSE    New York City NY   Thrift    1,531 S    13     12-31   06/90   53.81     533
WSFS   WSFS Financial Corp. of DE (3)      OTC     Wilmington         Div.      1,515 D    16     12-31   11/86   20.75     259
OCFC   Ocean Fin. Corp. of NJ              OTC     Eastern NJ         Thrift    1,489 S    10     12-31   07/96   35.25     288
DIME   Dime Community Bancorp of NY (3)    OTC     New York City NY   Thrift    1,488 D    15     06-30   06/96   25.13     313
PFSB   PennFed Fin. Services of NJ         OTC     Northern NJ        Thrift    1,476 D    18     06-30   07/94   18.63     180
YFED   York Financial Corp. of PA          OTC     PA,MD              Thrift    1,182 D    22     06-30   02/84   25.50     226
MFSL   Maryland Fed. Bancorp of MD         OTC     Southern MD        Thrift    1,175 S    27     02-28   06/87   35.94     233
RCBK   Richmond County Fin Corp of NY (3)  OTC     New York City      Thrift    1,125 P     0             02/98   16.66     408
FFIC   Flushing Fin. Corp. of NY (3)       OTC     New York City NY   Thrift    1,088 D     7     12-31   11/95   25.50     201
FSLA   First SB SLA MHC of NJ (47.5)       OTC     Eastern NJ         Thrift    1,049 D    17     12-31   07/92   45.75     367

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
PVSA   Parkvale Financial Corp of PA       OTC     Southwestern PA    Thrift    1,019 D    29     06-30   07/87   31.75     162
PSBK   Progressive Bank, Inc. of NY (3)    OTC     Southeast NY       Thrift      884 D    17     12-31   08/84   37.81     145
PKPS   Poughkeepsie Fin. Corp. of NY       OTC     Southeast NY       Thrift      876 D    15     12-31   11/85   10.63     134
PWBC   PennFirst Bancorp of PA             OTC     Western PA         Thrift      822 S    11     12-31   06/90   19.13     102
GAF    GA Financial Corp. of PA            AMEX    Pittsburgh PA      Thrift      784 D    13     12-31   03/96   19.63     152
MBB    MSB Bancorp of Middletown NY (3)    AMEX    Southeastern NY    Thrift      774 S    16     12-31   09/92   34.88      99
IBSF   IBS Financial Corp. of NJ           OTC     Southwest NJ       Thrift      728 D    10     09-30   10/94   17.75     194
SFIN   Statewide Fin. Corp. of NJ          OTC     Northern NJ        Thrift      703 S    16     12-31   10/95   22.75     104
FBBC   First Bell Bancorp of PA            OTC     Pittsburgh PA      Thrift      676 D     7     12-31   06/95   18.75     122
TSBS   Peoples Bcrp, MHC of NJ (35.9) (3)  OTC     Central NJ         Thrift      640 D    14     12-31   08/95   43.25     391
FSNJ   Bayonne Banchsares of NJ            OTC     Northern NJ        Thrift      609 S     4     03-31   08/97   13.25     119
THRD   TF Financial Corp. of PA            OTC     PA, NJ             Thrift      597 D    14     12-31   07/94   26.00      83
FMCO   FMS Financial Corp. of NJ           OTC     Southern NJ        Thrift      582 S    20     12-31   12/88   35.00      84
PULS   Pulse Bancorp of S. River NJ        OTC     Central NJ         Thrift      539 D     4     09-30   09/86   26.25      81
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC     East-Central NY    Thrift      529 S    12     12-31   12/95   18.25      79
FSPG   First Home Bancorp of NJ            OTC     NJ,DE              Thrift      525 S    10     12-31   04/87   29.75      81
LVSB   Lakeview Financial of NJ            OTC     Northern NJ        Thrift      518 S     8     07-31   12/93   25.88     108
PFNC   Progress Financial Corp. of PA      OTC     Southeastern PA    Thrift      493 D    10     12-31   07/83   16.88      69
CNY    Carver Bancorp, Inc. of NY          AMEX    New York, NY       Thrift      416 D     7     03-31   10/94   15.25      35
RARB   Raritan Bancorp of Raritan NJ (3)   OTC     Central NJ         Thrift      408 D     6     12-31   03/87   26.50      63
FSBI   Fidelity Bancorp, Inc. of PA        OTC     Southwestern PA    Thrift      393 D     8     09-30   06/88   28.88      45
FKFS   First Keystone Fin. Corp of PA      OTC     Philadelphia PA    Thrift      379 D     5     09-30   01/95   17.50      42
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC     Northern NJ        Thrift      377 D    10     12-31   11/89   26.75      76
SHEN   First Shenango Bancorp of PA        OTC     Western PA         Thrift      375 D     4     12-31   04/93   43.50      90
FOBC   Fed One Bancorp of Wheeling WV      OTC     Northern WV,OH     Thrift      367 D    11     12-31   01/95   35.88      85
HARL   Harleysville SB of PA               OTC     Southeastern PA    Thrift      348 D     4     09-30   08/87   30.00      50
WSBI   Warwick Community Bncrp of NY (3)   OTC     Southeast NY       Thrift      340 P     4     05-31   12/97   16.00     103
YFCB   Yonkers Fin. Corp. of NY            OTC     Yonkers NY         Thrift      332 D     4     09-30   04/96   18.69      56
CVAL   Chester Valley Bancorp of PA        OTC     Southeastern PA    Thrift      326 D     7     06-30   03/87   31.75      69
LFBI   Little Falls Bancorp of NJ          OTC     New Jersey         Thrift      324 S     6     12-31   01/96   20.00      52
EQSB   Equitable FSB of Wheaton MD         OTC     Central MD         Thrift      322 D     4     09-30   09/93   30.50      37
FIBC   Financial Bancorp, Inc. of NY       OTC     New York City NY   Thrift      308 D     5     09-30   08/94   26.00      44
PHFC   Pittsburgh Home Fin Corp of PA      OTC     Pittsburgh PA      Thrift      300 D     9     09-30   04/96   17.75      35

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
CATB   Catskill Fin. Corp. of NY (3)       OTC     Albany NY          Thrift      295 D     4     09-30   04/96   18.38      85
WVFC   WVS Financial Corp. of PA           OTC     Pittsburgh PA      Thrift      292 D     5     06-30   11/93   38.00      67
LFED   Leeds FSB, MHC of MD (36.3)         OTC     Baltimore MD       Thrift      291 D     1     06-30   05/94   21.63     112
FBER   1st Bergen Bancorp of NJ            OTC     Northern NJ        Thrift      285 S     4     12-31   04/96   19.75      57
WYNE   Wayne Bancorp, Inc. of NJ           OTC     Northern NJ        Thrift      267 S     5     12-31   06/96   24.50      49
WSB    Washington SB, FSB of MD            AMEX    Southeastern MD    Thrift      265 S     5     12-31     /      8.75      38
GDVS   Greater DV SB,MHC of PA (19.9)      OTC     Southeast PA       Thrift      260 D     7     12-31   03/95   31.00     101
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC     Northwest NY       Thrift      256 D     9     12-31   06/86   19.13      27
IFSB   Independence FSB of DC              OTC     Washington DC      Ret.        252 S     2     12-31   06/85   17.00      22
HRBF   Harbor Federal Bancorp of MD        OTC     Baltimore MD       Thrift      234 D     9     03-31   08/94   24.00      41
ESBK   Elmira Svgs Bank (The) of NY (3)    OTC     NY,PA              Thrift      228 S     6     12-31   03/85   28.88      21
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC     Western NY         Thrift      228 S     5     12-31   11/94   30.50      54
LARL   Laurel Capital Group of PA          OTC     Southwestern PA    Thrift      213 D     6     06-30   02/87   22.00      48
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC     Western PA         Thrift      206 S     9     12-31   07/97   18.00      50
PBHC   Pathfinder BC MHC of NY (46.1) (3)  OTC     Upstate NY         Thrift      193 S     5     12-31   11/95   21.50      62
PEEK   Peekskill Fin. Corp. of NY          OTC     Southeast NY       Thrift      184 D     3     06-30   12/95   17.00      53
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC     New Jersey         Thrift      182 D     6     12-31   04/97   18.50      39
SFED   SFS Bancorp of Schenectady NY       OTC     Eastern NY         Thrift      174 D     4     12-31   06/95   21.50      26
AFED   AFSALA Bancorp, Inc. of NY          OTC     Central NY         Thrift      160 S     5     09-30   10/96   19.63      27
SKBO   First Carnegie MHC of PA (45.0)     OTC     Western PA         Thrift      147 S     3     03-31   04/97   18.63      43
PRBC   Prestige Bancorp of PA              OTC     Southwestern PA    Thrift      143 D     4     12-31   06/96   19.13      18
TPNZ   Tappan Zee Fin., Inc. of NY         OTC     Southeast NY       Thrift      125 S     1     03-31   10/95   18.75      28
GOSB   GSB Financial Corp. of NY (3)       OTC     Southeast NY       Thrift      116 D     2     09-30   07/97   16.50      37
WWFC   Westwood Fin. Corp. of NJ           OTC     Northern NJ        Thrift      112 D     2     03-31   06/96   28.63      18
AFBC   Advance Fin. Bancorp of WV          OTC     Northern Neck WV   Thrift      108 D     2     06-30   01/97   20.00      22
WHGB   WHG Bancshares of MD                OTC     Baltimore MD       Thrift      101 D     5     09-30   04/96   18.50      26
SHSB   SHS Bancorp, Inc. of PA             OTC     Pittsburgh, PA     Thrift       88 S     3     12-31   10/97   18.00      15
ALBC   Albion Banc Corp. of Albion NY      OTC     Western NY         Thrift       71 S     2     09-30   07/93   10.75       8
USAB   USABancshares, Inc of PA (3)        OTC     Philadelphia PA    Thrift       64 S     1     12-31     /     10.50       8
PWBK   Pennwood Bancorp, Inc. of PA        OTC     Pittsburgh PA      Thrift       47 D     3     06-30   07/96   22.00      12

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies
------------------
COFI   Charter One Financial of OH         OTC     OH,MI,NY           Div.     19,760 D   221     12-31   01/88   60.59   3,869
CFB    Commercial Federal Corp. of NE      NYSE    NE,CO,KS,OK,IA     M.B.      7,189 D   108     06-30   12/84   35.38   1,153
SPBC   St. Paul Bancorp, Inc. of IL        OTC     Chicago IL         Div.      4,557 D    52     12-31   05/87   26.50     906
CTZN   CitFed Bancorp of Dayton OH         OTC     Dayton OH          M.B.      3,460 D    35     03-31   01/92   52.38     681
MAFB   MAF Bancorp, Inc. of IL             OTC     Chicago IL         Thrift    3,458 D    21     12-31   01/90   37.25     559
FLGS   Flagstar Bancorp, Inc of MI         OTC     MI                 Thrift    2,033 S    19     12/31     /     22.63     309
ABCW   Anchor Bancorp Wisconsin of WI      OTC     Wisconsin          M.B.      1,941 D    35     03-31   07/92   43.00     389
DNFC   D&N Financial Corp. of MI           OTC     Northern MI        Ret.      1,815 D    37     12-31   02/85   26.25     239
FISB   First Indiana Corp. of IN           OTC     Central IN         M.B.      1,613 D    26     12-31   08/83   29.25     371
STFR   St. Francis Cap. Corp. of WI        OTC     Milwaukee WI       Thrift    1,598 D    23     09-30   06/93   43.50     228
FTFC   First Fed. Capital Corp. of WI      OTC     Southern WI        M.B.      1,544 D    49     12-31   11/89   31.88     293
ABCL   Alliance Bancorp, Inc. of IL        OTC     Chicago IL         M.B.      1,364 D    14     12-31   07/92   27.50     221
JSBA   Jefferson Svgs Bancorp of MO        OTC     St. Louis MO,TX    Thrift    1,258 S    32     12-31   04/93   27.00     270
AADV   Advantage Bancorp, Inc. of WI       OTC     WI,IL              Thrift    1,027 D    15     09-30   03/92   69.50     225
METF   Metropolitan Fin. Corp. of OH       OTC     Northeast OH       Thrift      925 D    15     12-31     /     16.81     119
OFCP   Ottawa Financial Corp. of MI        OTC     Western MI         Thrift      886 D    26     12-31   08/94   29.50     157
CFSB   CFSB Bancorp of Lansing MI          OTC     Central MI         Thrift      853 D    17     12-31   06/90   29.50     224
GSBC   Great Southern Bancorp of MO        OTC     Southwest MO       Thrift      750 D    25     06-30   12/89   25.50     206
NASB   North American SB, FSB of MO        OTC     KS,MO              M.B.        734 D     7     09-30   09/85   66.50     149
HOMF   Home Fed Bancorp of Seymour IN      OTC     Southern IN        Thrift      709 D    16     06-30   01/88   31.50     161
HMNF   HMN Financial, Inc. of MN           OTC     Southeast MN       Thrift      691 D     7     12-31   06/94   29.00     120
SFSL   Security First Corp. of OH          OTC     Northeastern OH    R.E.        678 D    14     03-31   01/88   22.00     167
FNGB   First Northern Cap. Corp of WI      OTC     Northeast WI       Thrift      668 D    19     12-31   12/83   13.00     115
MSBK   Mutual SB, FSB of Bay City MI       OTC     Michigan           M.B.        645 D    22     12-31   07/92   13.25      57
FFYF   FFY Financial Corp. of OH           OTC     Youngstown OH      Thrift      615 D    10     06-30   06/93   34.25     139
EMLD   Emerald Financial Corp. of OH       OTC     Cleveland OH       Thrift      603 S    14     12-31     /     22.13     112
HFFC   HF Financial Corp. of SD            OTC     South Dakota       Thrift      581 D    19     06-30   04/92   29.00      86
FDEF   First Defiance Fin.Corp. of OH      OTC     Northwest OH       Thrift      580 D    10     12-31   10/95   15.25     130
FFBH   First Fed. Bancshares of AR         OTC     Northern AR        Thrift      547 S    13     12-31   05/96   26.00     127
HFGI   Harrington Fin. Group of IN         OTC     Eastern IN         Thrift      545 D     4     06-30     /     12.00      39
AVND   Avondale Fin. Corp. of IL           OTC     Chicago IL         Ret.        542 D     5     12-31   04/95   15.25      51
FFOH   Fidelity Financial of OH            OTC     Cincinnati OH      Thrift      535 D    12     12-31   03/96   18.00     101
FCBF   FCB Fin. Corp. of Neenah WI         OTC     Eastern WI         Thrift      523 S    13     03-31   09/93   31.25     121

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
CAFI   Camco Fin. Corp. of OH              OTC     Eastern OH         M.B.        521 D    11     12-31     /     25.38      82
FBCI   Fidelity Bancorp of Chicago IL      OTC     Chicago IL         Thrift      490 D     5     09-30   12/93   24.50      69
CBCI   Calumet Bancorp of Chicago IL       OTC     Chicago IL         Thrift      487 D     5     12-31   02/92   37.50     118
FFSX   First FSB MHC Sxld of IA (46.1)     OTC     Western IA         Thrift      459 D    13     06-30   07/92   31.13      88
SFSB   SuburbFed Fin. Corp. of IL          OTC     IL,IN              Thrift      438 D    12     12-31   03/92   47.13      60
PERM   Permanent Bancorp, Inc. of IN       OTC     Southwest IN       Thrift      420 D    11     03-31   04/94   29.50      62
HALL   Hallmark Capital Corp. of WI        OTC     Milwaukee WI       Thrift      414 D     3     06-30   01/94   16.00      47
MCBS   Mid Continent Bancshares of KS      OTC     Central KS         M.B.        408 D    10     09-30   06/94   45.63      91
CASH   First Midwest Fin., Inc. of OH      OTC     IA,SD              R.E.        408 D    12     09-30   09/93   22.88      62
FFHH   FSF Financial Corp. of MN           OTC     Southern MN        Thrift      403 D    11     09-30   10/94   20.13      61
WOFC   Western Ohio Fin. Corp. of OH       OTC     Western OH         Thrift      397 S    10     12-31   07/94   26.75      63
PVFC   PVF Capital Corp. of OH             OTC     Cleveland OH       R.E.        396 D     9     06-30   12/92   23.00      61
ASBI   Ameriana Bancorp of IN              OTC     Eastern IN,OH      Thrift      393 S     8     12-31   03/87   20.50      66
PMFI   Perpetual Midwest Fin. of IA        OTC     EastCentral IA     Thrift      392 D     5     06-30   03/94   28.75      54
FMBD   First Mutual Bancorp Inc of IL      OTC     Central IL         Thrift      391 D    14     12-31   07/95   20.13      71
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC     Northeast AR       Thrift      389 D     6     09-30   04/94   44.19      72
FFKY   First Fed. Fin. Corp. of KY         OTC     Central KY         Thrift      388 D     8     06-30   07/87   22.00      91
CBSB   Charter Financial Inc. of IL        OTC     Southern IL        Thrift      382 D     8     09-30   12/95   32.63     136
SWBI   Southwest Bancshares of IL          OTC     Chicago IL         Thrift      368 D     6     12-31   06/92   31.00      84
INBI   Industrial Bancorp of OH            OTC     Northern OH        Thrift      364 D    10     12-31   08/95   18.50      94
HBEI   Home Bancorp of Elgin IL            OTC     Northern IL        Thrift      353 D     4     12-31   09/96   18.63     128
HBFW   Home Bancorp of Fort Wayne IN       OTC     Northeast IN       Thrift      350 D     9     09-30   03/95   32.75      78
KNK    Kankakee Bancorp, Inc. of IL        AMEX    Illinois           Thrift      343 D     9     12-31   01/93   33.88      46
HMCI   HomeCorp, Inc. of Rockford IL       OTC     Northern IL        Thrift      332 D     9     12-31   06/90   27.56      47
WFI    Winton Financial Corp. of OH        AMEX    Cincinnati OH      R.E.        324 S     5     09-30   08/88   26.88      54
WCBI   WestCo Bancorp, Inc. of IL          OTC     Chicago IL         Thrift      316 D     1     12-31   06/92   29.00      71
GFCO   Glenway Financial Corp. of OH       OTC     Cincinnati OH      Thrift      305 D     5     06-30   11/90   20.50      47
FSFF   First SecurityFed Fin of IL         OTC     Chicago, IL        Thrift      303 P     5     12-31   10/97   15.38      99
EFBI   Enterprise Fed. Bancorp of OH       OTC     Cincinnati OH      Thrift      301 D     5     09-30   10/94   33.38      66
PFDC   Peoples Bancorp of Auburn IN        OTC     Northeastern IN    Thrift      294 D     7     09-30   07/87   22.25      75
CBK    Citizens First Fin.Corp. of IL      AMEX    Central IL         Thrift      274 D     7     12-31   05/96   20.75      50
MFBC   MFB Corp. of Mishawaka IN           OTC     Northern IN        Thrift      264 D     5     09-30   03/94   27.00      44
FBCV   1st Bancorp of Vincennes IN         OTC     Southwestern IN    M.B.        256 D     2     06-30   04/87   25.13      27

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
WAYN   Wayne Svgs Bks MHC of OH (47.8)     OTC     Central OH         Thrift      255 D     6     03-31   06/93   29.50      67
CAPS   Capital Savings Bancorp of MO       OTC     Central MO         Thrift      242 D     8     06-30   12/93   22.50      43
OHSL   OHSL Financial Corp. of OH          OTC     Cincinnati, OH     Thrift      239 D     5     12-31   02/93   36.75      46
HFBC   HopFed Bancorp of KY                OTC     Southwest KY       Thrift      237 P     5     09-30   02/98   17.31      70
LARK   Landmark Bancshares, Inc of KS      OTC     Central KS         Thrift      234 D     5     09-30   03/94   22.00      37
FFHS   First Franklin Corp. of OH          OTC     Cincinnati OH      Thrift      231 S     7     12-31   01/88   27.00      32
GFED   Guaranty Fed Bancshares of MO       OTC     Southwest MO       Thrift      231 D     4     06-30   12/97   12.56      78
EBI    Equality Bancorp, Inc. of MO        AMEX    St Louis           Thrift      229 D     3     03-31   12/97   15.94      40
MBLF   MBLA Financial Corp. of MO          OTC     Northeast MO       Thrift      224 D     2     06-30   06/93   28.13      36
MFFC   Milton Fed. Fin. Corp. of OH        OTC     Southwest OH       Thrift      219 D     3     09-30   10/94   15.88      36
BFFC   Big Foot Fin. Corp. of IL           OTC     Chicago IL         Thrift      216 D     3     06-30   12/96   22.63      57
FFED   Fidelity Fed. Bancorp of IN         OTC     Southwestern IN    Thrift      216 D     4     06-30   08/87    9.75      30
FFFD   North Central Bancshares of IA      OTC     Central IA         Thrift      215 S     4     12-31   03/96   21.00      69
CMRN   Cameron Fin. Corp. of MO            OTC     Northwest MO       Thrift      211 D     3     09-30   04/95   20.00      51
FFBZ   First Federal Bancorp of OH         OTC     Eastern OH         Thrift      209 D     6     09-30   07/92   23.00      36
MWFD   Midwest Fed. Fin. Corp of WI        OTC     Central WI         Thrift      207 J     9     12-31   07/92   28.75      47
WEFC   Wells Fin. Corp. of Wells MN        OTC     Southcentral MN    Thrift      201 D     8     12-31   04/95   18.88      37
LSBI   LSB Fin. Corp. of Lafayette IN      OTC     Central IN         Thrift      200 S     4     12-31   02/95   28.25      26
HCBB   HCB Bancshares of Camden AR         OTC     Southern AR        Thrift      200 S     7     06-30   05/97   14.75      39
MARN   Marion Capital Holdings of IN       OTC     Central IN         Thrift      192 D     2     06-30   03/93   27.00      48
FFWC   FFW Corporation of Wabash IN        OTC     Central IN         Thrift      191 D     4     06-30   04/93   18.50      27
NEIB   Northeast Indiana Bncrp of IN       OTC     Northeast IN       Thrift      190 S     3     12-31   06/95   22.25      39
PULB   Pulaski SB, MHC of MO (29.8)        OTC     St. Louis MO       Thrift      179 S     5     09-30   05/94   48.75     102
PFED   Park Bancorp of Chicago IL          OTC     Chicago IL         Thrift      177 D     3     12-31   08/96   18.75      44
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC     Chicago IL         Thrift      177 D     3     12-31   04/97   18.88      39
EGLB   Eagle BancGroup of IL               OTC     Central IL         Thrift      171 D     3     12-31   07/96   20.25      24
BWFC   Bank West Fin. Corp. of MI          OTC     Southeast MI       Thrift      170 D     3     06-30   03/95   14.88      39
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC     Central IL         Thrift      168 D     4     12-31   04/95   22.00      42
FFWD   Wood Bancorp of OH                  OTC     Northern OH        Thrift      167 D     7     06-30   08/93   22.00      58
SMBC   Southern Missouri Bncrp of MO       OTC     Southeast MO       Thrift      163 S     8     06-30   04/94   22.25      36
FBSI   First Bancshares, Inc. of MO        OTC     Southcentral MO    Thrift      162 D     6     06-30   12/93   17.00      37
QCFB   QCF Bancorp of Virginia MN          OTC     Northeast MN       Thrift      158 S     2     06-30   04/95   27.25      38
MWBI   Midwest Bancshares, Inc. of IA      OTC     Southeast IA       Thrift      148 D     4     12-31   11/92   17.00      17

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
GTPS   Great American Bancorp of IL        OTC     East Central IL    Thrift      142 D     3     12-31   06/95   19.75      33
RIVR   River Valley Bancorp of IN          OTC     Southeast IN       Thrift      138 S     6     12-31   12/96   19.25      23
MIFC   Mid Iowa Financial Corp. of IA      OTC     Central IA         Thrift      135 D     7     09-30   10/92   12.63      22
WEHO   Westwood Hmstd Fin Corp of OH       OTC     Cincinnati OH      Thrift      134 D     2     12-31   09/96   14.75      42
FKKY   Frankfort First Bancorp of KY       OTC     Frankfort KY       Thrift      133 D     3     06-30   07/95   16.25      26
CLAS   Classic Bancshares, Inc. of KY      OTC     Eastern KY         Thrift      132 S     3     03-31   12/95   18.88      25
NBSI   North Bancshares of Chicago IL      OTC     Chicago IL         Thrift      123 D     2     12-31   12/93   18.13      26
PTRS   Potters Financial Corp of OH        OTC     Northeast OH       Thrift      123 S     4     12-31   12/93   19.00      18
BDJI   First Fed. Bancorp. of MN           OTC     Northern MN        Thrift      119 D     5     09-30   04/95   20.75      21
HFSA   Hardin Bancorp of Hardin MO         OTC     Western MO         Thrift      115 D     3     03-31   09/95   18.75      15
FFSL   First Independence Corp. of KS      OTC     Southeast KS       Thrift      114 D     2     09-30   10/93   14.75      14
ASBP   ASB Financial Corp. of OH           OTC     Southern OH        Thrift      113 D     1     06-30   05/95   13.75      23
UCBC   Union Community Bancorp of IN       OTC     W.Central IN       Thrift      112 P     1     12-31   12/97   14.63      45
CBES   CBES Bancorp, Inc. of MO            OTC     Western MO         Thrift      111 D     2     06-30   09/96   25.50      26
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC     Central KY         Thrift      109 D     2     09-30   10/95   16.69      33
DCBI   Delphos Citizens Bancorp of OH      OTC     Northwest OH       Thrift      108 D     1     09-30   11/96   24.25      47
PSFC   Peoples Sidney Fin. Corp of OH      OTC     WestCentral OH     Thrift      106 D     1     06-30   04/97   17.75      32
MONT   Montgomery Fin. Corp. of IN         OTC     Westcentral IN     Thrift      106 D     4     06-30   07/97   12.75      21
FTNB   Fulton Bancorp, Inc. of MO          OTC     Central MO         Thrift      104 S     2     06-30   10/96   21.75      37
AMFC   AMB Financial Corp. of IN           OTC     Northwest IN       Thrift      100 D     4     12-31   04/96   17.13      17
FTSB   Fort Thomas Fin. Corp. of KY        OTC     Northern KY        Thrift      100 D     2     09-30   06/95   15.50      23
NWEQ   Northwest Equity Corp. of WI        OTC     Northwest WI       Thrift      100 D     3     03-31   10/94   22.25      19
CNSB   CNS Bancorp, Inc. of MO             OTC     Central MO         Thrift       97 S     5     12-31   06/96   18.50      31
INCB   Indiana Comm. Bank, SB of IN        OTC     Central IN         Ret.         95 D     4     06-30   12/94   20.63      19
GFSB   GFS Bancorp of Grinnell IA          OTC     Central IA         Thrift       95 D     1     06-30   01/94   17.00      17
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC     Central IA         Thrift       94 S     1     12-31   08/94   20.50      43
CIBI   Community Inv. Bancorp of OH        OTC     NorthCentral OH    Thrift       94 S     3     06-30   02/95   17.25      16
THR    Three Rivers Fin. Corp. of MI       AMEX    Southwest MI       Thrift       94 S     4     06-30   08/95   23.50      19
HHFC   Harvest Home Fin. Corp. of OH       OTC     Southwest OH       Thrift       94 S     3     09-30   10/94   15.00      13
FFDF   FFD Financial Corp. of OH           OTC     Northeast OH       Thrift       92 D     1     06-30   04/96   18.75      27
HZFS   Horizon Fin'l. Services of IA       OTC     Central IA         Thrift       89 D     3     06-30   06/94   14.50      12
SFFC   StateFed Financial Corp. of IA      OTC     Des Moines IA      Thrift       89 D     2     06-30   01/94   14.25      22
SOBI   Sobieski Bancorp of S. Bend IN      OTC     Northern IN        Thrift       88 D     3     06-30   03/95   20.50      16

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
KYF    Kentucky First Bancorp of KY        AMEX    Central KY         Thrift       86 D     2     06-30   08/95   13.88      18
LOGN   Logansport Fin. Corp. of IN         OTC     Northern IN        Thrift       86 D     1     12-31   06/95   16.25      20
PSFI   PS Financial of Chicago IL          OTC     Chicago IL         Thrift       86 S     1     12-31   11/96   13.94      30
PCBC   Perry Co. Fin. Corp. of MO          OTC     EastCentral MO     Thrift       85 D     1     09-30   02/95   23.88      20
FFBI   First Financial Bancorp of IL       OTC     Northern IL        M.B.         84 S     2     12-31   10/93   23.25      10
PFFC   Peoples Fin. Corp. of OH            OTC     Northeast OH       Thrift       82 D     2     09-30   09/96   16.50      23
MSBF   MSB Financial, Inc of MI            OTC     Southcentral MI    Thrift       77 D     2     06-30   02/95   17.25      21
HCFC   Home City Fin. Corp. of OH          OTC     Southwest OH       Thrift       70 S     1     06-30   12/96   18.63      17
ATSB   AmTrust Capital Corp. of IN         OTC     Northcentral IN    Thrift       70 S     2     06-30   03/95   14.75       8
MIVI   Miss. View Hold. Co. of MN          OTC     Central MN         Thrift       69 D     1     09-30   03/95   18.38      14
CKFB   CKF Bancorp of Danville KY          OTC     Central KY         Thrift       63 D     1     12-31   01/95   19.50      17
NSLB   NS&L Bancorp, Inc of Neosho MO      OTC     Southwest MO       Thrift       60 S     2     09-30   06/95   17.38      12
LXMO   Lexington B&L Fin. Corp. of MO      OTC     West Central MO    Thrift       59 S     1     09-30   06/96   16.50      17
MRKF   Market Fin. Corp. of OH             OTC     Cincinnati OH      Thrift       57 D     2     09-30   03/97   16.75      22
CSBF   CSB Financial Group Inc of IL       OTC     Centralia IL       Thrift       49 S     2     09-30   10/95   13.63      11
FLKY   First Lancaster Bncshrs of KY       OTC     Central KY         Thrift       47 S     1     06-30   07/96   15.13      14
RELI   Reliance Bancshares Inc of WI       OTC     Milwaukee WI       Thrift       45 D     1     06-30   04/96    9.13      23
HWEN   Home Financial Bancorp of IN        OTC     Central IN         Thrift       44 D     1     06-30   07/96    9.00       8
HBBI   Home Building Bancorp of IN         OTC     Southwest IN       Thrift       42 D     2     09-30   02/95   22.63       7
LONF   London Financial Corp. of OH        OTC     Central OH         Thrift       38 D     1     09-30   04/96   14.88       8
JOAC   Joachim Bancorp, Inc. of MO         OTC     Eastern MO         Thrift       34 D     1     03-31   12/95   16.63      12


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC     Southwestern CT    Div.      8,184 D   111     12-31   07/88   37.56   2,297
WBST   Webster Financial Corp. of CT       OTC     Central CT         Thrift    7,020 D    84     12-31   12/86   64.25     877
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC     ME,NH,MA           Div.      6,795 D   141     12-31   12/86   46.56   1,291
CFX    CFX Corp of Keene NH (3)            AMEX    NH,MA              M.B.      2,874 D    43     12-31   02/87   30.44     733
EGFC   Eagle Financial Corp. of CT         OTC     Western CT         Thrift    2,157 D    30     09-30   02/87   52.81     344
SISB   SIS Bancorp, Inc. of MA (3)         OTC     Central MA         Div.      1,734 D    25     12-31   02/95   37.63     261
ANDB   Andover Bancorp, Inc. of MA (3)     OTC     MA,NH              M.B.      1,323 D    12     12-31   05/86   39.88     206
FESX   First Essex Bancorp of MA (3)       OTC     MA,NH              Div.      1,197 D    15     12-31   08/87   23.63     178

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
New England Companies (continued)
---------------------------------
FAB    FirstFed America Bancorp of MA      AMEX    MA,RI              M.B.      1,160 D    13     03-31   01/97   19.88     173
MDBK   Medford Bancorp, Inc. of MA (3)     OTC     Eastern MA         Thrift    1,136 D    16     12-31   03/86   43.88     199
AFCB   Affiliated Comm BC, Inc of MA       OTC     MA                 Thrift    1,129 S    12     12-31   10/95   37.38     243
FFES   First Fed of E. Hartford CT         OTC     Central CT         Thrift      983 D    12     12-31   06/87   38.50     104
BFD    BostonFed Bancorp of MA             AMEX    Boston MA          M.B.        975 D    10     12-31   10/95   22.13     122
DIBK   Dime Financial Corp. of CT (3)      OTC     Central CT         Thrift      958 D    11     12-31   07/86   31.25     161
MASB   MassBank Corp. of Reading MA (3)    OTC     Eastern MA         Thrift      925 D    15     12-31   05/86   49.38     176
MECH   MECH Financial Inc of CT (3)        OTC     Hartford CT        Thrift      831 S    14     12-31   06/96   26.63     141
PBKB   People's Bancshares of MA (3)       OTC     Southeastern MA    Thrift      717 S    14     12-31   10/86   22.38      74
NSSY   NSS Bancorp of CT (3)               OTC     Southwest CT       Thrift      671 S     8     12-31   06/94   42.75     104
BKC    American Bank of Waterbury CT (3)   AMEX    Western CT         Thrift      639 D    14     12-31   12/81   50.25     117
MWBX   MetroWest Bank of MA (3)            OTC     Eastern MA         Thrift      609 D    12     12-31   10/86    7.91     112
SOSA   Somerset Savings Bank of MA (3)     OTC     Eastern MA         R.E.        540 D     5     12-31   07/86    4.81      80
ABBK   Abington Bancorp of MA (3)          OTC     Southeastern MA    M.B.        532 D     8     12-31   06/86   21.00      76
SWCB   Sandwich Bancorp of MA (3)          OTC     Southeastern MA    Thrift      519 D    11     12-31   07/86   57.50     112
EIRE   Emerald Isle Bancorp of MA (3)      OTC     Eastern MA         R.E.        444 S     9     12-31   09/86   33.00      76
BKCT   Bancorp Connecticut of CT (3)       OTC     Central CT         Thrift      443 D     3     12-31   07/86   18.50      94
WRNB   Warren Bancorp of Peabody MA (3)    OTC     Eastern MA         R.E.        371 D     6     12-31   07/86   23.00      88
LSBX   Lawrence Savings Bank of MA (3)     OTC     Northeastern MA    Thrift      360 D     5     12-31   05/86   16.88      72
CEBK   Central Co-Op. Bank of MA (3)       OTC     Eastern MA         Thrift      358 S     8     03-31   10/86   32.00      63
NMSB   Newmil Bancorp, Inc. of CT (3)      OTC     Western CT         Thrift      356 D    15     06-30   02/86   13.38      52
NHTB   NH Thrift Bancshares of NH          OTC     Central NH         Thrift      319 S    10     12-31   05/86   19.75      41
NBN    Northeast Bancorp of ME (3)         AMEX    Eastern ME         Thrift      265 S    11     06-30   08/87   18.06      35
ANE    Alliance Bancorp of NE, of CT (3)   AMEX    Northern CT        Thrift      247 D     7     12-31   12/86   19.88      33
IPSW   Ipswich SB of Ipswich MA (3)        OTC     Northwest MA       Thrift      227 D     6     12-31   05/93   14.25      34
HIFS   Hingham Inst. for Sav. of MA (3)    OTC     Eastern MA         Thrift      223 D     5     12-31   12/88   33.00      43
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC     Southeastern MA    Thrift      209 D     2     12-31   08/88   26.50      49
MYST   Mystic Financial of MA (3)          OTC     Medford            Thrift      181 P     3     06-30   01/98   17.00      46
KSBK   KSB Bancorp of Kingfield ME (3)     OTC     Western ME         M.B.        150 S     8     12-31   06/93   19.25      24
FCME   First Coastal Corp. of ME (3)       OTC     Southern ME        Thrift      149 S     7     12-31     /     14.63      20
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC     Southeastern MA    Thrift      132 D     4     04-30   12/87   26.88      24
NTMG   Nutmeg FS&LA of CT                  OTC     Eastern CT         M.B.        105 S     3     12-31     /     10.25      10
FCB    Falmouth Bancorp, Inc. of MA (3)    AMEX    Southeast MA       Thrift       98 D     2     09-30   03/96   23.00      33

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
New England Companies (continued)
---------------------------------
MCBN   Mid-Coast Bancorp of ME             OTC     Eastern ME         Thrift       63 D     2     03-31   11/89   38.25       9


North-West Companies
--------------------

WAMU   Washington Mutual, Inc. of WA (3)   OTC     CA,WA,FL,OR,UT     Div.     97,069 D   914     12-31   03/83   67.13  17,290
WFSL   Washington Federal, Inc. of WA      OTC     Western US         Thrift    5,713 D   104     09-30   11/82   27.63   1,445
IWBK   Interwest Bancorp of WA             OTC     Western WA         Div.      1,982 D    39     09-30     /     41.50     334
STSA   Sterling Financial Corp. of WA      OTC     WA,OR              M.B.      1,876 D    41     12-31     /     24.13     183
FWWB   First Savings Bancorp of WA         OTC     Central WA         Thrift    1,099 S    20     03-31   11/95   25.50     259
KFBI   Klamath First Bancorp of OR         OTC     Southern OR        Thrift      975 D    33     09-30   10/95   22.50     225
HRZB   Horizon Financial Corp. of WA (3)   OTC     Northwest WA       Thrift      533 D    12     03-31   08/86   17.88     133
FMSB   First Mutual SB of Bellevue WA (3)  OTC     Western WA         M.B.        451 S     8     12-31   12/85   18.38      76
CASB   Cascade Financial Corp. of WA       OTC     Seattle WA         Thrift      423 D    11     06-30   09/92   15.50      53
OTFC   Oregon Trail Fin. Corp. of OR       OTC     Baker City         Thrift      369 S     7     03-31   10/97   18.13      79
HFWA   Heritage Financial Corp of WA       OTC     NW Washington      Thrift      311 P    10     06-30   01/98   14.75     144
TSBK   Timberland Bancorp of WA            OTC     Grays Harbor       Thrift      269 P     5     06-30   01/98   17.63     117
RVSB   Riverview Bancorp of WA             OTC     Southwest WA       Thrift      263 D     9     03-31   10/97   16.44     101
FBNW   FirstBank Corp of Clarkston WA      OTC     West. WA/East ID   Thrift      183 D     5     03-31   07/97   19.50      39
EFBC   Empire Federal Bancorp of MT        OTC     Southern MT        Thrift      111 S     3     12-31   01/97   17.94      47


South-East Companies
--------------------

BNKU   Bank United Corp. of TX             OTC     TX,AZ              Thrift   12,523 D    71     09-30   08/96   47.13   1,489
FFCH   First Fin. Holdings Inc. of SC      OTC     Charleston SC      Div.      1,793 D    34     09-30   11/83   52.50     355
LIFB   Life Bancorp of Norfolk VA          OTC     Southeast VA       Thrift    1,486 S    21     12-31   10/94   35.88     353
FLFC   First Liberty Fin. Corp. of GA      OTC     Georgia            M.B.      1,269 S    31     09-30   12/83   30.13     233
EBSI   Eagle Bancshares of Tucker GA       OTC     Atlanta GA         Thrift      934 D    14     03-31   04/86   20.50     117
HFNC   HFNC Financial Corp. of NC          OTC     Charlotte NC       Thrift      911 D    10     06-30   12/95   13.63     234
CNIT   Cenit Bancorp of Norfolk VA         OTC     Southeastern VA    Thrift      702 S    19     12-31   08/92   71.25     118
VABF   Va. Beach Fed. Fin. Corp of VA      OTC     Southeast VA       M.B.        605 S    14     12-31   11/80   18.00      90
FFFC   FFVA Financial Corp. of VA          OTC     Southern VA        Thrift      580 D    12     12-31   10/94   37.50     172

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-East Companies (continued)
--------------------------------
CFCP   Coastal Fin. Corp. of SC            OTC     South Carolina     Thrift      564 D     9     09-30   09/90   21.75     102
FSPT   FirstSpartan Fin. Corp. of SC       OTC     Northwestern SC    Thrift      495 D     7     06-30   07/97   43.50     193
TSH    Teche Holding Company of LA         AMEX    Southern LA        Thrift      409 D     9     09-30   04/95   21.13      73
CFBC   Community First Bnkg Co. of GA      OTC     Westcentral GA     Thrift      395 S    12     12-31   07/97   44.00     106
COOP   Cooperative Bancshares of NC        OTC     Eastern NC         Thrift      369 D    16     12-31   08/91   20.25      60
FSTC   First Citizens Corp of GA           OTC     Western GA         M.B.        337 S     9     03-31   03/86   32.00      88
UFRM   United FSB of Rocky Mount NC        OTC     Eastern NC         M.B.        304 D    13     12-31   07/80   18.75      59
SOPN   First Svgs Bancorp of NC            OTC     Central NC         Thrift      301 D     5     06-30   01/94   23.63      87
ANA    Acadiana Bancshares, Inc of LA      AMEX    Southern LA        Thrift      274 S     5     12-31   07/96   22.13      60
PERT   Perpetual of SC, MHC (46.8)         OTC     Northwest SC       Thrift      257 S     6     09-30   10/93   65.00      98
FLAG   Flag Financial Corp of GA           OTC     Western GA         M.B.        238 S     4     12-31   12/86   20.63      42
MERI   Meritrust FSB of Thibodaux LA       OTC     Southeast LA       Thrift      234 D     8     12-31     /     73.25      57
CFTP   Community Fed. Bancorp of MS        OTC     Northeast MS       Thrift      229 D     2     09-30   03/96   18.69      87
SSFC   South Street Fin. Corp. of NC (3)   OTC     South Central NC   Thrift      228 D     2     09-30   10/96   13.00      61
ESX    Essex Bancorp of Norfolk VA         AMEX    VA,NC              M.B.        192 S     4     12-31   07/90    5.19       5
CFFC   Community Fin. Corp. of VA          OTC     Central VA         Thrift      183 S     4     03-31   03/88   30.75      39
FTF    Texarkana Fst. Fin. Corp of AR      AMEX    Southwest AR       Thrift      180 D     5     09-30   07/95   28.25      50
GSFC   Green Street Fin. Corp. of NC       OTC     Southern NC        Thrift      180 D     3     09-30   04/96   18.38      79
FFDB   FirstFed Bancorp, Inc. of AL        OTC     Central AL         Thrift      179 D     8     03-31   11/91   24.00      28
FGHC   First Georgia Hold. Corp of GA      OTC     Southeastern GA    Thrift      166 D     7     09-30   02/87   10.00      31
HBS    Haywood Bancshares, Inc. of NC (3)  AMEX    Northwest NC       Thrift      153 S     4     12-31   12/87   21.88      27
BFSB   Bedford Bancshares, Inc. of VA      OTC     Southern VA        Thrift      137 D     3     09-30   08/94   28.50      33
GSLA   GS Financial Corp. of LA            OTC     New Orleans LA     Thrift      131 S     3     12-31   04/97   20.63      71
PDB    Piedmont Bancorp, Inc. of NC        AMEX    Central NC         Thrift      130 D     1     06-30   12/95   10.63      29
CFNC   Carolina Fincorp of NC (3)          OTC     Southcentral NC    Thrift      115 D     4     06-30   11/96   17.75      33
KSAV   KS Bancorp of Kenly NC              OTC     Central NC         Thrift      114 D     4     12-31   12/93   24.00      21
CCFH   CCF Holding Company of GA           OTC     Atlanta GA         Thrift      109 S     5     12-31   07/95   21.00      19
TWIN   Twin City Bancorp, Inc. of TN       OTC     Northeast TN       Thrift      107 S     3     12-31   01/95   14.50      18
SRN    Southern Banc Company of AL         AMEX    Northeast AL       Thrift      105 J     4     06-30   10/95   16.88      21
SSM    Stone Street Bancorp of NC          AMEX    Central NC         Thrift      105 S     2     12-31   04/96   20.44      39
CENB   Century Bancorp, Inc. of NC         OTC     Charlotte NC       Thrift      102 D     1     06-30   12/96   93.75      38
SZB    SouthFirst Bancshares of AL         AMEX    Central AL         Thrift       96 S     2     09-30   02/95   22.25      22
PEDE   Great Pee Dee Bancorp of SC         OTC     Northeast SC       Thrift       78 P     1     06-30   12/97   15.88      35

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-1 (Continued)
                   Characteristics of Publicly-Traded Thrifts
                                March 2, 1998(1)

                                                   Primary           Operating  Total            Fiscal   Conv.   Stock  Market
Ticker Financial Institution               Exchg.  Market            Strat.(2)  Assets  Offices   Year    Date    Price  Value
------ ----------------------------------  ------  ----------------  ---------  ------  -------  ------   -----   -----  ------
                                                                                ($Mil)                             ($)   ($Mil)
South-East Companies (continued)
--------------------------------
UTBI   United Tenn. Bancshares of TN       OTC     Eastern TN         Thrift       77 P     2     12-31   01/98   14.31      21
SCBS   Southern Commun. Bncshrs of AL      OTC     NorthCentral AL    Thrift       71 S     1     09-30   12/96   18.00      20
SSB    Scotland Bancorp, Inc. of NC        AMEX    S. Central NC      Thrift       61 D     2     09-30   04/96   10.13      19
SCCB   S. Carolina Comm. Bnshrs of SC      OTC     Central SC         Thrift       45 D     3     06-30   07/94   21.50      13
MBSP   Mitchell Bancorp, Inc. of NC        OTC     Western NC         Thrift       36 D     1     06-30   07/96   17.00      16


South-West Companies
--------------------

CBSA   Coastal Bancorp of Houston TX       OTC     Houston TX         M.B.      2,930 S    37     12-31     /     31.31     157
FBHC   Fort Bend Holding Corp. of TX       OTC     Eastcentral TX     M.B.        303 D     6     03-31   06/93   20.88      35
JXVL   Jacksonville Bancorp of TX          OTC     East Central TX    Thrift      235 D     6     09-30   04/96   20.50      50
ETFS   East Texas Fin. Serv. of TX         OTC     Northeast TX       Thrift      120 D     2     09-30   01/95   21.75      22
GUPB   GFSB Bancorp, Inc of Gallup NM      OTC     Northwest NM       Thrift      115 D     1     06-30   06/95   20.38      16
AABC   Access Anytime Bancorp of NM        OTC     Eastern NM         Thrift      106 S     3     12-31   08/86   10.88      13


Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of CO        OTC     Colorado           Thrift    1,555 D    27     12-31   01/96   25.25     424
WSTR   WesterFed Fin. Corp. of MT          OTC     Montana            Thrift    1,035 D    36     06-30   01/94   26.00     145
GBCI   Glacier Bancorp of MT               OTC     Western MT         Div.        574 S    18     12-31   03/84   28.75     196
UBMT   United Fin. Corp. of MT             OTC     Central MT         Thrift      103 S     4     12-31   09/86   27.00      33
TRIC   Tri-County Bancorp of WY            OTC     Southeastern WY    Thrift       90 D     2     12-31   09/93   14.00      16
HCBC   High Country Bancorp of CO          OTC     Salida             Thrift       87 P     2     12-31   12/97   14.75      20
CRZY   Crazy Woman Creek Bncorp of WY      OTC     Northeast WY       Thrift       61 D     1     09-30   03/96   16.50      16


Other Areas
-----------

NOTES: (1) Or most  recent date  available  (M=March,  S=September,  D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 03/02/98

                                  EXHIBIT III-2
                   Financial Analysis of New York Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of February 27, 1998

                                          Market       Per Share Data
                                      Capitalization   --------------                                             Dividends(4)
                                     ----------------   Core    Book             Pricing Ratios(3)          ------------------------
                                      Price/   Market  12-Mth  Value/  ------------------------------------ Amount/          Payout
Financial Institution                Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE  Share   Yield  Ratio(5)
-----------------------------------  --------  ------  ------  ------  -----  ------  -----  ------  ------ -------  -----  --------
                                        ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)    ($)     (%)      (%)
SAIF-Insured Thrifts                   23.79   179.30   1.06   14.71   20.01  164.47  20.70  168.23   21.09   0.37    1.56    30.54
State of NY                            28.49   514.99   1.15   16.63   22.95  171.89  21.44  181.82   23.14   0.41    1.29    28.88

Comparable Group
----------------

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY       19.63    27.15   0.89   14.91   22.06  131.66  16.93  131.66   22.06   0.28    1.43    31.46
ALBK  ALBANK Fin. Corp. of Albany NY   48.63   627.67   3.34   27.86   14.47  174.55  15.37  224.72   14.56   0.72    1.48    21.56
ALBC  Albion Banc Corp. of Albion NY   10.75     8.06   0.43    8.09   24.43  132.88  11.39  132.88   25.00   0.11    1.02    25.58
AHCI  Ambanc Holding Co., Inc. of NY   18.25    78.58  -0.69   13.98      NM  130.54  14.85  130.54      NM   0.20    1.10       NM
ASFC  Astoria Financial Corp. of NY    55.88  1463.94   2.38   32.42   21.83  172.36  13.90  247.70   23.48   0.80    1.43    33.61
CNY   Carver Bancorp, Inc. of NY       15.25    35.29   0.03   15.24      NM  100.07   8.49  104.02      NM   0.00    0.00     0.00
CATB  Catskill Fin. Corp. of NY        18.38    85.10   0.82   15.48   22.41  118.73  28.88  118.73   22.41   0.32    1.74    39.02
DME   Dime Bancorp, Inc. of NY         30.50  3548.92   1.05   11.30   29.05  269.91  16.24  329.02   29.05   0.16    0.52    15.24
DIME  Dime Community Bancorp of NY     25.13   312.57   0.91   14.97   26.45  167.87  21.00  194.20   27.62   0.32    1.27    35.16
ESBK  Elmira Svgs Bank (The) of NY     28.88    21.43   1.03   19.55   22.74  147.72   9.39  151.76   28.04   0.64    2.22    62.14
FIBC  Financial Bancorp, Inc. of NY    26.00    44.46   1.63   16.10   16.99  161.49  14.42  162.20   15.95   0.50    1.92    30.67
FFIC  Flushing Fin. Corp. of NY        25.50   200.56   1.09   17.35   23.61  146.97  18.43  152.97   23.39   0.32    1.25    29.36
GOSB  GSB Financial Corp. of NY        16.50    37.09   0.31   14.66      NM  112.55  32.01  112.55      NM   0.00    0.00     0.00
GPT   GreenPoint Fin. Corp. of NY      74.25  3142.26   3.37   30.00   21.28  247.50  24.02      NM   22.03   1.28    1.72    37.98
HAVN  Haven Bancorp of Woodhaven NY    24.50   215.23   1.27   12.85   19.44  190.66  10.90  191.26   19.29   0.30    1.22    23.62
JSB   JSB Financial, Inc. of NY        53.81   532.61   2.64   35.91   18.12  149.85  34.79  149.85   20.38   1.60    2.97    60.61
LISB  Long Island Bancorp, Inc of NY   60.19  1446.31   1.74   23.19   28.53  259.55  23.82  261.92      NM   0.60    1.00    34.48
MBB   MSB Bancorp of Middletown NY(7)  34.88    99.20   0.52   22.40      NM  155.71  12.82  336.03      NM   0.60    1.72       NM
NYB   New York Bancorp, Inc. of NY(7)  40.50   865.04   2.53    8.34   16.33      NM  26.50      NM   16.01   0.60    1.48    23.72
PBHC  Pathfinder BC MHC of NY (46.1)   21.50    18.96   0.63    7.97      NM  269.76  32.03  321.38      NM   0.19    0.88     9.25
PEEK  Peekskill Fin. Corp. of NY       17.00    53.16   0.64   14.87   26.56  114.32  28.86  114.32   26.56   0.36    2.12    56.25
PKPS  Poughkeepsie Fin. Corp. of NY(7) 10.63   134.04   0.24    5.76      NM  184.55  15.31  184.55      NM   0.24    2.26       NM
PSBK  Progressive Bank, Inc. of NY(7)  37.81   144.89   2.20   20.48   16.80  184.62  16.40  203.61   17.19   0.80    2.12    36.36
QCSB  Queens County Bancorp of NY      39.75   600.54   1.45   11.44   27.60  347.47  38.97  347.47   27.41   0.80    2.01    55.17
RELY  Reliance Bancorp, Inc. of NY     35.50   342.01   1.97   19.92   18.88  178.21  15.25  261.80   18.02   0.64    1.80    32.49
RCBK  Richmond County Fin Corp of NY   16.66   407.60   0.56   11.79   29.75  141.31  36.24  141.31   29.75   0.00    0.00     0.00
RSLN  Roslyn Bancorp, Inc. of NY       22.81   995.47   0.93   14.04      NM  162.46  28.65  163.28   24.53   0.32    1.40    34.41
SBFL  SB Fngr Lakes MHC of NY (33.1)   30.50    18.00   0.51   11.92      NM  255.87  23.88  255.87      NM   0.40    1.31       NM
SFED  SFS Bancorp of Schenectady NY    21.50    25.97   0.85   17.74   24.43  121.20  14.89  121.20   25.29   0.32    1.49    37.65
SKAN  Skaneateles Bancorp Inc of NY    19.13    27.49   1.12   12.30   16.49  155.53  10.73  159.82   17.08   0.28    1.46    25.00
SIB   Staten Island Bancorp of NY      20.50   881.11   0.65   14.19   27.70  144.47  35.73  148.87      NM   0.00    0.00     0.00
ROSE  T R Financial Corp. of NY        32.97   580.21   1.76   13.69   16.74  240.83  15.10  240.83   18.73   0.68    2.06    38.64
TPNZ  Tappan Zee Fin., Inc. of NY      18.75    27.71   0.69   14.46   26.79  129.67  22.24  129.67   27.17   0.28    1.49    40.58
WSBI  Warwick Community Bncrp of NY    16.00   102.62   0.55   12.60   29.09  126.98  30.18  126.98   29.09   0.00    0.00     0.00
YFCB  Yonkers Fin. Corp. of NY         18.69    56.46   1.01   14.87   18.32  125.69  17.02  125.69   18.50   0.28    1.50    27.72

                                                Financial Characteristics(6)
                                      ------------------------------------------------
                                                                Reported       Core
                                       Total  Equity/  NPAs/  -----------  -----------
Financial Institution                 Assets  Assets  Assets   ROA    ROE   ROA    ROE
------------------------------------  ------  ------- ------  ----   ----  ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)   (%)    (%)
SAIF-Insured Thrifts                   1,144   13.60   0.74   0.95   8.29  0.91   7.77
State of NY                            2,592   13.52   0.84   0.86   7.04  0.84   6.87

Comparable Group
----------------

State of NY
-----------
AFED  AFSALA Bancorp, Inc. of NY         160   12.86   0.30   0.79   5.88  0.79   5.88
ALBK  ALBANK Fin. Corp. of Albany NY   4,083    8.81   0.88   1.18  12.94  1.17  12.87
ALBC  Albion Banc Corp. of Albion NY      71    8.57   0.12   0.50   5.58  0.49   5.45
AHCI  Ambanc Holding Co., Inc. of NY     529   11.37   0.73  -0.53  -4.16 -0.60  -4.71
ASFC  Astoria Financial Corp. of NY   10,528    8.07   0.56   0.82  10.37  0.76   9.64
CNY   Carver Bancorp, Inc. of NY         416    8.48   1.67  -0.11  -1.33  0.02   0.20
CATB  Catskill Fin. Corp. of NY          295   24.32   0.35   1.34   5.20  1.34   5.20
DME   Dime Bancorp, Inc. of NY        21,849    6.02   1.06   0.62  11.10  0.62  11.10
DIME  Dime Community Bancorp of NY     1,488   12.51   0.53   0.89   6.05  0.85   5.80
ESBK  Elmira Svgs Bank (The) of NY       228    6.35   0.64   0.42   6.63  0.34   5.38
FIBC  Financial Bancorp, Inc. of NY      308    8.93   1.94   0.92   9.85  0.98  10.50
FFIC  Flushing Fin. Corp. of NY        1,088   12.54   0.27   0.94   6.35  0.95   6.40
GOSB  GSB Financial Corp. of NY          116   28.44   0.10   0.63   3.39  0.58   3.09
GPT   GreenPoint Fin. Corp. of NY     13,084    9.70   2.90   1.12  10.86  1.08  10.48
HAVN  Haven Bancorp of Woodhaven NY    1,975    5.72   0.66   0.62  10.47  0.63  10.56
JSB   JSB Financial, Inc. of NY        1,531   23.22   1.07   1.93   8.61  1.71   7.65
LISB  Long Island Bancorp, Inc of NY   6,073    9.18   0.89   0.86   9.44  0.71   7.79
MBB   MSB Bancorp of Middletown NY(7)    774    8.23     NA   0.17   2.28  0.18   2.42
NYB   New York Bancorp, Inc. of NY(7)  3,265    5.46   0.86   1.65  31.75  1.68  32.39
PBHC  Pathfinder BC MHC of NY (46.1)     193   11.87     NA   1.06   9.22  0.95   8.30
PEEK  Peekskill Fin. Corp. of NY         184   25.24   0.90   1.09   4.23  1.09   4.23
PKPS  Poughkeepsie Fin. Corp. of NY(7)   876    8.30   4.03   0.27   3.28  0.35   4.15
PSBK  Progressive Bank, Inc. of NY(7)    884    8.88   0.74   0.98  11.44  0.96  11.19
QCSB  Queens County Bancorp of NY      1,541   11.22   0.69   1.54  11.21  1.55  11.28
RELY  Reliance Bancorp, Inc. of NY     2,243    8.56   0.56   0.90  10.87  0.94  11.39
RCBK  Richmond County Fin Corp of NY   1,125   25.65     NA   1.22   4.75  1.22   4.75
RSLN  Roslyn Bancorp, Inc. of NY       3,474   17.64   0.18   0.96   5.10  1.22   6.50
SBFL  SB Fngr Lakes MHC of NY (33.1)     228    9.33   0.50   0.37   3.83  0.43   4.44
SFED  SFS Bancorp of Schenectady NY      174   12.29   0.84   0.62   4.91  0.60   4.74
SKAN  Skaneateles Bancorp Inc of NY      256    6.90   1.89   0.67   9.83  0.65   9.49
SIB   Staten Island Bancorp of NY      2,466   24.73   1.15   1.29   5.21  1.13   4.58
ROSE  T R Financial Corp. of NY        3,843    6.27   0.52   0.98  15.68  0.87  14.01
TPNZ  Tappan Zee Fin., Inc. of NY        125   17.16   1.39   0.85   4.86  0.84   4.79
WSBI  Warwick Community Bncrp of NY      340   23.76   0.69   1.04   4.37  1.04   4.37
YFCB  Yonkers Fin. Corp. of NY           332   13.54   0.49   1.04   7.04  1.03   6.97

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-3
        Financial Analysis of Connecticut and Massachusetts Institutions

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-3
                           Market Pricing Comparatives
                         Prices As of February 27, 1998

                                         Market       Per Share Data
                                     Capitalization   --------------                                              Dividends(4)
                                    ----------------   Core    Book             Pricing Ratios(3)           ------------------------
                                     Price/   Market  12-Mth  Value/  ------------------------------------  Amount/          Payout
Financial Institution               Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE   Share   Yield  Ratio(5)
----------------------------------  --------  ------  ------  ------  -----  ------  -----  ------  ------  -------  -----  --------
                                       ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)     ($)     (%)      (%)
SAIF-Insured Thrifts                  23.79   179.30   1.06   14.71   20.01  164.47  20.70  168.23   21.09    0.37    1.56    30.54
State of CT                           32.11   237.39   1.97   16.17   17.05  198.01  16.12  203.35   16.91    0.53    1.70    29.63

Comparable Group
----------------

State of CT
-----------
ANE   Alliance Bancorp of NE, of CT   19.88    32.52   0.86   11.49   16.16  173.02  13.16  177.98   23.12    0.20    1.01    23.26
BKC   American Bank of Waterbury CT   50.25   116.63   2.96   24.82   14.69  202.46  18.25  209.29   16.98    1.52    3.02    51.35
BKCT  Bancorp Connecticut of CT       18.50    94.20   1.03    9.22   15.95  200.65  21.26  200.65   17.96    0.52    2.81    50.49
DIBK  Dime Financial Corp. of CT      31.25   161.38   3.22   15.35    9.65  203.58  16.84  209.03    9.70    0.48    1.54    14.91
EGFC  Eagle Financial Corp. of CT(7)  52.81   344.00   1.56   23.38      NM  225.88  15.95  278.53      NM    1.00    1.89    64.10
FFES  First Fed of E. Hartford CT     38.50   104.18   2.28   24.76   18.69  155.49  10.60  155.49   16.89    0.68    1.77    29.82
MECH  MECH Financial Inc of CT        26.63   140.95   2.63   16.33   10.09  163.07  16.97  163.07   10.13    0.00    0.00     0.00
NSSY  NSS Bancorp of CT               42.75   103.75   3.13   21.83   15.49  195.83  15.47  201.94   13.66    0.40    0.94    12.78
NMSB  Newmil Bancorp, Inc. of CT      13.38    51.90   0.72    8.54   18.85  156.67  14.60  156.67   18.58    0.32    2.39    44.44
NTMG  Nutmeg FS&LA of CT              10.25    10.11   0.43    5.88   15.30  174.32   9.61  174.32   23.84    0.20    1.95    46.51
PBCT  Peoples Bank, MHC of CT (40.1)  37.56   918.45   0.87   11.61   24.87  323.51  28.07  325.19      NM    0.76    2.02       NM
WBST  Webster Financial Corp. of CT   64.25   877.21   3.52   27.99   27.81  229.55  12.50  263.21   18.25    0.80    1.25    22.73

                                                Financial Characteristics(6)
                                      ------------------------------------------------
                                                                Reported       Core
                                       Total  Equity/  NPAs/  -----------  -----------
Financial Institution                 Assets  Assets  Assets   ROA    ROE   ROA    ROE
------------------------------------  ------  ------- ------  ----   ----  ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)   (%)    (%)
SAIF-Insured Thrifts                   1,144   13.60   0.74   0.95   8.29  0.91   7.77
State of CT                            1,858    8.14   0.93   1.10  13.60  1.03  12.75

Comparable Group
----------------

State of CT
-----------
ANE   Alliance Bancorp of NE, of CT      247    7.61   1.60   0.84  11.87  0.59   8.30
BKC   American Bank of Waterbury CT      639    9.01   2.11   1.32  15.52  1.14  13.44
BKCT  Bancorp Connecticut of CT          443   10.60   0.91   1.39  13.29  1.23  11.80
DIBK  Dime Financial Corp. of CT         958    8.27   0.30   1.94  23.88  1.92  23.73
EGFC  Eagle Financial Corp. of CT(7)   2,157    7.06   0.52   0.42   5.96  0.55   7.88
FFES  First Fed of E. Hartford CT        983    6.82   0.30   0.57   8.80  0.63   9.74
MECH  MECH Financial Inc of CT           831   10.40   0.58   1.79  17.75  1.78  17.69
NSSY  NSS Bancorp of CT                  671    7.90   1.31   1.05  13.49  1.19  15.30
NMSB  Newmil Bancorp, Inc. of CT         356    9.32   0.90   0.85   8.52  0.86   8.64
NTMG  Nutmeg FS&LA of CT                 105    5.51     NA   0.68  12.20  0.43   7.83
PBCT  Peoples Bank, MHC of CT (40.1)   8,184    8.68   0.68   1.18  13.88  0.68   8.00
WBST  Webster Financial Corp. of CT    7,020    5.44   0.65   0.54  10.34  0.82  15.76

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit III-3 (Continued)
                           Market Pricing Comparatives
                         Prices As of February 27, 1998

                                          Market       Per Share Data
                                      Capitalization   --------------                                             Dividends(4)
                                     ----------------   Core    Book             Pricing Ratios(3)          ------------------------
                                      Price/   Market  12-Mth  Value/  ------------------------------------ Amount/          Payout
Financial Institution                Share(1)   Value  EPS(2)  Share    P/E     P/B    P/A    P/TB   P/CORE  Share   Yield  Ratio(5)
-----------------------------------  --------  ------  ------  ------  -----  ------  -----  ------  ------ -------  -----  --------
                                        ($)    ($Mil)    ($)     ($)    (x)     (%)    (%)     (%)     (x)    ($)     (%)      (%)
SAIF-Insured Thrifts                   23.79   179.30   1.06   14.71   20.01  164.47  20.70  168.23   21.09   0.37    1.56    30.54
State of MA                            26.33   106.86   1.41   14.10   16.70  195.66  18.40  200.96   17.41   0.43    1.50    29.38

Comparable Group
----------------

State of MA
-----------
ABBK  Abington Bancorp of MA           21.00    76.38   1.06    9.99   17.50  210.21  14.36  231.02   19.81   0.20    0.95    18.87
AFCB  Affiliated Comm BC, Inc of MA(7) 37.38   243.12   1.76   16.94   21.12  220.66  21.54  221.84   21.24   0.60    1.61    34.09
ANDB  Andover Bancorp, Inc. of MA      39.88   206.10   2.50   20.72   15.58  192.47  15.58  192.47   15.95   0.76    1.91    30.40
BFD   BostonFed Bancorp of MA          22.13   122.16   1.14   14.78   17.29  149.73  12.53  155.41   19.41   0.28    1.27    24.56
CEBK  Central Co-Op. Bank of MA        32.00    62.88   1.41   18.05   21.48  177.29  17.54  196.80   22.70   0.32    1.00    22.70
EIRE  Emerald Isle Bancorp of MA(7)    33.00    76.36   1.66   13.39   21.15  246.45  17.22  246.45   19.88   0.28    0.85    16.87
FCB   Falmouth Bancorp, Inc. of MA     23.00    33.47   0.53   16.05      NM  143.30  34.30  143.30      NM   0.24    1.04    45.28
FESX  First Essex Bancorp of MA        23.63   178.08   1.15   12.08   18.32  195.61  14.87  222.50   20.55   0.56    2.37    48.70
FAB   FirstFed America Bancorp of MA   19.88   173.10   0.63   14.87      NM  133.69  14.93  133.69      NM   0.00    0.00     0.00
HIFS  Hingham Inst. for Sav. of MA     33.00    43.03   2.04   16.39   16.18  201.34  19.33  201.34   16.18   0.48    1.45    23.53
HPBC  Home Port Bancorp, Inc. of MA    26.50    48.81   1.75   11.92   14.80  222.32  23.38  222.32   15.14   0.80    3.02    45.71
IPSW  Ipswich SB of Ipswich MA         14.25    33.99   0.76    4.96   15.32  287.30  14.96  287.30   18.75   0.16    1.12    21.05
LSBX  Lawrence Savings Bank of MA      16.88    72.38   1.87    8.77    8.93  192.47  20.11  192.47    9.03   0.00    0.00     0.00
MASB  MassBank Corp. of Reading MA     49.38   176.34   2.63   29.06   17.33  169.92  19.06  172.36   18.78   1.00    2.03    38.02
MFLR  Mayflower Co-Op. Bank of MA      26.88    24.17   1.48   14.31   17.23  187.84  18.32  190.64   18.16   0.80    2.98    54.05
MDBK  Medford Bancorp, Inc. of MA      43.88   199.26   2.42   22.35   17.48  196.33  17.55  208.56   18.13   0.80    1.82    33.06
MWBX  MetroWest Bank of MA              7.91   111.59   0.53    3.17   14.65  249.53  18.33  249.53   14.92   0.12    1.52    22.64
MYST  Mystic Financial of MA           17.00    46.09   0.52   13.00      NM  130.77  25.46  130.77      NM   0.00    0.00     0.00
PBKB  People's Bancshares of MA        22.38    73.61   0.74    8.94   15.54  250.34  10.26  260.84      NM   0.48    2.14    64.86
SISB  SIS Bancorp, Inc. of MA          37.63   261.45   1.87   18.06   27.47  208.36  15.08  208.36   20.12   0.64    1.70    34.22
SWCB  Sandwich Bancorp of MA(7)        57.50   111.67   2.44   21.63   23.00  265.83  21.53  275.38   23.57   1.40    2.43    57.38
SOSA  Somerset Savings Bank of MA(7)    4.81    80.13   0.35    2.15   13.36  223.72  14.85  223.72   13.74   0.00    0.00     0.00
WRNB  Warren Bancorp of Peabody MA     23.00    87.54   1.70   10.52   12.04  218.63  23.59  218.63   13.53   0.52    2.26    30.59

                                                Financial Characteristics(6)
                                      ------------------------------------------------
                                                                Reported       Core
                                       Total  Equity/  NPAs/  -----------  -----------
Financial Institution                 Assets  Assets  Assets   ROA    ROE   ROA    ROE
------------------------------------  ------  ------- ------  ----   ----  ----   ----
                                      ($Mil)    (%)     (%)    (%)    (%)   (%)    (%)
SAIF-Insured Thrifts                   1,144   13.60   0.74   0.95   8.29  0.91   7.77
State of MA                              656   10.03   0.51   1.10  12.29  1.04  11.53

Comparable Group
----------------

State of MA
-----------
ABBK  Abington Bancorp of MA             532    6.83   0.18   0.87  12.53  0.77  11.06
AFCB  Affiliated Comm BC, Inc of MA(7) 1,129    9.76   0.39   1.08  11.08  1.08  11.02
ANDB  Andover Bancorp, Inc. of MA      1,323    8.10   0.62   1.06  13.09  1.03  12.78
BFD   BostonFed Bancorp of MA            975    8.37   0.18   0.76   8.43  0.67   7.50
CEBK  Central Co-Op. Bank of MA          358    9.90   0.42   0.87   8.69  0.83   8.22
EIRE  Emerald Isle Bancorp of MA(7)      444    6.99     NA   0.87  12.49  0.92  13.29
FCB   Falmouth Bancorp, Inc. of MA        98   23.94     NA   0.98   4.06  0.83   3.42
FESX  First Essex Bancorp of MA        1,197    7.60   0.54   0.83  11.19  0.74   9.97
FAB   FirstFed America Bancorp of MA   1,160   11.17   0.35   0.17   1.58  0.53   4.99
HIFS  Hingham Inst. for Sav. of MA       223    9.60   0.77   1.25  13.09  1.25  13.09
HPBC  Home Port Bancorp, Inc. of MA      209   10.52     NA   1.67  15.70  1.63  15.35
IPSW  Ipswich SB of Ipswich MA           227    5.21   0.95   1.18  20.53  0.96  16.78
LSBX  Lawrence Savings Bank of MA        360   10.45   0.52   2.30  25.00  2.28  24.74
MASB  MassBank Corp. of Reading MA       925   11.21   0.19   1.12  10.54  1.03   9.73
MFLR  Mayflower Co-Op. Bank of MA        132    9.75   0.69   1.11  11.52  1.05  10.93
MDBK  Medford Bancorp, Inc. of MA      1,136    8.94   0.16   1.05  11.80  1.02  11.38
MWBX  MetroWest Bank of MA               609    7.34   1.03   1.34  18.12  1.32  17.79
MYST  Mystic Financial of MA             181   19.47   0.18   0.78   4.00  0.78   4.00
PBKB  People's Bancshares of MA          717    4.10   0.57   0.83  15.42  0.43   7.92
SISB  SIS Bancorp, Inc. of MA          1,734    7.24   0.47   0.65   8.83  0.88  12.06
SWCB  Sandwich Bancorp of MA(7)          519    8.10   0.56   0.98  12.12  0.96  11.83
SOSA  Somerset Savings Bank of MA(7)     540    6.64   4.86   1.15  18.37  1.12  17.86
WRNB  Warren Bancorp of Peabody MA       371   10.79   0.83   2.00  19.45  1.78  17.31

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT III-4
                   Peer Group Market Area Comparative Analysis

                                  Exhibit III-4
                   Peer Group Market Area Comparative Analysis

                                                                                                        Per Capita Income
                                                    Population   Proj.                                  -----------------  Deposit
                                                   ------------  Pop.    1990-97  1997-2002                      % State    Market
Institution                        County           1990   1997  2002   % Change   % Change  Median Age  Amount  Average   Share(1)
-----------                        ------           ----   ----  -----  --------  ---------  ----------  ------  -------   --------
                                                   (000)  (000)
AFSALA Bancorp, Inc. of NY         Montgomery        52     52     52     -0.4%     -0.2%       37.3     12,121    84.1%     28.2%
ALBANK Fin. Corp. of Albany NY     Albany           293    297    299      1.4%      0.9%       35.5     18,262   126.7%     37.5%
American Bank of Waterbury CT      New Haven        804    793    786     -1.4%     -1.0%       36.5     18,751    99.4%     17.6%
Bancorp Connecticut of CT          Hartford         852    828    812     -2.8%     -1.9%       36.9     19,111   101.3%      1.8%
Catskill Fin. Corp. of NY          Greene            45     47     49      5.8%      3.8%       37.2     13,507    93.7%     24.7%
Dime Financial Corp. of CT         New Haven        804    793    786     -1.4%     -1.0%       36.5     18,751    99.4%      6.4%
MECH Financial Inc. of CT          Hartford         852    828    812     -2.8%     -1.9%       36.9     19,111   101.3%      3.9%
Newmil Bancorp, Inc. of CT         Litchfield       174    181    186      4.1%      2.7%       37.8     20,735   110.0%      6.5%
Peekskill Fin. Corp. of NY         Westchester      875    896    910      2.4%      1.6%       37.3     27,713   192.3%      0.7%
SFS Bancorp of Schenectady NY      Schenectady      149    147    145     -1.7%     -1.2%       37.0     16,937   117.5%      7.1%
                                                    ---    ---    ---     ----      ----        ----     ------   -----      ----
                                   Averages:        490    486    484      0.3%      0.2%       36.9     18,500   112.6%     13.4%
                                   Medians:         548    545    542     -0.9%     -0.6%       37.0     18,751   101.3%      6.8%

Hudson City Savings Institution    Columbia          63     64     64      1.0%      0.7%       37.8     15,811   109.7%     59.5%

(1) Total institution deposits in headquarters county as percent of total county deposits. Excludes credit unions.

Sources: CACI, Inc; FDIC; OTS.

                                  EXHIBIT IV-1
                                 Stock Prices:
                             As of February 27, 1998

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(306)                      23.74    5,829     185.4    25.43  15.78  23.42   1.21   45.15    1.68
NYSE Traded Companies(9)                       43.39   43,859   2,219.8    46.44  26.20  42.59   2.26   38.83    1.44
AMEX Traded Companies(20)                      19.60    2,932      55.8    21.58  13.73  19.37   1.58   35.90    0.34
NASDAQ Listed OTC Companies(277)               23.51    4,988     138.4    25.14  15.64  23.20   1.16   46.03    1.79
California Companies(20)                       28.82   17,486     841.2    31.42  18.44  28.47   1.29   31.46    2.11
Florida Companies(5)                           23.09   21,867     527.5    26.21  15.04  22.50   2.24   32.74   -5.84
Mid-Atlantic Companies(58)                     24.69    6,605     185.7    26.01  15.63  24.00   2.86   49.55    0.27
Mid-West Companies(147)                        22.02    3,910     113.1    23.55  14.78  21.82   0.82   45.54    2.39
New England Companies(9)                       30.43    4,841     191.0    32.17  17.38  30.50  -0.34   62.22    1.92
North-West Companies(11)                       22.25   10,610     265.6    23.41  16.39  22.05   0.93   44.69   15.28
South-East Companies(43)                       26.36    3,791     110.4    28.77  18.29  25.89   1.15   42.38   -1.18
South-West Companies(6)                        20.95    2,028      48.9    23.36  14.32  21.05  -0.28   46.04   -6.52
Western Companies (Excl CA)(7)                 21.75    4,838     121.4    22.27  14.95  21.97  -0.74   43.20    3.95
Thrift Strategy(253)                           22.44    3,837      97.9    24.10  15.31  22.18   1.15   44.25    1.52
Mortgage Banker Strategy(33)                   31.16   16,294     687.7    33.20  18.80  30.51   1.45   49.98    0.19
Real Estate Strategy(8)                        25.71    6,484     154.1    26.64  15.09  25.60   0.30   51.75    9.64
Diversified Strategy(8)                        36.70   29,502   1,132.1    38.64  21.52  35.55   3.00   48.13    5.67
Retail Banking Strategy(4)                     19.50    4,568     103.8    21.54  11.98  18.98   2.53   44.57   -2.37
Companies Issuing Dividends(258)               24.47    5,824     196.1    26.23  16.26  24.14   1.20   43.70    0.53
Companies Without Dividends(48)                19.90    5,860     128.6    21.19  13.20  19.66   1.29   52.99    7.76
Equity/Assets less than 6%(24)                 27.05   18,205     629.6    28.95  16.05  26.49   1.61   54.24   -0.10
Equity/Assets 6-12%(141)                       26.38    6,149     225.4    28.01  16.26  26.01   1.45   52.38    1.88
Equity/Assets greater than 12%(141)            20.91    3,637      81.5    22.62  15.31  20.67   0.94   37.38    1.78
Converted Last 3 Mths (no MHC)(9)              15.31    4,123      63.1    15.69  13.15  14.90   2.61   61.33   26.78
Actively Traded Companies(36)                  34.41   19,525     845.5    36.12  20.54  33.88   1.48   55.11    2.51
Market Value Below $20 Million(47)             17.71      872      14.5    19.09  12.79  17.72   0.18   39.47    0.88
Holding Company Structure(278)                 23.93    5,746     188.7    25.66  15.98  23.61   1.16   43.71    1.73
Assets Over $1 Billion(59)                     33.85   20,432     785.9    35.90  20.97  32.95   2.69   42.34    1.07
Assets $500 Million-$1 Billion(46)             25.23    5,487     122.4    27.13  15.63  25.26  -0.26   50.82    1.14
Assets $250-$500 Million(67)                   23.47    3,068      67.5    25.12  15.60  23.03   2.22   52.92    2.99
Assets less than $250 Million(134)             19.47    1,572      28.8    20.97  13.90  19.31   0.69   40.81    1.51
Goodwill Companies(123)                        27.71   10,339     345.7    29.41  17.36  27.17   1.87   48.96    1.35
Non-Goodwill Companies(183)                    21.25    2,991      84.4    22.93  14.78  21.07   0.80   42.76    1.89
Acquirors of FSLIC Cases(9)                    40.21   38,054   2,054.1    43.21  25.41  39.92   0.82   41.64   -1.91

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                        27.16   14,635     630.3    28.42  17.03  26.66   1.80   54.93    3.27
NYSE Traded Companies(4)                       44.77   52,889   2,026.2    45.38  31.14  44.55   0.54   50.69    2.14
AMEX Traded Companies(7)                       26.61    1,720      49.0    27.30  15.61  26.03   1.84   62.68    5.61
NASDAQ Listed OTC Companies(49)                25.62   12,625     569.5    27.00  15.91  25.11   1.90   54.44    3.10
California Companies(1)                        20.19    7,871     158.9    21.25  14.00  20.25  -0.30   23.26    4.88
Mid-Atlantic Companies(21)                     27.20   19,369     625.4    28.34  18.40  26.61   2.64   52.31    2.49
New England Companies(32)                      27.12    4,555     136.0    28.35  15.76  26.54   1.68   61.80    4.37
North-West Companies(3)                        34.46   89,713   5,833.0    37.02  22.65  34.58   0.18   38.93    1.76
South-East Companies(3)                        19.82    1,551      30.1    20.88  14.88  20.13  -1.20   23.51   -3.40
Thrift Strategy(44)                            26.22    6,940     223.9    27.33  16.64  25.59   2.24   55.84    4.50
Mortgage Banker Strategy(7)                    25.30   29,028     821.1    27.03  14.43  25.36  -0.19   62.18   -2.85
Real Estate Strategy(4)                        21.60    5,839     123.2    22.75  14.50  22.13  -2.23   33.51    2.44
Diversified Strategy(5)                        39.14   62,448   3,855.9    41.03  24.28  38.61   2.25   47.50    1.09
Companies Issuing Dividends(48)                29.60   15,830     744.7    30.97  18.06  29.07   1.67   53.18    0.91
Companies Without Dividends(12)                17.84   10,075     193.9    18.67  13.09  17.47   2.29   61.63   12.28
Equity/Assets less than 6%(4)                  31.13   68,924   4,414.0    33.78  18.63  31.19   0.55   64.12   -1.58
Equity/Assets 6-12%(41)                        28.63    9,448     340.7    29.90  16.89  28.06   1.56   57.89    1.14
Equity/Assets greater than 12%(15)             22.34   12,093     273.4    23.19  16.93  21.87   2.76   44.90    9.97
Converted Last 3 Mths (no MHC)(4)              17.54   19,143     359.4    18.04  16.08  17.08   2.73   66.86   31.64
Actively Traded Companies(17)                  35.41   30,643   1,603.8    36.58  21.46  34.91   1.57   54.41    4.17
Market Value Below $20 Million(2)              12.57    1,046      13.8    13.19   7.47  12.32   2.50   60.92    1.66
Holding Company Structure(47)                  25.98   14,008     629.4    27.26  16.58  25.55   1.74   54.35    4.17
Assets Over $1 Billion(18)                     36.55   38,507   1,816.9    37.66  23.68  35.73   2.95   50.14    5.85
Assets $500 Million-$1 Billion(15)             27.99    5,404     121.0    28.88  16.59  27.45   1.50   57.47    1.26
Assets $250-$500 Million(12)                   20.02    3,632      68.9    21.98  12.43  19.97  -0.06   57.31   -2.61
Assets less than $250 Million(15)              20.71    1,547      30.9    21.89  12.91  20.28   2.09   56.88    6.33
Goodwill Companies(33)                         30.26   22,152   1,031.0    31.30  18.55  29.64   1.94   56.51    4.18
Non-Goodwill Companies(27)                     23.41    5,553     146.3    24.93  15.19  23.06   1.63   53.02    2.17

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                       24.79    8,498      59.6    26.89  13.36  24.72   1.08   93.61    1.23
BIF-Insured Thrifts(3)                         29.53   32,019     468.7    29.75  13.09  28.57   4.33  131.58    3.17
NASDAQ Listed OTC Companies(22)                25.38   11,438     110.7    27.25  13.33  25.20   1.48   98.36    1.48
Florida Companies(3)                           34.63    5,939      97.9    37.57  18.82  35.13  -1.39   79.74    1.97
Mid-Atlantic Companies(11)                     21.79   11,208      61.4    23.43  10.49  21.39   2.78  120.56    0.95
Mid-West Companies(6)                          25.78    2,275      26.1    28.00  15.54  25.81   0.08   66.49    3.07
New England Companies(1)                       37.56   61,162     918.5    38.00  19.00  37.13   1.16   63.30   -1.16
Thrift Strategy(20)                            24.86    6,290      48.9    26.94  13.44  24.79   1.05   94.94    1.55
Mortgage Banker Strategy(1)                    20.50   33,790     167.5    20.88   6.04  19.00   7.89  181.21    3.12
Diversified Strategy(1)                        37.56   61,162     918.5    38.00  19.00  37.13   1.16   63.30   -1.16
Companies Issuing Dividends(22)                25.38   11,438     110.7    27.25  13.33  25.20   1.48   98.36    1.48
Equity/Assets 6-12%(16)                        27.28   14,222     139.1    29.24  13.53  27.06   1.82  107.94    2.25
Equity/Assets greater than 12%(6)              19.69    3,086      25.5    21.28  12.71  19.60   0.46   69.60   -0.84
Holding Company Structure(3)                   25.50    2,566      25.3    27.25  12.09  25.00   2.92  135.04    4.61
Assets Over $1 Billion(6)                      26.67   37,133     354.9    27.66  12.64  26.41   3.50  105.63    3.78
Assets $500 Million-$1 Billion(2)              36.50    5,095      90.2    39.75  19.25  34.88   4.64   84.81    3.17
Assets $250-$500 Million(6)                    28.32    3,387      33.3    31.00  15.08  28.69  -1.14   94.27   -0.20
Assets less than $250 Million(8)               21.38    2,262      18.3    23.09  11.87  21.13   1.38   98.47    0.87
Goodwill Companies(9)                          26.55   25,707     246.5    27.86  13.08  26.15   3.52  112.78    3.44
Non-Goodwill Companies(13)                     24.68    2,877      29.2    26.89  13.48  24.63   0.26   89.70    0.30
MHC Institutions(22)                           25.38   11,438     110.7    27.25  13.33  25.20   1.48   98.36    1.48

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              62.44   93,156   5,816.7    66.94  35.25  60.56   3.10   48.67   -6.72
CFB   Commercial Federal Corp. of NE           35.38   32,599   1,153.4    36.50  21.42  34.50   2.55   47.91   -0.51
DME   Dime Bancorp, Inc. of NY*                30.50  116,358   3,548.9    31.00  14.88  30.63  -0.42   76.81    0.83
DSL   Downey Financial Corp. of CA             29.25   26,756     782.6    29.94  18.10  29.63  -1.28   30.00    2.85
FED   FirstFed Fin. Corp. of CA                40.38   10,588     427.5    40.38  22.50  39.63   1.89   51.63    4.21
GSB   Golden State Bancorp of CA(8)            35.63   51,023   1,817.9    38.00  22.50  36.06  -1.19   30.13   -4.83
GDW   Golden West Fin. Corp. of CA             89.25   57,069   5,093.4    97.81  59.88  89.38  -0.15   27.50   -8.75
GPT   GreenPoint Fin. Corp. of NY*             74.25   42,320   3,142.3    74.25  51.50  72.44   2.50   19.76    2.33
JSB   JSB Financial, Inc. of NY*               53.81    9,898     532.6    55.25  39.38  55.13  -2.39   35.37    7.49
NYB   New York Bancorp, Inc. of NY(8)          40.50   21,359     865.0    40.50  20.81  39.63   2.20   61.16    1.96
OCN   Ocwen Financial Corp. of FL              30.00   60,566   1,817.0    30.00  13.00  27.44   9.33   75.13   17.92
SIB   Staten Island Bancorp of NY*             20.50   42,981     881.1    21.00  18.81  20.00   2.50   70.83   -2.10
WES   Westcorp Inc. of Orange CA               17.06   26,279     448.3    23.50  13.25  17.00   0.35   -9.01    1.07

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA           22.13    2,697      59.7    24.75  17.25  22.00   0.59   26.46   -5.35
ANE   Alliance Bancorp of NE, of CT*           19.88    1,636      32.5    20.38  10.41  19.75   0.66   68.33   20.48
BKC   American Bank of Waterbury CT*           50.25    2,321     116.6    50.25  29.75  48.38   3.87   70.34    3.08
BFD   BostonFed Bancorp of MA                  22.13    5,520     122.2    22.44  14.38  22.38  -1.12   35.10    1.14
CFX   CFX Corp of Keene NH(8)*                 30.44   24,071     732.7    30.75  15.50  29.75   2.32   79.06   -0.62
CNY   Carver Bancorp, Inc. of NY               15.25    2,314      35.3    17.13   9.13  15.25   0.00   54.35   -6.15
CBK   Citizens First Fin.Corp. of IL           20.75    2,397      49.7    21.75  14.63  20.94  -0.91   34.92    2.47
EBI   Equality Bancorp, Inc. of MO             15.94    2,486      39.6    15.94  12.00  15.25   4.52   59.40    9.93
ESX   Essex Bancorp of Norfolk VA(8)            5.19    1,058       5.5     7.94   1.00   5.19   0.00  246.00   31.73
FCB   Falmouth Bancorp, Inc. of MA*            23.00    1,455      33.5    23.38  13.25  20.50  12.20   47.15   12.20
FAB   FirstFed America Bancorp of MA           19.88    8,707     173.1    22.13  13.63  20.25  -1.83   34.78   -9.14
GAF   GA Financial Corp. of PA                 19.63    7,718     151.5    19.81  14.88  19.63   0.00   21.70    3.97
HBS   Haywood Bancshares, Inc. of NC*          21.88    1,250      27.4    23.00  15.63  22.75  -3.82   30.63   -2.76
KNK   Kankakee Bancorp, Inc. of IL             33.88    1,372      46.5    37.75  26.00  34.00  -0.35   21.52  -10.25
KYF   Kentucky First Bancorp of KY             13.88    1,298      18.0    15.00  10.56  13.75   0.95   18.13   -7.10
MBB   MSB Bancorp of Middletown NY(8)*         34.88    2,844      99.2    37.63  16.38  35.06  -0.51   84.75   -7.31
NBN   Northeast Bancorp of ME*                 18.06    1,940      35.0    19.50   9.00  18.75  -3.68   96.95   -4.95
PDB   Piedmont Bancorp, Inc. of NC             10.63    2,751      29.2    11.63  10.00  11.00  -3.36    2.41   -2.30
SSB   Scotland Bancorp, Inc. of NC             10.13    1,914      19.4    19.25   9.88  10.25  -1.17  -34.14    1.91
SZB   SouthFirst Bancshares of AL              22.25      976      21.7    22.75  13.75  21.75   2.30   61.82   -2.20
SRN   Southern Banc Company of AL              16.88    1,230      20.8    19.13  14.25  16.88   0.00   18.46   -4.90
SSM   Stone Street Bancorp of NC               20.44    1,898      38.8    27.25  19.25  20.25   0.94  -24.99   -7.89
TSH   Teche Holding Company of LA              21.13    3,438      72.6    23.50  15.00  20.38   3.68   37.39   -7.12
FTF   Texarkana Fst. Fin. Corp of AR           28.25    1,760      49.7    28.63  15.63  28.00   0.89   72.47   13.00
THR   Three Rivers Fin. Corp. of MI            23.50      825      19.4    23.50  13.75  22.50   4.44   64.91    8.05
WSB   Washington SB, FSB of MD                  8.75    4,395      38.5     9.50   4.88   7.44  17.61   70.57   -3.42
WFI   Winton Financial Corp. of OH             26.88    2,006      53.9    28.25  12.00  26.13   2.87  106.77   31.89

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              25.13    1,090      27.4    29.29  18.41  25.13   0.00   29.74  -14.20
FBER  1st Bergen Bancorp of NJ                 19.75    2,865      56.6    20.00  12.88  19.00   3.95   35.00    3.24
AFED  AFSALA Bancorp, Inc. of NY               19.63    1,383      27.1    19.75  12.56  19.00   3.32   48.15    1.97
ALBK  ALBANK Fin. Corp. of Albany NY           48.63   12,907     627.7    51.44  33.75  48.19   0.91   34.15   -5.46
AMFC  AMB Financial Corp. of IN                17.13      964      16.5    17.88  13.13  17.00   0.76   24.58    7.87
ASBP  ASB Financial Corp. of OH                13.75    1,653      22.7    14.63  11.50  14.63  -6.02   14.01    3.77
ABBK  Abington Bancorp of MA*                  21.00    3,637      76.4    22.00  10.19  20.50   2.44   90.91    0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM             10.88    1,217      13.2    11.38   5.15  10.66   2.06  111.26   -1.09
AFBC  Advance Fin. Bancorp of WV               20.00    1,084      21.7    20.88  13.50  20.00   0.00   42.86   15.07
AADV  Advantage Bancorp, Inc. of WI(8)         69.50    3,236     224.9    70.88  35.50  67.63   2.77   93.06   -1.95
AFCB  Affiliated Comm BC, Inc of MA(8)         37.38    6,504     243.1    37.75  19.00  36.25   3.12   85.97   -0.98
ALBC  Albion Banc Corp. of Albion NY           10.75      750       8.1    14.17   5.58  10.41   3.27   92.65  -19.35
ABCL  Alliance Bancorp, Inc. of IL             27.50    8,022     220.6    28.38  18.50  25.63   7.30   34.15    3.77
ATSB  AmTrust Capital Corp. of IN              14.75      510       7.5    14.75  11.50  14.25   3.51   24.16    6.27
AHCI  Ambanc Holding Co., Inc. of NY*          18.25    4,306      78.6    19.50  12.69  17.50   4.29   37.74   -2.67
ASBI  Ameriana Bancorp of IN                   20.50    3,231      66.2    22.00  15.25  20.50   0.00   29.09    3.12
ABCW  Anchor Bancorp Wisconsin of WI           43.00    9,052     389.2    43.00  21.00  39.44   9.03   86.96   18.20
ANDB  Andover Bancorp, Inc. of MA*             39.88    5,168     206.1    42.00  26.25  40.00  -0.30   36.34   -0.92
ASFC  Astoria Financial Corp. of NY            55.88   26,198   1,463.9    58.13  34.75  55.25   1.14   30.32    0.23
AVND  Avondale Fin. Corp. of IL                15.25    3,324      50.7    18.88  12.75  15.44  -1.23  -17.03   -6.15
BKCT  Bancorp Connecticut of CT*               18.50    5,092      94.2    25.00  10.75  18.50   0.00   59.07  -11.90
BPLS  Bank Plus Corp. of CA                    14.75   19,367     285.7    14.88   9.63  14.56   1.30   10.24   16.79
BNKU  Bank United Corp. of TX                  47.13   31,596   1,489.1    49.88  28.25  44.75   5.32   50.19   -3.70
BWFC  Bank West Fin. Corp. of MI               14.88    2,623      39.0    17.50   7.50  13.94   6.74   90.04   -7.75
BANC  BankAtlantic Bancorp of FL               13.50   25,760     347.8    17.00  12.13  13.81  -2.24  -21.19  -19.40
BKUNA BankUnited Fin. Corp. of FL              14.69   14,209     208.7    15.63   8.50  14.25   3.09   50.67   -4.67
BVCC  Bay View Capital Corp. of CA             34.75   12,070     419.4    37.25  22.63  32.50   6.92   21.38   -4.14
FSNJ  Bayonne Banchsares of NJ                 13.25    8,993     119.2    13.56   7.93  13.25   0.00   65.42   -0.97
BFSB  Bedford Bancshares, Inc. of VA           28.50    1,142      32.5    34.75  19.00  29.25  -2.56   47.06  -16.18
BFFC  Big Foot Fin. Corp. of IL                22.63    2,513      56.9    23.25  13.75  22.50   0.58   63.04    7.76
BYFC  Broadway Fin. Corp. of CA                12.75      831      10.6    13.75  10.38  12.75   0.00   22.83   -3.77
CBES  CBES Bancorp, Inc. of MO                 25.50    1,022      26.1    25.50  15.88  25.50   0.00   47.31   14.61
CCFH  CCF Holding Company of GA                21.00      902      18.9    21.50  14.32  20.88   0.57   42.18    4.32
CENF  CENFED Financial Corp. of CA(8)          42.50    5,959     253.3    45.00  26.38  42.75  -0.58   37.01   -5.56
CFSB  CFSB Bancorp of Lansing MI               29.50    7,607     224.4    31.13  12.20  30.88  -4.47  134.50   12.38
CKFB  CKF Bancorp of Danville KY               19.50      867      16.9    20.50  17.75  19.88  -1.91    9.86    5.41
CNSB  CNS Bancorp, Inc. of MO                  18.50    1,653      30.6    21.50  15.00  17.88   3.47    8.82   -9.76
CSBF  CSB Financial Group Inc of IL            13.63      840      11.4    13.63  10.13  13.13   3.81   34.55    0.96
CBCI  Calumet Bancorp of Chicago IL            37.50    3,141     117.8    38.00  22.83  37.75  -0.66   58.16   12.78
CAFI  Camco Fin. Corp. of OH                   25.38    3,217      81.6    27.00  15.00  25.94  -2.16   69.20   -0.47
CMRN  Cameron Fin. Corp. of MO                 20.00    2,564      51.3    21.00  15.88  19.50   2.56   21.21   -2.44
CAPS  Capital Savings Bancorp of MO(8)         22.50    1,891      42.5    25.25  12.75  22.50   0.00   60.71  -10.89
CFNC  Carolina Fincorp of NC*                  17.75    1,852      32.9    18.75  14.13  17.50   1.43   16.39   -4.05
CASB  Cascade Financial Corp. of WA            15.50    3,395      52.6    16.80  11.60  15.50   0.00   18.32   16.98
CATB  Catskill Fin. Corp. of NY*               18.38    4,630      85.1    19.13  13.94  17.75   3.55   15.74   -2.65
CNIT  Cenit Bancorp of Norfolk VA              71.25    1,654     117.8    80.00  40.00  72.75  -2.06   58.33  -10.38
CEBK  Central Co-Op. Bank of MA*               32.00    1,965      62.9    33.50  15.88  29.75   7.56   75.34   12.28
CENB  Century Bancorp, Inc. of NC              93.75      407      38.2    93.75  66.00  85.50   9.65   43.13   10.62
CBSB  Charter Financial Inc. of IL(8)          32.63    4,174     136.2    32.75  15.75  26.38  23.69  105.48   29.84
COFI  Charter One Financial of OH              60.59   63,849   3,868.6    64.00  40.24  59.63   1.61   33.40   -4.02
CVAL  Chester Valley Bancorp of PA             31.75    2,169      68.9    31.75  15.24  30.00   5.83  108.33    8.55
CTZN  CitFed Bancorp of Dayton OH(8)           52.38   13,003     681.1    52.88  22.00  52.00   0.73  118.25   34.31
CLAS  Classic Bancshares, Inc. of KY           18.88    1,300      24.5    19.13  12.25  19.13  -1.31   36.02   12.72
CBSA  Coastal Bancorp of Houston TX            31.31    5,009     156.8    35.50  22.75  31.38  -0.22   15.96  -10.24
CFCP  Coastal Fin. Corp. of SC                 21.75    4,674     101.7    27.75  16.13  22.25  -2.25   20.83  -11.22
CMSB  Commonwealth Bancorp Inc of PA           20.38   16,247     331.1    21.63  13.50  19.56   4.19   30.39    2.52
CMSV  Commty. Svgs, MHC of FL (48.5)           36.50    5,095      90.2    39.75  19.25  34.88   4.64   84.81    3.17
CFTP  Community Fed. Bancorp of MS             18.69    4,629      86.5    21.00  16.38  18.75  -0.32   -6.55   -7.70
CFFC  Community Fin. Corp. of VA               30.75    1,275      39.2    30.75  21.50  27.25  12.84   39.77   11.29
CFBC  Community First Bnkg Co. of GA           44.00    2,414     106.2    44.50  31.88  43.13   2.02  120.00    0.00
CIBI  Community Inv. Bancorp of OH             17.25      902      15.6    17.50  11.33  16.13   6.94   47.81    6.75
COOP  Cooperative Bancshares of NC             20.25    2,984      60.4    25.00  10.25  20.00   1.25   88.37  -17.35

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY           16.50      955      15.8    16.50  13.00  16.38   0.73   21.06   10.00
DNFC  D&N Financial Corp. of MI                26.25    9,099     238.8    26.75  15.68  25.38   3.43   59.28   -0.94
DCBI  Delphos Citizens Bancorp of OH           24.25    1,946      47.2    24.25  12.44  22.25   8.99   73.21   16.87
DIME  Dime Community Bancorp of NY*            25.13   12,438     312.6    25.50  16.63  23.50   6.94   37.70    5.81
DIBK  Dime Financial Corp. of CT*              31.25    5,164     161.4    32.00  18.00  29.75   5.04   52.44    2.46
EGLB  Eagle BancGroup of IL                    20.25    1,178      23.9    20.75  14.75  20.13   0.60   29.56    7.26
EBSI  Eagle Bancshares of Tucker GA            20.50    5,719     117.2    22.38  15.25  21.25  -3.53   21.45   -6.82
EGFC  Eagle Financial Corp. of CT(8)           52.81    6,514     344.0    55.00  26.75  53.00  -0.36   80.55   -3.98
ETFS  East Texas Fin. Serv. of TX              21.75    1,026      22.3    23.75  16.88  22.00  -1.14   19.18   -8.42
ESBK  Elmira Svgs Bank (The) of NY*            28.88      742      21.4    30.38  17.62  28.63   0.87   55.52   -3.73
EMLD  Emerald Financial Corp. of OH            22.13    5,073     112.3    24.75  11.38  21.63   2.31   94.46    0.00
EIRE  Emerald Isle Bancorp of MA(8)*           33.00    2,314      76.4    33.00  17.00  32.75   0.76   69.23    2.52
EFBC  Empire Federal Bancorp of MT             17.94    2,592      46.5    18.25  12.50  17.38   3.22   30.47    4.73
EFBI  Enterprise Fed. Bancorp of OH            33.38    1,986      66.3    35.00  14.75  33.00   1.15  126.31    5.97
EQSB  Equitable FSB of Wheaton MD              30.50    1,215      37.1    30.50  15.88  28.50   7.02   84.85   15.09
FCBF  FCB Fin. Corp. of Neenah WI              31.25    3,863     120.7    33.31  20.13  31.00   0.81   40.45    5.93
FFDF  FFD Financial Corp. of OH                18.75    1,445      27.1    19.50  13.00  18.75   0.00   35.09    4.17
FFLC  FFLC Bancorp of Leesburg FL              19.38    3,744      72.6    23.50  15.00  19.25   0.68   20.75  -10.90
FFFC  FFVA Financial Corp. of VA(8)            37.50    4,581     171.8    40.00  20.50  38.06  -1.47   53.06   -4.17
FFWC  FFW Corporation of Wabash IN             18.50    1,443      26.7    21.50  12.32  19.63  -5.76   46.48   -2.63
FFYF  FFY Financial Corp. of OH                34.25    4,070     139.4    35.38  25.00  34.50  -0.72   36.29    3.38
FMCO  FMS Financial Corp. of NJ                35.00    2,388      83.6    35.75  18.75  34.00   2.94   77.22   -1.41
FFHH  FSF Financial Corp. of MN                20.13    3,015      60.7    21.25  16.38  20.00   0.65   17.51   -3.87
FOBC  Fed One Bancorp of Wheeling WV(8)        35.88    2,375      85.2    35.88  17.63  33.75   6.31   95.21   30.47
FBCI  Fidelity Bancorp of Chicago IL           24.50    2,814      68.9    26.00  18.50  24.75  -1.01   20.99   -4.41
FSBI  Fidelity Bancorp, Inc. of PA             28.88    1,562      45.1    30.00  18.41  30.00  -3.73   36.61   -0.41
FFFL  Fidelity Bcsh MHC of FL (47.7)           32.75    6,783     105.6    35.38  18.38  35.38  -7.43   74.67    0.77
FFED  Fidelity Fed. Bancorp of IN               9.75    3,128      30.5    10.50   7.50   9.38   3.94    8.33   -5.43
FFOH  Fidelity Financial of OH                 18.00    5,593     100.7    18.25  12.25  17.50   2.86   45.40   16.13
FIBC  Financial Bancorp, Inc. of NY            26.00    1,710      44.5    26.00  14.88  24.38   6.64   41.46    7.75
FBSI  First Bancshares, Inc. of MO             17.00    2,186      37.2    17.50   9.50  16.88   0.71   76.53    8.77
FBBC  First Bell Bancorp of PA                 18.75    6,511     122.1    19.38  14.50  19.00  -1.32   19.05   -1.32
SKBO  First Carnegie MHC of PA(45.0)           18.63    2,300      19.3    19.88  11.63  18.63   0.00   86.30   -0.64
FSTC  First Citizens Corp of GA                32.00    2,765      88.5    35.50  14.67  32.00   0.00  102.15   -5.88
FCME  First Coastal Corp. of ME*               14.63    1,359      19.9    15.75   8.38  14.63   0.00   74.58   -1.68
FFBA  First Colorado Bancorp of CO             25.25   16,808     424.4    26.13  16.00  25.00   1.00   47.40    6.32
FDEF  First Defiance Fin.Corp. of OH           15.25    8,528     130.1    16.25  12.38  15.44  -1.23   17.85   -4.69
FESX  First Essex Bancorp of MA*               23.63    7,536     178.1    23.75  14.50  22.63   4.42   50.03    1.63
FFSX  First FSB MHC Sxld of IA(46.1)           31.13    2,834      40.6    35.00  20.75  31.25  -0.38   54.34   -1.95
FFES  First Fed of E. Hartford CT              38.50    2,706     104.2    39.00  23.00  37.50   2.67   48.76    3.36
BDJI  First Fed. Bancorp. of MN                20.75      998      20.7    22.00  11.83  20.75   0.00   61.73   -5.68
FFBH  First Fed. Bancshares of AR              26.00    4,896     127.3    27.00  17.50  26.19  -0.73   30.00    9.47
FTFC  First Fed. Capital Corp. of WI           31.88    9,191     293.0    34.00  16.83  32.50  -1.91   62.07   -5.90
FFKY  First Fed. Fin. Corp. of KY              22.00    4,144      91.2    23.50  18.25  22.00   0.00    4.76   -3.30
FFBZ  First Federal Bancorp of OH              23.00    1,575      36.2    23.00  17.00  23.00   0.00   31.43    8.85
FFCH  First Fin. Holdings Inc. of SC           52.50    6,761     355.0    53.50  23.75  49.75   5.53   94.44   -1.19
FFBI  First Financial Bancorp of IL            23.25      415       9.6    23.75  15.50  23.75  -2.11   40.91   10.71
FFHS  First Franklin Corp. of OH               27.00    1,192      32.2    31.25  16.75  27.00   0.00   66.15  -13.60
FGHC  First Georgia Hold. Corp of GA           10.00    3,052      30.5    10.19   6.75   9.25   8.11   53.85    5.26
FSPG  First Home Bancorp of NJ(8)              29.75    2,708      80.6    30.50  17.88  29.75   0.00   70.00   -1.26
FFSL  First Independence Corp. of KS           14.75      954      14.1    15.63  10.88  14.75   0.00   25.53    5.36
FISB  First Indiana Corp. of IN                29.25   12,668     370.5    30.00  14.48  29.50  -0.85   53.30   16.03
FKFS  First Keystone Fin. Corp of PA           17.50    2,413      42.2    19.00  10.63  17.25   1.45   62.79   -2.13
FLKY  First Lancaster Bncshrs of KY            15.13      951      14.4    16.38  14.63  15.13   0.00   -5.44   -5.08
FLFC  First Liberty Fin. Corp. of GA           30.13    7,748     233.4    34.25  21.00  30.00   0.43   40.14   -5.84

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin., Inc. of OH           22.88    2,692      61.6    23.13  15.00  23.13  -1.08   36.60    1.69
FMBD  First Mutual Bancorp Inc of IL           20.13    3,507      70.6    25.00  13.75  19.50   3.23   27.81  -19.48
FMSB  First Mutual SB of Bellevue WA*          18.38    4,125      75.8    20.17  10.61  18.25   0.71   55.50   -0.65
FNGB  First Northern Cap. Corp of WI           13.00    8,846     115.0    14.00   8.63  13.75  -5.45   47.56   -7.14
FFPB  First Palm Beach Bancorp of FL           37.88    5,055     191.5    44.94  26.56  37.75   0.34   38.35  -12.17
FSLA  First SB SLA MHC of NJ (47.5)(8)         45.75    8,016     155.7    54.50  19.09  43.50   5.17  131.41  -16.06
FWWB  First Savings Bancorp of WA              25.50   10,156     259.0    28.56  18.75  25.38   0.47   25.12   -7.27
FSFF  First SecurityFed Fin of IL              15.38    6,408      98.6    16.63  14.50  15.13   1.65   53.80   -2.35
SHEN  First Shenango Bancorp of PA(8)          43.50    2,069      90.0    43.88  21.75  43.38   0.28   70.59   17.57
SOPN  First Svgs Bancorp of NC                 23.63    3,700      87.4    26.00  19.38  23.50   0.55   18.86   -7.33
FBNW  FirstBank Corp of Clarkston WA           19.50    1,984      38.7    20.25  15.50  20.00  -2.50   95.00    3.28
FFDB  FirstFed Bancorp, Inc. of AL             24.00    1,155      27.7    24.00  14.38  23.00   4.35   66.90   10.96
FSPT  FirstSpartan Fin. Corp. of SC            43.50    4,430     192.7    43.50  35.00  43.00   1.16  117.50    8.07
FLAG  Flag Financial Corp of GA                20.63    2,037      42.0    21.50  11.75  21.00  -1.76   68.41   -4.05
FLGS  Flagstar Bancorp, Inc of MI              22.63   13,670     309.4    22.63  13.00  21.81   3.76    N.A.   14.29
FFIC  Flushing Fin. Corp. of NY*               25.50    7,865     200.6    25.50  17.88  24.94   2.25   32.47    6.78
FBHC  Fort Bend Holding Corp. of TX            20.88    1,668      34.8    24.00  11.63  20.75   0.63   72.14   -4.00
FTSB  Fort Thomas Fin. Corp. of KY             15.50    1,474      22.8    15.50   9.25  14.81   4.66   31.91    0.78
FKKY  Frankfort First Bancorp of KY            16.25    1,619      26.3    24.50  15.75  16.38  -0.79  -18.75   -7.83
FTNB  Fulton Bancorp, Inc. of MO               21.75    1,719      37.4    26.50  17.50  22.00  -1.14   21.64   -1.72
GFSB  GFS Bancorp of Grinnell IA(8)            17.00      996      16.9    17.63  10.63  17.00   0.00   52.74   -0.35
GUPB  GFSB Bancorp, Inc of Gallup NM           20.38      801      16.3    22.25  16.25  20.88  -2.39   25.42   -3.55
GSLA  GS Financial Corp. of LA                 20.63    3,439      70.9    21.00  13.38  20.38   1.23  106.30   -1.76
GOSB  GSB Financial Corp. of NY*               16.50    2,248      37.1    18.94  14.25  16.00   3.13   65.00   -8.64
GBCI  Glacier Bancorp of MT                    28.75    6,816     196.0    27.75  15.33  29.50  -2.54   76.06   15.00
GFCO  Glenway Financial Corp. of OH            20.50    2,281      46.8    21.00  10.25  20.50   0.00   90.70    9.33
GTPS  Great American Bancorp of IL             19.75    1,672      33.0    21.50  15.50  21.13  -6.53   22.44    3.95
PEDE  Great Pee Dee Bancorp of SC              15.88    2,182      34.7    16.13  14.75  15.50   2.45   58.80   -1.55
GSBC  Great Southern Bancorp of MO             25.50    8,066     205.7    25.88  16.00  25.25   0.99   48.86    4.08
GDVS  Greater DV SB,MHC of PA (19.9)           31.00    3,273      20.2    32.50  10.75  32.00  -3.13  181.82    0.00
GSFC  Green Street Fin. Corp. of NC            18.38    4,298      79.0    20.75  17.00  18.50  -0.65   -2.65    0.71
GFED  Guaranty Fed Bancshares of MO            12.56    6,222      78.1    14.44   6.09  12.56   0.00  100.00   -2.48
HCBB  HCB Bancshares of Camden AR              14.75    2,645      39.0    15.25  12.63  14.50   1.72   47.50    1.72
HEMT  HF Bancorp of Hemet CA                   17.88    6,293     112.5    18.25  12.25  17.25   3.65   33.63    2.17
HFFC  HF Financial Corp. of SD                 29.00    2,977      86.3    29.75  18.75  29.75  -2.52   43.21    9.43
HFNC  HFNC Financial Corp. of NC               13.63   17,193     234.3    22.06  13.25  13.63   0.00  -35.86   -6.00
HMNF  HMN Financial, Inc. of MN                29.00    4,144     120.2    32.50  19.00  27.50   5.45   24.73  -10.77
HALL  Hallmark Capital Corp. of WI             16.00    2,934      46.9    18.00   8.75  14.88   7.53   72.97   -5.88
HARB  Harbor FL Bncp MHC of FL (46.1(8)        70.50    4,979     163.3    72.00  35.00  70.00   0.71   89.26    6.42
HRBF  Harbor Federal Bancorp of MD             24.00    1,693      40.6    25.25  15.50  23.00   4.35   40.11   -4.95
HFSA  Hardin Bancorp of Hardin MO              18.75      824      15.5    18.75  13.50  18.38   2.01   36.36    2.74
HARL  Harleysville SB of PA                    30.00    1,666      50.0    30.50  20.25  29.38   2.11   39.53    9.09
HFGI  Harrington Fin. Group of IN              12.00    3,246      39.0    13.75  10.25  11.88   1.01   14.29   -7.69
HARS  Harris Fin. MHC of PA (24.3)             20.50   33,790     167.5    20.88   6.04  19.00   7.89  181.21    3.12
HFFB  Harrodsburg 1st Fin Bcrp of KY           16.69    1,986      33.1    18.00  14.75  16.50   1.15    2.71   -0.36
HHFC  Harvest Home Fin. Corp. of OH            15.00      891      13.4    15.75  10.25  15.00   0.00   50.00   -4.76
HAVN  Haven Bancorp of Woodhaven NY            24.50    8,785     215.2    24.50  15.25  21.38  14.59   45.14    8.89
HTHR  Hawthorne Fin. Corp. of CA               19.75    3,088      61.0    24.00   9.25  20.44  -3.38   75.56   -1.89
HMLK  Hemlock Fed. Fin. Corp. of IL            18.88    2,076      39.2    18.88  12.50  18.69   1.02   88.80   10.22
HFWA  Heritage Financial Corp of WA            14.75    9,749     143.8    14.81  13.00  14.63   0.82   47.50   47.50
HCBC  High Country Bancorp of CO               14.75    1,323      19.5    15.50  14.44  15.00  -1.67   47.50   -4.84
HBNK  Highland Bancorp of CA                   35.75    2,318      82.9    36.25  20.50  36.00  -0.69   48.96    9.16
HIFS  Hingham Inst. for Sav. of MA*            33.00    1,304      43.0    34.50  18.00  31.50   4.76   77.13   14.78
HBEI  Home Bancorp of Elgin IL                 18.63    6,856     127.7    19.31  14.13  18.13   2.76   24.70    4.19
HBFW  Home Bancorp of Fort Wayne IN            32.75    2,385      78.1    32.75  19.25  32.00   2.34   67.95   11.02

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN              22.63      312       7.1    23.75  20.50  22.00   2.86    7.76    6.49
HCFC  Home City Fin. Corp. of OH               18.63      905      16.9    19.25  12.75  18.63   0.00   40.60    0.70
HOMF  Home Fed Bancorp of Seymour IN           31.50    5,113     161.1    32.75  16.67  31.25   0.80   71.01   21.15
HWEN  Home Financial Bancorp of IN              9.00      929       8.4     9.75   7.00   9.00   0.00   23.12   -2.70
HPBC  Home Port Bancorp, Inc. of MA*           26.50    1,842      48.8    27.63  16.50  25.50   3.92   45.21   14.57
HMCI  HomeCorp, Inc. of Rockford IL(8)         27.56    1,709      47.1    29.25  13.33  28.13  -2.03  109.26   -5.78
HFBC  HopFed Bancorp of KY                     17.31    4,034      69.8    17.31  16.00  16.63   4.09   73.10   73.10
HZFS  Horizon Fin'l. Services of IA            14.50      853      12.4    14.75   8.50  14.75  -1.69   70.59   20.83
HRZB  Horizon Financial Corp. of WA*           17.88    7,454     133.3    18.50  11.96  17.75   0.73   37.12    0.73
IBSF  IBS Financial Corp. of NJ                17.75   10,944     194.3    18.75  14.25  16.50   7.58   15.79    0.34
ITLA  ITLA Capital Corp of CA*                 20.19    7,871     158.9    21.25  14.00  20.25  -0.30   23.26    4.88
IFSB  Independence FSB of DC                   17.00    1,281      21.8    19.00   7.50  16.13   5.39   91.44    0.00
INCB  Indiana Comm. Bank, SB of IN(8)          20.63      922      19.0    21.00  15.00  20.50   0.63   26.95    0.63
INBI  Industrial Bancorp of OH                 18.50    5,103      94.4    19.25  12.00  18.25   1.37   46.48    4.23
IWBK  Interwest Bancorp of WA                  41.50    8,037     333.5    43.25  27.63  39.50   5.06   16.90    9.93
IPSW  Ipswich SB of Ipswich MA*                14.25    2,385      34.0    16.50   6.88  14.00   1.79   83.87  -13.64
JXVL  Jacksonville Bancorp of TX               20.50    2,444      50.1    23.25  13.25  20.63  -0.63   32.26  -11.83
JXSB  Jcksnville SB,MHC of IL (45.6)           22.00    1,908      12.8    22.00  10.67  21.75   1.15  100.00   10.00
JSBA  Jefferson Svgs Bancorp of MO             27.00   10,013     270.4    27.00  13.75  25.25   6.93   86.21   31.71
JOAC  Joachim Bancorp, Inc. of MO(8)           16.63      722      12.0    16.63  14.00  16.38   1.53   14.69    3.94
KSAV  KS Bancorp of Kenly NC                   24.00      885      21.2    25.50  14.81  24.00   0.00   62.05   -3.03
KSBK  KSB Bancorp of Kingfield ME*             19.25    1,239      23.9    22.50   9.00  20.75  -7.23   69.90  -14.44
KFBI  Klamath First Bancorp of OR              22.50    9,994     224.9    24.25  15.50  22.56  -0.27   43.95    4.65
LSBI  LSB Fin. Corp. of Lafayette IN           28.25      916      25.9    29.88  18.57  29.38  -3.85   52.13   -0.88
LVSB  Lakeview Financial of NJ                 25.88    4,164     107.8    26.00  13.63  25.00   3.52   62.97    1.49
LARK  Landmark Bancshares, Inc of KS           22.00    1,689      37.2    27.25  18.50  22.00   0.00   17.33  -11.58
LARL  Laurel Capital Group of PA               22.00    2,175      47.9    23.50  13.42  21.75   1.15   53.52    1.52
LSBX  Lawrence Savings Bank of MA*             16.88    4,288      72.4    16.88   9.13  16.69   1.14   70.85    3.05
LFED  Leeds FSB, MHC of MD (36.3)              21.63    5,182      40.7    23.50  11.83  21.50   0.60   70.72   -0.55
LXMO  Lexington B&L Fin. Corp. of MO           16.50    1,059      17.5    17.88  14.13  16.63  -0.78   13.79   -7.04
LIFB  Life Bancorp of Norfolk VA(8)            35.88    9,848     353.3    36.63  16.75  35.81   0.20   79.40   -2.05
LFCO  Life Financial Corp of CA                16.00    6,546     104.7    21.88  10.75  15.00   6.67    N.A.   26.68
LFBI  Little Falls Bancorp of NJ               20.00    2,608      52.2    20.50  12.75  20.25  -1.23   47.49   -2.44
LOGN  Logansport Fin. Corp. of IN              16.25    1,261      20.5    18.00  12.50  16.13   0.74   25.00   -9.72
LONF  London Financial Corp. of OH             14.88      510       7.6    21.00  14.00  15.13  -1.65   -2.43  -11.16
LISB  Long Island Bancorp, Inc of NY           60.19   24,029   1,446.3    60.56  33.00  52.88  13.82   56.83   21.28
MAFB  MAF Bancorp, Inc. of IL                  37.25   15,013     559.2    38.13  24.83  37.56  -0.83   40.57    5.29
MBLF  MBLA Financial Corp. of MO               28.13    1,270      35.7    30.63  20.00  27.25   3.23   39.74   -7.77
MECH  MECH Financial Inc of CT*                26.63    5,293     141.0    28.00  16.75  26.56   0.26   56.65    2.19
MFBC  MFB Corp. of Mishawaka IN                27.00    1,627      43.9    30.38  18.75  26.63   1.39   42.11  -11.13
MLBC  ML Bancorp of Villanova PA(8)            31.25   11,958     373.7    31.50  15.00  31.50  -0.79   79.80    4.17
MSBF  MSB Financial, Inc of MI                 17.25    1,237      21.3    19.50  10.38  17.25   0.00   58.55   -9.21
MARN  Marion Capital Holdings of IN            27.00    1,782      48.1    28.13  21.25  26.25   2.86   27.06   -0.48
MRKF  Market Fin. Corp. of OH                  16.75    1,336      22.4    17.00  12.25  16.75   0.00   67.50    7.17
MFSL  Maryland Fed. Bancorp of MD              35.94    6,476     232.7    35.94  17.19  30.75  16.88   92.91    2.69
MASB  MassBank Corp. of Reading MA*            49.38    3,571     176.3    49.38  29.91  49.00   0.78   61.58    3.67
MFLR  Mayflower Co-Op. Bank of MA*             26.88      899      24.2    27.00  15.75  25.75   4.39   45.30    0.49
MDBK  Medford Bancorp, Inc. of MA*             43.88    4,541     199.3    43.88  24.50  40.75   7.68   51.31   11.80
MERI  Meritrust FSB of Thibodaux LA(8)         73.25      774      56.7    74.25  34.00  70.00   4.64  106.34    6.16
MWBX  MetroWest Bank of MA*                     7.91   14,108     111.6     9.50   4.63   8.00  -1.12   58.20  -12.11
METF  Metropolitan Fin. Corp. of OH            16.81    7,051     118.5    18.88   5.38  18.88 -10.96  212.45    8.45
MCBS  Mid Continent Bancshares of KS(8)        45.63    1,998      91.2    47.75  25.00  44.44   2.68   80.71   -4.44
MIFC  Mid Iowa Financial Corp. of IA           12.63    1,710      21.6    12.63   7.31  12.00   5.25   48.59    9.83
MCBN  Mid-Coast Bancorp of ME                  38.25      237       9.1    40.75  18.50  40.00  -4.37  101.32   27.50
MWBI  Midwest Bancshares, Inc. of IA           17.00    1,021      17.4    19.50   8.92  16.88   0.71   78.95   -6.85

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWFD  Midwest Fed. Fin. Corp of WI(8)          28.75    1,628      46.8    29.63  16.75  28.25   1.77   59.72    2.20
MFFC  Milton Fed. Fin. Corp. of OH             15.88    2,267      36.0    17.00  13.25  16.06  -1.12   14.41    3.25
MIVI  Miss. View Hold. Co. of MN               18.38      740      13.6    19.75  14.00  18.75  -1.97   25.63   -0.65
MBSP  Mitchell Bancorp, Inc. of NC             17.00      931      15.8    18.00  15.19  17.13  -0.76   10.53    0.00
MBBC  Monterey Bay Bancorp of CA               19.75    3,230      63.8    20.50  15.50  19.63   0.61   14.49    1.28
MONT  Montgomery Fin. Corp. of IN              12.75    1,653      21.1    14.00  11.00  12.75   0.00   27.50   -1.01
MSBK  Mutual SB, FSB of Bay City MI            13.25    4,282      56.7    14.63   6.50  13.00   1.92   92.59    1.92
MYST  Mystic Financial of MA*                  17.00    2,711      46.1    17.13  14.44  16.63   2.22   70.00   70.00
NHTB  NH Thrift Bancshares of NH               19.75    2,075      41.0    22.75  11.75  19.50   1.28   68.09   -3.66
NSLB  NS&L Bancorp, Inc of Neosho MO           17.38      712      12.4    19.50  16.00  17.50  -0.69    7.75   -7.94
NSSY  NSS Bancorp of CT*                       42.75    2,427     103.8    42.75  23.00  41.00   4.27   68.44   13.25
NMSB  Newmil Bancorp, Inc. of CT*              13.38    3,879      51.9    14.50   8.88  13.75  -2.69   40.84    2.92
NASB  North American SB, FSB of MO             66.50    2,240     149.0    66.50  36.75  63.94   4.00   69.43   25.16
NBSI  North Bancshares of Chicago IL           18.13    1,430      25.9    18.83  12.00  17.88   1.40   47.04    1.40
FFFD  North Central Bancshares of IA           21.00    3,266      68.6    21.25  15.00  20.63   1.79   36.54    5.63
NEIB  Northeast Indiana Bncrp of IN            22.25    1,763      39.2    22.75  13.25  21.38   4.07   56.14    0.54
NWEQ  Northwest Equity Corp. of WI             22.25      839      18.7    22.25  13.50  22.25   0.00   64.81    7.23
NWSB  Northwest SB, MHC of PA (30.7)           15.88   46,798     227.9    16.38   7.13  14.13  12.38  103.33   12.38
NTMG  Nutmeg FS&LA of CT                       10.25      986      10.1    11.25   5.25  10.25   0.00   85.35   -2.38
OHSL  OHSL Financial Corp. of OH               36.75    1,241      45.6    36.75  22.00  35.00   5.00   66.06   36.11
OCFC  Ocean Fin. Corp. of NJ                   35.25    8,176     288.2    38.38  27.63  36.63  -3.77   14.15   -5.37
OTFC  Oregon Trail Fin. Corp. of OR            18.13    4,333      78.6    18.38  15.63  18.13   0.00   81.30    4.32
OFCP  Ottawa Financial Corp. of MI             29.50    5,313     156.7    34.00  17.50  28.50   3.51   70.82  -13.24
PFFB  PFF Bancorp of Pomona CA                 19.38   17,956     348.0    21.50  13.63  19.75  -1.87   19.26   -2.52
PSFI  PS Financial of Chicago IL               13.94    2,167      30.2    22.38  12.88  14.19  -1.76    1.38  -37.71
PVFC  PVF Capital Corp. of OH                  23.00    2,659      61.2    23.38  14.89  23.00   0.00   53.33   13.92
PBCI  Pamrapo Bancorp, Inc. of NJ              26.75    2,843      76.1    27.50  18.50  25.75   3.88   31.26   -1.83
PFED  Park Bancorp of Chicago IL               18.75    2,333      43.7    19.75  14.25  19.00  -1.32   17.19    0.64
PVSA  Parkvale Financial Corp of PA            31.75    5,108     162.2    34.25  20.40  32.13  -1.18   58.75   -7.30
PBHC  Pathfinder BC MHC of NY (46.1)*          21.50    2,875      19.0    21.50   7.17  20.00   7.50  199.86    7.50
PEEK  Peekskill Fin. Corp. of NY               17.00    3,127      53.2    18.25  13.38  16.25   4.62   11.48    1.49
PFSB  PennFed Fin. Services of NJ              18.63    9,646     179.7    18.63  11.13  17.38   7.19   49.04    8.76
PWBC  PennFirst Bancorp of PA                  19.13    5,310     101.6    20.00  12.27  19.38  -1.29   55.91   -0.62
PWBK  Pennwood Bancorp, Inc. of PA             22.00      551      12.1    22.00  13.75  22.00   0.00   52.99   11.39
PBKB  People's Bancshares of MA*               22.38    3,289      73.6    24.50  11.63  23.25  -3.74   75.53   -1.63
PFDC  Peoples Bancorp of Auburn IN             22.25    3,391      75.4    25.00  13.83  22.00   1.14   60.88    1.14
PBCT  Peoples Bank, MHC of CT (40.1)*          37.56   61,162     918.5    38.00  19.00  37.13   1.16   63.30   -1.16
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*       43.25    9,046     140.4    45.25  15.75  43.38  -0.30  167.14   -4.42
PFFC  Peoples Fin. Corp. of OH                 16.50    1,417      23.4    19.00  12.75  16.75  -1.49   11.86    9.05
PHBK  Peoples Heritage Fin Grp of ME*          46.56   27,737   1,291.4    47.00  27.50  45.06   3.33   48.37    1.22
PSFC  Peoples Sidney Fin. Corp of OH           17.75    1,785      31.7    18.63  12.56  18.00  -1.39   77.50   -0.73
PERM  Permanent Bancorp, Inc. of IN            29.50    2,103      62.0    32.63  20.75  28.50   3.51   31.11   -5.24
PMFI  Perpetual Midwest Fin. of IA(8)          28.75    1,891      54.4    30.50  18.75  28.88  -0.45   41.98   -1.71
PERT  Perpetual of SC, MHC (46.8)(8)           65.00    1,509      45.8    66.00  24.13  66.00  -1.52  150.00    7.21
PCBC  Perry Co. Fin. Corp. of MO               23.88      828      19.8    25.00  17.25  23.75   0.55   38.43   -1.04
PHFC  Pittsburgh Home Fin Corp of PA           17.75    1,969      34.9    20.81  14.00  17.50   1.43   22.41   -1.39
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)        44.19    1,632      34.0    45.00  17.75  43.50   1.59  131.85   -0.70
PTRS  Potters Financial Corp of OH             19.00      965      18.3    22.25   9.50  18.75   1.33   93.68   -5.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)         10.63   12,610     134.0    11.63   5.44  10.88  -2.30   78.96   -8.60
PHSB  Ppls Home SB, MHC of PA (45.0)           18.00    2,760      22.4    19.75  13.63  18.00   0.00   80.00   -4.66
PRBC  Prestige Bancorp of PA                   19.13      915      17.5    20.00  15.00  19.13   0.00   31.93   -4.35
PFNC  Progress Financial Corp. of PA           16.88    4,064      68.6    16.88   7.68  16.38   3.05  104.11    2.30
PSBK  Progressive Bank, Inc. of NY(8)*         37.81    3,832     144.9    39.25  23.00  37.25   1.50   56.69   -1.15
PROV  Provident Fin. Holdings of CA            22.75    4,693     106.8    23.38  14.13  22.38   1.65   42.19    3.98
PULB  Pulaski SB, MHC of MO (29.8)(8)          48.75    2,097      30.4    48.75  16.75  42.00  16.07  191.04   55.35

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PLSK  Pulaski SB, MHC of NJ (46.0)             18.50    2,108      17.6    24.50  11.50  18.25   1.37   85.00   -3.90
PULS  Pulse Bancorp of S. River NJ             26.25    3,088      81.1    29.75  17.88  27.50  -4.55   47.89    0.46
QCFB  QCF Bancorp of Virginia MN               27.25    1,382      37.7    29.75  18.75  27.25   0.00   39.74   -8.40
QCBC  Quaker City Bancorp of CA                20.00    4,673      93.5    24.56  14.40  20.38  -1.86   31.58   -5.88
QCSB  Queens County Bancorp of NY*             39.75   15,108     600.5    40.50  23.33  38.50   3.25   58.30   -1.85
RARB  Raritan Bancorp of Raritan NJ*           26.50    2,372      62.9    29.25  15.92  26.50   0.00   63.88   -5.36
REDF  RedFed Bancorp of Redlands CA(8)         19.81    7,233     143.3    21.13  12.38  19.81   0.00   36.62   -0.35
RELY  Reliance Bancorp, Inc. of NY             35.50    9,634     342.0    36.88  21.88  33.75   5.19   60.42   -3.08
RELI  Reliance Bancshares Inc of WI             9.13    2,562      23.4    10.13   7.00   9.25  -1.30   28.05   -3.89
RCBK  Richmond County Fin Corp of NY*          16.66   24,466     407.6    16.66  15.69  15.69   6.18   66.60   66.60
RIVR  River Valley Bancorp of IN               19.25    1,190      22.9    19.75  13.63  19.25   0.00   26.23    2.67
RVSB  Riverview Bancorp of WA                  16.44    6,133     100.8    18.00   6.36  16.25   1.17  151.38   -7.38
RSLN  Roslyn Bancorp, Inc. of NY*              22.81   43,642     995.5    24.50  15.63  22.00   3.68   43.64   -1.89
SCCB  S. Carolina Comm. Bnshrs of SC           21.50      583      12.5    25.25  17.50  22.25  -3.37   10.26   -4.44
SBFL  SB Fngr Lakes MHC of NY (33.1)           30.50    1,785      18.0    32.00  14.75  31.00  -1.61   96.77   -4.69
SFED  SFS Bancorp of Schenectady NY            21.50    1,208      26.0    27.25  16.00  23.25  -7.53   26.47  -20.01
SGVB  SGV Bancorp of W. Covina CA              18.00    2,345      42.2    19.38  11.38  17.13   5.08   34.53    1.41
SHSB  SHS Bancorp, Inc. of PA                  18.00      820      14.8    18.00  14.75  17.37   3.63   80.00    7.46
SISB  SIS Bancorp, Inc. of MA*                 37.63    6,948     261.5    40.25  23.38  37.88  -0.66   42.00   -6.37
SWCB  Sandwich Bancorp of MA(8)*               57.50    1,942     111.7    58.50  27.25  54.25   5.99   76.92   30.68
SFSL  Security First Corp. of OH               22.00    7,571     166.6    22.25  11.83  22.00   0.00   74.88    5.36
SKAN  Skaneateles Bancorp Inc of NY*           19.13    1,437      27.5    22.25  12.25  19.75  -3.14   48.52  -13.56
SOBI  Sobieski Bancorp of S. Bend IN           20.50      764      15.7    24.25  14.00  21.50  -4.65   46.43    0.59
SOSA  Somerset Savings Bank of MA(8)*           4.81   16,659      80.1     5.94   2.25   4.75   1.26   82.89   -3.80
SSFC  South Street Fin. Corp. of NC(8)*        13.00    4,676      60.8    20.00  11.75  12.75   1.96  -22.39  -31.58
SCBS  Southern Commun. Bncshrs of AL           18.00    1,137      20.5    19.00  13.00  18.00   0.00   33.33   -1.37
SMBC  Southern Missouri Bncrp of MO            22.25    1,612      35.9    22.25  15.50  21.38   4.07   30.88    8.54
SWBI  Southwest Bancshares of IL(8)            31.00    2,715      84.2    31.00  18.75  29.50   5.08   55.94    4.20
SVRN  Sovereign Bancorp, Inc. of PA            19.38   93,444   1,810.9    21.63  11.38  19.50  -0.62   53.44   -6.60
STFR  St. Francis Cap. Corp. of WI             43.50    5,251     228.4    50.75  28.75  43.00   1.16   38.10  -13.86
SPBC  St. Paul Bancorp, Inc. of IL             26.50   34,205     906.4    28.50  17.46  26.06   1.69   49.97    0.95
SFFC  StateFed Financial Corp. of IA           14.25    1,557      22.2    14.75   8.88  14.00   1.79   58.33   -3.39
SFIN  Statewide Fin. Corp. of NJ               22.75    4,591     104.4    24.13  14.75  23.00  -1.09   34.77   -5.21
STSA  Sterling Financial Corp. of WA           24.13    7,570     182.7    25.00  15.25  24.63  -2.03   39.88   10.94
SFSB  SuburbFed Fin. Corp. of IL(8)            47.13    1,266      59.7    50.00  22.25  48.06  -1.94  107.16   -5.74
ROSE  T R Financial Corp. of NY*               32.97   17,598     580.2    35.00  16.69  30.81   7.01   85.75   -0.84
THRD  TF Financial Corp. of PA                 26.00    3,187      82.9    30.00  16.63  26.00   0.00   36.84  -13.33
TPNZ  Tappan Zee Fin., Inc. of NY              18.75    1,478      27.7    22.63  14.00  18.88  -0.69   25.00    0.00
TSBK  Timberland Bancorp of WA                 17.63    6,613     116.6    17.63  14.50  16.13   9.30   76.30   76.30
TRIC  Tri-County Bancorp of WY                 14.00    1,167      16.3    15.00   9.25  13.88   0.86   51.35   -6.67
TWIN  Twin City Bancorp, Inc. of TN            14.50    1,272      18.4    15.50  12.00  14.88  -2.55   17.60   -6.45
USAB  USABancshares, Inc of PA*                10.50      732       7.7    10.63   6.56  10.00   5.00   47.27    5.00
UCBC  Union Community Bancorp of IN            14.63    3,042      44.5    14.69  13.94  14.38   1.74   46.30    0.00
UFRM  United FSB of Rocky Mount NC(8)          18.75    3,169      59.4    21.00   8.13  18.00   4.17  127.27   -4.48
UBMT  United Fin. Corp. of MT                  27.00    1,223      33.0    28.00  19.00  28.00  -3.57   36.71    5.88
UTBI  United Tenn. Bancshares of TN            14.31    1,455      20.8    14.75  13.63  14.00   2.21   43.10   43.10
VABF  Va. Beach Fed. Fin. Corp of VA           18.00    4,979      89.6    18.75   9.75  17.63   2.10   60.00   -2.07
WHGB  WHG Bancshares of MD                     18.50    1,389      25.7    19.00  13.63  18.13   2.04   32.14   -1.33
WSFS  WSFS Financial Corp. of DE*              20.75   12,460     258.5    21.75  10.63  19.75   5.06   72.92    3.75
WVFC  WVS Financial Corp. of PA                38.00    1,753      66.6    38.00  23.50  36.53   4.02   44.76    7.80
WRNB  Warren Bancorp of Peabody MA*            23.00    3,806      87.5    24.25  15.00  24.00  -4.17   43.75    0.00
WSBI  Warwick Community Bncrp of NY*           16.00    6,414     102.6    17.38  15.38  16.00   0.00   60.00   -7.94
WFSL  Washington Federal, Inc. of WA           27.63   52,286   1,444.7    30.29  20.46  28.75  -3.90   16.88   -3.32
WAMU  Washington Mutual, Inc. of WA*           67.13  257,560  17,290.0    72.38  45.38  67.75  -0.92   24.18    5.20
WYNE  Wayne Bancorp, Inc. of NJ                24.50    2,014      49.3    27.50  16.00  23.00   6.52   46.27   -8.41

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                Market Capitalization                   Price Change Data
                                             ----------------------------  -------------------------------------------
                                                                            52 Week (1)              % Change From
                                                       Shares    Market    ------------         ----------------------
                                              Price/   Outst-   Capital-                  Last   Last  52 Wks  Dec 31,
Financial Institution                        Share(1)  anding  ization(9)   High   Low    Week   Week  Ago(2)  1997(2)
---------------------                        --------  ------  ----------  -----  -----  -----  -----  ------  -------
                                                ($)     (000)    ($Mil)     ($)    ($)    ($)    (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WAYN  Wayne Svgs Bks MHC of OH (47.8           29.50    2,257      31.7    33.00  17.00  30.00  -1.67   70.23    1.72
WCFB  Wbstr Cty FSB MHC of IA (45.2)           20.50    2,100      19.5    22.00  13.75  20.25   1.23   41.38    2.50
WBST  Webster Financial Corp. of CT            64.25   13,653     877.2    66.88  35.13  63.63   0.97   62.12   -3.38
WEFC  Wells Fin. Corp. of Wells MN             18.88    1,959      37.0    19.00  14.00  18.25   3.45   23.80    5.59
WCBI  WestCo Bancorp, Inc. of IL               29.00    2,464      71.5    29.25  21.25  28.75   0.87   32.54    6.42
WSTR  WesterFed Fin. Corp. of MT               26.00    5,577     145.0    27.00  17.63  26.00   0.00   22.35    1.96
WOFC  Western Ohio Fin. Corp. of OH            26.75    2,356      63.0    29.25  21.00  26.13   2.37   24.42   -0.48
WWFC  Westwood Fin. Corp. of NJ                28.63      645      18.5    28.75  17.00  28.50   0.46   46.82    1.35
WEHO  Westwood Hmstd Fin Corp of OH            14.75    2,843      41.9    18.13  12.50  14.63   0.82    3.51  -13.24
FFWD  Wood Bancorp of OH                       22.00    2,651      58.3    27.00   8.40  23.50  -6.38  161.90   17.02
YFCB  Yonkers Fin. Corp. of NY                 18.69    3,021      56.5    22.00  13.25  18.38   1.69   35.93   -2.91
YFED  York Financial Corp. of PA               25.50    8,852     225.7    27.25  14.20  24.50   4.08   72.30   -0.97

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(306)                         1.13    1.08    14.93    14.50    137.39
NYSE Traded Companies(9)                          2.67    2.33    19.78    19.07    316.98
AMEX Traded Companies(20)                         0.85    0.82    14.03    13.85    110.09
NASDAQ Listed OTC Companies(277)                  1.11    1.07    14.86    14.42    134.45
California Companies(20)                          1.69    1.53    16.78    16.18    242.01
Florida Companies(5)                              1.13    0.82    11.64    11.09    167.41
Mid-Atlantic Companies(58)                        1.23    1.19    14.92    14.13    155.13
Mid-West Companies(147)                           1.02    0.97    14.43    14.16    117.27
New England Companies(9)                          1.35    1.51    17.48    16.65    244.55
North-West Companies(11)                          1.06    0.98    13.20    12.77    111.53
South-East Companies(43)                          1.13    1.09    16.37    16.14    119.04
South-West Companies(6)                           1.37    1.30    15.42    14.76    201.63
Western Companies (Excl CA)(7)                    0.97    0.97    14.31    13.73     93.35
Thrift Strategy(253)                              1.05    1.02    14.95    14.58    123.29
Mortgage Banker Strategy(33)                      1.69    1.54    15.58    14.69    221.70
Real Estate Strategy(8)                           1.60    1.46    13.91    13.52    197.41
Diversified Strategy(8)                           1.71    1.56    13.68    13.37    175.80
Retail Banking Strategy(4)                       -0.37   -0.44    12.95    12.39    186.34
Companies Issuing Dividends(258)                  1.20    1.14    15.21    14.74    138.01
Companies Without Dividends(48)                   0.81    0.78    13.46    13.25    134.14
Equity/Assets less than 6%(24)                    1.52    1.43    12.45    11.49    255.83
Equity/Assets 6-12%(141)                          1.33    1.26    14.80    14.14    172.23
Equity/Assets greater than 12%(141)               0.90    0.88    15.42    15.29     88.36
Converted Last 3 Mths (no MHC)(9)                 0.53    0.49    12.13    12.13     50.22
Actively Traded Companies(36)                     1.85    1.86    16.41    15.77    214.21
Market Value Below $20 Million(47)                0.81    0.77    13.87    13.81    104.21
Holding Company Structure(278)                    1.12    1.08    15.15    14.72    137.32
Assets Over $1 Billion(59)                        1.72    1.66    16.54    15.16    233.82
Assets $500 Million-$1 Billion(46)                1.30    1.17    13.93    13.48    154.99
Assets $250-$500 Million(67)                      1.15    1.10    15.11    14.74    136.55
Assets less than $250 Million(134)                0.84    0.82    14.56    14.49     94.61
Goodwill Companies(123)                           1.39    1.32    15.26    14.16    179.67
Non-Goodwill Companies(183)                       0.97    0.93    14.72    14.72    110.78
Acquirors of FSLIC Cases(9)                       2.59    2.38    19.92    18.89    294.49

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                           1.51    1.46    14.44    13.75    148.46
NYSE Traded Companies(4)                          2.06    1.93    22.85    18.83    177.25
AMEX Traded Companies(7)                          1.56    1.33    15.84    15.28    150.50
NASDAQ Listed OTC Companies(49)                   1.46    1.43    13.52    13.12    145.62
California Companies(1)                           1.52    1.52    12.28    12.23    114.54
Mid-Atlantic Companies(21)                        1.15    1.09    15.30    14.24    135.34
New England Companies(32)                         1.82    1.73    14.00    13.49    158.60
North-West Companies(3)                           1.14    1.50    12.99    12.53    185.90
South-East Companies(3)                           1.15    1.13    15.70    15.40     92.07
Thrift Strategy(44)                               1.52    1.43    14.90    14.25    140.12
Mortgage Banker Strategy(7)                       1.30    1.30    12.06    11.49    149.96
Real Estate Strategy(4)                           1.72    1.61    11.40    11.38    106.01
Diversified Strategy(5)                           1.58    1.86    14.88    13.45    230.38
Companies Issuing Dividends(48)                   1.55    1.50    15.16    14.31    164.76
Companies Without Dividends(12)                   1.36    1.32    11.69    11.64     86.26
Equity/Assets less than 6%(4)                     1.24    1.30    10.25     9.81    202.98
Equity/Assets 6-12%(41)                           1.77    1.70    14.33    13.45    168.67
Equity/Assets greater than 12%(15)                0.95    0.92    15.92    15.64     82.38
Converted Last 3 Mths (no MHC)(4)                 0.59    0.57    12.90    12.79     55.78
Actively Traded Companies(17)                     2.02    1.96    17.21    16.31    193.21
Market Value Below $20 Million(2)                 2.42    2.31     9.03     8.98     98.56
Holding Company Structure(47)                     1.47    1.42    14.27    13.84    138.46
Assets Over $1 Billion(18)                        1.64    1.69    17.18    15.58    180.64
Assets $500 Million-$1 Billion(15)                1.83    1.71    15.19    14.87    169.99
Assets $250-$500 Million(12)                      1.22    1.15    11.40    11.09    114.15
Assets less than $250 Million(15)                 1.33    1.24    12.91    12.75    119.44
Goodwill Companies(33)                            1.60    1.55    15.39    14.14    178.33
Non-Goodwill Companies(27)                        1.40    1.35    13.29    13.29    112.38

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                          0.67    0.64    10.30    10.21     93.08
BIF-Insured Thrifts(3)                            1.11    0.75     9.79     9.12    100.47
NASDAQ Listed OTC Companies(22)                   0.72    0.65    10.24    10.08     94.00
Florida Companies(3)                              1.00    0.89    14.22    14.18    146.68
Mid-Atlantic Companies(11)                        0.54    0.53     8.78     8.52     74.31
Mid-West Companies(6)                             0.79    0.75    11.19    11.16    102.01
New England Companies(1)                          1.51    0.87    11.61    11.55    133.81
Thrift Strategy(20)                               0.68    0.65    10.49    10.35     93.22
Mortgage Banker Strategy(1)                       0.53    0.45     5.29     4.72     65.15
Diversified Strategy(1)                           1.51    0.87    11.61    11.55    133.81
Companies Issuing Dividends(22)                   0.72    0.65    10.24    10.08     94.00
Equity/Assets 6-12%(16)                           0.77    0.68    10.26    10.04    105.34
Equity/Assets greater than 12%(6)                 0.56    0.56    10.18    10.18     59.99
Holding Company Structure(3)                      0.77    0.71     9.35     8.71     90.09
Assets Over $1 Billion(6)                         0.85    0.63     8.50     8.20    100.29
Assets $500 Million-$1 Billion(2)                 1.07    0.98    15.79    15.79    139.20
Assets $250-$500 Million(6)                       0.83    0.80    10.83    10.80    102.70
Assets less than $250 Million(8)                  0.54    0.53    10.10     9.92     78.98
Goodwill Companies(9)                             0.88    0.72     9.38     8.95    105.04
Non-Goodwill Companies(13)                        0.63    0.61    10.75    10.75     87.38
MHC Institutions(22)                              0.72    0.65    10.24    10.08     94.00

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1996 or 1997. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 4.08    3.58    20.57    17.56    501.08
CFB   Commercial Federal Corp. of NE              2.09    2.05    14.06    12.68    220.54
DME   Dime Bancorp, Inc. of NY*                   1.05    1.05    11.30     9.27    187.77
DSL   Downey Financial Corp. of CA                1.49    1.43    15.61    15.41    218.79
FED   FirstFed Fin. Corp. of CA                   2.18    2.14    21.04    20.87    392.91
GSB   Golden State Bancorp of CA(8)               1.85    2.22    18.96    17.11    314.15
GDW   Golden West Fin. Corp. of CA                6.21    6.11    47.28    47.28    693.73
GPT   GreenPoint Fin. Corp. of NY*                3.49    3.37    30.00    16.36    309.16
JSB   JSB Financial, Inc. of NY*                  2.97    2.64    35.91    35.91    154.68
NYB   New York Bancorp, Inc. of NY(8)             2.48    2.53     8.34     8.34    152.85
OCN   Ocwen Financial Corp. of FL                 1.34    0.75     6.90     6.72     48.81
SIB   Staten Island Bancorp of NY*                0.74    0.65    14.19    13.77     57.38
WES   Westcorp Inc. of Orange CA                  1.31    0.28    12.99    12.96    142.98

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA              0.97    0.94    17.22    17.22    101.60
ANE   Alliance Bancorp of NE, of CT*              1.23    0.86    11.49    11.17    151.06
BKC   American Bank of Waterbury CT*              3.42    2.96    24.82    24.01    275.32
BFD   BostonFed Bancorp of MA                     1.28    1.14    14.78    14.24    176.57
CFX   CFX Corp of Keene NH(8)*                    0.55    0.89    10.21     9.85    119.39
CNY   Carver Bancorp, Inc. of NY                 -0.20    0.03    15.24    14.66    179.67
CBK   Citizens First Fin.Corp. of IL              0.79    0.53    15.84    15.84    114.14
EBI   Equality Bancorp, Inc. of MO                0.46    0.10    10.31    10.31     92.23
ESX   Essex Bancorp of Norfolk VA(8)              0.20    0.18     0.03    -0.14    181.37
FCB   Falmouth Bancorp, Inc. of MA*               0.63    0.53    16.05    16.05     67.05
FAB   FirstFed America Bancorp of MA              0.20    0.63    14.87    14.87    133.17
GAF   GA Financial Corp. of PA                    1.08    1.02    15.05    14.90    101.57
HBS   Haywood Bancshares, Inc. of NC*             1.56    1.56    17.34    16.74    122.24
KNK   Kankakee Bancorp, Inc. of IL                2.20    2.15    27.57    25.99    250.30
KYF   Kentucky First Bancorp of KY                0.77    0.76    11.32    11.32     66.49
MBB   MSB Bancorp of Middletown NY(8)*            0.49    0.52    22.40    10.38    272.15
NBN   Northeast Bancorp of ME*                    0.97    0.76     9.52     8.41    136.83
PDB   Piedmont Bancorp, Inc. of NC                0.54    0.54     7.66     7.66     47.32
SSB   Scotland Bancorp, Inc. of NC                0.58    0.58     7.73     7.73     32.12
SZB   SouthFirst Bancshares of AL                 0.51    0.47    13.96    13.96     98.14
SRN   Southern Banc Company of AL                 0.12    0.43    14.58    14.43     85.72
SSM   Stone Street Bancorp of NC                  0.86    0.86    16.32    16.32     55.20
TSH   Teche Holding Company of LA                 1.13    1.08    16.09    16.09    118.85
FTF   Texarkana Fst. Fin. Corp of AR              1.72    1.68    15.52    15.52    102.42
THR   Three Rivers Fin. Corp. of MI               1.00    0.94    15.72    15.67    114.20
WSB   Washington SB, FSB of MD                    0.52    0.31     5.13     5.13     60.27
WFI   Winton Financial Corp. of OH                1.61    1.32    11.60    11.37    161.76

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.81    1.18    21.08    20.71    234.80
FBER  1st Bergen Bancorp of NJ                    0.71    0.71    13.57    13.57     99.39
AFED  AFSALA Bancorp, Inc. of NY                  0.89    0.89    14.91    14.91    115.98
ALBK  ALBANK Fin. Corp. of Albany NY              3.36    3.34    27.86    21.64    316.35
AMFC  AMB Financial Corp. of IN                   1.06    0.67    15.32    15.32    103.74
ASBP  ASB Financial Corp. of OH                   0.62    0.62    10.59    10.59     68.47
ABBK  Abington Bancorp of MA*                     1.20    1.06     9.99     9.09    146.27

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AABC  Access Anytime Bancorp of NM                1.26    1.17     7.51     7.51     86.80
AFBC  Advance Fin. Bancorp of WV                  0.84    0.81    15.17    15.17     99.66
AADV  Advantage Bancorp, Inc. of WI(8)            3.57    3.13    31.79    29.74    317.22
AFCB  Affiliated Comm BC, Inc of MA(8)            1.77    1.76    16.94    16.85    173.52
ALBC  Albion Banc Corp. of Albion NY              0.44    0.43     8.09     8.09     94.41
ABCL  Alliance Bancorp, Inc. of IL                1.28    1.42    16.32    16.13    170.01
ATSB  AmTrust Capital Corp. of IN                 0.56    0.32    14.93    14.78    136.64
AHCI  Ambanc Holding Co., Inc. of NY*            -0.61   -0.69    13.98    13.98    122.92
ASBI  Ameriana Bancorp of IN                      1.13    1.03    13.63    13.63    121.64
ABCW  Anchor Bancorp Wisconsin of WI              2.20    2.03    14.25    14.02    214.45
ANDB  Andover Bancorp, Inc. of MA*                2.56    2.50    20.72    20.72    255.95
ASFC  Astoria Financial Corp. of NY               2.56    2.38    32.42    22.56    401.88
AVND  Avondale Fin. Corp. of IL                  -3.76   -3.19    13.83    13.83    163.12
BKCT  Bancorp Connecticut of CT*                  1.16    1.03     9.22     9.22     87.00
BPLS  Bank Plus Corp. of CA                       0.65    0.73     9.36     8.53    215.20
BNKU  Bank United Corp. of TX                     2.52    2.21    19.39    18.89    396.36
BWFC  Bank West Fin. Corp. of MI                  0.43    0.32     8.83     8.83     64.65
BANC  BankAtlantic Bancorp of FL                  1.06    0.56     6.08     5.04    110.44
BKUNA BankUnited Fin. Corp. of FL                 0.38    0.29     9.13     8.10    213.16
BVCC  Bay View Capital Corp. of CA                1.16    1.58    14.39    11.94    268.97
FSNJ  Bayonne Banchsares of NJ                    0.25    0.35    10.58    10.58     67.73
BFSB  Bedford Bancshares, Inc. of VA              1.42    1.41    17.41    17.41    119.88
BFFC  Big Foot Fin. Corp. of IL                   0.51    0.45    15.09    15.09     86.06
BYFC  Broadway Fin. Corp. of CA                   0.42    0.48    14.77    14.77    150.11
CBES  CBES Bancorp, Inc. of MO                    1.09    0.95    17.16    17.16    108.73
CCFH  CCF Holding Company of GA                   0.15   -0.16    12.92    12.92    121.22
CENF  CENFED Financial Corp. of CA(8)             2.41    2.17    21.51    21.48    386.76
CFSB  CFSB Bancorp of Lansing MI                  1.40    1.31     8.88     8.88    112.12
CKFB  CKF Bancorp of Danville KY                  1.29    0.97    15.87    15.87     72.51
CNSB  CNS Bancorp, Inc. of MO                     0.47    0.47    14.34    14.34     58.93
CSBF  CSB Financial Group Inc of IL               0.29    0.25    13.87    13.09     57.78
CBCI  Calumet Bancorp of Chicago IL               2.54    2.56    25.98    25.98    154.93
CAFI  Camco Fin. Corp. of OH                      1.75    1.42    15.22    14.12    161.82
CMRN  Cameron Fin. Corp. of MO                    0.94    0.93    17.66    17.66     82.39
CAPS  Capital Savings Bancorp of MO(8)            1.25    1.20    12.08    12.08    128.08
CFNC  Carolina Fincorp of NC*                     0.73    0.70    14.06    14.06     61.91
CASB  Cascade Financial Corp. of WA               0.74    0.72     8.63     8.63    124.46
CATB  Catskill Fin. Corp. of NY*                  0.82    0.82    15.48    15.48     63.64
CNIT  Cenit Bancorp of Norfolk VA                 3.39    3.15    29.47    26.99    424.25
CEBK  Central Co-Op. Bank of MA*                  1.49    1.41    18.05    16.26    182.40
CENB  Century Bancorp, Inc. of NC                 4.00    4.01    75.76    75.76    251.30
CBSB  Charter Financial Inc. of IL(8)             1.26    1.39    14.24    12.75     91.61
COFI  Charter One Financial of OH                 1.97    2.88    21.56    20.15    309.48
CVAL  Chester Valley Bancorp of PA                1.45    1.38    13.23    13.23    150.14
CTZN  CitFed Bancorp of Dayton OH(8)              2.10    2.10    16.14    14.74    266.12
CLAS  Classic Bancshares, Inc. of KY              0.82    0.96    15.13    12.85    101.68
CBSA  Coastal Bancorp of Houston TX               2.40    2.46    20.29    17.06    584.86
CFCP  Coastal Fin. Corp. of SC                    1.31    1.10     7.21     7.21    120.64
CMSB  Commonwealth Bancorp Inc of PA              1.01    0.77    13.22    10.44    139.63
CMSV  Commty. Svgs, MHC of FL (48.5)              1.07    0.98    15.79    15.79    139.20
CFTP  Community Fed. Bancorp of MS                0.61    0.61    13.07    13.07     49.40
CFFC  Community Fin. Corp. of VA                  1.50    1.51    18.99    18.99    143.75
CFBC  Community First Bnkg Co. of GA              0.96    0.96    29.10    28.71    163.45
CIBI  Community Inv. Bancorp of OH                1.03    1.03    12.29    12.29    104.58
COOP  Cooperative Bancshares of NC                0.75    0.74     9.48     9.48    123.70

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CRZY  Crazy Woman Creek Bncorp of WY              0.75    0.76    15.04    15.04     63.64
DNFC  D&N Financial Corp. of MI                   1.57    1.41    10.78    10.68    199.51
DCBI  Delphos Citizens Bancorp of OH              0.93    0.93    14.83    14.83     55.37
DIME  Dime Community Bancorp of NY*               0.95    0.91    14.97    12.94    119.64
DIBK  Dime Financial Corp. of CT*                 3.24    3.22    15.35    14.95    185.61
EGLB  Eagle BancGroup of IL                       0.43    0.31    17.24    17.24    145.28
EBSI  Eagle Bancshares of Tucker GA               0.96    0.97    12.80    12.80    163.40
EGFC  Eagle Financial Corp. of CT(8)              1.18    1.56    23.38    18.96    331.16
ETFS  East Texas Fin. Serv. of TX                 0.71    0.66    20.45    20.45    117.05
ESBK  Elmira Svgs Bank (The) of NY*               1.27    1.03    19.55    19.03    307.64
EMLD  Emerald Financial Corp. of OH               1.20    1.11     9.28     9.14    118.96
EIRE  Emerald Isle Bancorp of MA(8)*              1.56    1.66    13.39    13.39    191.66
EFBC  Empire Federal Bancorp of MT                0.62    0.62    15.51    15.51     42.65
EFBI  Enterprise Fed. Bancorp of OH               1.11    1.00    16.31    16.30    151.69
EQSB  Equitable FSB of Wheaton MD                 1.90    1.87    13.77    13.77    264.76
FCBF  FCB Fin. Corp. of Neenah WI                 1.00    0.68    18.80    18.80    135.38
FFDF  FFD Financial Corp. of OH                   1.11    0.53    15.38    15.38     63.92
FFLC  FFLC Bancorp of Leesburg FL                 1.00    0.95    13.74    13.74    106.90
FFFC  FFVA Financial Corp. of VA(8)               1.40    1.66    17.33    17.00    126.54
FFWC  FFW Corporation of Wabash IN                1.24    1.21    12.69    11.57    132.57
FFYF  FFY Financial Corp. of OH                   1.91    1.88    20.53    20.53    151.04
FMCO  FMS Financial Corp. of NJ                   2.34    2.32    15.80    15.57    243.58
FFHH  FSF Financial Corp. of MN                   1.04    1.03    14.58    14.58    133.62
FOBC  Fed One Bancorp of Wheeling WV(8)           1.37    1.35    17.09    16.37    154.43
FBCI  Fidelity Bancorp of Chicago IL              0.38    1.09    18.22    18.19    174.01
FSBI  Fidelity Bancorp, Inc. of PA                1.77    1.73    17.21    17.21    251.65
FFFL  Fidelity Bcsh MHC of FL (47.7)              0.93    0.79    12.65    12.57    154.16
FFED  Fidelity Fed. Bancorp of IN                 0.56    0.52     5.02     5.02     69.00
FFOH  Fidelity Financial of OH                    0.87    0.84    11.49    10.13     95.67
FIBC  Financial Bancorp, Inc. of NY               1.53    1.63    16.10    16.03    180.26
FBSI  First Bancshares, Inc. of MO                0.86    0.82    10.64    10.64     73.89
FBBC  First Bell Bancorp of PA                    1.16    1.14    11.21    11.21    103.78
SKBO  First Carnegie MHC of PA(45.0)              0.39    0.42    10.61    10.61     63.96
FSTC  First Citizens Corp of GA                   2.15    1.92    12.34     9.73    121.95
FCME  First Coastal Corp. of ME*                  4.52    4.34    10.66    10.66    109.32
FFBA  First Colorado Bancorp of CO                1.18    1.13    12.45    12.20     92.53
FDEF  First Defiance Fin.Corp. of OH              0.63    0.62    12.53    12.53     67.98
FESX  First Essex Bancorp of MA*                  1.29    1.15    12.08    10.62    158.90
FFSX  First FSB MHC Sxld of IA(46.1)              1.19    1.15    14.34    14.23    161.94
FFES  First Fed of E. Hartford CT                 2.06    2.28    24.76    24.76    363.17
BDJI  First Fed. Bancorp. of MN                   0.73    0.73    12.12    12.12    119.08
FFBH  First Fed. Bancshares of AR                 1.13    1.08    16.64    16.64    111.75
FTFC  First Fed. Capital Corp. of WI              1.89    1.49    11.90    11.25    168.02
FFKY  First Fed. Fin. Corp. of KY                 1.49    1.47    12.81    12.11     93.71
FFBZ  First Federal Bancorp of OH                 1.22    1.22    10.09    10.08    132.60
FFCH  First Fin. Holdings Inc. of SC              2.16    2.11    17.08    17.08    265.25
FFBI  First Financial Bancorp of IL              -0.15    0.94    18.10    18.10    202.99
FFHS  First Franklin Corp. of OH                  1.05    1.24    17.49    17.39    193.95
FGHC  First Georgia Hold. Corp of GA              0.58    0.48     4.53     4.20     54.52
FSPG  First Home Bancorp of NJ(8)                 1.74    1.70    13.31    13.11    193.90
FFSL  First Independence Corp. of KS              0.76    0.76    11.91    11.91    119.15
FISB  First Indiana Corp. of IN                   1.40    1.13    12.08    11.94    127.36
FKFS  First Keystone Fin. Corp of PA              1.12    1.01    10.38    10.38    156.87
FLKY  First Lancaster Bncshrs of KY               0.53    0.53    14.62    14.62     49.62
FLFC  First Liberty Fin. Corp. of GA              1.15    1.23    12.12    10.95    163.80

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin., Inc. of OH              1.37    1.28    16.39    14.62    151.41
FMBD  First Mutual Bancorp Inc of IL              0.28    0.23    15.45    11.85    111.62
FMSB  First Mutual SB of Bellevue WA*             1.06    1.04     7.43     7.43    109.36
FNGB  First Northern Cap. Corp of WI              0.68    0.65     8.34     8.34     75.48
FFPB  First Palm Beach Bancorp of FL              1.85    1.55    22.36    21.84    357.75
FSLA  First SB SLA MHC of NJ (47.5)(8)            1.16    1.22    12.69    11.59    130.90
FWWB  First Savings Bancorp of WA                 1.25    1.17    14.80    13.67    108.17
FSFF  First SecurityFed Fin of IL                 0.61    0.61    12.80    12.80     47.35
SHEN  First Shenango Bancorp of PA(8)             2.22    2.21    23.13    23.13    181.23
SOPN  First Svgs Bancorp of NC                    1.35    1.35    18.51    18.51     81.30
FBNW  FirstBank Corp of Clarkston WA              0.48    0.24    14.95    14.95     92.39
FFDB  FirstFed Bancorp, Inc. of AL                1.48    1.48    15.00    13.77    154.80
FSPT  FirstSpartan Fin. Corp. of SC               1.33    1.33    29.52    29.52    111.81
FLAG  Flag Financial Corp of GA                   1.01    0.84    10.66    10.66    117.07
FLGS  Flagstar Bancorp, Inc of MI                 1.66    0.83     8.89     8.54    148.74
FFIC  Flushing Fin. Corp. of NY*                  1.08    1.09    17.35    16.67    138.39
FBHC  Fort Bend Holding Corp. of TX               1.41    1.04    12.29    11.52    181.49
FTSB  Fort Thomas Fin. Corp. of KY                0.80    0.80    10.72    10.72     67.76
FKKY  Frankfort First Bancorp of KY               0.14    0.59    13.92    13.92     82.03
FTNB  Fulton Bancorp, Inc. of MO                  0.73    0.63    14.88    14.88     60.33
GFSB  GFS Bancorp of Grinnell IA(8)               1.18    1.12    11.23    11.23     94.93
GUPB  GFSB Bancorp, Inc of Gallup NM              1.08    1.08    17.90    17.90    143.25
GSLA  GS Financial Corp. of LA                    0.41    0.41    16.44    16.44     38.11
GOSB  GSB Financial Corp. of NY*                  0.34    0.31    14.66    14.66     51.55
GBCI  Glacier Bancorp of MT                       1.22    1.25     8.41     8.21     84.21
GFCO  Glenway Financial Corp. of OH               1.05    1.05    12.41    12.28    133.55
GTPS  Great American Bancorp of IL                0.52    0.52    16.92    16.92     84.91
PEDE  Great Pee Dee Bancorp of SC                 0.56    0.56    13.51    13.51     35.68
GSBC  Great Southern Bancorp of MO                1.66    1.53     8.13     8.07     93.04
GDVS  Greater DV SB,MHC of PA (19.9)              0.62    0.62     8.91     8.91     79.58
GSFC  Green Street Fin. Corp. of NC               0.66    0.66    14.73    14.73     41.81
GFED  Guaranty Fed Bancshares of MO               0.33    0.32    11.18    11.18     37.06
HCBB  HCB Bancshares of Camden AR                 0.18    0.18    14.43    13.91     75.59
HEMT  HF Bancorp of Hemet CA                      0.06    0.35    13.29    11.18    168.96
HFFC  HF Financial Corp. of SD                    2.05    1.90    18.68    18.68    195.05
HFNC  HFNC Financial Corp. of NC                  0.63    0.48     9.66     9.66     52.97
HMNF  HMN Financial, Inc. of MN                   1.35    1.07    20.38    18.92    166.80
HALL  Hallmark Capital Corp. of WI                0.94    0.92    10.74    10.74    140.94
HARB  Harbor FL Bncp MHC of FL (46.1(8)           2.88    2.77    20.24    19.64    226.74
HRBF  Harbor Federal Bancorp of MD                0.96    0.92    17.23    17.23    137.96
HFSA  Hardin Bancorp of Hardin MO                 0.99    0.90    15.89    15.89    140.09
HARL  Harleysville SB of PA                       2.06    2.07    14.23    14.23    208.81
HFGI  Harrington Fin. Group of IN                 0.30    0.32     7.50     7.50    167.80
HARS  Harris Fin. MHC of PA (24.3)                0.53    0.45     5.29     4.72     65.15
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.74    0.74    14.66    14.66     54.84
HHFC  Harvest Home Fin. Corp. of OH               0.80    0.70    11.61    11.61    105.31
HAVN  Haven Bancorp of Woodhaven NY               1.26    1.27    12.85    12.81    224.80
HTHR  Hawthorne Fin. Corp. of CA                  2.96    2.28    14.01    14.01    288.59
HMLK  Hemlock Fed. Fin. Corp. of IL               0.45    0.77    14.66    14.66     85.11
HFWA  Heritage Financial Corp of WA               0.49    0.49     9.34     9.34     31.95
HCBC  High Country Bancorp of CO                  0.38    0.38    12.86    12.86     66.07
HBNK  Highland Bancorp of CA                      2.64    2.03    17.91    17.91    237.12
HIFS  Hingham Inst. for Sav. of MA*               2.04    2.04    16.39    16.39    170.69
HBEI  Home Bancorp of Elgin IL                    0.41    0.41    13.89    13.89     51.43
HBFW  Home Bancorp of Fort Wayne IN               1.22    1.21    17.84    17.84    146.77

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN                 1.05    1.01    19.13    19.13    135.99
HCFC  Home City Fin. Corp. of OH                  0.92    0.93    15.19    15.19     77.47
HOMF  Home Fed Bancorp of Seymour IN              1.84    1.62    12.21    11.87    138.75
HWEN  Home Financial Bancorp of IN                0.36    0.26     7.95     7.95     46.83
HPBC  Home Port Bancorp, Inc. of MA*              1.79    1.75    11.92    11.92    113.36
HMCI  HomeCorp, Inc. of Rockford IL(8)            0.91    0.71    13.20    13.20    194.19
HFBC  HopFed Bancorp of KY                        0.58    0.58    13.26    13.26     58.70
HZFS  Horizon Fin'l. Services of IA               0.83    0.66    10.58    10.58    104.07
HRZB  Horizon Financial Corp. of WA*              1.09    1.08    11.38    11.38     71.47
IBSF  IBS Financial Corp. of NJ                   0.53    0.53    11.80    11.80     66.54
ITLA  ITLA Capital Corp of CA*                    1.52    1.52    12.28    12.23    114.54
IFSB  Independence FSB of DC                      1.09    0.45    14.23    12.67    196.38
INCB  Indiana Comm. Bank, SB of IN(8)             0.53    0.53    12.57    12.57    103.45
INBI  Industrial Bancorp of OH                    1.00    1.00    11.93    11.93     71.34
IWBK  Interwest Bancorp of WA                     2.55    2.22    16.60    16.32    246.65
IPSW  Ipswich SB of Ipswich MA*                   0.93    0.76     4.96     4.96     95.28
JXVL  Jacksonville Bancorp of TX                  1.38    1.38    14.09    14.09     96.32
JXSB  Jcksnville SB,MHC of IL (45.6)              0.51    0.41     9.17     9.17     88.07
JSBA  Jefferson Svgs Bancorp of MO                0.97    0.94    11.34     8.89    125.61
JOAC  Joachim Bancorp, Inc. of MO(8)              0.37    0.37    13.71    13.71     47.41
KSAV  KS Bancorp of Kenly NC                      1.38    1.38    16.50    16.50    128.79
KSBK  KSB Bancorp of Kingfield ME*                1.22    1.22     8.89     8.45    120.79
KFBI  Klamath First Bancorp of OR                 0.88    0.88    14.71    13.44     97.58
LSBI  LSB Fin. Corp. of Lafayette IN              1.61    1.42    18.88    18.88    218.63
LVSB  Lakeview Financial of NJ                    1.68    1.04    13.29    11.25    124.39
LARK  Landmark Bancshares, Inc of KS              1.46    1.32    19.49    19.49    138.33
LARL  Laurel Capital Group of PA                  1.34    1.35    10.37    10.37     98.11
LSBX  Lawrence Savings Bank of MA*                1.89    1.87     8.77     8.77     83.92
LFED  Leeds FSB, MHC of MD (36.3)                 0.66    0.66     9.35     9.35     56.23
LXMO  Lexington B&L Fin. Corp. of MO              0.70    0.70    14.78    14.78     55.51
LIFB  Life Bancorp of Norfolk VA(8)               1.35    1.25    16.17    15.73    150.93
LFCO  Life Financial Corp of CA                   1.38    1.38     7.56     7.56     44.93
LFBI  Little Falls Bancorp of NJ                  0.66    0.60    14.53    13.40    124.40
LOGN  Logansport Fin. Corp. of IN                 0.98    1.01    13.12    13.12     68.29
LONF  London Financial Corp. of OH                0.81    0.75    10.23    10.23     74.35
LISB  Long Island Bancorp, Inc of NY              2.11    1.74    23.19    22.98    252.72
MAFB  MAF Bancorp, Inc. of IL                     2.53    2.49    17.55    15.46    230.31
MBLF  MBLA Financial Corp. of MO                  1.41    1.43    22.32    22.32    176.03
MECH  MECH Financial Inc of CT*                   2.64    2.63    16.33    16.33    156.95
MFBC  MFB Corp. of Mishawaka IN                   1.25    1.24    20.61    20.61    162.32
MLBC  ML Bancorp of Villanova PA(8)               1.19    0.85    13.41    12.51    193.66
MSBF  MSB Financial, Inc of MI                    0.91    0.84    10.56    10.56     62.61
MARN  Marion Capital Holdings of IN               1.58    1.58    22.37    21.89    107.66
MRKF  Market Fin. Corp. of OH                     0.43    0.43    15.13    15.13     42.54
MFSL  Maryland Fed. Bancorp of MD                 1.14    1.61    15.39    15.22    181.44
MASB  MassBank Corp. of Reading MA*               2.85    2.63    29.06    28.65    259.14
MFLR  Mayflower Co-Op. Bank of MA*                1.56    1.48    14.31    14.10    146.73
MDBK  Medford Bancorp, Inc. of MA*                2.51    2.42    22.35    21.04    250.07
MERI  Meritrust FSB of Thibodaux LA(8)            3.51    3.51    25.66    25.66    302.07
MWBX  MetroWest Bank of MA*                       0.54    0.53     3.17     3.17     43.16
METF  Metropolitan Fin. Corp. of OH               0.82    0.77     5.20     4.78    131.18
MCBS  Mid Continent Bancshares of KS(8)           1.96    2.14    20.52    20.52    204.01
MIFC  Mid Iowa Financial Corp. of IA              0.89    0.98     7.41     7.40     79.15
MCBN  Mid-Coast Bancorp of ME                     1.92    1.80    22.03    22.03    264.27
MWBI  Midwest Bancshares, Inc. of IA              1.24    1.10    10.46    10.46    144.69

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWFD  Midwest Fed. Fin. Corp of WI(8)             1.39    1.37    11.21    10.81    127.18
MFFC  Milton Fed. Fin. Corp. of OH                0.56    0.54    11.43    11.43     96.53
MIVI  Miss. View Hold. Co. of MN                  1.01    0.99    16.86    16.86     92.73
MBSP  Mitchell Bancorp, Inc. of NC                0.56    0.56    15.56    15.56     38.78
MBBC  Monterey Bay Bancorp of CA                  0.55    0.50    14.84    13.84    126.35
MONT  Montgomery Fin. Corp. of IN                 0.44    0.44    11.89    11.89     63.93
MSBK  Mutual SB, FSB of Bay City MI               0.12    0.01     9.91     9.91    150.57
MYST  Mystic Financial of MA*                     0.52    0.52    13.00    13.00     66.76
NHTB  NH Thrift Bancshares of NH                  0.99    0.78    12.04    10.34    153.90
NSLB  NS&L Bancorp, Inc of Neosho MO              0.64    0.61    16.61    16.49     84.01
NSSY  NSS Bancorp of CT*                          2.76    3.13    21.83    21.17    276.37
NMSB  Newmil Bancorp, Inc. of CT*                 0.71    0.72     8.54     8.54     91.65
NASB  North American SB, FSB of MO                5.40    4.39    27.83    27.01    327.72
NBSI  North Bancshares of Chicago IL              0.44    0.42    11.60    11.60     86.00
FFFD  North Central Bancshares of IA              1.16    1.16    15.10    15.10     65.87
NEIB  Northeast Indiana Bncrp of IN               1.18    1.18    15.51    15.51    107.95
NWEQ  Northwest Equity Corp. of WI                1.22    1.17    13.77    13.77    118.66
NWSB  Northwest SB, MHC of PA (30.7)              0.41    0.42     4.44     3.94     48.05
NTMG  Nutmeg FS&LA of CT                          0.67    0.43     5.88     5.88    106.64
OHSL  OHSL Financial Corp. of OH                  1.62    1.55    20.98    20.98    192.51
OCFC  Ocean Fin. Corp. of NJ                      1.68    1.66    27.63    27.63    182.15
OTFC  Oregon Trail Fin. Corp. of OR               0.63    0.64    10.64    10.64     85.17
OFCP  Ottawa Financial Corp. of MI                1.42    1.35    14.37    11.69    166.73
PFFB  PFF Bancorp of Pomona CA                    0.79    0.75    14.95    14.80    154.04
PSFI  PS Financial of Chicago IL                  0.72    0.73    14.76    14.76     39.55
PVFC  PVF Capital Corp. of OH                     1.90    1.79    10.85    10.85    149.01
PBCI  Pamrapo Bancorp, Inc. of NJ                 1.78    1.70    17.07    16.96    132.51
PFED  Park Bancorp of Chicago IL                  0.66    0.71    16.55    16.55     75.85
PVSA  Parkvale Financial Corp of PA               2.07    2.07    15.79    15.70    199.52
PBHC  Pathfinder BC MHC of NY (46.1)*             0.70    0.63     7.97     6.69     67.13
PEEK  Peekskill Fin. Corp. of NY                  0.64    0.64    14.87    14.87     58.91
PFSB  PennFed Fin. Services of NJ                 1.11    1.10    10.64     9.12    152.97
PWBC  PennFirst Bancorp of PA                     0.95    0.95    12.96    11.53    154.87
PWBK  Pennwood Bancorp, Inc. of PA                0.83    0.96    15.41    15.41     85.68
PBKB  People's Bancshares of MA*                  1.44    0.74     8.94     8.58    218.14
PFDC  Peoples Bancorp of Auburn IN                1.26    1.26    13.25    13.25     86.79
PBCT  Peoples Bank, MHC of CT (40.1)*             1.51    0.87    11.61    11.55    133.81
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*          0.82    0.61    12.16    10.99     70.80
PFFC  Peoples Fin. Corp. of OH                    0.56    0.55    10.97    10.97     58.20
PHBK  Peoples Heritage Fin Grp of ME*             2.65    2.62    17.13    12.87    244.99
PSFC  Peoples Sidney Fin. Corp of OH              0.64    0.64    14.72    14.72     59.52
PERM  Permanent Bancorp, Inc. of IN               1.25    1.24    19.96    19.72    199.63
PMFI  Perpetual Midwest Fin. of IA(8)             1.02    0.91    18.49    18.49    207.35
PERT  Perpetual of SC, MHC (46.8)(8)              1.27    1.40    20.28    20.28    170.31
PCBC  Perry Co. Fin. Corp. of MO                  1.07    1.07    19.75    19.75    102.69
PHFC  Pittsburgh Home Fin Corp of PA              1.07    0.92    12.52    12.37    152.19
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)           1.45    1.43    15.17    15.17    238.61
PTRS  Potters Financial Corp of OH                1.20    1.18    11.20    11.20    127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)            0.19    0.24     5.76     5.76     69.43
PHSB  Ppls Home SB, MHC of PA (45.0)              0.56    0.54    10.22    10.22     74.79
PRBC  Prestige Bancorp of PA                      0.86    0.84    17.08    17.08    156.57
PFNC  Progress Financial Corp. of PA              0.95    0.72     6.18     5.19    121.41
PSBK  Progressive Bank, Inc. of NY(8)*            2.25    2.20    20.48    18.57    230.56
PROV  Provident Fin. Holdings of CA               1.04    0.55    17.85    17.85    154.21
PULB  Pulaski SB, MHC of MO (29.8)(8)             1.03    0.90    11.38    11.38     85.56

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
PLSK  Pulaski SB, MHC of NJ (46.0)                0.53    0.53    10.29    10.29     86.21
PULS  Pulse Bancorp of S. River NJ                1.85    1.87    14.31    14.31    174.65
QCFB  QCF Bancorp of Virginia MN                  1.81    1.81    18.83    18.83    114.47
QCBC  Quaker City Bancorp of CA                   1.27    1.22    15.73    15.73    182.36
QCSB  Queens County Bancorp of NY*                1.44    1.45    11.44    11.44    102.00
RARB  Raritan Bancorp of Raritan NJ*              1.65    1.62    13.02    12.83    172.14
REDF  RedFed Bancorp of Redlands CA(8)            1.44    1.48    11.65    11.61    139.60
RELY  Reliance Bancorp, Inc. of NY                1.88    1.97    19.92    13.56    232.83
RELI  Reliance Bancshares Inc of WI               0.19    0.20     8.71     8.71     17.39
RCBK  Richmond County Fin Corp of NY*             0.56    0.56    11.79    11.79     45.97
RIVR  River Valley Bancorp of IN                  0.91    0.76    14.80    14.59    116.35
RVSB  Riverview Bancorp of WA                     0.54    0.53     9.75     9.41     42.89
RSLN  Roslyn Bancorp, Inc. of NY*                 0.73    0.93    14.04    13.97     79.61
SCCB  S. Carolina Comm. Bnshrs of SC              0.79    0.79    16.00    16.00     77.34
SBFL  SB Fngr Lakes MHC of NY (33.1)              0.44    0.51    11.92    11.92    127.71
SFED  SFS Bancorp of Schenectady NY               0.88    0.85    17.74    17.74    144.39
SGVB  SGV Bancorp of W. Covina CA                 0.57    0.66    13.13    12.94    173.91
SHSB  SHS Bancorp, Inc. of PA                     0.72    0.72    14.39    14.39    107.88
SISB  SIS Bancorp, Inc. of MA*                    1.37    1.87    18.06    18.06    249.51
SWCB  Sandwich Bancorp of MA(8)*                  2.50    2.44    21.63    20.88    267.09
SFSL  Security First Corp. of OH                  1.19    1.19     8.38     8.26     89.54
SKAN  Skaneateles Bancorp Inc of NY*              1.16    1.12    12.30    11.97    178.22
SOBI  Sobieski Bancorp of S. Bend IN              0.65    0.65    16.49    16.49    114.60
SOSA  Somerset Savings Bank of MA(8)*             0.36    0.35     2.15     2.15     32.40
SSFC  South Street Fin. Corp. of NC(8)*           0.43    0.44     7.28     7.28     48.86
SCBS  Southern Commun. Bncshrs of AL              0.70    0.70    12.73    12.73     62.34
SMBC  Southern Missouri Bncrp of MO               0.94    0.90    16.36    16.36    101.30
SWBI  Southwest Bancshares of IL(8)               1.51    1.52    16.22    16.22    135.65
SVRN  Sovereign Bancorp, Inc. of PA               0.61    0.83     7.30     6.06    153.42
STFR  St. Francis Cap. Corp. of WI                2.35    2.26    25.17    22.44    304.26
SPBC  St. Paul Bancorp, Inc. of IL                1.43    1.44    12.22    12.18    133.24
SFFC  StateFed Financial Corp. of IA              0.70    0.70    10.05    10.05     56.91
SFIN  Statewide Fin. Corp. of NJ                  1.19    1.19    14.34    14.31    153.15
STSA  Sterling Financial Corp. of WA              1.15    1.04    13.59    12.56    247.85
SFSB  SuburbFed Fin. Corp. of IL(8)               2.20    1.78    23.31    23.24    346.34
ROSE  T R Financial Corp. of NY*                  1.97    1.76    13.69    13.69    218.38
THRD  TF Financial Corp. of PA                    1.53    1.30    15.72    13.12    187.34
TPNZ  Tappan Zee Fin., Inc. of NY                 0.70    0.69    14.46    14.46     84.29
TSBK  Timberland Bancorp of WA                    0.75    0.75    12.38    12.38     40.65
TRIC  Tri-County Bancorp of WY                    0.77    0.79    11.85    11.85     77.12
TWIN  Twin City Bancorp, Inc. of TN               0.71    0.60    10.88    10.88     84.07
USAB  USABancshares, Inc of PA*                   0.32    0.28     7.40     7.29     87.80
UCBC  Union Community Bancorp of IN               0.58    0.58    13.40    13.40     36.73
UFRM  United FSB of Rocky Mount NC(8)             0.57    0.37     6.94     6.94     95.98
UBMT  United Fin. Corp. of MT                     1.22    1.21    20.24    20.24     84.29
UTBI  United Tenn. Bancshares of TN               0.66    0.66    12.95    12.95     52.89
VABF  Va. Beach Fed. Fin. Corp of VA              0.75    0.61     8.70     8.70    121.61
WHGB  WHG Bancshares of MD                        0.54    0.55    14.34    14.34     72.95
WSFS  WSFS Financial Corp. of DE*                 1.32    1.30     6.96     6.92    121.61
WVFC  WVS Financial Corp. of PA                   2.13    2.15    17.76    17.76    166.58
WRNB  Warren Bancorp of Peabody MA*               1.91    1.70    10.52    10.52     97.48
WSBI  Warwick Community Bncrp of NY*              0.55    0.55    12.60    12.60     53.02
WFSL  Washington Federal, Inc. of WA              2.07    2.04    14.09    13.00    109.27
WAMU  Washington Mutual, Inc. of WA*              1.28    2.38    20.15    18.77    376.88
WYNE  Wayne Bancorp, Inc. of NJ                   1.07    1.07    16.49    16.49    132.71

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of February 27, 1998

                                                       Current Per Share Financials
                                               -------------------------------------------
                                                                         Tangible
                                               Trailing  12 Mo.   Book     Book
                                                12 Mo.    Core   Value/   Value/   Assets/
Financial Institution                           EPS(3)   EPS(3)  Share   Share(4)   Share
---------------------                          --------  ------  ------  --------  -------
                                                  ($)      ($)    ($)       ($)      ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WAYN  Wayne Svgs Bks MHC of OH (47.8              0.84    0.78    10.72    10.72    113.04
WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.64    0.64    10.52    10.52     44.99
WBST  Webster Financial Corp. of CT               2.31    3.52    27.99    24.41    514.14
WEFC  Wells Fin. Corp. of Wells MN                1.13    1.10    15.13    15.13    102.83
WCBI  WestCo Bancorp, Inc. of IL                  1.91    1.78    19.72    19.72    128.22
WSTR  WesterFed Fin. Corp. of MT                  1.30    1.26    19.31    15.69    185.60
WOFC  Western Ohio Fin. Corp. of OH               0.61    0.71    23.39    21.83    168.69
WWFC  Westwood Fin. Corp. of NJ                   1.16    1.25    16.20    14.56    173.18
WEHO  Westwood Hmstd Fin Corp of OH               0.31    0.49    10.60    10.60     47.22
FFWD  Wood Bancorp of OH                          0.89    0.80     8.04     8.04     62.82
YFCB  Yonkers Fin. Corp. of NY                    1.02    1.01    14.87    14.87    109.83
YFED  York Financial Corp. of PA                  1.26    1.05    11.84    11.84    133.56

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(306)                      13.68    13.44    0.96     8.35    4.62    0.91    7.82   0.75   129.54   0.79
NYSE Traded Companies(9)                        7.57     7.32    1.15    16.24    6.01    0.82   12.52   1.10    90.92   1.31
AMEX Traded Companies(20)                      14.32    14.23    0.89     6.34    4.20    0.85    5.80   0.60   172.69   0.76
NASDAQ Listed OTC Companies(277)               13.80    13.55    0.96     8.28    4.61    0.92    7.84   0.75   127.76   0.77
California Companies(20)                        8.14     7.88    0.88    11.26    5.59    0.80   10.23   1.73    76.11   1.24
Florida Companies(5)                            8.61     8.22    1.20    14.62    4.99    0.79    9.39   0.55   100.20   0.62
Mid-Atlantic Companies(58)                     10.65    10.27    0.85     8.70    4.87    0.81    8.35   0.80    95.27   0.90
Mid-West Companies(147)                        14.69    14.51    0.96     7.66    4.40    0.92    7.21   0.62   137.79   0.67
New England Companies(9)                        7.64     7.34    0.59     8.50    4.61    0.62    8.78   0.57   165.37   1.00
North-West Companies(11)                       16.87    16.51    1.17     8.71    4.45    1.11    8.12   0.36   311.37   0.77
South-East Companies(43)                       17.53    17.39    1.09     7.74    4.29    1.05    7.30   0.97   111.44   0.82
South-West Companies(6)                        10.58    10.42    0.94    11.09    6.88    0.88   10.30   0.66    83.30   0.71
Western Companies (Excl CA)(7)                 16.62    16.27    1.13     7.61    4.44    1.13    7.60   0.27   196.77   0.72
Thrift Strategy(253)                           14.86    14.64    0.98     7.73    4.61    0.95    7.36   0.71   130.45   0.73
Mortgage Banker Strategy(33)                    7.60     7.16    0.79    11.21    5.07    0.71   10.05   1.00   121.96   1.02
Real Estate Strategy(8)                         7.56     7.33    0.95    12.53    6.15    0.87   11.57   1.05   105.92   1.28
Diversified Strategy(8)                         8.93     8.76    1.35    16.13    5.04    1.08   13.42   0.58   162.94   1.03
Retail Banking Strategy(4)                      7.04     6.76   -0.23    -0.09   -4.09   -0.26   -0.99   0.82   142.67   1.24
Companies Issuing Dividends(258)               13.54    13.28    0.98     8.45    4.79    0.93    7.90   0.71   126.89   0.75
Companies Without Dividends(48)                14.43    14.29    0.88     7.83    3.70    0.84    7.36   0.96   143.50   0.96
Equity/Assets less than 6%(24)                  5.01     4.66    0.69    13.97    5.71    0.60   12.24   1.26    89.39   0.98
Equity/Assets 6-12%(141)                        8.90     8.55    0.82     9.63    4.85    0.77    9.00   0.81   130.69   0.88
Equity/Assets greater than 12%(141)            19.23    19.11    1.12     6.35    4.25    1.09    6.09   0.61   134.74   0.67
Converted Last 3 Mths (no MHC)(9)              26.88    26.88    1.21     5.03    3.46    1.16    4.38   0.41   237.87   0.84
Actively Traded Companies(36)                   8.98     8.72    1.01    12.24    5.39    0.99   12.12   0.99   130.30   0.94
Market Value Below $20 Million(47)             15.28    15.22    0.89     6.21    4.68    0.84    5.84   0.76   124.40   0.69
Holding Company Structure(278)                 13.90    13.66    0.95     8.10    4.54    0.91    7.66   0.74   126.93   0.78
Assets Over $1 Billion(59)                      7.86     7.26    0.87    11.79    5.00    0.80   10.88   0.79   111.32   0.94
Assets $500 Million-$1 Billion(46)              9.95     9.66    0.91     9.91    4.65    0.82    8.97   0.86   159.88   0.92
Assets $250-$500 Million(67)                   12.54    12.28    1.00     8.92    4.90    0.96    8.39   0.68   143.68   0.77
Assets less than $250 Million(134)             17.71    17.64    0.99     6.23    4.33    0.96    5.98   0.72   119.41   0.69
Goodwill Companies(123)                         9.68     9.07    0.89    10.30    4.94    0.82    9.48   0.81   115.24   0.84
Non-Goodwill Companies(183)                    16.20    16.20    1.01     7.12    4.42    0.97    6.77   0.71   138.54   0.75
Acquirors of FSLIC Cases(9)                     7.97     7.52    0.96    13.09    6.27    0.88   11.80   0.94    61.00   0.67

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(60)                        11.57    11.24    1.15    11.94    5.80    1.11   11.46   0.77   165.05   1.37
NYSE Traded Companies(4)                       15.92    14.36    1.24     8.94    4.32    1.14    8.45   1.55    42.00   0.98
AMEX Traded Companies(7)                       12.34    11.98    1.05    10.75    5.65    0.90    9.02   1.35    70.68   1.23
NASDAQ Listed OTC Companies(49)                11.09    10.87    1.16    12.34    5.95    1.13   12.01   0.62   187.94   1.42
California Companies(1)                        10.72    10.68    1.46    13.06    7.53    1.46   13.06   0.00     0.00   1.50
Mid-Atlantic Companies(21)                     14.33    13.85    0.93     7.88    3.90    0.90    7.56   0.83   125.27   1.18
New England Companies(32)                       9.47     9.21    1.30    14.93    7.17    1.22   13.97   0.78   167.21   1.58
North-West Companies(3)                         9.35     9.23    1.03    11.63    4.59    1.16   14.24   0.15   720.77   1.05
South-East Companies(3)                        18.45    18.20    1.28     8.43    5.62    1.25    8.33   0.39   218.19   0.57
Thrift Strategy(44)                            12.65    12.35    1.19    11.54    5.94    1.12   10.73   0.80   146.42   1.30
Mortgage Banker Strategy(7)                     8.79     8.43    0.93    12.01    5.15    0.95   11.90   0.44   302.59   1.26
Real Estate Strategy(4)                        10.76    10.73    1.73    16.25    7.92    1.62   15.19   0.83   132.18   1.59
Diversified Strategy(5)                         6.58     5.97    0.87    13.30    4.61    0.98   15.25   0.82   169.06   1.94
Companies Issuing Dividends(48)                10.37     9.98    1.07    11.44    5.31    1.02   10.94   0.77   169.70   1.33
Companies Without Dividends(12)                16.14    16.05    1.48    13.83    7.68    1.44   13.44   0.76   145.95   1.51
Equity/Assets less than 6%(4)                   5.09     4.95    0.90    16.51    5.31    0.85   15.67   0.97    97.92   1.54
Equity/Assets 6-12%(41)                         8.68     8.30    1.18    13.79    6.56    1.13   13.21   0.85   166.63   1.49
Equity/Assets greater than 12%(15)             20.65    20.40    1.15     6.00    4.06    1.12    5.88   0.48   178.76   1.01
Converted Last 3 Mths (no MHC)(4)              23.40    23.22    1.08     4.58    3.37    1.04    4.42   0.67   147.01   1.05
Actively Traded Companies(17)                   9.76     9.35    1.27    13.85    6.21    1.22   13.43   0.61   164.01   1.28
Market Value Below $20 Million(2)               9.09     9.03    2.33    27.01   16.97    2.22   25.69   1.11    89.24   1.62
Holding Company Structure(47)                  12.57    12.32    1.19    11.69    5.88    1.14   11.22   0.69   164.64   1.38
Assets Over $1 Billion(18)                     11.73    11.02    1.05    10.37    4.51    1.07   10.76   0.83   151.42   1.38
Assets $500 Million-$1 Billion(15)              9.37     9.21    1.16    13.29    6.23    1.09   12.27   0.78   169.01   1.53
Assets $250-$500 Million(12)                   11.58    11.39    1.21    12.14    6.10    1.15   11.47   0.72   205.43   1.56
Assets less than $250 Million(15)              13.09    12.99    1.23    12.62    6.80    1.14   11.66   0.72   140.02   1.08
Goodwill Companies(33)                          9.88     9.28    1.00    11.31    5.37    0.96   10.85   0.86   151.20   1.36
Non-Goodwill Companies(27)                     13.61    13.61    1.34    12.69    6.32    1.28   12.20   0.66   181.54   1.38

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                       12.03    11.88    0.80     7.14    2.69    0.77    6.83   0.54   151.14   0.73
BIF-Insured Thrifts(3)                         10.27     9.30    1.12    11.55    3.64    0.82    8.15   0.68   153.86   1.13
NASDAQ Listed OTC Companies(22)                11.81    11.56    0.84     7.69    2.81    0.78    6.99   0.55   151.33   0.78
Florida Companies(3)                            9.77     9.75    0.74     7.34    2.89    0.65    6.47   0.41    71.26   0.45
Mid-Atlantic Companies(11)                     12.06    11.64    0.81     7.33    2.55    0.79    7.15   0.66   134.46   0.89
Mid-West Companies(6)                          13.03    13.02    0.88     7.14    3.03    0.83    6.65   0.41   220.27   0.54
New England Companies(1)                        8.68     8.63    1.18    13.88    4.02    0.68    8.00   0.68   153.86   1.57
Thrift Strategy(20)                            12.30    12.08    0.81     7.02    2.73    0.78    6.76   0.54   158.48   0.71
Mortgage Banker Strategy(1)                     8.12     7.24    0.89    10.88    2.59    0.76    9.24   0.62    63.10   0.94
Diversified Strategy(1)                         8.68     8.63    1.18    13.88    4.02    0.68    8.00   0.68   153.86   1.57
Companies Issuing Dividends(22)                11.81    11.56    0.84     7.69    2.81    0.78    6.99   0.55   151.33   0.78
Equity/Assets 6-12%(16)                         9.89     9.56    0.79     8.17    2.79    0.70    7.22   0.64    90.90   0.77
Equity/Assets greater than 12%(6)              17.57    17.57    0.99     6.27    2.84    1.00    6.30   0.33   302.41   0.81
Holding Company Structure(3)                   10.68     9.72    0.91     8.65    3.05    0.83    7.90   0.45    83.22   0.57
Assets Over $1 Billion(6)                       8.56     8.06    0.92    10.51    3.01    0.74    8.40   0.61    88.80   0.91
Assets $500 Million-$1 Billion(2)              11.34    11.34    0.80     7.04    2.93    0.73    6.45   0.41    90.57   0.62
Assets $250-$500 Million(6)                    11.54    11.52    0.88     7.81    2.93    0.86    7.59   0.55   192.81   0.56
Assets less than $250 Million(8)               13.88    13.61    0.78     6.11    2.60    0.76    5.92   0.55   180.34   0.87
Goodwill Companies(9)                           9.16     8.50    0.91     9.99    3.18    0.77    8.38   0.52   110.21   0.80
Non-Goodwill Companies(13)                     13.40    13.40    0.80     6.31    2.58    0.78    6.16   0.57   174.18   0.77
MHC Institutions(22)                           11.81    11.56    0.84     7.69    2.81    0.78    6.99   0.55   151.33   0.78

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               4.11     3.50    0.79    19.65    6.53    0.70   17.24   1.73    46.72   1.22
CFB   Commercial Federal Corp. of NE            6.38     5.75    0.97    15.98    5.91    0.95   15.67   0.84    80.01   0.90
DME   Dime Bancorp, Inc. of NY*                 6.02     4.94    0.62    11.10    3.44    0.62   11.10   1.06    45.34   0.71
DSL   Downey Financial Corp. of CA              7.13     7.04    0.73     9.96    5.09    0.70    9.56   0.89    61.86   0.60
FED   FirstFed Fin. Corp. of CA                 5.35     5.31    0.56    11.24    5.40    0.55   11.03   0.96   210.84   2.62
GSB   Golden State Bancorp of CA(8)             6.04     5.45    0.60    10.47    5.19    0.72   12.56   1.08    90.12   1.31
GDW   Golden West Fin. Corp. of CA              6.82     6.82    0.91    14.14    6.96    0.90   13.91   1.07    55.16   0.70
GPT   GreenPoint Fin. Corp. of NY*              9.70     5.29    1.12    10.86    4.70    1.08   10.48   2.90    28.75   1.22
JSB   JSB Financial, Inc. of NY*               23.22    23.22    1.93     8.61    5.52    1.71    7.65   1.07    35.16   0.61
NYB   New York Bancorp, Inc. of NY(8)           5.46     5.46    1.65    31.75    6.12    1.68   32.39   0.86    66.31   0.91
OCN   Ocwen Financial Corp. of FL              14.14    13.77    3.10    32.13    4.47    1.74   17.99     NA       NA     NA
SIB   Staten Island Bancorp of NY*             24.73    24.00    1.29     5.21    3.61    1.13    4.58   1.15    58.76   1.38
WES   Westcorp Inc. of Orange CA                9.09     9.06    0.99    10.58    7.68    0.21    2.26     NA       NA   1.81

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA           16.95    16.95    0.98     5.64    4.38    0.95    5.46   0.50   201.03   1.32
ANE   Alliance Bancorp of NE, of CT*            7.61     7.39    0.84    11.87    6.19    0.59    8.30   1.60    75.91   1.91
BKC   American Bank of Waterbury CT*            9.01     8.72    1.32    15.52    6.81    1.14   13.44   2.11    41.86   1.54
BFD   BostonFed Bancorp of MA                   8.37     8.06    0.76     8.43    5.78    0.67    7.50   0.18   371.41   0.82
CFX   CFX Corp of Keene NH(8)*                  8.55     8.25    0.61     7.38    1.81    0.99   11.95   0.59   128.94   1.06
CNY   Carver Bancorp, Inc. of NY                8.48     8.16   -0.11    -1.33   -1.31    0.02    0.20   1.67    41.11   1.15
CBK   Citizens First Fin.Corp. of IL           13.88    13.88    0.70     4.87    3.81    0.47    3.27   0.69    44.35   0.36
EBI   Equality Bancorp, Inc. of MO             11.18    11.18    0.53     7.30    2.89    0.12    1.59     NA       NA     NA
ESX   Essex Bancorp of Norfolk VA(8)            0.02    -0.08    0.12       NM    3.85    0.10      NM   2.11    51.58   1.27
FCB   Falmouth Bancorp, Inc. of MA*            23.94    23.94    0.98     4.06    2.74    0.83    3.42     NA       NA   0.83
FAB   FirstFed America Bancorp of MA           11.17    11.17    0.17     1.58    1.01    0.53    4.99   0.35   263.67   1.19
GAF   GA Financial Corp. of PA                 14.82    14.67    1.14     7.12    5.50    1.08    6.72   0.22    76.28   0.43
HBS   Haywood Bancshares, Inc. of NC*          14.19    13.69    1.34    11.63    7.13    1.34   11.63   0.67    71.19   0.64
KNK   Kankakee Bancorp, Inc. of IL             11.01    10.38    0.88     8.04    6.49    0.86    7.86   1.27    49.02   0.88
KYF   Kentucky First Bancorp of KY             17.03    17.03    1.14     6.80    5.55    1.12    6.71   0.13   348.65   0.77
MBB   MSB Bancorp of Middletown NY(8)*          8.23     3.81    0.17     2.28    1.40    0.18    2.42     NA       NA   0.63
NBN   Northeast Bancorp of ME*                  6.96     6.15    0.76    10.64    5.37    0.59    8.33   1.03    93.77   1.22
PDB   Piedmont Bancorp, Inc. of NC             16.19    16.19    1.19     7.28    5.08    1.19    7.28   1.29    52.20   0.81
SSB   Scotland Bancorp, Inc. of NC             24.07    24.07    1.67     5.26    5.73    1.67    5.26     NA       NA   0.57
SZB   SouthFirst Bancshares of AL              14.22    14.22    0.53     3.76    2.29    0.49    3.47     NA       NA   0.78
SRN   Southern Banc Company of AL              17.01    16.83    0.14     0.79    0.71    0.50    2.84     NA       NA   0.19
SSM   Stone Street Bancorp of NC               29.57    29.57    1.54     4.69    4.21    1.54    4.69   0.23   229.34   0.62
TSH   Teche Holding Company of LA              13.54    13.54    0.97     7.28    5.35    0.93    6.95   0.38   215.27   0.97
FTF   Texarkana Fst. Fin. Corp of AR           15.15    15.15    1.76    11.23    6.09    1.72   10.97   0.17   377.18   0.76
THR   Three Rivers Fin. Corp. of MI            13.77    13.72    0.90     6.47    4.26    0.85    6.08   1.08    47.87   0.80
WSB   Washington SB, FSB of MD                  8.51     8.51    0.88    10.51    5.94    0.52    6.26     NA       NA   0.96
WFI   Winton Financial Corp. of OH              7.17     7.03    1.05    14.68    5.99    0.86   12.03   0.25   100.24   0.29

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               8.98     8.82    0.75     8.89    7.20    0.49    5.79   1.48    31.23   0.63
FBER  1st Bergen Bancorp of NJ                 13.65    13.65    0.77     4.97    3.59    0.77    4.97   0.84   127.66   2.47
AFED  AFSALA Bancorp, Inc. of NY               12.86    12.86    0.79     5.88    4.53    0.79    5.88   0.30   234.30   1.46
ALBK  ALBANK Fin. Corp. of Albany NY            8.81     6.84    1.18    12.94    6.91    1.17   12.87   0.88    81.33   1.02
AMFC  AMB Financial Corp. of IN                14.77    14.77    1.07     6.93    6.19    0.68    4.38     NA       NA   0.53
ASBP  ASB Financial Corp. of OH                15.47    15.47    0.92     5.85    4.51    0.92    5.85   0.91    78.25   1.03
ABBK  Abington Bancorp of MA*                   6.83     6.21    0.87    12.53    5.71    0.77   11.06   0.18   233.13   0.68
AABC  Access Anytime Bancorp of NM              8.65     8.65    1.44    22.38   11.58    1.34   20.78   1.58    31.35   0.95

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV               15.22    15.22    0.87     5.65    4.20    0.84    5.45   1.10    27.69   0.35
AADV  Advantage Bancorp, Inc. of WI(8)         10.02     9.38    1.12    12.13    5.14    0.99   10.64   0.47   121.57   1.05
AFCB  Affiliated Comm BC, Inc of MA(8)          9.76     9.71    1.08    11.08    4.74    1.08   11.02   0.39   192.06   1.21
ALBC  Albion Banc Corp. of Albion NY            8.57     8.57    0.50     5.58    4.09    0.49    5.45   0.12   321.43   0.53
ABCL  Alliance Bancorp, Inc. of IL              9.60     9.49    0.84     9.10    4.65    0.93   10.10   0.27   147.57   0.56
ATSB  AmTrust Capital Corp. of IN              10.93    10.82    0.40     3.88    3.80    0.23    2.22   1.81    40.38   1.04
AHCI  Ambanc Holding Co., Inc. of NY*          11.37    11.37   -0.53    -4.16   -3.34   -0.60   -4.71   0.73   107.99   1.48
ASBI  Ameriana Bancorp of IN                   11.21    11.21    0.92     8.35    5.51    0.84    7.61   0.52    53.03   0.37
ABCW  Anchor Bancorp Wisconsin of WI            6.64     6.54    1.04    16.41    5.12    0.96   15.14   0.97   117.38   1.42
ANDB  Andover Bancorp, Inc. of MA*              8.10     8.10    1.06    13.09    6.42    1.03   12.78   0.62   151.68   1.27
ASFC  Astoria Financial Corp. of NY             8.07     5.61    0.82    10.37    4.58    0.76    9.64   0.56    67.77   0.92
AVND  Avondale Fin. Corp. of IL                 8.48     8.48   -2.10   -23.98  -24.66   -1.78  -20.34   1.35    86.34   2.56
BKCT  Bancorp Connecticut of CT*               10.60    10.60    1.39    13.29    6.27    1.23   11.80   0.91   131.37   2.04
BPLS  Bank Plus Corp. of CA                     4.35     3.96    0.34     7.31    4.41    0.39    8.21   1.66    72.86   1.76
BNKU  Bank United Corp. of TX                   4.89     4.77    0.69    13.68    5.35    0.60   12.00   0.68    41.06   0.36
BWFC  Bank West Fin. Corp. of MI               13.66    13.66    0.72     4.94    2.89    0.54    3.67   0.48    32.03   0.22
BANC  BankAtlantic Bancorp of FL                5.51     4.56    1.04    18.21    7.85    0.55    9.62   1.10    84.73   1.35
BKUNA BankUnited Fin. Corp. of FL               4.28     3.80    0.28     6.95    2.59    0.21    5.30   0.37    37.97   0.16
BVCC  Bay View Capital Corp. of CA              5.35     4.44    0.44     7.40    3.34    0.60   10.08   0.51   230.25   1.59
FSNJ  Bayonne Banchsares of NJ                 15.62    15.62    0.37     3.86    1.89    0.52    5.41   1.12    47.67   1.38
BFSB  Bedford Bancshares, Inc. of VA           14.52    14.52    1.21     8.45    4.98    1.20    8.39   0.54    96.46   0.60
BFFC  Big Foot Fin. Corp. of IL                17.53    17.53    0.60     3.46    2.25    0.53    3.05   0.09   150.75   0.30
BYFC  Broadway Fin. Corp. of CA                 9.84     9.84    0.29     2.75    3.29    0.33    3.14   1.62    52.84   1.02
CBES  CBES Bancorp, Inc. of MO                 15.78    15.78    1.10     6.32    4.27    0.96    5.50   0.54    90.67   0.54
CCFH  CCF Holding Company of GA                10.66    10.66    0.15     1.07    0.71   -0.15   -1.14   0.20   288.02   0.70
CENF  CENFED Financial Corp. of CA(8)           5.56     5.55    0.64    12.26    5.67    0.58   11.04   0.97    76.38   1.07
CFSB  CFSB Bancorp of Lansing MI                7.92     7.92    1.26    16.41    4.75    1.18   15.36   0.11   526.14   0.62
CKFB  CKF Bancorp of Danville KY               21.89    21.89    1.84     7.78    6.62    1.38    5.85   0.47    42.66   0.22
CNSB  CNS Bancorp, Inc. of MO                  24.33    24.33    0.79     3.21    2.54    0.79    3.21   0.50    80.20   0.58
CSBF  CSB Financial Group Inc of IL            24.00    22.65    0.50     2.01    2.13    0.43    1.73   0.69    52.91   0.63
CBCI  Calumet Bancorp of Chicago IL            16.77    16.77    1.61    10.01    6.77    1.62   10.09   1.64    76.23   1.58
CAFI  Camco Fin. Corp. of OH                    9.41     8.73    1.15    11.99    6.90    0.93    9.73   0.48    53.21   0.30
CMRN  Cameron Fin. Corp. of MO                 21.43    21.43    1.18     5.29    4.70    1.17    5.23   0.98    82.65   0.94
CAPS  Capital Savings Bancorp of MO(8)          9.43     9.43    0.98    11.06    5.56    0.95   10.62   0.41    78.85   0.40
CFNC  Carolina Fincorp of NC*                  22.71    22.71    1.22     5.24    4.11    1.17    5.02   0.10   365.18   0.50
CASB  Cascade Financial Corp. of WA             6.93     6.93    0.66    10.21    4.77    0.64    9.93   0.35   274.48   1.13
CATB  Catskill Fin. Corp. of NY*               24.32    24.32    1.34     5.20    4.46    1.34    5.20   0.35   184.75   1.49
CNIT  Cenit Bancorp of Norfolk VA               6.95     6.36    0.80    11.30    4.76    0.74   10.50   0.52   103.38   0.77
CEBK  Central Co-Op. Bank of MA*                9.90     8.91    0.87     8.69    4.66    0.83    8.22   0.42   185.68   1.08
CENB  Century Bancorp, Inc. of NC              30.15    30.15    1.61     5.35    4.27    1.62    5.37   0.58    93.95   0.84
CBSB  Charter Financial Inc. of IL(8)          15.54    13.92    1.36     9.12    3.86    1.50   10.06   0.62    90.95   0.76
COFI  Charter One Financial of OH               6.97     6.51    0.81    11.85    3.25    1.19   17.33   0.38   150.61   0.89
CVAL  Chester Valley Bancorp of PA              8.81     8.81    1.00    11.61    4.57    0.96   11.05   0.55   170.54   1.15
CTZN  CitFed Bancorp of Dayton OH(8)            6.06     5.54    0.87    13.86    4.01    0.87   13.86   0.37   143.60   1.01
CLAS  Classic Bancshares, Inc. of KY           14.88    12.64    0.81     5.53    4.34    0.95    6.47   0.42   148.74   0.92
CBSA  Coastal Bancorp of Houston TX             3.47     2.92    0.42    12.45    7.67    0.43   12.77     NA       NA   0.58
CFCP  Coastal Fin. Corp. of SC                  5.98     5.98    1.22    19.67    6.02    1.03   16.52   0.59   151.67   1.20
CMSB  Commonwealth Bancorp Inc of PA            9.47     7.48    0.73     7.51    4.96    0.56    5.72   0.42    94.35   0.69
CMSV  Commty. Svgs, MHC of FL (48.5)           11.34    11.34    0.80     7.04    2.93    0.73    6.45   0.41    90.57   0.62
CFTP  Community Fed. Bancorp of MS             26.46    26.46    1.32     4.49    3.26    1.32    4.49   0.49    53.05   0.45
CFFC  Community Fin. Corp. of VA               13.21    13.21    1.12     8.18    4.88    1.13    8.23   0.56   105.58   0.67
CFBC  Community First Bnkg Co. of GA           17.80    17.57    0.59     6.09    2.18    0.59    6.09   2.19    25.76   0.75
CIBI  Community Inv. Bancorp of OH             11.75    11.75    0.98     8.35    5.97    0.98    8.35   0.65    82.39   0.62
COOP  Cooperative Bancshares of NC              7.66     7.66    0.63     8.32    3.70    0.62    8.21   0.17   142.58   0.30
CRZY  Crazy Woman Creek Bncorp of WY           23.63    23.63    1.28     4.92    4.55    1.30    4.99   0.18   237.50   0.92
DNFC  D&N Financial Corp. of MI                 5.40     5.35    0.87    15.65    5.98    0.78   14.06   0.29   199.00   0.80

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCBI  Delphos Citizens Bancorp of OH           26.78    26.78    1.69     6.10    3.84    1.69    6.10   0.35    29.22   0.13
DIME  Dime Community Bancorp of NY*            12.51    10.82    0.89     6.05    3.78    0.85    5.80   0.53   145.69   1.36
DIBK  Dime Financial Corp. of CT*               8.27     8.05    1.94    23.88   10.37    1.92   23.73   0.30   433.25   3.30
EGLB  Eagle BancGroup of IL                    11.87    11.87    0.29     2.43    2.12    0.21    1.75   1.36    40.27   0.76
EBSI  Eagle Bancshares of Tucker GA             7.83     7.83    0.66     8.05    4.68    0.67    8.14   1.18    56.90   0.92
EGFC  Eagle Financial Corp. of CT(8)            7.06     5.73    0.42     5.96    2.23    0.55    7.88   0.52    87.45   0.86
ETFS  East Texas Fin. Serv. of TX              17.47    17.47    0.63     3.48    3.26    0.59    3.24   0.33    68.42   0.45
ESBK  Elmira Svgs Bank (The) of NY*             6.35     6.19    0.42     6.63    4.40    0.34    5.38   0.64   103.23   0.86
EMLD  Emerald Financial Corp. of OH             7.80     7.68    1.05    13.71    5.42    0.97   12.69     NA       NA   0.35
EIRE  Emerald Isle Bancorp of MA(8)*            6.99     6.99    0.87    12.49    4.73    0.92   13.29     NA       NA   0.93
EFBC  Empire Federal Bancorp of MT             36.37    36.37    1.47     3.98    3.46    1.47    3.98   0.05   357.14   0.45
EFBI  Enterprise Fed. Bancorp of OH            10.75    10.75    0.82     6.96    3.33    0.74    6.27   0.01       NA   0.32
EQSB  Equitable FSB of Wheaton MD               5.20     5.20    0.76    14.86    6.23    0.74   14.62   0.54    32.66   0.26
FCBF  FCB Fin. Corp. of Neenah WI              13.89    13.89    1.04     6.66    3.20    0.71    4.53   0.26   269.82   0.89
FFDF  FFD Financial Corp. of OH                24.06    24.06    1.82     7.45    5.92    0.87    3.56   0.05   642.86   0.42
FFLC  FFLC Bancorp of Leesburg FL              12.85    12.85    1.00     7.15    5.16    0.95    6.80   0.19   224.83   0.53
FFFC  FFVA Financial Corp. of VA(8)            13.70    13.43    1.15     8.57    3.73    1.36   10.16   0.11   530.28   1.02
FFWC  FFW Corporation of Wabash IN              9.57     8.73    1.03    10.52    6.70    1.00   10.26   0.31   120.30   0.56
FFYF  FFY Financial Corp. of OH                13.59    13.59    1.29     9.32    5.58    1.27    9.17   0.62    74.80   0.61
FMCO  FMS Financial Corp. of NJ                 6.49     6.39    1.02    15.82    6.69    1.01   15.69   1.15    43.53   0.94
FFHH  FSF Financial Corp. of MN                10.91    10.91    0.83     7.18    5.17    0.82    7.11   0.22   102.41   0.32
FOBC  Fed One Bancorp of Wheeling WV(8)        11.07    10.60    0.92     8.13    3.82    0.91    8.01   0.36   111.94   0.88
FBCI  Fidelity Bancorp of Chicago IL           10.47    10.45    0.22     2.11    1.55    0.63    6.06     NA       NA   0.13
FSBI  Fidelity Bancorp, Inc. of PA              6.84     6.84    0.77    11.22    6.13    0.76   10.96   0.15   340.07   1.04
FFFL  Fidelity Bcsh MHC of FL (47.7)            8.21     8.15    0.67     7.64    2.84    0.57    6.49   0.40    51.95   0.28
FFED  Fidelity Fed. Bancorp of IN               7.28     7.28    0.73    12.79    5.74    0.68   11.87   0.35   240.48   1.01
FFOH  Fidelity Financial of OH                 12.01    10.59    0.94     7.26    4.83    0.90    7.01   0.18   167.81   0.38
FIBC  Financial Bancorp, Inc. of NY             8.93     8.89    0.92     9.85    5.88    0.98   10.50   1.94    25.52   0.95
FBSI  First Bancshares, Inc. of MO             14.40    14.40    1.17     8.23    5.06    1.11    7.85   0.42    76.11   0.37
FBBC  First Bell Bancorp of PA                 10.80    10.80    1.10    10.10    6.19    1.08    9.93   0.09   112.78   0.12
SKBO  First Carnegie MHC of PA(45.0)           16.59    16.59    0.61     4.82    2.09    0.66    5.19   0.77    48.24   0.85
FSTC  First Citizens Corp of GA                10.12     7.98    1.96    20.63    6.72    1.75   18.43   1.12    99.21   1.46
FCME  First Coastal Corp. of ME*                9.75     9.75    4.17    48.29   30.90    4.01   46.37   1.65   108.25   2.49
FFBA  First Colorado Bancorp of CO             13.46    13.18    1.30     9.81    4.67    1.25    9.39   0.15   201.71   0.40
FDEF  First Defiance Fin.Corp. of OH           18.43    18.43    0.96     4.71    4.13    0.95    4.63   0.33   140.92   0.60
FESX  First Essex Bancorp of MA*                7.60     6.68    0.83    11.19    5.46    0.74    9.97   0.54   164.26   1.47
FFSX  First FSB MHC Sxld of IA(46.1)            8.86     8.79    0.73     8.67    3.82    0.71    8.38   0.19   195.85   0.49
FFES  First Fed of E. Hartford CT               6.82     6.82    0.57     8.80    5.35    0.63    9.74   0.30    88.43   1.33
BDJI  First Fed. Bancorp. of MN                10.18    10.18    0.65     6.01    3.52    0.65    6.01   0.19   198.64   0.79
FFBH  First Fed. Bancshares of AR              14.89    14.89    1.06     6.78    4.35    1.01    6.48   0.96    23.38   0.29
FTFC  First Fed. Capital Corp. of WI            7.08     6.70    1.12    17.09    5.93    0.89   13.47   0.32   155.81   0.61
FFKY  First Fed. Fin. Corp. of KY              13.67    12.92    1.64    11.98    6.77    1.61   11.82   0.47    98.79   0.52
FFBZ  First Federal Bancorp of OH               7.61     7.60    0.97    12.68    5.30    0.97   12.68   0.64   149.74   1.10
FFCH  First Fin. Holdings Inc. of SC            6.44     6.44    0.87    14.13    4.11    0.85   13.80   1.35    48.83   0.82
FFBI  First Financial Bancorp of IL             8.92     8.92   -0.07    -0.84   -0.65    0.43    5.28   0.33   178.83   0.87
FFHS  First Franklin Corp. of OH                9.02     8.97    0.56     6.21    3.89    0.66    7.33   0.47    90.77   0.64
FGHC  First Georgia Hold. Corp of GA            8.31     7.70    1.13    13.71    5.80    0.94   11.35   4.97    12.42   0.71
FSPG  First Home Bancorp of NJ(8)               6.86     6.76    0.93    13.99    5.85    0.91   13.67   0.77    95.63   1.36
FFSL  First Independence Corp. of KS           10.00    10.00    0.65     6.26    5.15    0.65    6.26   1.44    40.91   0.81
FISB  First Indiana Corp. of IN                 9.48     9.38    1.16    12.17    4.79    0.93    9.83   1.38   100.34   1.63
FKFS  First Keystone Fin. Corp of PA            6.62     6.62    0.80    11.37    6.40    0.72   10.25   1.15    38.88   0.86
FLKY  First Lancaster Bncshrs of KY            29.46    29.46    1.23     3.65    3.50    1.23    3.65   2.28    13.93   0.35
FLFC  First Liberty Fin. Corp. of GA            7.40     6.68    0.73     9.98    3.82    0.78   10.68   1.00    96.64   1.37
CASH  First Midwest Fin., Inc. of OH           10.82     9.66    0.96     8.50    5.99    0.89    7.95   0.74    67.97   0.80
FMBD  First Mutual Bancorp Inc of IL           13.84    10.62    0.25     1.75    1.39    0.20    1.44   0.40    92.09   0.46
FMSB  First Mutual SB of Bellevue WA*           6.79     6.79    1.03    15.34    5.77    1.01   15.05   0.15   720.77   1.33

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI           11.05    11.05    0.94     8.35    5.23    0.90    7.99   0.09   535.75   0.53
FFPB  First Palm Beach Bancorp of FL            6.25     6.10    0.58     8.67    4.88    0.49    7.26   0.54    53.27   0.45
FSLA  First SB SLA MHC of NJ (47.5)(8)          9.69     8.85    0.90     9.58    2.54    0.95   10.07   0.59    98.01   1.03
FWWB  First Savings Bancorp of WA              13.68    12.64    1.24     8.47    4.90    1.16    7.93   0.25   263.53   0.97
FSFF  First SecurityFed Fin of IL              27.03    27.03    1.29     4.77    3.97    1.29    4.77   0.78    85.16   0.98
SHEN  First Shenango Bancorp of PA(8)          12.76    12.76    1.15    10.18    5.10    1.15   10.14   1.04    83.27   1.25
SOPN  First Svgs Bancorp of NC                 22.77    22.77    1.75     7.41    5.71    1.75    7.41   0.20   101.34   0.30
FBNW  FirstBank Corp of Clarkston WA           16.18    16.18    0.59     4.73    2.46    0.30    2.37   0.64    90.64   0.74
FFDB  FirstFed Bancorp, Inc. of AL              9.69     8.90    0.96     9.89    6.17    0.96    9.89     NA       NA   0.95
FSPT  FirstSpartan Fin. Corp. of SC            26.40    26.40    1.16     6.68    3.06    1.16    6.68   0.47    82.73   0.48
FLAG  Flag Financial Corp of GA                 9.11     9.11    0.91     9.84    4.90    0.75    8.19   3.92    49.66   2.82
FLGS  Flagstar Bancorp, Inc of MI               5.98     5.74    1.41    28.47    7.34    0.70   14.24   3.04     8.02   0.27
FFIC  Flushing Fin. Corp. of NY*               12.54    12.05    0.94     6.35    4.24    0.95    6.40   0.27   223.94   1.07
FBHC  Fort Bend Holding Corp. of TX             6.77     6.35    0.78    12.28    6.75    0.57    9.06   0.47   114.18   1.02
FTSB  Fort Thomas Fin. Corp. of KY             15.82    15.82    1.23     7.55    5.16    1.23    7.55   2.04    23.24   0.52
FKKY  Frankfort First Bancorp of KY            16.97    16.97    0.17     0.84    0.86    0.73    3.55   0.10    71.94   0.08
FTNB  Fulton Bancorp, Inc. of MO               24.66    24.66    1.25     5.02    3.36    1.08    4.34   1.62    57.19   1.06
GFSB  GFS Bancorp of Grinnell IA(8)            11.83    11.83    1.29    11.12    6.94    1.22   10.56   1.55    44.35   0.81
GUPB  GFSB Bancorp, Inc of Gallup NM           12.50    12.50    0.89     6.08    5.30    0.89    6.08   0.24   132.26   0.58
GSLA  GS Financial Corp. of LA                 43.14    43.14    1.25     3.81    1.99    1.25    3.81   0.14   211.96   0.81
GOSB  GSB Financial Corp. of NY*               28.44    28.44    0.63     3.39    2.06    0.58    3.09   0.10   137.39   0.23
GBCI  Glacier Bancorp of MT                     9.99     9.75    1.50    15.56    4.24    1.53   15.94   0.25   244.11   0.84
GFCO  Glenway Financial Corp. of OH             9.29     9.20    0.83     8.74    5.12    0.83    8.74   0.06   542.78   0.38
GTPS  Great American Bancorp of IL             19.93    19.93    0.63     2.98    2.63    0.63    2.98   0.28   126.79   0.44
PEDE  Great Pee Dee Bancorp of SC              37.86    37.86    1.57     4.15    3.53    1.57    4.15   0.45    97.55   0.57
GSBC  Great Southern Bancorp of MO              8.74     8.67    1.89    21.59    6.51    1.75   19.90   1.84   114.98   2.48
GDVS  Greater DV SB,MHC of PA (19.9)           11.20    11.20    0.83     7.17    2.00    0.83    7.17   1.52    38.83   1.00
GSFC  Green Street Fin. Corp. of NC            35.23    35.23    1.61     4.50    3.59    1.61    4.50   0.07   197.67   0.20
GFED  Guaranty Fed Bancshares of MO            30.17    30.17    1.00     5.76    2.63    0.97    5.58   0.61   154.73   1.24
HCBB  HCB Bancshares of Camden AR              19.09    18.40    0.25     2.30    1.22    0.25    2.30     NA       NA   1.42
HEMT  HF Bancorp of Hemet CA                    7.87     6.62    0.04     0.46    0.34    0.22    2.69   1.38    27.21   0.67
HFFC  HF Financial Corp. of SD                  9.58     9.58    1.08    11.49    7.07    1.00   10.65   0.36   241.11   1.14
HFNC  HFNC Financial Corp. of NC               18.24    18.24    1.23     6.02    4.62    0.93    4.58   0.79   100.96   0.98
HMNF  HMN Financial, Inc. of MN                12.22    11.34    0.95     6.79    4.66    0.76    5.39   0.12   340.52   0.61
HALL  Hallmark Capital Corp. of WI              7.62     7.62    0.67     9.29    5.88    0.66    9.09   0.11   471.85   0.71
HARB  Harbor FL Bncp MHC of FL (46.1(8)         8.93     8.66    1.29    15.26    4.09    1.24   14.68   0.51   197.92   1.31
HRBF  Harbor Federal Bancorp of MD             12.49    12.49    0.74     5.73    4.00    0.70    5.49   0.53    37.43   0.31
HFSA  Hardin Bancorp of Hardin MO              11.34    11.34    0.75     6.03    5.28    0.69    5.48   0.19   106.88   0.39
HARL  Harleysville SB of PA                     6.81     6.81    1.02    15.58    6.87    1.02   15.66     NA       NA   0.78
HFGI  Harrington Fin. Group of IN               4.47     4.47    0.19     3.96    2.50    0.20    4.22   0.18    21.99   0.19
HARS  Harris Fin. MHC of PA (24.3)              8.12     7.24    0.89    10.88    2.59    0.76    9.24   0.62    63.10   0.94
HFFB  Harrodsburg 1st Fin Bcrp of KY           26.73    26.73    1.35     5.05    4.43    1.35    5.05   0.45    70.72   0.41
HHFC  Harvest Home Fin. Corp. of OH            11.02    11.02    0.83     6.96    5.33    0.73    6.09   0.03   393.33   0.27
HAVN  Haven Bancorp of Woodhaven NY             5.72     5.70    0.62    10.47    5.14    0.63   10.56   0.66    96.47   1.09
HTHR  Hawthorne Fin. Corp. of CA                4.85     4.85    1.07    23.89   14.99    0.82   18.40   8.06    18.44   1.70
HMLK  Hemlock Fed. Fin. Corp. of IL            17.22    17.22    0.57     3.47    2.38    0.98    5.93   0.15   301.56   1.01
HFWA  Heritage Financial Corp of WA            29.23    29.23    1.53     5.25    3.32    1.53    5.25   0.10   817.44   1.30
HCBC  High Country Bancorp of CO               19.46    19.46    0.58     2.95    2.58    0.58    2.95   0.23   345.14   0.95
HBNK  Highland Bancorp of CA                    7.55     7.55    1.20    16.15    7.38    0.93   12.42   1.94    82.92   2.03
HIFS  Hingham Inst. for Sav. of MA*             9.60     9.60    1.25    13.09    6.18    1.25   13.09   0.77    91.33   0.89
HBEI  Home Bancorp of Elgin IL                 27.01    27.01    0.80     2.90    2.20    0.80    2.90   0.35       NA     NA
HBFW  Home Bancorp of Fort Wayne IN            12.16    12.16    0.86     6.55    3.73    0.86    6.49   0.09   464.55   0.47
HBBI  Home Building Bancorp of IN              14.07    14.07    0.74     5.68    4.64    0.71    5.46   0.67    29.02   0.29
HCFC  Home City Fin. Corp. of OH               19.61    19.61    1.24     6.77    4.94    1.26    6.84   0.82    77.27   0.73
HOMF  Home Fed Bancorp of Seymour IN            8.80     8.55    1.38    16.20    5.84    1.22   14.26   0.55   101.25   0.67
HWEN  Home Financial Bancorp of IN             16.98    16.98    0.81     4.51    4.00    0.59    3.26   1.63    38.73   0.79

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*           10.52    10.52    1.67    15.70    6.75    1.63   15.35     NA       NA   1.47
HMCI  HomeCorp, Inc. of Rockford IL(8)          6.80     6.80    0.47     7.16    3.30    0.36    5.59   2.11    26.35   0.71
HFBC  HopFed Bancorp of KY                     22.59    22.59    0.99     4.37    3.35    0.99    4.37   0.12    93.93   0.23
HZFS  Horizon Fin'l. Services of IA            10.17    10.17    0.85     8.33    5.72    0.68    6.63   0.96    44.55   0.67
HRZB  Horizon Financial Corp. of WA*           15.92    15.92    1.56    10.02    6.10    1.55    9.93     NA       NA   0.84
IBSF  IBS Financial Corp. of NJ                17.73    17.73    0.79     4.51    2.99    0.79    4.51   0.11   130.18   0.49
ITLA  ITLA Capital Corp of CA*                 10.72    10.68    1.46    13.06    7.53    1.46   13.06     NA       NA   1.50
IFSB  Independence FSB of DC                    7.25     6.45    0.54     8.04    6.41    0.22    3.32     NA       NA   0.36
INCB  Indiana Comm. Bank, SB of IN(8)          12.15    12.15    0.52     4.28    2.57    0.52    4.28     NA       NA   0.94
INBI  Industrial Bancorp of OH                 16.72    16.72    1.48     8.31    5.41    1.48    8.31   0.31   155.81   0.54
IWBK  Interwest Bancorp of WA                   6.73     6.62    1.10    16.46    6.14    0.96   14.33   0.69    62.65   0.74
IPSW  Ipswich SB of Ipswich MA*                 5.21     5.21    1.18    20.53    6.53    0.96   16.78   0.95    77.31   0.96
JXVL  Jacksonville Bancorp of TX               14.63    14.63    1.49     9.87    6.73    1.49    9.87   0.70    70.27   0.66
JXSB  Jcksnville SB,MHC of IL (45.6)           10.41    10.41    0.61     5.69    2.32    0.49    4.57   0.94    42.01   0.51
JSBA  Jefferson Svgs Bancorp of MO              9.03     7.08    0.79     9.68    3.59    0.77    9.38   0.67   101.16   0.89
JOAC  Joachim Bancorp, Inc. of MO(8)           28.92    28.92    0.76     2.64    2.22    0.76    2.64   0.25    89.29   0.30
KSAV  KS Bancorp of Kenly NC                   12.81    12.81    1.15     8.58    5.75    1.15    8.58   0.44    64.74   0.34
KSBK  KSB Bancorp of Kingfield ME*              7.36     7.00    1.07    14.93    6.34    1.07   14.93     NA       NA   1.12
KFBI  Klamath First Bancorp of OR              15.07    13.77    1.09     6.06    3.91    1.09    6.06   0.02   932.65   0.24
LSBI  LSB Fin. Corp. of Lafayette IN            8.64     8.64    0.78     8.67    5.70    0.69    7.65     NA       NA   0.82
LVSB  Lakeview Financial of NJ                 10.68     9.04    1.43    13.49    6.49    0.88    8.35   1.14    59.91   1.49
LARK  Landmark Bancshares, Inc of KS           14.09    14.09    1.09     7.61    6.64    0.98    6.88   0.30   151.09   0.62
LARL  Laurel Capital Group of PA               10.57    10.57    1.39    13.35    6.09    1.40   13.45   0.42   203.92   1.22
LSBX  Lawrence Savings Bank of MA*             10.45    10.45    2.30    25.00   11.20    2.28   24.74   0.52   168.85   1.91
LFED  Leeds FSB, MHC of MD (36.3)              16.63    16.63    1.20     7.33    3.05    1.20    7.33   0.04   453.33   0.30
LXMO  Lexington B&L Fin. Corp. of MO           26.63    26.63    1.23     4.27    4.24    1.23    4.27   0.67    56.09   0.48
LIFB  Life Bancorp of Norfolk VA(8)            10.71    10.42    0.92     8.70    3.76    0.85    8.05   0.41   141.46   1.32
LFCO  Life Financial Corp of CA                16.83    16.83    4.81    40.35    8.63    4.81   40.35     NA       NA   0.80
LFBI  Little Falls Bancorp of NJ               11.68    10.77    0.57     4.32    3.30    0.52    3.93   0.90    38.49   0.77
LOGN  Logansport Fin. Corp. of IN              19.21    19.21    1.50     7.75    6.03    1.55    7.99   0.62    45.62   0.38
LONF  London Financial Corp. of OH             13.76    13.76    1.09     5.76    5.44    1.01    5.33   0.20   238.16   0.62
LISB  Long Island Bancorp, Inc of NY            9.18     9.09    0.86     9.44    3.51    0.71    7.79   0.89    62.67   0.91
MAFB  MAF Bancorp, Inc. of IL                   7.62     6.71    1.14    14.72    6.79    1.12   14.49   0.32   138.86   0.57
MBLF  MBLA Financial Corp. of MO               12.68    12.68    0.81     6.31    5.01    0.82    6.40   0.48    62.09   0.51
MECH  MECH Financial Inc of CT*                10.40    10.40    1.79    17.75    9.91    1.78   17.69   0.58   270.14   2.39
MFBC  MFB Corp. of Mishawaka IN                12.70    12.70    0.83     6.00    4.63    0.82    5.96   0.09   162.45   0.18
MLBC  ML Bancorp of Villanova PA(8)             6.92     6.46    0.70     9.90    3.81    0.50    7.07   0.47   163.03   1.75
MSBF  MSB Financial, Inc of MI                 16.87    16.87    1.52     8.83    5.28    1.40    8.15   0.84    51.31   0.46
MARN  Marion Capital Holdings of IN            20.78    20.33    1.57     7.09    5.85    1.57    7.09   1.43    74.17   1.30
MRKF  Market Fin. Corp. of OH                  35.57    35.57    1.06     3.30    2.57    1.06    3.30   0.34    26.94   0.18
MFSL  Maryland Fed. Bancorp of MD               8.48     8.39    0.65     7.77    3.17    0.91   10.97   0.60    65.66   0.47
MASB  MassBank Corp. of Reading MA*            11.21    11.06    1.12    10.54    5.77    1.03    9.73   0.19   131.79   0.86
MFLR  Mayflower Co-Op. Bank of MA*              9.75     9.61    1.11    11.52    5.80    1.05   10.93   0.69   124.95   1.49
MDBK  Medford Bancorp, Inc. of MA*              8.94     8.41    1.05    11.80    5.72    1.02   11.38   0.16   379.54   1.17
MERI  Meritrust FSB of Thibodaux LA(8)          8.49     8.49    1.18    14.53    4.79    1.18   14.53   0.35    62.38   0.41
MWBX  MetroWest Bank of MA*                     7.34     7.34    1.34    18.12    6.83    1.32   17.79   1.03   130.81   1.78
METF  Metropolitan Fin. Corp. of OH             3.96     3.64    0.69    17.52    4.88    0.65   16.45   0.56   108.45   0.79
MCBS  Mid Continent Bancshares of KS(8)        10.06    10.06    1.01    10.07    4.30    1.10   10.99   0.27    71.69   0.29
MIFC  Mid Iowa Financial Corp. of IA            9.36     9.35    1.21    12.97    7.05    1.33   14.29   0.21   105.32   0.41
MCBN  Mid-Coast Bancorp of ME                   8.34     8.34    0.76     8.86    5.02    0.71    8.30   1.09    48.53   0.66
MWBI  Midwest Bancshares, Inc. of IA            7.23     7.23    0.88    12.56    7.29    0.78   11.14   0.73    52.45   0.62
MWFD  Midwest Fed. Fin. Corp of WI(8)           8.81     8.50    1.15    13.20    4.83    1.13   13.01     NA       NA   1.02
MFFC  Milton Fed. Fin. Corp. of OH             11.84    11.84    0.65     4.81    3.53    0.62    4.64   0.26    83.77   0.35
MIVI  Miss. View Hold. Co. of MN               18.18    18.18    1.08     5.89    5.50    1.06    5.77   0.56   225.65   1.90
MBSP  Mitchell Bancorp, Inc. of NC             40.12    40.12    1.52     3.59    3.29    1.52    3.59   1.77    29.42   0.64
MBBC  Monterey Bay Bancorp of CA               11.75    10.95    0.43     3.81    2.78    0.39    3.47   0.65    62.58   0.63

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN              18.60    18.60    0.72     4.29    3.45    0.72    4.29   0.78    22.34   0.19
MSBK  Mutual SB, FSB of Bay City MI             6.58     6.58    0.08     1.25    0.91    0.01    0.10   0.07   434.66   0.62
MYST  Mystic Financial of MA*                  19.47    19.47    0.78     4.00    3.06    0.78    4.00   0.18   315.24   0.91
NHTB  NH Thrift Bancshares of NH                7.82     6.72    0.70     9.26    5.01    0.55    7.30   0.87   105.97   1.14
NSLB  NS&L Bancorp, Inc of Neosho MO           19.77    19.63    0.77     3.83    3.68    0.73    3.65   0.14    51.16   0.13
NSSY  NSS Bancorp of CT*                        7.90     7.66    1.05    13.49    6.46    1.19   15.30   1.31    73.30   1.46
NMSB  Newmil Bancorp, Inc. of CT*               9.32     9.32    0.85     8.52    5.31    0.86    8.64   0.90   172.67   3.24
NASB  North American SB, FSB of MO              8.49     8.24    1.67    21.16    8.12    1.35   17.20   3.07    27.86   0.99
NBSI  North Bancshares of Chicago IL           13.49    13.49    0.52     3.69    2.43    0.50    3.52     NA       NA   0.26
FFFD  North Central Bancshares of IA           22.92    22.92    1.83     7.49    5.52    1.83    7.49     NA       NA   1.11
NEIB  Northeast Indiana Bncrp of IN            14.37    14.37    1.20     7.72    5.30    1.20    7.72   0.17   350.00   0.67
NWEQ  Northwest Equity Corp. of WI             11.60    11.60    1.06     9.03    5.48    1.01    8.66   1.35    35.37   0.58
NWSB  Northwest SB, MHC of PA (30.7)            9.24     8.20    0.93     9.65    2.58    0.95    9.88   0.72    86.28   0.85
NTMG  Nutmeg FS&LA of CT                        5.51     5.51    0.68    12.20    6.54    0.43    7.83     NA       NA   0.55
OHSL  OHSL Financial Corp. of OH               10.90    10.90    0.87     7.88    4.41    0.84    7.54   0.30    73.10   0.31
OCFC  Ocean Fin. Corp. of NJ                   15.17    15.17    1.01     5.69    4.77    1.00    5.62   0.52    83.85   0.86
OTFC  Oregon Trail Fin. Corp. of OR            12.49    12.49    0.93     8.04    3.47    0.94    8.16   0.18   180.70   0.55
OFCP  Ottawa Financial Corp. of MI              8.62     7.01    0.87     9.92    4.81    0.83    9.43   0.34   109.69   0.44
PFFB  PFF Bancorp of Pomona CA                  9.71     9.61    0.54     5.26    4.08    0.52    4.99   1.40    67.00   1.38
PSFI  PS Financial of Chicago IL               37.32    37.32    1.96     6.07    5.16    1.99    6.15   0.68    31.79   0.52
PVFC  PVF Capital Corp. of OH                   7.28     7.28    1.36    19.21    8.26    1.28   18.10   1.06    65.77   0.75
PBCI  Pamrapo Bancorp, Inc. of NJ              12.88    12.80    1.37    10.35    6.65    1.31    9.89   2.20    29.81   1.16
PFED  Park Bancorp of Chicago IL               21.82    21.82    0.87     3.86    3.52    0.94    4.15   0.23   125.00   0.73
PVSA  Parkvale Financial Corp of PA             7.91     7.87    1.07    14.01    6.52    1.07   14.01   0.36   397.79   1.88
PBHC  Pathfinder BC MHC of NY (46.1)*          11.87     9.97    1.06     9.22    3.26    0.95    8.30     NA       NA   0.68
PEEK  Peekskill Fin. Corp. of NY               25.24    25.24    1.09     4.23    3.76    1.09    4.23   0.90    39.49   1.34
PFSB  PennFed Fin. Services of NJ               6.96     5.96    0.81    11.02    5.96    0.80   10.92   0.58    33.00   0.28
PWBC  PennFirst Bancorp of PA                   8.37     7.44    0.67     8.85    4.97    0.67    8.85   0.68    87.79   1.45
PWBK  Pennwood Bancorp, Inc. of PA             17.99    17.99    0.95     5.12    3.77    1.10    5.92   1.49    34.66   0.80
PBKB  People's Bancshares of MA*                4.10     3.93    0.83    15.42    6.43    0.43    7.92   0.57    98.78   1.04
PFDC  Peoples Bancorp of Auburn IN             15.27    15.27    1.49     9.76    5.66    1.49    9.76   0.30   102.04   0.37
PBCT  Peoples Bank, MHC of CT (40.1)*           8.68     8.63    1.18    13.88    4.02    0.68    8.00   0.68   153.86   1.57
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*       17.18    15.52    1.18     6.97    1.90    0.88    5.18   0.78    68.34   0.85
PFFC  Peoples Fin. Corp. of OH                 18.85    18.85    0.96     5.10    3.39    0.95    5.01   0.04   480.65   0.25
PHBK  Peoples Heritage Fin Grp of ME*           6.99     5.25    1.25    16.39    5.69    1.24   16.20   0.88   114.30   1.40
PSFC  Peoples Sidney Fin. Corp of OH           24.73    24.73    1.15     5.90    3.61    1.15    5.90   1.13    34.69   0.45
PERM  Permanent Bancorp, Inc. of IN            10.00     9.88    0.62     6.51    4.24    0.61    6.46   0.70    70.95   0.97
PMFI  Perpetual Midwest Fin. of IA(8)           8.92     8.92    0.49     5.66    3.55    0.44    5.05   0.39   193.33   0.86
PERT  Perpetual of SC, MHC (46.8)(8)           11.91    11.91    0.80     6.41    1.95    0.89    7.07     NA       NA   1.04
PCBC  Perry Co. Fin. Corp. of MO               19.23    19.23    1.08     5.70    4.48    1.08    5.70   0.01   277.78   0.17
PHFC  Pittsburgh Home Fin Corp of PA            8.23     8.13    0.82     7.69    6.03    0.70    6.61   1.68    28.88   0.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         6.36     6.36    0.62     9.84    3.28    0.61    9.71   0.23   194.26   1.02
PTRS  Potters Financial Corp of OH              8.81     8.81    0.96    10.97    6.32    0.95   10.79   0.44   389.09   2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)          8.30     8.30    0.27     3.28    1.79    0.35    4.15   4.03    26.72   1.40
PHSB  Ppls Home SB, MHC of PA (45.0)           13.66    13.66    0.73     6.80    3.11    0.71    6.55   0.45   148.08   1.37
PRBC  Prestige Bancorp of PA                   10.91    10.91    0.60     5.15    4.50    0.58    5.03   0.43    65.96   0.42
PFNC  Progress Financial Corp. of PA            5.09     4.27    0.90    17.37    5.63    0.69   13.16   1.05    63.33   1.00
PSBK  Progressive Bank, Inc. of NY(8)*          8.88     8.05    0.98    11.44    5.95    0.96   11.19   0.74   150.14   1.71
PROV  Provident Fin. Holdings of CA            11.58    11.58    0.77     5.71    4.57    0.41    3.02   1.49    56.25   0.96
PULB  Pulaski SB, MHC of MO (29.8)(8)          13.30    13.30    1.21     9.32    2.11    1.06    8.14     NA       NA   0.46
PLSK  Pulaski SB, MHC of NJ (46.0)             11.94    11.94    0.63     6.25    2.86    0.63    6.25     NA       NA     NA
PULS  Pulse Bancorp of S. River NJ              8.19     8.19    1.09    13.66    7.05    1.11   13.81   0.98    43.79   1.67
QCFB  QCF Bancorp of Virginia MN               16.45    16.45    1.65     9.37    6.64    1.65    9.37   0.39   214.67   1.95
QCBC  Quaker City Bancorp of CA                 8.63     8.63    0.73     8.41    6.35    0.70    8.08   1.33    70.08   1.18
QCSB  Queens County Bancorp of NY*             11.22    11.22    1.54    11.21    3.62    1.55   11.28   0.69    89.32   0.69
RARB  Raritan Bancorp of Raritan NJ*            7.56     7.45    1.01    13.22    6.23    0.99   12.98   0.23   349.74   1.23

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
REDF  RedFed Bancorp of Redlands CA(8)          8.35     8.32    1.11    13.41    7.27    1.14   13.78   1.69    45.34   0.86
RELY  Reliance Bancorp, Inc. of NY              8.56     5.82    0.90    10.87    5.30    0.94   11.39   0.56    69.33   0.88
RELI  Reliance Bancshares Inc of WI            50.09    50.09    1.06     2.16    2.08    1.11    2.27     NA       NA   0.57
RCBK  Richmond County Fin Corp of NY*          25.65    25.65    1.22     4.75    3.36    1.22    4.75     NA       NA   1.12
RIVR  River Valley Bancorp of IN               12.72    12.54    0.84     7.18    4.73    0.70    5.99   0.71   122.47   1.05
RVSB  Riverview Bancorp of WA                  22.73    21.94    1.35     8.56    3.28    1.33    8.40   0.17   218.00   0.58
RSLN  Roslyn Bancorp, Inc. of NY*              17.64    17.55    0.96     5.10    3.20    1.22    6.50   0.18   362.05   2.42
SCCB  S. Carolina Comm. Bnshrs of SC           20.69    20.69    1.00     4.02    3.67    1.00    4.02   1.53    42.40   0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)            9.33     9.33    0.37     3.83    1.44    0.43    4.44   0.50   103.35   1.10
SFED  SFS Bancorp of Schenectady NY            12.29    12.29    0.62     4.91    4.09    0.60    4.74   0.84    53.36   0.58
SGVB  SGV Bancorp of W. Covina CA               7.55     7.44    0.33     4.42    3.17    0.39    5.12   1.23    26.58   0.42
SHSB  SHS Bancorp, Inc. of PA                  13.34    13.34    0.67     5.00    4.00    0.67    5.00   1.43    33.94   0.74
SISB  SIS Bancorp, Inc. of MA*                  7.24     7.24    0.65     8.83    3.64    0.88   12.06   0.47   279.99   2.67
SWCB  Sandwich Bancorp of MA(8)*                8.10     7.82    0.98    12.12    4.35    0.96   11.83   0.56   140.03   1.11
SFSL  Security First Corp. of OH                9.36     9.22    1.38    14.76    5.41    1.38   14.76   0.43   176.70   0.84
SKAN  Skaneateles Bancorp Inc of NY*            6.90     6.72    0.67     9.83    6.06    0.65    9.49   1.89    52.90   1.19
SOBI  Sobieski Bancorp of S. Bend IN           14.39    14.39    0.60     3.91    3.17    0.60    3.91   0.26    87.34   0.29
SOSA  Somerset Savings Bank of MA(8)*           6.64     6.64    1.15    18.37    7.48    1.12   17.86   4.86    29.23   1.83
SSFC  South Street Fin. Corp. of NC(8)*        14.90    14.90    0.85     3.61    3.31    0.87    3.69   0.16   118.51   0.38
SCBS  Southern Commun. Bncshrs of AL           20.42    20.42    1.15     5.98    3.89    1.15    5.98   2.34    48.64   1.73
SMBC  Southern Missouri Bncrp of MO            16.15    16.15    0.94     5.84    4.22    0.90    5.59   0.88    51.46   0.66
SWBI  Southwest Bancshares of IL(8)            11.96    11.96    1.09     9.85    4.87    1.10    9.92   0.18   115.50   0.29
SVRN  Sovereign Bancorp, Inc. of PA             4.76     3.95    0.48    11.13    3.15    0.65   15.15   0.67    94.38   0.91
STFR  St. Francis Cap. Corp. of WI              8.27     7.38    0.78     9.58    5.40    0.75    9.21   0.30   126.18   0.81
SPBC  St. Paul Bancorp, Inc. of IL              9.17     9.14    1.08    12.20    5.40    1.09   12.29   0.24   308.50   1.06
SFFC  StateFed Financial Corp. of IA           17.66    17.66    1.27     7.17    4.91    1.27    7.17   1.74    14.72   0.33
SFIN  Statewide Fin. Corp. of NJ                9.36     9.34    0.81     8.36    5.23    0.81    8.36   0.38   104.03   0.84
STSA  Sterling Financial Corp. of WA            5.48     5.07    0.51    10.96    4.77    0.46    9.91   0.73    65.29   0.83
SFSB  SuburbFed Fin. Corp. of IL(8)             6.73     6.71    0.66    10.03    4.67    0.53    8.11   0.47    42.37   0.30
ROSE  T R Financial Corp. of NY*                6.27     6.27    0.98    15.68    5.98    0.87   14.01   0.52    74.90   0.72
THRD  TF Financial Corp. of PA                  8.39     7.00    0.77     7.24    5.88    0.66    6.16   0.29   117.08   0.80
TPNZ  Tappan Zee Fin., Inc. of NY              17.16    17.16    0.85     4.86    3.73    0.84    4.79   1.39    39.34   1.18
TSBK  Timberland Bancorp of WA                 30.46    30.46    1.85     6.06    4.25    1.85    6.06     NA       NA   0.91
TRIC  Tri-County Bancorp of WY                 15.37    15.37    1.02     6.67    5.50    1.05    6.85     NA       NA   1.01
TWIN  Twin City Bancorp, Inc. of TN            12.94    12.94    0.85     6.65    4.90    0.72    5.62   0.16    88.17   0.20
USAB  USABancshares, Inc of PA*                 8.43     8.30    0.49     5.72    3.05    0.43    5.01   0.57    70.22   0.75
UCBC  Union Community Bancorp of IN            36.48    36.48    1.58     4.33    3.96    1.58    4.33   0.59    32.52   0.22
UFRM  United FSB of Rocky Mount NC(8)           7.23     7.23    0.65     8.66    3.04    0.42    5.62   1.06    88.10   1.10
UBMT  United Fin. Corp. of MT                  24.01    24.01    1.41     6.09    4.52    1.40    6.04   0.48    15.21   0.22
UTBI  United Tenn. Bancshares of TN            24.48    24.48    1.25     5.10    4.61    1.25    5.10   0.75   123.77   1.27
VABF  Va. Beach Fed. Fin. Corp of VA            7.15     7.15    0.61     8.99    4.17    0.50    7.31   1.24    59.40   0.95
WHGB  WHG Bancshares of MD                     19.66    19.66    0.76     3.59    2.92    0.77    3.65   0.95    19.59   0.24
WSFS  WSFS Financial Corp. of DE*               5.72     5.69    1.12    20.56    6.36    1.10   20.25   1.39   117.68   3.15
WVFC  WVS Financial Corp. of PA                10.66    10.66    1.31    11.07    5.61    1.32   11.17   0.20   312.48   1.14
WRNB  Warren Bancorp of Peabody MA*            10.79    10.79    2.00    19.45    8.30    1.78   17.31   0.83   132.18   1.68
WSBI  Warwick Community Bncrp of NY*           23.76    23.76    1.04     4.37    3.44    1.04    4.37   0.69    67.04   0.80
WFSL  Washington Federal, Inc. of WA           12.89    11.90    1.88    15.54    7.49    1.85   15.32   0.60    69.21   0.56
WAMU  Washington Mutual, Inc. of WA*            5.35     4.98    0.50     9.55    1.91    0.92   17.75     NA       NA   0.99
WYNE  Wayne Bancorp, Inc. of NJ                12.43    12.43    0.86     6.10    4.37    0.86    6.10   0.89    88.41   1.18
WAYN  Wayne Svgs Bks MHC of OH (47.8            9.48     9.48    0.75     8.07    2.85    0.70    7.49   0.45    83.22   0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)           23.38    23.38    1.43     6.14    3.12    1.43    6.14   0.07   560.00   0.72
WBST  Webster Financial Corp. of CT             5.44     4.75    0.54    10.34    3.60    0.82   15.76   0.65   114.22   1.34
WEFC  Wells Fin. Corp. of Wells MN             14.71    14.71    1.09     7.67    5.99    1.07    7.46     NA       NA     NA
WCBI  WestCo Bancorp, Inc. of IL               15.38    15.38    1.51     9.79    6.59    1.41    9.13   0.19   147.79   0.37
WSTR  WesterFed Fin. Corp. of MT               10.40     8.45    0.81     7.25    5.00    0.78    7.03   0.35   136.97   0.73
WOFC  Western Ohio Fin. Corp. of OH            13.87    12.94    0.37     2.65    2.28    0.43    3.09   0.44   115.19   0.66

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                                Key Financial Ratios                     Asset Quality Ratios
                                              --------------------------------------------------------  ----------------------
                                                        Tang.      Reported Earnings    Core Earnings
                                              Equity/  Equity/  ----------------------  --------------   NPAs   Resvs/  Resvs/
Financial Institution                         Assets   Assets   ROA(5)  ROE(5)  ROI(5)  ROA(5)  ROE(5)  Assets   NPAs    Loans
---------------------                         -------  -------  ------  ------  ------  ------  ------  ------  ------  ------
                                                (%)      (%)      (%)     (%)     (%)     (%)     (%)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ                 9.35     8.41    0.68     7.39    4.05    0.74    7.97   0.15   148.48   0.60
WEHO  Westwood Hmstd Fin Corp of OH            22.45    22.45    0.67     2.33    2.10    1.05    3.68   0.12   171.61   0.23
FFWD  Wood Bancorp of OH                       12.80    12.80    1.44    11.41    4.05    1.29   10.26   0.39    93.94   0.44
YFCB  Yonkers Fin. Corp. of NY                 13.54    13.54    1.04     7.04    5.46    1.03    6.97   0.49    71.78   0.82
YFED  York Financial Corp. of PA                8.86     8.86    0.96    11.17    4.94    0.80    9.31   2.24    29.20   0.75

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------
SAIF-Insured Thrifts(306)                        19.98   161.53   20.28  165.42    21.06    0.36   1.55    30.43
NYSE Traded Companies(9)                         17.17   209.10   19.77  196.54    17.73    0.33   0.86    13.17
AMEX Traded Companies(20)                        19.36   142.57   19.86  143.88    20.55    0.34   1.80    36.41
NASDAQ Listed OTC Companies(277)                 20.12   161.83   20.33  166.44    21.18    0.36   1.55    30.54
California Companies(20)                         17.50   166.44   13.03  164.59    19.04    0.17   0.52    11.13
Florida Companies(5)                             18.74   173.35   21.86  190.93    22.98    0.24   0.93    17.22
Mid-Atlantic Companies(58)                       19.77   167.20   16.81  177.53    20.85    0.38   1.55    30.80
Mid-West Companies(147)                          20.08   156.84   20.99  159.08    21.10    0.34   1.60    30.49
New England Companies(9)                         19.83   168.63   12.50  178.11    20.83    0.44   1.52    29.58
North-West Companies(11)                         22.08   167.76   25.90  173.58    22.79    0.28   1.08    24.90
South-East Companies(43)                         21.29   166.66   25.56  170.86    22.41    0.50   1.99    42.96
South-West Companies(6)                          14.04   139.13   13.91  145.89    15.17    0.33   1.46    24.97
Western Companies (Excl CA)(7)                   21.21   165.04   24.84  141.44    21.29    0.47   2.08    37.60
Thrift Strategy(253)                             20.35   153.29   21.09  157.05    21.21    0.37   1.63    32.54
Mortgage Banker Strategy(33)                     18.60   201.76   14.93  213.74    21.11    0.33   1.06    20.30
Real Estate Strategy(8)                          16.81   190.26   14.36  195.55    17.83    0.16   0.68    11.62
Diversified Strategy(8)                          19.68   254.74   26.23  242.31    21.20    0.55   1.50    30.82
Retail Banking Strategy(4)                       16.16   157.75   10.39  163.41    18.62    0.39   2.19    11.46
Companies Issuing Dividends(258)                 19.90   163.91   20.25  168.79    21.06    0.43   1.84    36.35
Companies Without Dividends(48)                  20.47   148.64   20.49  146.90    21.08    0.00   0.00     0.00
Equity/Assets less than 6%(24)                   17.91   220.52   11.09  228.45    20.03    0.23   0.78    15.29
Equity/Assets 6-12%(141)                         18.66   180.00   15.71  187.27    20.18    0.38   1.47    27.29
Equity/Assets greater than 12%(141)              21.64   135.93   25.74  137.28    22.17    0.37   1.74    36.06
Converted Last 3 Mths (no MHC)(9)                25.72   127.75   33.77  127.75    25.72    0.05   0.37    13.54
Actively Traded Companies(36)                    18.73   216.64   18.32  223.40    19.51    0.49   1.49    27.72
Market Value Below $20 Million(47)               20.39   128.92   18.94  129.57    21.53    0.31   1.74    34.08
Holding Company Structure(278)                   20.28   160.51   20.49  164.08    21.25    0.37   1.57    31.19
Assets Over $1 Billion(59)                       19.50   205.57   16.36  222.38    20.66    0.41   1.17    23.20
Assets $500 Million-$1 Billion(46)               18.43   187.34   17.72  186.36    20.07    0.37   1.43    28.37
Assets $250-$500 Million(67)                     18.77   160.60   19.36  165.78    20.15    0.37   1.51    26.45
Assets less than $250 Million(134)               21.33   136.57   23.09  137.41    22.03    0.34   1.75    36.15
Goodwill Companies(123)                          19.04   184.99   17.05  195.97    20.43    0.41   1.48    26.57
Non-Goodwill Companies(183)                      20.60   146.91   22.32  146.91    21.49    0.33   1.60    32.89
Acquirors of FSLIC Cases(9)                      16.19   199.61   15.08  192.45    17.20    0.63   2.26    26.71

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(60)                          18.13   191.57   20.07  191.46    19.12    0.43   1.40    25.67
NYSE Traded Companies(4)                         24.04   202.93   27.69  209.25    23.82    0.76   1.31    26.45
AMEX Traded Companies(7)                         15.87   166.93   19.36  175.20    19.47    0.55   1.80    31.78
NASDAQ Listed OTC Companies(49)                  17.75   193.34   19.45  192.12    18.72    0.38   1.36    24.86
California Companies(1)                          13.28   164.41   17.63  165.09    13.28    0.00   0.00     0.00
Mid-Atlantic Companies(21)                       22.85   181.80   23.14  184.37    23.46    0.40   1.16    25.16
New England Companies(32)                        15.61   198.02   17.86  201.02    16.50    0.45   1.52    25.91
North-West Companies(3)                          16.87   245.88   19.88  202.25    20.81    0.60   1.76    29.62
South-East Companies(3)                          19.17   126.21   23.28  128.47    19.69    0.42   2.05    35.67
Thrift Strategy(44)                              18.13   179.11   20.77  181.21    19.01    0.43   1.44    26.31
Mortgage Banker Strategy(7)                      19.05   216.49   17.93  231.83    20.46    0.29   1.07    22.08
Real Estate Strategy(4)                          12.66   191.52   20.61  191.86    13.41    0.26   1.13    13.61
Diversified Strategy(5)                          19.77   261.41   16.77  243.57    20.52    0.65   1.54    30.83
Companies Issuing Dividends(48)                  18.32   200.00   19.21  200.27    19.72    0.54   1.76    32.72
Companies Without Dividends(12)                  17.23   159.39   23.34  160.20    15.80    0.00   0.00     0.00
Equity/Assets less than 6%(4)                    15.53   292.23   15.02  282.66    20.97    0.45   1.25    16.85
Equity/Assets 6-12%(41)                          16.84   200.85   17.32  203.88    17.68    0.47   1.51    26.72
Equity/Assets greater than 12%(15)               23.19   139.63   28.38  142.63    23.31    0.31   1.16    24.99
Converted Last 3 Mths (no MHC)(4)                28.85   135.88   31.90  136.98    29.42    0.00   0.00     0.00
Actively Traded Companies(17)                    16.69   211.99   19.17  208.54    18.32    0.64   1.74    28.79
Market Value Below $20 Million(2)                 3.24   139.57   12.67  140.64     3.37    0.00   0.00     0.00
Holding Company Structure(47)                    17.75   184.45   20.92  182.98    18.87    0.40   1.36    24.64
Assets Over $1 Billion(18)                       22.16   218.50   22.71  214.25    22.47    0.60   1.45    30.49
Assets $500 Million-$1 Billion(15)               14.46   190.64   17.00  195.44    14.87    0.44   1.43    22.14
Assets $250-$500 Million(12)                     17.93   180.69   19.30  185.40    18.93    0.30   1.47    25.33
Assets less than $250 Million(15)                15.98   168.16   19.87  170.28    17.79    0.30   1.25    22.93
Goodwill Companies(33)                           18.81   196.26   18.00  196.58    20.32    0.47   1.38    24.81
Non-Goodwill Companies(27)                       17.26   185.91   22.57  185.91    17.56    0.38   1.42    26.71

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                         26.16   231.98   28.84  232.26    27.07    0.47   1.85    51.38
BIF-Insured Thrifts(3)                           24.87   296.64   30.05  323.28     0.00    0.48   1.45    38.74
NASDAQ Listed OTC Companies(22)                  25.52   241.22   28.99  245.26    27.07    0.47   1.80    48.85
Florida Companies(3)                              0.00   245.03   23.73  245.85     0.00    0.90   2.61     0.00
Mid-Atlantic Companies(11)                        0.00   233.77   30.28  241.14     0.00    0.30   1.40    44.20
Mid-West Companies(6)                            26.16   231.76   28.97  232.18    27.07    0.55   2.23    57.66
New England Companies(1)                         24.87   323.51   28.07  325.19     0.00    0.76   2.02    50.33
Thrift Strategy(20)                              26.16   234.88   28.88  239.11    27.07    0.47   1.83    49.58
Mortgage Banker Strategy(1)                       0.00     0.00   31.47    0.00     0.00    0.22   1.07    41.51
Diversified Strategy(1)                          24.87   323.51   28.07  325.19     0.00    0.76   2.02    50.33
Companies Issuing Dividends(22)                  25.52   241.22   28.99  245.26    27.07    0.47   1.80    48.85
Equity/Assets 6-12%(16)                          25.52   259.91   27.22  265.57    27.07    0.47   1.61    49.52
Equity/Assets greater than 12%(6)                 0.00   194.48   34.31  194.48     0.00    0.48   2.36    42.86
Holding Company Structure(3)                      0.00   272.47   29.06  298.28     0.00    0.41   1.49    50.48
Assets Over $1 Billion(6)                        24.87   291.20   28.46  292.87     0.00    0.51   1.71    43.62
Assets $500 Million-$1 Billion(2)                 0.00   231.16   26.22  231.16     0.00    0.90   2.47     0.00
Assets $250-$500 Million(6)                      26.16   267.88   30.69  268.30    27.07    0.51   1.85    57.40
Assets less than $250 Million(8)                  0.00   213.13   28.73  220.50     0.00    0.36   1.72    46.36
Goodwill Companies(9)                            25.52   267.31   27.51  281.47    27.07    0.45   1.55    39.67
Non-Goodwill Companies(13)                        0.00   230.78   29.88  230.78     0.00    0.48   1.95    58.03
MHC Institutions(22)                             25.52   241.22   28.99  245.26    27.07    0.47   1.80    48.85

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by c
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

 *   All thrifts  are SAIF  insured  unless  otherwise  noted with an  asterisk.
     Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                15.30   303.55   12.46      NM    17.44    0.88   1.41    21.57
CFB   Commercial Federal Corp. of NE             16.93   251.64   16.04  279.02    17.26    0.22   0.62    10.53
DME   Dime Bancorp, Inc. of NY*                  29.05   269.91   16.24  329.02    29.05    0.16   0.52    15.24
DSL   Downey Financial Corp. of CA               19.63   187.38   13.37  189.81    20.45    0.32   1.09    21.48
FED   FirstFed Fin. Corp. of CA                  18.52   191.92   10.28  193.48    18.87    0.00   0.00     0.00
GSB   Golden State Bancorp of CA(8)              19.26   187.92   11.34  208.24    16.05    0.00   0.00     0.00
GDW   Golden West Fin. Corp. of CA               14.37   188.77   12.87  188.77    14.61    0.50   0.56     8.05
GPT   GreenPoint Fin. Corp. of NY*               21.28   247.50   24.02      NM    22.03    1.28   1.72    36.68
JSB   JSB Financial, Inc. of NY*                 18.12   149.85   34.79  149.85    20.38    1.60   2.97    53.87
NYB   New York Bancorp, Inc. of NY(8)            16.33       NM   26.50      NM    16.01    0.60   1.48    24.19
OCN   Ocwen Financial Corp. of FL                22.39       NM   61.46      NM       NM    0.00   0.00     0.00
SIB   Staten Island Bancorp of NY*               27.70   144.47   35.73  148.87       NM    0.00   0.00     0.00
WES   Westcorp Inc. of Orange CA                 13.02   131.33   11.93  131.64       NM    0.40   2.34    30.53

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares, Inc of LA             22.81   128.51   21.78  128.51    23.54    0.44   1.99    45.36
ANE   Alliance Bancorp of NE, of CT*             16.16   173.02   13.16  177.98    23.12    0.20   1.01    16.26
BKC   American Bank of Waterbury CT*             14.69   202.46   18.25  209.29    16.98    1.52   3.02    44.44
BFD   BostonFed Bancorp of MA                    17.29   149.73   12.53  155.41    19.41    0.28   1.27    21.88
CFX   CFX Corp of Keene NH(8)*                      NM   298.14   25.50  309.04       NM    0.88   2.89       NM
CNY   Carver Bancorp, Inc. of NY                    NM   100.07    8.49  104.02       NM    0.00   0.00       NM
CBK   Citizens First Fin.Corp. of IL             26.27   131.00   18.18  131.00       NM    0.00   0.00     0.00
EBI   Equality Bancorp, Inc. of MO                  NM   154.61   17.28  154.61       NM    0.24   1.51    52.17
ESX   Essex Bancorp of Norfolk VA(8)             25.95       NM    2.86      NM    28.83    0.00   0.00     0.00
FCB   Falmouth Bancorp, Inc. of MA*                 NM   143.30   34.30  143.30       NM    0.24   1.04    38.10
FAB   FirstFed America Bancorp of MA                NM   133.69   14.93  133.69       NM    0.00   0.00     0.00
GAF   GA Financial Corp. of PA                   18.18   130.43   19.33  131.74    19.25    0.48   2.45    44.44
HBS   Haywood Bancshares, Inc. of NC*            14.03   126.18   17.90  130.70    14.03    0.60   2.74    38.46
KNK   Kankakee Bancorp, Inc. of IL               15.40   122.89   13.54  130.36    15.76    0.48   1.42    21.82
KYF   Kentucky First Bancorp of KY               18.03   122.61   20.88  122.61    18.26    0.50   3.60    64.94
MBB   MSB Bancorp of Middletown NY(8)*              NM   155.71   12.82  336.03       NM    0.60   1.72       NM
NBN   Northeast Bancorp of ME*                   18.62   189.71   13.20  214.74    23.76    0.21   1.16    21.65
PDB   Piedmont Bancorp, Inc. of NC               19.69   138.77   22.46  138.77    19.69    0.40   3.76    74.07
SSB   Scotland Bancorp, Inc. of NC               17.47   131.05   31.54  131.05    17.47    0.20   1.97    34.48
SZB   SouthFirst Bancshares of AL                   NM   159.38   22.67  159.38       NM    0.60   2.70       NM
SRN   Southern Banc Company of AL                   NM   115.78   19.69  116.98       NM    0.35   2.07       NM
SSM   Stone Street Bancorp of NC                 23.77   125.25   37.03  125.25    23.77    0.45   2.20    52.33
TSH   Teche Holding Company of LA                18.70   131.32   17.78  131.32    19.56    0.50   2.37    44.25
FTF   Texarkana Fst. Fin. Corp of AR             16.42   182.02   27.58  182.02    16.82    0.56   1.98    32.56
THR   Three Rivers Fin. Corp. of MI              23.50   149.49   20.58  149.97    25.00    0.44   1.87    44.00
WSB   Washington SB, FSB of MD                   16.83   170.57   14.52  170.57    28.23    0.10   1.14    19.23
WFI   Winton Financial Corp. of OH               16.70   231.72   16.62  236.41    20.36    0.50   1.86    31.06

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                13.88   119.21   10.70  121.34    21.30    0.27   1.07    14.92
FBER  1st Bergen Bancorp of NJ                   27.82   145.54   19.87  145.54    27.82    0.20   1.01    28.17
AFED  AFSALA Bancorp, Inc. of NY                 22.06   131.66   16.93  131.66    22.06    0.28   1.43    31.46
ALBK  ALBANK Fin. Corp. of Albany NY             14.47   174.55   15.37  224.72    14.56    0.72   1.48    21.43
AMFC  AMB Financial Corp. of IN                  16.16   111.81   16.51  111.81    25.57    0.28   1.63    26.42
ASBP  ASB Financial Corp. of OH                  22.18   129.84   20.08  129.84    22.18    0.40   2.91    64.52
ABBK  Abington Bancorp of MA*                    17.50   210.21   14.36  231.02    19.81    0.20   0.95    16.67
AABC  Access Anytime Bancorp of NM                8.63   144.87   12.53  144.87     9.30    0.00   0.00     0.00

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AFBC  Advance Fin. Bancorp of WV                 23.81   131.84   20.07  131.84    24.69    0.32   1.60    38.10
AADV  Advantage Bancorp, Inc. of WI(8)           19.47   218.62   21.91  233.69    22.20    0.40   0.58    11.20
AFCB  Affiliated Comm BC, Inc of MA(8)           21.12   220.66   21.54  221.84    21.24    0.60   1.61    33.90
ALBC  Albion Banc Corp. of Albion NY             24.43   132.88   11.39  132.88    25.00    0.11   1.02    25.00
ABCL  Alliance Bancorp, Inc. of IL               21.48   168.50   16.18  170.49    19.37    0.44   1.60    34.38
ATSB  AmTrust Capital Corp. of IN                26.34    98.79   10.79   99.80       NM    0.20   1.36    35.71
AHCI  Ambanc Holding Co., Inc. of NY*               NM   130.54   14.85  130.54       NM    0.20   1.10       NM
ASBI  Ameriana Bancorp of IN                     18.14   150.40   16.85  150.40    19.90    0.64   3.12    56.64
ABCW  Anchor Bancorp Wisconsin of WI             19.55   301.75   20.05  306.70    21.18    0.32   0.74    14.55
ANDB  Andover Bancorp, Inc. of MA*               15.58   192.47   15.58  192.47    15.95    0.76   1.91    29.69
ASFC  Astoria Financial Corp. of NY              21.83   172.36   13.90  247.70    23.48    0.80   1.43    31.25
AVND  Avondale Fin. Corp. of IL                     NM   110.27    9.35  110.27       NM    0.00   0.00       NM
BKCT  Bancorp Connecticut of CT*                 15.95   200.65   21.26  200.65    17.96    0.52   2.81    44.83
BPLS  Bank Plus Corp. of CA                      22.69   157.59    6.85  172.92    20.21    0.00   0.00     0.00
BNKU  Bank United Corp. of TX                    18.70   243.06   11.89  249.50    21.33    0.64   1.36    25.40
BWFC  Bank West Fin. Corp. of MI                    NM   168.52   23.02  168.52       NM    0.24   1.61    55.81
BANC  BankAtlantic Bancorp of FL                 12.74   222.04   12.22  267.86    24.11    0.13   0.96    12.26
BKUNA BankUnited Fin. Corp. of FL                   NM   160.90    6.89  181.36       NM    0.00   0.00     0.00
BVCC  Bay View Capital Corp. of CA               29.96   241.49   12.92  291.04    21.99    0.40   1.15    34.48
FSNJ  Bayonne Banchsares of NJ                      NM   125.24   19.56  125.24       NM    0.17   1.28    68.00
BFSB  Bedford Bancshares, Inc. of VA             20.07   163.70   23.77  163.70    20.21    0.56   1.96    39.44
BFFC  Big Foot Fin. Corp. of IL                     NM   149.97   26.30  149.97       NM    0.00   0.00     0.00
BYFC  Broadway Fin. Corp. of CA                     NM    86.32    8.49   86.32    26.56    0.20   1.57    47.62
CBES  CBES Bancorp, Inc. of MO                   23.39   148.60   23.45  148.60    26.84    0.40   1.57    36.70
CCFH  CCF Holding Company of GA                     NM   162.54   17.32  162.54       NM    0.55   2.62       NM
CENF  CENFED Financial Corp. of CA(8)            17.63   197.58   10.99  197.86    19.59    0.36   0.85    14.94
CFSB  CFSB Bancorp of Lansing MI                 21.07   332.21   26.31  332.21    22.52    0.48   1.63    34.29
CKFB  CKF Bancorp of Danville KY                 15.12   122.87   26.89  122.87    20.10    0.50   2.56    38.76
CNSB  CNS Bancorp, Inc. of MO                       NM   129.01   31.39  129.01       NM    0.24   1.30    51.06
CSBF  CSB Financial Group Inc of IL                 NM    98.27   23.59  104.13       NM    0.00   0.00     0.00
CBCI  Calumet Bancorp of Chicago IL              14.76   144.34   24.20  144.34    14.65    0.00   0.00     0.00
CAFI  Camco Fin. Corp. of OH                     14.50   166.75   15.68  179.75    17.87    0.54   2.13    30.86
CMRN  Cameron Fin. Corp. of MO                   21.28   113.25   24.27  113.25    21.51    0.28   1.40    29.79
CAPS  Capital Savings Bancorp of MO(8)           18.00   186.26   17.57  186.26    18.75    0.24   1.07    19.20
CFNC  Carolina Fincorp of NC*                    24.32   126.24   28.67  126.24    25.36    0.24   1.35    32.88
CASB  Cascade Financial Corp. of WA              20.95   179.61   12.45  179.61    21.53    0.00   0.00     0.00
CATB  Catskill Fin. Corp. of NY*                 22.41   118.73   28.88  118.73    22.41    0.32   1.74    39.02
CNIT  Cenit Bancorp of Norfolk VA                21.02   241.77   16.79  263.99    22.62    1.20   1.68    35.40
CEBK  Central Co-Op. Bank of MA*                 21.48   177.29   17.54  196.80    22.70    0.32   1.00    21.48
CENB  Century Bancorp, Inc. of NC                23.44   123.75   37.31  123.75    23.38    2.00   2.13    50.00
CBSB  Charter Financial Inc. of IL(8)            25.90   229.14   35.62  255.92    23.47    0.32   0.98    25.40
COFI  Charter One Financial of OH                   NM   281.03   19.58  300.69    21.04    1.00   1.65    50.76
CVAL  Chester Valley Bancorp of PA               21.90   239.98   21.15  239.98    23.01    0.44   1.39    30.34
CTZN  CitFed Bancorp of Dayton OH(8)             24.94   324.54   19.68      NM    24.94    0.36   0.69    17.14
CLAS  Classic Bancshares, Inc. of KY             23.02   124.79   18.57  146.93    19.67    0.28   1.48    34.15
CBSA  Coastal Bancorp of Houston TX              13.05   154.31    5.35  183.53    12.73    0.48   1.53    20.00
CFCP  Coastal Fin. Corp. of SC                   16.60   301.66   18.03  301.66    19.77    0.36   1.66    27.48
CMSB  Commonwealth Bancorp Inc of PA             20.18   154.16   14.60  195.21    26.47    0.28   1.37    27.72
CMSV  Commty. Svgs, MHC of FL (48.5)                NM   231.16   26.22  231.16       NM    0.90   2.47       NM
CFTP  Community Fed. Bancorp of MS                  NM   143.00   37.83  143.00       NM    0.32   1.71    52.46
CFFC  Community Fin. Corp. of VA                 20.50   161.93   21.39  161.93    20.36    0.56   1.82    37.33
CFBC  Community First Bnkg Co. of GA                NM   151.20   26.92  153.26       NM    0.60   1.36    62.50
CIBI  Community Inv. Bancorp of OH               16.75   140.36   16.49  140.36    16.75    0.32   1.86    31.07
COOP  Cooperative Bancshares of NC               27.00   213.61   16.37  213.61    27.36    0.00   0.00     0.00
CRZY  Crazy Woman Creek Bncorp of WY             22.00   109.71   25.93  109.71    21.71    0.40   2.42    53.33
DNFC  D&N Financial Corp. of MI                  16.72   243.51   13.16  245.79    18.62    0.18   0.69    11.46

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DCBI  Delphos Citizens Bancorp of OH             26.08   163.52   43.80  163.52    26.08    0.24   0.99    25.81
DIME  Dime Community Bancorp of NY*              26.45   167.87   21.00  194.20    27.62    0.32   1.27    33.68
DIBK  Dime Financial Corp. of CT*                 9.65   203.58   16.84  209.03     9.70    0.48   1.54    14.81
EGLB  Eagle BancGroup of IL                         NM   117.46   13.94  117.46       NM    0.00   0.00     0.00
EBSI  Eagle Bancshares of Tucker GA              21.35   160.16   12.55  160.16    21.13    0.60   2.93    62.50
EGFC  Eagle Financial Corp. of CT(8)                NM   225.88   15.95  278.53       NM    1.00   1.89       NM
ETFS  East Texas Fin. Serv. of TX                   NM   106.36   18.58  106.36       NM    0.20   0.92    28.17
ESBK  Elmira Svgs Bank (The) of NY*              22.74   147.72    9.39  151.76    28.04    0.64   2.22    50.39
EMLD  Emerald Financial Corp. of OH              18.44   238.47   18.60  242.12    19.94    0.28   1.27    23.33
EIRE  Emerald Isle Bancorp of MA(8)*             21.15   246.45   17.22  246.45    19.88    0.28   0.85    17.95
EFBC  Empire Federal Bancorp of MT               28.94   115.67   42.06  115.67    28.94    0.30   1.67    48.39
EFBI  Enterprise Fed. Bancorp of OH                 NM   204.66   22.01  204.79       NM    1.00   3.00       NM
EQSB  Equitable FSB of Wheaton MD                16.05   221.50   11.52  221.50    16.31    0.00   0.00     0.00
FCBF  FCB Fin. Corp. of Neenah WI                   NM   166.22   23.08  166.22       NM    0.80   2.56       NM
FFDF  FFD Financial Corp. of OH                  16.89   121.91   29.33  121.91       NM    0.30   1.60    27.03
FFLC  FFLC Bancorp of Leesburg FL                19.38   141.05   18.13  141.05    20.40    0.36   1.86    36.00
FFFC  FFVA Financial Corp. of VA(8)              26.79   216.39   29.63  220.59    22.59    0.60   1.60    42.86
FFWC  FFW Corporation of Wabash IN               14.92   145.78   13.95  159.90    15.29    0.36   1.95    29.03
FFYF  FFY Financial Corp. of OH                  17.93   166.83   22.68  166.83    18.22    0.80   2.34    41.88
FMCO  FMS Financial Corp. of NJ                  14.96   221.52   14.37  224.79    15.09    0.28   0.80    11.97
FFHH  FSF Financial Corp. of MN                  19.36   138.07   15.07  138.07    19.54    0.50   2.48    48.08
FOBC  Fed One Bancorp of Wheeling WV(8)          26.19   209.95   23.23  219.18    26.58    0.62   1.73    45.26
FBCI  Fidelity Bancorp of Chicago IL                NM   134.47   14.08  134.69    22.48    0.40   1.63       NM
FSBI  Fidelity Bancorp, Inc. of PA               16.32   167.81   11.48  167.81    16.69    0.36   1.25    20.34
FFFL  Fidelity Bcsh MHC of FL (47.7)                NM   258.89   21.24  260.54       NM    0.90   2.75       NM
FFED  Fidelity Fed. Bancorp of IN                17.41   194.22   14.13  194.22    18.75    0.40   4.10    71.43
FFOH  Fidelity Financial of OH                   20.69   156.66   18.81  177.69    21.43    0.28   1.56    32.18
FIBC  Financial Bancorp, Inc. of NY              16.99   161.49   14.42  162.20    15.95    0.50   1.92    32.68
FBSI  First Bancshares, Inc. of MO               19.77   159.77   23.01  159.77    20.73    0.10   0.59    11.63
FBBC  First Bell Bancorp of PA                   16.16   167.26   18.07  167.26    16.45    0.40   2.13    34.48
SKBO  First Carnegie MHC of PA(45.0)                NM   175.59   29.13  175.59       NM    0.30   1.61       NM
FSTC  First Citizens Corp of GA                  14.88   259.32   26.24  328.88    16.67    0.32   1.00    14.88
FCME  First Coastal Corp. of ME*                  3.24   137.24   13.38  137.24     3.37    0.00   0.00     0.00
FFBA  First Colorado Bancorp of CO               21.40   202.81   27.29  206.97    22.35    0.52   2.06    44.07
FDEF  First Defiance Fin.Corp. of OH             24.21   121.71   22.43  121.71    24.60    0.36   2.36    57.14
FESX  First Essex Bancorp of MA*                 18.32   195.61   14.87  222.50    20.55    0.56   2.37    43.41
FFSX  First FSB MHC Sxld of IA(46.1)             26.16   217.09   19.22  218.76    27.07    0.48   1.54    40.34
FFES  First Fed of E. Hartford CT                18.69   155.49   10.60  155.49    16.89    0.68   1.77    33.01
BDJI  First Fed. Bancorp. of MN                  28.42   171.20   17.43  171.20    28.42    0.00   0.00     0.00
FFBH  First Fed. Bancshares of AR                23.01   156.25   23.27  156.25    24.07    0.28   1.08    24.78
FTFC  First Fed. Capital Corp. of WI             16.87   267.90   18.97  283.38    21.40    0.48   1.51    25.40
FFKY  First Fed. Fin. Corp. of KY                14.77   171.74   23.48  181.67    14.97    0.56   2.55    37.58
FFBZ  First Federal Bancorp of OH                18.85   227.95   17.35  228.17    18.85    0.28   1.22    22.95
FFCH  First Fin. Holdings Inc. of SC             24.31   307.38   19.79  307.38    24.88    0.84   1.60    38.89
FFBI  First Financial Bancorp of IL                 NM   128.45   11.45  128.45    24.73    0.00   0.00       NM
FFHS  First Franklin Corp. of OH                 25.71   154.37   13.92  155.26    21.77    0.40   1.48    38.10
FGHC  First Georgia Hold. Corp of GA             17.24   220.75   18.34  238.10    20.83    0.40   4.00    68.97
FSPG  First Home Bancorp of NJ(8)                17.10   223.52   15.34  226.93    17.50    0.40   1.34    22.99
FFSL  First Independence Corp. of KS             19.41   123.85   12.38  123.85    19.41    0.30   2.03    39.47
FISB  First Indiana Corp. of IN                  20.89   242.14   22.97  244.97    25.88    0.48   1.64    34.29
FKFS  First Keystone Fin. Corp of PA             15.63   168.59   11.16  168.59    17.33    0.20   1.14    17.86
FLKY  First Lancaster Bncshrs of KY              28.55   103.49   30.49  103.49    28.55    0.50   3.30       NM
FLFC  First Liberty Fin. Corp. of GA             26.20   248.60   18.39  275.16    24.50    0.44   1.46    38.26
CASH  First Midwest Fin., Inc. of OH             16.70   139.60   15.11  156.50    17.88    0.48   2.10    35.04
FMBD  First Mutual Bancorp Inc of IL                NM   130.29   18.03  169.87       NM    0.32   1.59       NM
FMSB  First Mutual SB of Bellevue WA*            17.34   247.38   16.81  247.38    17.67    0.20   1.09    18.87

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FNGB  First Northern Cap. Corp of WI             19.12   155.88   17.22  155.88    20.00    0.36   2.77    52.94
FFPB  First Palm Beach Bancorp of FL             20.48   169.41   10.59  173.44    24.44    0.70   1.85    37.84
FSLA  First SB SLA MHC of NJ (47.5)(8)              NM       NM   34.95      NM       NM    0.48   1.05    41.38
FWWB  First Savings Bancorp of WA                20.40   172.30   23.57  186.54    21.79    0.36   1.41    28.80
FSFF  First SecurityFed Fin of IL                25.21   120.16   32.48  120.16    25.21    0.00   0.00     0.00
SHEN  First Shenango Bancorp of PA(8)            19.59   188.07   24.00  188.07    19.68    0.60   1.38    27.03
SOPN  First Svgs Bancorp of NC                   17.50   127.66   29.07  127.66    17.50    0.88   3.72    65.19
FBNW  FirstBank Corp of Clarkston WA                NM   130.43   21.11  130.43       NM    0.28   1.44    58.33
FFDB  FirstFed Bancorp, Inc. of AL               16.22   160.00   15.50  174.29    16.22    0.50   2.08    33.78
FSPT  FirstSpartan Fin. Corp. of SC                 NM   147.36   38.91  147.36       NM    0.60   1.38    45.11
FLAG  Flag Financial Corp of GA                  20.43   193.53   17.62  193.53    24.56    0.34   1.65    33.66
FLGS  Flagstar Bancorp, Inc of MI                13.63   254.56   15.21  264.99    27.27    0.24   1.06    14.46
FFIC  Flushing Fin. Corp. of NY*                 23.61   146.97   18.43  152.97    23.39    0.32   1.25    29.63
FBHC  Fort Bend Holding Corp. of TX              14.81   169.89   11.50  181.25    20.08    0.40   1.92    28.37
FTSB  Fort Thomas Fin. Corp. of KY               19.38   144.59   22.87  144.59    19.38    0.25   1.61    31.25
FKKY  Frankfort First Bancorp of KY                 NM   116.74   19.81  116.74    27.54    0.80   4.92       NM
FTNB  Fulton Bancorp, Inc. of MO                 29.79   146.17   36.05  146.17       NM    0.20   0.92    27.40
GFSB  GFS Bancorp of Grinnell IA(8)              14.41   151.38   17.91  151.38    15.18    0.26   1.53    22.03
GUPB  GFSB Bancorp, Inc of Gallup NM             18.87   113.85   14.23  113.85    18.87    0.40   1.96    37.04
GSLA  GS Financial Corp. of LA                      NM   125.49   54.13  125.49       NM    0.28   1.36    68.29
GOSB  GSB Financial Corp. of NY*                    NM   112.55   32.01  112.55       NM    0.00   0.00     0.00
GBCI  Glacier Bancorp of MT                      23.57   341.85   34.14      NM    23.00    0.48   1.67    39.34
GFCO  Glenway Financial Corp. of OH              19.52   165.19   15.35  166.94    19.52    0.40   1.95    38.10
GTPS  Great American Bancorp of IL                  NM   116.73   23.26  116.73       NM    0.40   2.03       NM
PEDE  Great Pee Dee Bancorp of SC                28.36   117.54   44.51  117.54    28.36    0.00   0.00     0.00
GSBC  Great Southern Bancorp of MO               15.36   313.65   27.41  315.99    16.67    0.44   1.73    26.51
GDVS  Greater DV SB,MHC of PA (19.9)                NM   347.92   38.95  347.92       NM    0.36   1.16    58.06
GSFC  Green Street Fin. Corp. of NC              27.85   124.78   43.96  124.78    27.85    0.44   2.39    66.67
GFED  Guaranty Fed Bancshares of MO                 NM   112.34   33.89  112.34       NM    0.23   1.83    69.70
HCBB  HCB Bancshares of Camden AR                   NM   102.22   19.51  106.04       NM    0.20   1.36       NM
HEMT  HF Bancorp of Hemet CA                        NM   134.54   10.58  159.93       NM    0.00   0.00     0.00
HFFC  HF Financial Corp. of SD                   14.15   155.25   14.87  155.25    15.26    0.42   1.45    20.49
HFNC  HFNC Financial Corp. of NC                 21.63   141.10   25.73  141.10    28.40    0.32   2.35    50.79
HMNF  HMN Financial, Inc. of MN                  21.48   142.30   17.39  153.28    27.10    0.00   0.00     0.00
HALL  Hallmark Capital Corp. of WI               17.02   148.98   11.35  148.98    17.39    0.00   0.00     0.00
HARB  Harbor FL Bncp MHC of FL (46.1(8)          24.48   348.32   31.09      NM    25.45    1.40   1.99    48.61
HRBF  Harbor Federal Bancorp of MD               25.00   139.29   17.40  139.29    26.09    0.48   2.00    50.00
HFSA  Hardin Bancorp of Hardin MO                18.94   118.00   13.38  118.00    20.83    0.48   2.56    48.48
HARL  Harleysville SB of PA                      14.56   210.82   14.37  210.82    14.49    0.44   1.47    21.36
HFGI  Harrington Fin. Group of IN                   NM   160.00    7.15  160.00       NM    0.12   1.00    40.00
HARS  Harris Fin. MHC of PA (24.3)                  NM       NM   31.47      NM       NM    0.22   1.07    41.51
HFFB  Harrodsburg 1st Fin Bcrp of KY             22.55   113.85   30.43  113.85    22.55    0.40   2.40    54.05
HHFC  Harvest Home Fin. Corp. of OH              18.75   129.20   14.24  129.20    21.43    0.44   2.93    55.00
HAVN  Haven Bancorp of Woodhaven NY              19.44   190.66   10.90  191.26    19.29    0.30   1.22    23.81
HTHR  Hawthorne Fin. Corp. of CA                  6.67   140.97    6.84  140.97     8.66    0.00   0.00     0.00
HMLK  Hemlock Fed. Fin. Corp. of IL                 NM   128.79   22.18  128.79    24.52    0.28   1.48    62.22
HFWA  Heritage Financial Corp of WA                 NM   157.92   46.17  157.92       NM    0.00   0.00     0.00
HCBC  High Country Bancorp of CO                    NM   114.70   22.32  114.70       NM    0.00   0.00     0.00
HBNK  Highland Bancorp of CA                     13.54   199.61   15.08  199.61    17.61    0.00   0.00     0.00
HIFS  Hingham Inst. for Sav. of MA*              16.18   201.34   19.33  201.34    16.18    0.48   1.45    23.53
HBEI  Home Bancorp of Elgin IL                      NM   134.13   36.22  134.13       NM    0.40   2.15       NM
HBFW  Home Bancorp of Fort Wayne IN              26.84   183.58   22.31  183.58    27.07    0.20   0.61    16.39
HBBI  Home Building Bancorp of IN                21.55   118.30   16.64  118.30    22.41    0.30   1.33    28.57
HCFC  Home City Fin. Corp. of OH                 20.25   122.65   24.05  122.65    20.03    0.36   1.93    39.13
HOMF  Home Fed Bancorp of Seymour IN             17.12   257.99   22.70  265.37    19.44    0.40   1.27    21.74
HWEN  Home Financial Bancorp of IN               25.00   113.21   19.22  113.21       NM    0.10   1.11    27.78

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*             14.80   222.32   23.38  222.32    15.14    0.80   3.02    44.69
HMCI  HomeCorp, Inc. of Rockford IL(8)              NM   208.79   14.19  208.79       NM    0.00   0.00     0.00
HFBC  HopFed Bancorp of KY                       29.84   130.54   29.49  130.54    29.84    0.00   0.00     0.00
HZFS  Horizon Fin'l. Services of IA              17.47   137.05   13.93  137.05    21.97    0.18   1.24    21.69
HRZB  Horizon Financial Corp. of WA*             16.40   157.12   25.02  157.12    16.56    0.44   2.46    40.37
IBSF  IBS Financial Corp. of NJ                     NM   150.42   26.68  150.42       NM    0.40   2.25       NM
ITLA  ITLA Capital Corp of CA*                   13.28   164.41   17.63  165.09    13.28    0.00   0.00     0.00
IFSB  Independence FSB of DC                     15.60   119.47    8.66  134.18       NM    1.00   5.88       NM
INCB  Indiana Comm. Bank, SB of IN(8)               NM   164.12   19.94  164.12       NM    0.36   1.75    67.92
INBI  Industrial Bancorp of OH                   18.50   155.07   25.93  155.07    18.50    0.56   3.03    56.00
IWBK  Interwest Bancorp of WA                    16.27   250.00   16.83  254.29    18.69    0.72   1.73    28.24
IPSW  Ipswich SB of Ipswich MA*                  15.32   287.30   14.96  287.30    18.75    0.16   1.12    17.20
JXVL  Jacksonville Bancorp of TX                 14.86   145.49   21.28  145.49    14.86    0.50   2.44    36.23
JXSB  Jcksnville SB,MHC of IL (45.6)                NM   239.91   24.98  239.91       NM    0.30   1.36    58.82
JSBA  Jefferson Svgs Bancorp of MO               27.84   238.10   21.50  303.71    28.72    0.28   1.04    28.87
JOAC  Joachim Bancorp, Inc. of MO(8)                NM   121.30   35.08  121.30       NM    0.50   3.01       NM
KSAV  KS Bancorp of Kenly NC                     17.39   145.45   18.63  145.45    17.39    0.80   3.33    57.97
KSBK  KSB Bancorp of Kingfield ME*               15.78   216.54   15.94  227.81    15.78    0.10   0.52     8.20
KFBI  Klamath First Bancorp of OR                25.57   152.96   23.06  167.41    25.57    0.32   1.42    36.36
LSBI  LSB Fin. Corp. of Lafayette IN             17.55   149.63   12.92  149.63    19.89    0.40   1.42    24.84
LVSB  Lakeview Financial of NJ                   15.40   194.73   20.81  230.04    24.88    0.13   0.50     7.74
LARK  Landmark Bancshares, Inc of KS             15.07   112.88   15.90  112.88    16.67    0.40   1.82    27.40
LARL  Laurel Capital Group of PA                 16.42   212.15   22.42  212.15    16.30    0.35   1.59    26.12
LSBX  Lawrence Savings Bank of MA*                8.93   192.47   20.11  192.47     9.03    0.00   0.00     0.00
LFED  Leeds FSB, MHC of MD (36.3)                   NM   231.34   38.47  231.34       NM    0.56   2.59       NM
LXMO  Lexington B&L Fin. Corp. of MO             23.57   111.64   29.72  111.64    23.57    0.30   1.82    42.86
LIFB  Life Bancorp of Norfolk VA(8)              26.58   221.89   23.77  228.10    28.70    0.48   1.34    35.56
LFCO  Life Financial Corp of CA                  11.59   211.64   35.61  211.64    11.59    0.00   0.00     0.00
LFBI  Little Falls Bancorp of NJ                    NM   137.65   16.08  149.25       NM    0.20   1.00    30.30
LOGN  Logansport Fin. Corp. of IN                16.58   123.86   23.80  123.86    16.09    0.40   2.46    40.82
LONF  London Financial Corp. of OH               18.37   145.45   20.01  145.45    19.84    0.24   1.61    29.63
LISB  Long Island Bancorp, Inc of NY             28.53   259.55   23.82  261.92       NM    0.60   1.00    28.44
MAFB  MAF Bancorp, Inc. of IL                    14.72   212.25   16.17  240.94    14.96    0.28   0.75    11.07
MBLF  MBLA Financial Corp. of MO                 19.95   126.03   15.98  126.03    19.67    0.40   1.42    28.37
MECH  MECH Financial Inc of CT*                  10.09   163.07   16.97  163.07    10.13    0.00   0.00     0.00
MFBC  MFB Corp. of Mishawaka IN                  21.60   131.00   16.63  131.00    21.77    0.34   1.26    27.20
MLBC  ML Bancorp of Villanova PA(8)              26.26   233.04   16.14  249.80       NM    0.13   0.42    10.92
MSBF  MSB Financial, Inc of MI                   18.96   163.35   27.55  163.35    20.54    0.30   1.74    32.97
MARN  Marion Capital Holdings of IN              17.09   120.70   25.08  123.34    17.09    0.88   3.26    55.70
MRKF  Market Fin. Corp. of OH                       NM   110.71   39.37  110.71       NM    0.28   1.67    65.12
MFSL  Maryland Fed. Bancorp of MD                   NM   233.53   19.81  236.14    22.32    0.45   1.25    39.47
MASB  MassBank Corp. of Reading MA*              17.33   169.92   19.06  172.36    18.78    1.00   2.03    35.09
MFLR  Mayflower Co-Op. Bank of MA*               17.23   187.84   18.32  190.64    18.16    0.80   2.98    51.28
MDBK  Medford Bancorp, Inc. of MA*               17.48   196.33   17.55  208.56    18.13    0.80   1.82    31.87
MERI  Meritrust FSB of Thibodaux LA(8)           20.87   285.46   24.25  285.46    20.87    0.70   0.96    19.94
MWBX  MetroWest Bank of MA*                      14.65   249.53   18.33  249.53    14.92    0.12   1.52    22.22
METF  Metropolitan Fin. Corp. of OH              20.50   323.27   12.81      NM    21.83    0.00   0.00     0.00
MCBS  Mid Continent Bancshares of KS(8)          23.28   222.37   22.37  222.37    21.32    0.40   0.88    20.41
MIFC  Mid Iowa Financial Corp. of IA             14.19   170.45   15.96  170.68    12.89    0.08   0.63     8.99
MCBN  Mid-Coast Bancorp of ME                    19.92   173.63   14.47  173.63    21.25    0.52   1.36    27.08
MWBI  Midwest Bancshares, Inc. of IA             13.71   162.52   11.75  162.52    15.45    0.24   1.41    19.35
MWFD  Midwest Fed. Fin. Corp of WI(8)            20.68   256.47   22.61  265.96    20.99    0.34   1.18    24.46
MFFC  Milton Fed. Fin. Corp. of OH               28.36   138.93   16.45  138.93    29.41    0.60   3.78       NM
MIVI  Miss. View Hold. Co. of MN                 18.20   109.02   19.82  109.02    18.57    0.32   1.74    31.68
MBSP  Mitchell Bancorp, Inc. of NC                  NM   109.25   43.84  109.25       NM    0.40   2.35    71.43
MBBC  Monterey Bay Bancorp of CA                    NM   133.09   15.63  142.70       NM    0.14   0.71    25.45

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN                28.98   107.23   19.94  107.23    28.98    0.22   1.73    50.00
MSBK  Mutual SB, FSB of Bay City MI                 NM   133.70    8.80  133.70       NM    0.00   0.00     0.00
MYST  Mystic Financial of MA*                       NM   130.77   25.46  130.77       NM    0.00   0.00     0.00
NHTB  NH Thrift Bancshares of NH                 19.95   164.04   12.83  191.01    25.32    0.60   3.04    60.61
NSLB  NS&L Bancorp, Inc of Neosho MO             27.16   104.64   20.69  105.40    28.49    0.50   2.88       NM
NSSY  NSS Bancorp of CT*                         15.49   195.83   15.47  201.94    13.66    0.40   0.94    14.49
NMSB  Newmil Bancorp, Inc. of CT*                18.85   156.67   14.60  156.67    18.58    0.32   2.39    45.07
NASB  North American SB, FSB of MO               12.31   238.95   20.29  246.21    15.15    1.00   1.50    18.52
NBSI  North Bancshares of Chicago IL                NM   156.29   21.08  156.29       NM    0.40   2.21       NM
FFFD  North Central Bancshares of IA             18.10   139.07   31.88  139.07    18.10    0.32   1.52    27.59
NEIB  Northeast Indiana Bncrp of IN              18.86   143.46   20.61  143.46    18.86    0.34   1.53    28.81
NWEQ  Northwest Equity Corp. of WI               18.24   161.58   18.75  161.58    19.02    0.60   2.70    49.18
NWSB  Northwest SB, MHC of PA (30.7)                NM       NM   33.05      NM       NM    0.16   1.01    39.02
NTMG  Nutmeg FS&LA of CT                         15.30   174.32    9.61  174.32    23.84    0.20   1.95    29.85
OHSL  OHSL Financial Corp. of OH                 22.69   175.17   19.09  175.17    23.71    0.88   2.39    54.32
OCFC  Ocean Fin. Corp. of NJ                     20.98   127.58   19.35  127.58    21.23    0.80   2.27    47.62
OTFC  Oregon Trail Fin. Corp. of OR              28.78   170.39   21.29  170.39    28.33    0.20   1.10    31.75
OFCP  Ottawa Financial Corp. of MI               20.77   205.29   17.69  252.35    21.85    0.40   1.36    28.17
PFFB  PFF Bancorp of Pomona CA                   24.53   129.63   12.58  130.95    25.84    0.00   0.00     0.00
PSFI  PS Financial of Chicago IL                 19.36    94.44   35.25   94.44    19.10    0.48   3.44    66.67
PVFC  PVF Capital Corp. of OH                    12.11   211.98   15.44  211.98    12.85    0.00   0.00     0.00
PBCI  Pamrapo Bancorp, Inc. of NJ                15.03   156.71   20.19  157.72    15.74    1.12   4.19    62.92
PFED  Park Bancorp of Chicago IL                 28.41   113.29   24.72  113.29    26.41    0.00   0.00     0.00
PVSA  Parkvale Financial Corp of PA              15.34   201.08   15.91  202.23    15.34    0.52   1.64    25.12
PBHC  Pathfinder BC MHC of NY (46.1)*               NM   269.76   32.03  321.38       NM    0.19   0.88    27.14
PEEK  Peekskill Fin. Corp. of NY                 26.56   114.32   28.86  114.32    26.56    0.36   2.12    56.25
PFSB  PennFed Fin. Services of NJ                16.78   175.09   12.18  204.28    16.94    0.14   0.75    12.61
PWBC  PennFirst Bancorp of PA                    20.14   147.61   12.35  165.92    20.14    0.36   1.88    37.89
PWBK  Pennwood Bancorp, Inc. of PA               26.51   142.76   25.68  142.76    22.92    0.36   1.64    43.37
PBKB  People's Bancshares of MA*                 15.54   250.34   10.26  260.84       NM    0.48   2.14    33.33
PFDC  Peoples Bancorp of Auburn IN               17.66   167.92   25.64  167.92    17.66    0.44   1.98    34.92
PBCT  Peoples Bank, MHC of CT (40.1)*            24.87   323.51   28.07  325.19       NM    0.76   2.02    50.33
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)*            NM       NM   61.09      NM       NM    0.35   0.81    42.68
PFFC  Peoples Fin. Corp. of OH                   29.46   150.41   28.35  150.41    30.00    0.50   3.03       NM
PHBK  Peoples Heritage Fin Grp of ME*            17.57   271.80   19.00      NM    17.77    0.88   1.89    33.21
PSFC  Peoples Sidney Fin. Corp of OH             27.73   120.58   29.82  120.58    27.73    0.28   1.58    43.75
PERM  Permanent Bancorp, Inc. of IN              23.60   147.80   14.78  149.59    23.79    0.44   1.49    35.20
PMFI  Perpetual Midwest Fin. of IA(8)            28.19   155.49   13.87  155.49       NM    0.30   1.04    29.41
PERT  Perpetual of SC, MHC (46.8)(8)                NM   320.51   38.17  320.51       NM    1.40   2.15       NM
PCBC  Perry Co. Fin. Corp. of MO                 22.32   120.91   23.25  120.91    22.32    0.40   1.68    37.38
PHFC  Pittsburgh Home Fin Corp of PA             16.59   141.77   11.66  143.49    19.29    0.24   1.35    22.43
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)             NM   291.30   18.52  291.30       NM    0.90   2.04    62.07
PTRS  Potters Financial Corp of OH               15.83   169.64   14.94  169.64    16.10    0.20   1.05    16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)              NM   184.55   15.31  184.55       NM    0.24   2.26       NM
PHSB  Ppls Home SB, MHC of PA (45.0)                NM   176.13   24.07  176.13       NM    0.24   1.33    42.86
PRBC  Prestige Bancorp of PA                     22.24   112.00   12.22  112.00    22.77    0.20   1.05    23.26
PFNC  Progress Financial Corp. of PA             17.77   273.14   13.90  325.24    23.44    0.12   0.71    12.63
PSBK  Progressive Bank, Inc. of NY(8)*           16.80   184.62   16.40  203.61    17.19    0.80   2.12    35.56
PROV  Provident Fin. Holdings of CA              21.88   127.45   14.75  127.45       NM    0.00   0.00     0.00
PULB  Pulaski SB, MHC of MO (29.8)(8)               NM       NM   56.98      NM       NM    1.10   2.26       NM
PLSK  Pulaski SB, MHC of NJ (46.0)                  NM   179.79   21.46  179.79       NM    0.30   1.62    56.60
PULS  Pulse Bancorp of S. River NJ               14.19   183.44   15.03  183.44    14.04    0.80   3.05    43.24
QCFB  QCF Bancorp of Virginia MN                 15.06   144.72   23.81  144.72    15.06    0.00   0.00     0.00
QCBC  Quaker City Bancorp of CA                  15.75   127.15   10.97  127.15    16.39    0.00   0.00     0.00
QCSB  Queens County Bancorp of NY*               27.60   347.47   38.97  347.47    27.41    0.80   2.01    55.56
RARB  Raritan Bancorp of Raritan NJ*             16.06   203.53   15.39  206.55    16.36    0.60   2.26    36.36

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
REDF  RedFed Bancorp of Redlands CA(8)           13.76   170.04   14.19  170.63    13.39    0.00   0.00     0.00
RELY  Reliance Bancorp, Inc. of NY               18.88   178.21   15.25  261.80    18.02    0.64   1.80    34.04
RELI  Reliance Bancshares Inc of WI                 NM   104.82   52.50  104.82       NM    0.00   0.00     0.00
RCBK  Richmond County Fin Corp of NY*            29.75   141.31   36.24  141.31    29.75    0.00   0.00     0.00
RIVR  River Valley Bancorp of IN                 21.15   130.07   16.54  131.94    25.33    0.20   1.04    21.98
RVSB  Riverview Bancorp of WA                       NM   168.62   38.33  174.71       NM    0.12   0.73    22.22
RSLN  Roslyn Bancorp, Inc. of NY*                   NM   162.46   28.65  163.28    24.53    0.32   1.40    43.84
SCCB  S. Carolina Comm. Bnshrs of SC             27.22   134.38   27.80  134.38    27.22    0.64   2.98       NM
SBFL  SB Fngr Lakes MHC of NY (33.1)                NM   255.87   23.88  255.87       NM    0.40   1.31       NM
SFED  SFS Bancorp of Schenectady NY              24.43   121.20   14.89  121.20    25.29    0.32   1.49    36.36
SGVB  SGV Bancorp of W. Covina CA                   NM   137.09   10.35  139.10    27.27    0.00   0.00     0.00
SHSB  SHS Bancorp, Inc. of PA                    25.00   125.09   16.69  125.09    25.00    0.00   0.00     0.00
SISB  SIS Bancorp, Inc. of MA*                   27.47   208.36   15.08  208.36    20.12    0.64   1.70    46.72
SWCB  Sandwich Bancorp of MA(8)*                 23.00   265.83   21.53  275.38    23.57    1.40   2.43    56.00
SFSL  Security First Corp. of OH                 18.49   262.53   24.57  266.34    18.49    0.32   1.45    26.89
SKAN  Skaneateles Bancorp Inc of NY*             16.49   155.53   10.73  159.82    17.08    0.28   1.46    24.14
SOBI  Sobieski Bancorp of S. Bend IN                NM   124.32   17.89  124.32       NM    0.32   1.56    49.23
SOSA  Somerset Savings Bank of MA(8)*            13.36   223.72   14.85  223.72    13.74    0.00   0.00     0.00
SSFC  South Street Fin. Corp. of NC(8)*             NM   178.57   26.61  178.57    29.55    0.40   3.08       NM
SCBS  Southern Commun. Bncshrs of AL             25.71   141.40   28.87  141.40    25.71    0.30   1.67    42.86
SMBC  Southern Missouri Bncrp of MO              23.67   136.00   21.96  136.00    24.72    0.50   2.25    53.19
SWBI  Southwest Bancshares of IL(8)              20.53   191.12   22.85  191.12    20.39    0.80   2.58    52.98
SVRN  Sovereign Bancorp, Inc. of PA                 NM   265.48   12.63  319.80    23.35    0.08   0.41    13.11
STFR  St. Francis Cap. Corp. of WI               18.51   172.82   14.30  193.85    19.25    0.56   1.29    23.83
SPBC  St. Paul Bancorp, Inc. of IL               18.53   216.86   19.89  217.57    18.40    0.40   1.51    27.97
SFFC  StateFed Financial Corp. of IA             20.36   141.79   25.04  141.79    20.36    0.20   1.40    28.57
SFIN  Statewide Fin. Corp. of NJ                 19.12   158.65   14.85  158.98    19.12    0.44   1.93    36.97
STSA  Sterling Financial Corp. of WA             20.98   177.56    9.74  192.12    23.20    0.00   0.00     0.00
SFSB  SuburbFed Fin. Corp. of IL(8)              21.42   202.19   13.61  202.80    26.48    0.32   0.68    14.55
ROSE  T R Financial Corp. of NY*                 16.74   240.83   15.10  240.83    18.73    0.68   2.06    34.52
THRD  TF Financial Corp. of PA                   16.99   165.39   13.88  198.17    20.00    0.48   1.85    31.37
TPNZ  Tappan Zee Fin., Inc. of NY                26.79   129.67   22.24  129.67    27.17    0.28   1.49    40.00
TSBK  Timberland Bancorp of WA                   23.51   142.41   43.37  142.41    23.51    0.00   0.00     0.00
TRIC  Tri-County Bancorp of WY                   18.18   118.14   18.15  118.14    17.72    0.40   2.86    51.95
TWIN  Twin City Bancorp, Inc. of TN              20.42   133.27   17.25  133.27    24.17    0.40   2.76    56.34
USAB  USABancshares, Inc of PA*                     NM   141.89   11.96  144.03       NM    0.00   0.00     0.00
UCBC  Union Community Bancorp of IN              25.22   109.18   39.83  109.18    25.22    0.00   0.00     0.00
UFRM  United FSB of Rocky Mount NC(8)               NM   270.17   19.54  270.17       NM    0.24   1.28    42.11
UBMT  United Fin. Corp. of MT                    22.13   133.40   32.03  133.40    22.31    1.00   3.70       NM
UTBI  United Tenn. Bancshares of TN              21.68   110.50   27.06  110.50    21.68    0.00   0.00     0.00
VABF  Va. Beach Fed. Fin. Corp of VA             24.00   206.90   14.80  206.90    29.51    0.24   1.33    32.00
WHGB  WHG Bancshares of MD                          NM   129.01   25.36  129.01       NM    0.32   1.73    59.26
WSFS  WSFS Financial Corp. of DE*                15.72   298.13   17.06  299.86    15.96    0.00   0.00     0.00
WVFC  WVS Financial Corp. of PA                  17.84   213.96   22.81  213.96    17.67    1.20   3.16    56.34
WRNB  Warren Bancorp of Peabody MA*              12.04   218.63   23.59  218.63    13.53    0.52   2.26    27.23
WSBI  Warwick Community Bncrp of NY*             29.09   126.98   30.18  126.98    29.09    0.00   0.00     0.00
WFSL  Washington Federal, Inc. of WA             13.35   196.10   25.29  212.54    13.54    0.87   3.15    42.03
WAMU  Washington Mutual, Inc. of WA*                NM   333.15   17.81      NM    28.21    1.16   1.73       NM
WYNE  Wayne Bancorp, Inc. of NJ                  22.90   148.57   18.46  148.57    22.90    0.20   0.82    18.69
WAYN  Wayne Svgs Bks MHC of OH (47.8                NM   275.19   26.10  275.19       NM    0.62   2.10    73.81
WCFB  Wbstr Cty FSB MHC of IA (45.2)                NM   194.87   45.57  194.87       NM    0.80   3.90       NM
WBST  Webster Financial Corp. of CT              27.81   229.55   12.50  263.21    18.25    0.80   1.25    34.63
WEFC  Wells Fin. Corp. of Wells MN               16.71   124.79   18.36  124.79    17.16    0.48   2.54    42.48
WCBI  WestCo Bancorp, Inc. of IL                 15.18   147.06   22.62  147.06    16.29    0.68   2.34    35.60
WSTR  WesterFed Fin. Corp. of MT                 20.00   134.65   14.01  165.71    20.63    0.48   1.85    36.92
WOFC  Western Ohio Fin. Corp. of OH                 NM   114.37   15.86  122.54       NM    1.00   3.74       NM

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of February 27, 1998

                                                              Pricing Ratios                  Dividend Data(6)
                                                -----------------------------------------  ----------------------
                                                                         Price/   Price/    Ind.  Divi-
                                                 Price/  Price/  Price/   Tang.    Core    Div./   dend   Payout
Financial Institution                           Earning   Book   Assets   Book   Earnings  Share  Yield  Ratio(7)
---------------------                           -------  ------  ------  ------  --------  -----  -----  --------
                                                  (X)      (%)     (%)     (%)      (x)     ($)    (%)      (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WWFC  Westwood Fin. Corp. of NJ                  24.68   176.73   16.53  196.63    22.90    0.20   0.70    17.24
WEHO  Westwood Hmstd Fin Corp of OH                 NM   139.15   31.24  139.15       NM    0.36   2.44       NM
FFWD  Wood Bancorp of OH                         24.72   273.63   35.02  273.63    27.50    0.34   1.55    38.20
YFCB  Yonkers Fin. Corp. of NY                   18.32   125.69   17.02  125.69    18.50    0.28   1.50    27.45
YFED  York Financial Corp. of PA                 20.24   215.37   19.09  215.37    24.29    0.52   2.04    41.27

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                                 SNL        SNL
                                                  NASDAQ       Thrift       Bank
Year/Qtr. Ended          DJIA      S&P 500      Composite       Index      Index
---------------          ----      -------      ---------      ------      -----

1991:  Quarter 1        2881.1      375.2         482.3         125.5       66.0
       Quarter 2        2957.7      371.2         475.9         130.5       82.0
       Quarter 3        3018.2      387.9         526.9         141.8       90.7
       Quarter 4        3168.0      417.1         586.3         144.7      103.1

1992:  Quarter 1        3235.5      403.7         603.8         157.0      113.3
       Quarter 2        3318.5      408.1         563.6         173.3      119.7
       Quarter 3        3271.7      417.8         583.3         167.0      117.1
       Quarter 4        3301.1      435.7         677.0         201.1      136.7

1993:  Quarter 1        3435.1      451.7         690.1         228.2      151.4
       Quarter 2        3516.1      450.5         704.0         219.8      147.0
       Quarter 3        3555.1      458.9         762.8         258.4      154.3
       Quarter 4        3754.1      466.5         776.8         252.5      146.2

1994:  Quarter 1        3625.1      445.8         743.5         241.6      143.1
       Quarter 2        3625.0      444.3         706.0         269.6      152.6
       Quarter 3        3843.2      462.6         764.3         279.7      149.2
       Quarter 4        3834.4      459.3         752.0         244.7      137.6

1995:  Quarter 1        4157.7      500.7         817.2         278.4      152.1
       Quarter 2        4556.1      544.8         933.5         313.5      171.7
       Quarter 3        4789.1      584.4        1043.5         362.3      195.3
       Quarter 4        5117.1      615.9        1052.1         376.5      207.6

1996:  Quarter 1        5587.1      645.5        1101.4         382.1      225.1
       Quarter 2        5654.6      670.6        1185.0         387.2      224.7
       Quarter 3        5882.2      687.3        1226.9         429.3      249.2
       Quarter 4        6442.5      737.0        1280.7         483.6      280.1

1997:  Quarter 1        6583.5      757.1        1221.7         527.7      292.5
       Quarter 2        7672.8      885.1        1442.1         624.5      333.3
       Quarter 3        7945.3      947.3        1685.7         737.5      381.7
       Quarter 4        7908.3      970.4        1570.4         814.1      414.9

February 27, 1998       8545.7     1049.3        1770.5         818.7      429.4

(1)  End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                         Historical Thrift Stock Indices

                                  Index Values


                              Index Values                  Percent Change Since
                       -----------------------------------  --------------------
                       01/30/98  1 Month    YTD      LTM    1 Month  YTD    LTM
--------------------------------------------------------------------------------
All Pub. Traded Thrifts   768.3    814.1    814.1    520.1   -5.62  -5.62  47.74
MHC Index               1,110.1  1,179.9  1,179.9    585.7   -5.91  -5.91  89.55

Insurance Indices
--------------------------------------------------------------------------------
SAIF Thrifts              711.2    764.4    764.4    460.1   -6.97  -6.97  54.56
BIF Thrifts               952.7    984.4    984.4    700.0   -3.22  -3.22  36.10

Stock Exchange Indices
--------------------------------------------------------------------------------
AMEX Thrifts              242.6    255.4    255.4    165.2   -5.01  -5.01  46.87
NYSE Thrifts              473.0    521.3    521.3    296.7   -9.26  -9.26  59.42
OTC Thrifts               873.5    911.5    911.5    609.5   -4.17  -4.17  43.31

Geographic Indices
--------------------------------------------------------------------------------
Mid-Atlantic Thrifts    1,620.6  1,735.2  1,735.2  1,029.5   -6.60  -6.60  57.42
Midwestern Thrifts      1,770.0  1,832.9  1,832.9  1,192.9   -3.43  -3.43  48.38
New England Thrifts       724.7    778.3    778.3    463.8   -6.89  -6.89  56.25
Southeastern Thrifts      748.8    776.0    776.0    462.5   -3.51  -3.51  61.90
Southwestern Thrifts      477.4    533.5    533.5    325.9  -10.52 -10.52  46.50
Western Thrifts           734.3    778.8    778.8    527.6   -5.71  -5.71  39.18

Asset Size Indices
--------------------------------------------------------------------------------
Less than $250M           850.0    869.9    869.9    607.3   -2.29  -2.29  39.97
$250M to $500M          1,266.7  1,312.3  1,312.3    832.2   -3.48  -3.48  52.22
$500M to $1B              824.0    846.8    846.8    540.4   -2.69  -2.69  52.50
$1B to $5B                909.6    956.8    956.8    565.7   -4.94  -4.94  60.77
Over $5B                  477.1    512.3    512.3    335.5   -6.87  -6.87  42.22

Comparative Indices
--------------------------------------------------------------------------------
Dow Jones Industrials   7,906.5  7,908.3  7,908.3  6,823.9   -0.02  -0.02  15.87
S&P 500                   980.3    970.4    970.4    784.2    1.02   1.02  25.01

All SNL indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT;
West: AZ, AK, CA, HI, ID, MT NV, 0R, WA, WY

Source: SNL Securities

FEBRUARY 1998

                                  EXHIBIT IV-4
                        Market Area Acquisition Activity

                                   Table IV-4
                 New York Thrift Merger and Acquisition Activity
                                 1996 to Present

                                                                              Seller Financials at Announcement
                                                                        --------------------------------------------
                                                                          Total    Total   YTD   YTD   NPAs/  Rsrvs/
Ann'd     Comp                                                            Assets  Equity  ROAA  ROAE  Assets   NPLs
Date      Date      Buyer                 ST  Seller                ST    ($000)    (%)    (%)   (%)    (%)     (%)
--------------------------------------------------------------------------------------------------------------------
12/16/97  Pending   HUBCO, Inc            NJ  MSB Bancorp           NY    773,991   6.23  0.54   6.02     NA      NA
12/16/97  Pending   Hudson Chartered Bnp  NY  Progressive Bank      NY    884,617   7.93  0.98  11.66   0.92  125.50
10/23/97  Pending   HUBCO, Inc            NJ  Poughkeepsie Finl     NY    880,196   8.37  0.54   6.43   3.82   35.46
10/07/97  Pending   North Fork Bancorp    NY  New York Bancorp      NY  3,283,653   5.08  1.61  30.99   1.09   58.08
05/21/97  10/03/97  Charter One Fin'l     OH  RCSB Financial        NY  4,032,365   7.66  0.96  12.26   0.66  132.02
04/25/97  09/10/97  Flushing Financial    NY  New York FSB          NY     82,249   9.28  1.32   3.59   1.14  117.28
03/31/97  10/01/97  Astoria Financial Cp  NY  Greater New York SB   NY  2,541,888   8.25  0.72   9.20   7.84    9.20
12/03/96  04/30/97  Dime Bancorp          NY  BFS Bankorp, Inc.     NY    643,180   7.81  1.58  20.12   1.04   94.15
08/22/96  03/01/97  HSBC Holdings Plc     FO  First FSLA-Rochester  NY  7,348,042   5.35  0.75  13.91   0.72  105.64
07/15/96  01/02/97  North Fork Bancorp    NY  North Side SB         NY  1,580,435   7.67  1.29  17.19   0.51  121.82
11/03/95  06/26/96  Dime SB Williamsbrgh  NY  Conestoga Bancorp     NY    485,132  15.93  0.64   3.84   0.19   19.25
09/24/95  02/29/96  Republic New York     NY  Brooklyn Bancorp      NY  4,139,215   8.79  1.00  11.83  13.63   18.75
07/31/95  01/11/96  Reliance Bancorp Inc  NY  Sunrise Bancorp Inc   NY    611,933  10.90  1.11  10.07   0.50   65.45
05/16/95  01/05/96  Independence Cmty     NY  Bay Ridge Bancorp     NY    587,904  17.42  1.60   9.42   3.87   64.35

                    Average                                             1,991,057   9.05  1.05  11.90   2.76   74.38
                    Median                                                882,407   8.09  0.99  10.87   1.04   65.45

                             Table IV-4 (Continued)

                                                                                  Deal Terms and Pricing at Announcement
                                                                      --------------------------------------------------------------
                                                                       Deal  Deal           Deal  Deal Pr/ Deal Pr/ Deal Pr/ TgBkPr/
Ann'd     Comp                                                        Value Pr/Shr Consid.  Pr/Bk  Tg Bk    4-Qtr    Assets  CoreDp
Date      Date      Buyer                ST  Seller               ST   ($M)   ($)   Type     (%)    (%)    EPS (x)    (%)      (%)
------------------------------------------------------------------------------------------------------------------------------------
12/16/97  Pending   HUBCO, Inc           NJ  MSB Bancorp          NY  105.0  36.02 Stock   160.80  301.68   32.16    13.57     9.33
12/16/97  Pending   Hudson Chartered Bnp NY  Progressive Bank     NY  158.7  39.59 Stock       NA      NA      NA       NA       NA
10/23/97  Pending   HUBCO, Inc           NJ  Poughkeepsie Finl    NY  143.5  10.61 Stock   181.42  181.42   48.24    16.30    13.37
10/07/97  Pending   North Fork Bancorp   NY  New York Bancorp     NY  831.6  37.11 Stock   480.13  480.13   19.95    25.33    43.83
05/21/97  10/03/97  Charter One Fin'l    OH  RCSB Financial       NY  647.5  42.31 Stock   198.10  203.24   17.06    16.06    16.09
04/25/97  09/10/97  Flushing Financial   NY  New York FSB         NY   13.0 272.50 Cash    169.14  170.51   13.13    15.81    10.44
03/31/97  10/01/97  Astoria Financial Cp NY  Greater New York SB  NY  344.6  18.94 Mixture 167.44  167.44   24.59    13.56     8.48
12/03/96  04/30/97  Dime Bancorp         NY  BFS Bankorp, Inc.    NY   91.8  52.00 Cash    169.38  169.38    9.94    14.27    10.34
08/22/96  03/01/97  HSBC Holdings Plc    FO  First FSLA-Rochester NY  652.0     NA Cash    163.00  165.06   12.82     8.87     6.14
07/15/96  01/02/97  North Fork Bancorp   NY  North Side SB        NY  216.3  42.79 Stock   168.46  170.07   11.76    13.69     7.98
11/03/95  06/26/96  Dime SB Williamsbrgh NY  Conestoga Bancorp    NY  105.1  21.25 Cash    122.34  122.34   25.91    21.66     7.75
09/24/95  02/29/96  Republic New York    NY  Brooklyn Bancorp     NY  529.6  41.50 Cash    140.68  140.68   14.46    12.79     4.78
07/31/95  01/11/96  Reliance Bancorp Inc NY  Sunrise Bancorp Inc  NY  112.8  32.00 Cash    159.05  159.05   15.24    18.43    10.37
05/16/95  01/05/96  Independence Cmty    NY  Bay Ridge Bancorp    NY  131.4  22.00 Cash    127.83  127.83   13.33    22.35     7.32

                    Average                                           291.6  51.43         185.21  196.83   19.89    16.36    12.02
                    Median                                            151.1  37.11         167.44  169.38   15.24    15.81     9.33

Source: SNL Securities, LC.

                                  EXHIBIT IV-5
                       The Hudson City Savings Institution
                  Trustee and Senior Management Summary Resumes

                       The Hudson City Savings Institution
                  Trustee and Senior Management Summary Resumes

     The business experience of each trustee for at least the past five years is set forth below.

     Carl A. Florio, CPA. Mr. Florio has served as President and Chief Executive Officer of the Bank since 1996. From 1993 until his appointment as President and Chief Executive Officer, Mr. Florio served as Chief Financial Officer of the Bank. Prior to his becoming the Bank's Chief Financial Officer, Mr. Florio was a partner in the accounting firm of Pattison, Koskey, Rath & Florio. Mr. Florio serves on the Executive Committee, Trust Committee and as a director of Hudson City Associates, Inc.

     Earl Schram, Jr. Mr. Schram is currently Chairman of the Board of Trustees of the Bank, a position he has held since 1995. Mr. Schram is an attorney and President of the law firm of Connor, Curran & Schram, P.C. in Hudson, New York. He is also Vice President and Director of Taconic Farms, Inc. Mr. Schram serves on the Charitable Contributions Committee, Executive Committee and Trust Committee.

     Stanley Bardwell, M.D. Dr. Bardwell is a retired physician in Craryville, New York. From 1958 until 1988, Dr. Bardwell specialized in internal medicine and cardiology. He has served as Chief of Medicine in Columbia Memorial Hospital and Greene County Hospital, served on the Board of Health and was President of the Potts Memorial Foundation as well as other various charitable groups. Dr. Bardwell serves on the Executive Committee, Examining Committee and Charitable Contributions Committee.

     William E. Collins. Mr. Collins served as President and Chief Executive Officer of the Bank from 1983 until his retirement in 1990. Prior to becoming President and Chief Executive Officer, Mr. Collins served as Executive Vice President of the Bank from March 1982 to December 1982. From 1991 to 1996, Mr. Collins served as a director of Hudson City Associates, Inc., a wholly owned subsidiary of the Bank and general partner of Premium Payment Plan. See "Business of the Bank--Lending Activities-Consumer Lending," and"--Subsidiaries and Other Activities." Mr. Collins serves on the Executive Committee and the Examining Committee.

     John E. Kelly. Since 1992, Mr. Kelly has owned and operated Berkshire Telephone Corp. Kinderhook, New York. Mr. Kelly is Chairman of the Board of Berkshire Telephone Corp. He has been with Berkshire Telephone Company since 1946 in various capacities. Berkshire Telephone Corp. provides long distance, internet, cellular, paging and TV cable services. Mr. Kelly serves on the Executive Committee and Compensation Committee.

     Joseph W. Phelan. Since 1983, Mr. Phelan has served as President of Taconic Farms, Inc. Germantown, New York, a provider of laboratory animals for research. He is also Treasurer of the Reformed Church in Germantown, New York. Mr Phelan serves on the Executive Committee, Trust Committee and Compensation Committee.

                       The Hudson City Savings Institution
            Trustee and Senior Management Summary Resumes (continued)

     William H. (Tony) Jones. Since 1986, Mr. Jones has owned and served as President and Publisher of Roe Jan Independent Publishing Co., Inc., Hillsdale, New York, a publisher of community newspapers and similar publications. Mr. Jones serves on the Executive Committee, Charitable Contributions Committee, Examining Committee and as a director of Hudson City Associates, Inc.

     Marilyn A. Herrington. Ms. Herrington is the Vice President and Secretary of Herrington- Yaffe Auto Center, an auto repair facility, Secretary of Richmond Telephone Company, a provider of long distance telephone service and involved in real estate investments. Ms. Herrington serves on the Executive Committee, Charitable Contributions Committee and Compensation Committee.

     Marcia M. Race. Ms. Race was employed by the Bank from 1962 until her retirement in 1997. Ms. Race served as Assistant Secretary of the Bank from 1972 to 1978, Corporate Secretary from 1978 to 1989 and Assistant to the President from 1989 to 1997. She is also Trustee of the Nativity/St. Mary's Parish Community Church. Ms. Race serves on the Executive Committee.

     The business experience of the executive officers who are not also trustees is set forth below.

     Timothy E. Blow, CPA. Mr. Blow, age 31, became Chief Financial Officer of the Bank in May 1997. Prior to his appointment as Chief Financial Officer, Mr. Blow was a senior manager at the accounting firm of KPMG Peat Marwick LLP. Mr. Blow also serves as a director of Hudson City Associates, Inc. and as Secretary and Treasurer of Hudson River Funding Corp., wholly owned subsidiaries of the Bank. See "Business of the Bank--Subsidiary and Other Activities."

     Pamela M. Wood. Ms. Wood, age 50, has been employed by the Bank since 1969 and has served as Senior Vice President and Corporate Secretary since 1993. She also serves as Secretary of Hudson River Mortgage Corporation, Hudson City Center, Inc. and Hudson City Associates, Inc. From 1990 to 1993, she served as Vice President and Corporate Secretary. From 1984 to 1990 she served as Assistant Vice President. From 1969 to 1984 she served as Administrative Assistant and Executive Secretary.

     Sidney D. Richter. Mr. Richter, age 57, has served as the Bank's Senior Vice President of Lending since 1993. From 1990 to 1993, Mr. Richter served as the Bank's Vice President for Commercial Lending. Mr. Richter also serves as a director of each of the Bank's wholly owned subsidiaries. See "Business--Subsidiary and Other Activities."


Source: HCSI's prospectus.

                                  EXHIBIT IV-6
                       The Hudson City Savings Institution
                       Pro Forma Regulatory Capital Ratios

                                  EXHIBIT IV-6
                       The Hudson City Savings Institution
                       Pro Forma Regulatory Capital Ratios

                                                                            Pro Forma at December 31, 1997
                                                  ----------------------------------------------------------------------------------
                                                   11,140,777 Shares   13,106,796 Shares   15,072,815 Shares     17,333,738 Shares
                                   Historical       Sold at Minimum     Sold at Midpoint    Sold at Maximum    Sold at 15% Above Max
                               -----------------  ------------------   -----------------   -----------------   ---------------------
                                Amount   Percent   Amount    Percent    Amount   Percent    Amount   Percent      Amount   Percent
                                ------   -------   ------    -------    ------   -------    ------   -------      ------   -------
                                                                  (Dollars in Thousands)
GAAP Capital(1)..............  $67,395   10.13%   $108,166    15.32%   $115,458   16.19%   $122,750   17.04%     $131,135   17.99%
                               =======   ======   ========    ======   ========   ======   ========   ======     ========   ======
Leverage Capital(2):
  Capital level(3)...........  $66,753   10.08%   $107,524    15.29%   $114,816   16.16%   $122,108   17.01%     $130,493   17.97%
  Requirement(4).............   26,495    4.00%     28,126     4.00%     28,417    4.00%     28,709    4.00%       29,044    4.00%
                               -------   ------   --------    ------   --------   ------   --------   ------     --------   ------
  Excess.....................  $40,258    6.08%   $ 79,398    11.29%   $ 86,399   12.16%   $ 93,399   13.01%     $101,449   13.97%
                               =======   ======   ========    ======   ========   ======   ========   ======     ========   ======
Risk-Based Capital(2):
  Capital level(3)(5)........  $72,672   15.38%   $113,443    23.01%   $120,735   24.31%   $128,027   25.59%     $136,412   27.04%
  Requirement(4).............   37,812    8.00%     39,443     8.00%     39,735    8.00%     40,027    8.00%       40,362    8.00%
                               -------   ------   --------    ------   --------   ------   --------   ------     --------   ------
  Excess.....................  $34,860    7.38%   $ 74,000    15.01%   $ 81,000   16.31%   $ 88,000   17.59%     $ 96,050   19.04%
                               =======   ======   ========    ======   ========   ======   ========   ======     ========   ======

----------
(1) Total equity as calculated under generally accepted accounting principles ("GAAP") expressed as a percent of total assets under GAAP.

(2) Leverage capital levels are shown as a percentage of "total assets," and risk-based capital levels are calculated on the basis of a percentage of "risk-weighted assets," each as defined in the FDIC regulations.

(3) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock sold at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range. These levels assume funding by the Bank of the RRP equal to 4% of the Common Stock issued, including shares issued to the Foundation, and repayment of the Holding Company's loan to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued, including shares issued to the Foundation, valued at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.

(4) The current leverage capital requirement is 3% of total adjusted assets for savings banks that receive the highest supervisory ratings for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other savings banks is 4% to 5%. See "Regulation--Capital Requirements."

(5) Assumes the net proceeds are invested in assets that carry a risk-weighting of 50%.


Source: HCSI's prospectus.

                                  EXHIBIT IV-7
                       The Hudson City Savings Institution
                            Pro Forma Analysis Sheet

                                  EXHIBIT IV-7
                            PRO FORMA ANALYSIS SHEET
                       The Hudson City Savings Institution
                         Prices as of February 27, 1998

                                                   Peer Group     New York Companies  All Savings Institutions
                                                ----------------  ------------------  ------------------------
Price Multiple              Symbol  Subject(1)   Mean    Median     Mean    Median        Mean      Median
--------------              ------  ----------   ----    ------     ----    ------        ----      ------
Price-core earnings ratio   P/Core    18.75x     18.47x   18.27x    23.14x   23.44x       20.76x      --  x
Price-tangible book ratio = P/TB      74.72%    166.53%  159.87%   174.35%  151.76%      172.60%      --  %
Price-assets ratio        = P/A       17.33%     19.47%   17.57%    21.02%   17.62%       20.70%      --  %

Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)       $2,661,000   ESOP Stock Purchases (E)         8.00 (5)
Pre Conversion Core Earnings      $3,743,000   Cost of ESOP Borrowings (S)      0.00 (4)
Pre-Conversion Book Value (B)    $67,395,000   ESOP Amortization (T)           15.00 years
Pre-Conv. Tang. Book Value (B)   $66,785,000   RRP Amount (M)                   4.00%
Pre-Conversion Assets (A)       $665,051,000   RRP Vesting (N)                  5.00 years (5)
Reinvestment Rate (2)(R)                4.04%  Foundation (F)                   3.00%
Est. Conversion Expenses (3)(X)         1.94%  Tax Benefit (Z)             1,572,816
Tax rate (TAX)                         40.00%  Percentage Sold (PCT)          100.00%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1. V=           P/E * (Y)                                        V= $135,000,002
      -----------------------------------------------------------
      1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2. V=           P/B  *  (B+Z)                                    V= $135,000,002
      ---------------------------
      1 - P/B * PCT * (1-X-E-M-F)

3. V=           P/A * (A+Z)                                      V= $135,000,000
      ---------------------------
      1 - P/A * PCT * (1-X-E-M-F)

                                                            Shares                       Aggregate
               Shares Sold   Price Per   Gross Offering    Issued To   Total Shares     Market Value
Conclusion      to Public      Share        Proceeds      Foundation      Issued      of Stock Issued
----------     -----------   ---------   --------------   ----------   ------------   ---------------
Minimum         11,140,777     10.00      $111,407,770      334,223     11,475,000      114,750,000
Midpoint        13,106,796     10.00       131,067,960      393,204     13,500,000      135,000,000
Maximum         15,072,815     10.00       150,728,150      452,185     15,525,000      155,250,000
Supermaximum    17,333,738     10.00       173,337,380      520,012     17,853,750      178,537,500

----------
(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 6.74 percent, and a tax rate of
     40.00 percent.
(3)  Offering expenses shown at estimated midpoint value.
(4)  No cost is applicable since holding company will fund the ESOP loan.
(5) ESOP and MRP amortize over 15 years and 5 years, respectively; amortization expenses tax effected at 40.00 percent.

                                  EXHIBIT IV-8
                       The Hudson City Savings Institution
                     Pro Forma Effect of Conversion Proceeds

                                  EXHIBIT IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      The Hudson City Savings Institution
                                 At the Minimum


1.  Offering Proceeds .....................................   $111,407,770
    Less: Estimated Offering Expenses .....................      2,326,917
                                                              ------------
    Net Conversion Proceeds ...............................   $109,080,853

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $109,080,853
    Less: Proceeds Invested in Non-Earning Fixed Assets ...              0
    Less: Non-Cash Stock Purchases(1) .....................     13,770,000
                                                              ------------
    Net Proceeds Reinvested ...............................   $ 95,310,853
    Estimated net incremental rate of return ..............           4.04%
                                                              ------------
    Earnings Increase .....................................   $  3,850,558
      Less: Estimated cost of ESOP borrowings(2) ..........              0
      Less: Amortization of ESOP borrowings(3) ............        367,200
      Less: Recognition Plan Vesting(4) ...................        550,800
                                                              ------------
    Net Earnings Increase .................................   $  2,932,558

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended December 31, 1997 (reported) ......  $2,661,000   $2,932,558   $5,593,558
    12 Months ended December 31, 1997 (core) ..........  $3,743,000   $2,932,558   $6,675,558

                                         Before       Net Cash    Tax Benefit(5)      After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $67,395,000   $95,310,853     $1,336,893    $164,042,746
    December 31, 1997 (Tangible) ...  $66,785,000   $95,310,853     $1,336,893    $163,432,746

                                         Before       Net Cash    Tax Benefit(5)      After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $665,051,000  $95,310,853     $1,336,893    $761,698,746

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      The Hudson City Savings Institution
                                 At the Midpoint


1.  Offering Proceeds .....................................   $131,067,960
    Less: Estimated Offering Expenses .....................      2,543,180
                                                              ------------
    Net Conversion Proceeds ...............................   $128,524,780

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $128,524,780
    Less: Proceeds Invested in Non-Earning Fixed Assets ...              0
    Less: Non-Cash Stock Purchases(1) .....................     16,200,000
                                                              ------------
    Net Proceeds Reinvested ...............................   $112,324,780
    Estimated net incremental rate of return ..............           4.04%
                                                              ------------
    Earnings Increase .....................................   $  4,537,921
      Less: Estimated cost of ESOP borrowings(2) ..........              0
      Less: Amortization of ESOP borrowings(3) ............        432,000
      Less: Recognition Plan Vesting(4) ...................        648,000
                                                              ------------
    Net Earnings Increase .................................   $  3,457,921

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended December 31, 1997 (reported) ......  $2,661,000   $3,457,921   $6,118,921
    12 Months ended December 31, 1997 (core) ..........  $3,743,000   $3,457,921   $7,200,921

                                         Before       Net Cash    Tax Benefit(5)      After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $67,395,000   $112,324,780    $1,572,816    $181,292,596
    December 31, 1997 (Tangible) ...  $66,785,000   $112,324,780    $1,572,816    $180,682,596

                                         Before       Net Cash    Tax Benefit(5)      After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $665,051,000  $112,324,780    $1,572,816    $778,948,596

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      The Hudson City Savings Institution
                                 At the Maximum


1.  Offering Proceeds .....................................   $150,728,150
    Less: Estimated Offering Expenses .....................      2,759,442
                                                              ------------
    Net Conversion Proceeds ...............................   $147,968,708

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $147,968,708
    Less: Proceeds Invested in Non-Earning Fixed Assets ...              0
    Less: Non-Cash Stock Purchases(1) .....................     18,630,000
                                                              ------------
    Net Proceeds Reinvested ...............................   $129,338,708
    Estimated net incremental rate of return ..............           4.04%
                                                              ------------
    Earnings Increase .....................................   $  5,225,284
      Less: Estimated cost of ESOP borrowings(2) ..........              0
      Less: Amortization of ESOP borrowings(3) ............        496,800
      Less: Recognition Plan Vesting(4) ...................        745,200
                                                              ------------
    Net Earnings Increase .................................   $  3,983,284

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended December 31, 1997 (reported) ......  $2,661,000   $3,983,284   $6,644,284
    12 Months ended December 31, 1997 (core) ..........  $3,743,000   $3,983,284   $7,726,284

                                         Before       Net Cash    Tax Benefit(5)      After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $67,395,000   $129,338,708    $1,808,738    $198,542,446
    December 31, 1997 (Tangible) ...  $66,785,000   $129,338,708    $1,808,738    $197,932,446

                                         Before       Net Cash    Tax Benefit(5)      After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $665,051,000  $129,338,708    $1,808,738    $796,198,446

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      The Hudson City Savings Institution
                            At the Supermaximum Value


1.  Offering Proceeds .....................................   $173,337,380
    Less: Estimated Offering Expenses .....................      3,008,143
                                                              ------------
    Net Conversion Proceeds ...............................   $170,329,237

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ...............................   $170,329,237
    Less: Proceeds Invested in Non-Earning Fixed Assets ...              0
    Less: Non-Cash Stock Purchases(1) .....................     21,424,500
                                                              ------------
    Net Proceeds Reinvested ...............................   $148,904,737
    Estimated net incremental rate of return ..............           4.04%
                                                              ------------
    Earnings Increase .....................................   $  6,015,751
      Less: Estimated cost of ESOP borrowings(2) ..........              0
      Less: Amortization of ESOP borrowings(3) ............        571,320
      Less: Recognition Plan Vesting(4) ...................        856,980
                                                              ------------
    Net Earnings Increase .................................   $  4,587,451

                                                           Before    Net Earnings     After
3.  Pro-Forma Earnings                                   Conversion    Increase    Conversion
                                                         ----------  ------------  ----------
    12 Months ended December 31, 1997 (reported) ......  $2,661,000   $4,587,451   $7,248,451
    12 Months ended December 31, 1997 (core) ..........  $3,743,000   $4,587,451   $8,330,451

                                         Before       Net Cash    Tax Benefit(5)      After
4.  Pro-Forma Net Worth                Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $67,395,000   $148,904,737    $2,080,049    $218,379,785
    December 31, 1997 (Tangible) ...  $66,785,000   $148,904,737    $2,080,049    $217,769,785

                                         Before       Net Cash    Tax Benefit(5)      After
5.  Pro-Forma Assets                   Conversion     Proceeds   Of Contribution   Conversion
                                       ----------     --------   ---------------   ----------
    December 31, 1997 ..............  $665,051,000  $148,904,737    $2,080,049    $816,035,785

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 15 years, amortization expense is tax-effected at a 40.00 percent rate.
(4)  MRP is amortized over 5 years, and amortization expense is tax effected at
     40.00 percent.
(5)  Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT IV-9
                        Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                  For the Twelve Months Ended December 31, 1997

                                                                                           Estimated
                                        Net Income   Less: Net    Tax Effect  Less: Extd  Core Income          Estimated
                                         to Common  Gains (Loss)     @ 34%       Items     to Common   Shares   Core EPS
                                        ----------  ------------  ----------  ----------  -----------  ------  ---------
                                          ($000)       ($000)       ($000)      ($000)       ($000)    ($000)     ($)
Comparable Group
----------------
AFED  AFSALA Bancorp, Inc. of NY(1)(3)       920            0           0          0            920     1,383     0.89
ALBK  ALBANK Fin. Corp. of Albany NY      43,424         -467         159          0         43,116    12,907     3.34
BKC   American Bank of Waterbury CT        7,940       -1,628         554          0          6,866     2,321     2.96
BKCT  Bancorp Connecticut of CT            5,897         -983         334          0          5,248     5,092     1.03
CATB  Catskill Fin. Corp. of NY            3,799          -22           7          0          3,784     4,630     0.82
DIBK  Dime Financial Corp. of CT          16,748         -195          66          0         16,619     5,164     3.22
MECH  MECH Financial Inc of CT(1)         13,958          -31          11          0         13,938     5,293     2.63
NMSB  Newmil Bancorp, Inc. of CT           2,758           26          -9          0          2,775     3,879     0.72
PEEK  Peekskill Fin. Corp. of NY           1,993            0           0          0          1,993     3,127     0.64
SFED  SFS Bancorp of Schenectady NY        1,068          -56          19          0          1,031     1,208     0.85

(1)  Financial information is for the quarter ending September 30, 1997.
(3) Figures are for three quarters of financial data, EPS figures are annualized.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                   EXHIBIT V-1
                                RP Financial, LC.
                          Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP  Financial's   merger  and  acquisition   (M&A)  services  include  targeting
candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial'sconsulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)

     Ronald S. Riggins, Managing Director (18)
     William E. Pommerening, Managing Director (14)
     Gregory E. Dunn, Senior Vice President (16)
     James P. Hennessey, Senior Vice President (13)
     James J. Oren, Vice President (11)

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Monroe Street, Suite 2210                   Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788